Exhibit 10.30

SUBLEASE AGREEMENT

950 AND 1000 WEST MAUDE AVENUE,

SUNNYVALE, CALIFORNIA

PHILIPS ELECTRONICS NORTH AMERICA CORPORATION,

a Delaware corporation,

as Sublessor

and

PALMONE, INC.,

a Delaware corporation,

as Sublessee

i

TABLE OF CONTENTS

(continued)

ii

I. DEFINED TERMS

Effective Date:	December 16, 2004

Sublease Expiration Date:	May 30, 2011

Lessor:	Crossroads Land Company Limited Partnership, a California limited partnership

Master Lease:	That certain 930 West Maude Avenue Lease dated as of May 8, 1998, between The Tarigo-Paul Limited Partnership, predecessor-in-interest to Lessor, as lessor, and Sublessor, as lessee, as amended by that certain First Amendment to Lease dated as of June 30, 1999

Premises:	Improved real property, as more particularly described in the Master Lease, attached hereto as Exhibit A. The Premises include (i) the Buildings (as defined below), and (ii) the parking garages for the Buildings

Sublessor:	PHILIPS ELECTRONICS NORTH AMERICA CORPORATION, a Delaware corporation

Sublessor’s Address:

Philips Electronics North America Corporation

1251 Avenue of the Americas

New York, New York 10020-1104

Attn: Director of Real Estate

with a copy to:

Philips Semiconductors

1109 McKay Drive

San Jose, California 95131

Attn: Real Estate Manager

Sublessee:	PALMONE, INC., a Delaware corporation

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Sublessee’s Address:

Prior to the Sublet Space Commencement Date:

palmOne, Inc.

400 North McCarthy Boulevard

Milpitas, California 95035

Attn: Director, Global Real Estate and Site Services

with a copy to:

palmOne, Inc.

400 North McCarthy Boulevard

Milpitas, California 95035

Attn: Senior Vice President and General Counsel

On and after the Sublet Space Commencement Date:

palmOne, Inc.

950 West Maude Avenue

Sunnyvale, California 94085

Attn: Director, Global Real Estate and Site Services

with a copy to:

palmOne, Inc.

950 West Maude Avenue

Sunnyvale, California 94085

Attn: Senior Vice President and General Counsel

Buildings:	950 West Maude Avenue, Sunnyvale, California, a free-standing four (4)-story building consisting of approximately One Hundred Forty Three Thousand Eight Hundred Twenty Two (143,822) rentable square feet, and 1000 West Maude Avenue, Sunnyvale, California, a free-standing four (4)-story building consisting of approximately One Hundred Forty Three Thousand Eight Hundred Twenty Two (143,822) rentable square feet

Sublet Space:	The entire Premises

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Base Rent: (See §5)	Dates	NNN Monthly Base Rent/RSF		Monthly Base Rent
	7/1/05—9/30/05	$0.00	*	$0.00
	10/1/05—12/31/05	$1.03	*	$206,000.00
	1/1/06—3/31/06	$0.00	*	$0.00
	4/1/06—12/31/06	$1.03	*	$206,000.00
	1/1/07—12/31/07	$1.20	*	$300,000.00
	1/1/08—12/31/08	$1.27		$365,307.88
	1/1/09—12/31/09	$1.34		$385,442.96
	1/1/10—12/31/10	$1.37		$394,072.28
	1/1/11—5/30/11	$1.42		$408,454.48

*	Base Rent is calculated on (i) 200,000 rentable square feet of the Buildings for the period from the Sublet Space Rent Commencement Date through December 31, 2006 (although Sublessee shall have the right to occupy all of the Sublet Space as of the Sublet Space Commencement Date); and (ii) 250,000 rentable square feet of the Buildings for the period from January 1, 2007 through December 31, 2007

Permitted Uses:	General office use, research and development and light manufacturing purposes

Sublet Space Commencement Date:	The earlier of (i) July 1, 2005; or (ii) the date upon which Sublessee commences business operations in the Sublet Space

Sublet Space Rent Commencement Date:	October 1, 2005

Security Deposits:	Two Million Dollars ($2,000,000.00), subject to reduction in accordance with Section 8.b below

Four Hundred Thousand Dollars ($400,000.00), pursuant to Section 8.c below

Sublease Term:	Approximately Five (5) years, Eleven (11) months; commencing on the Sublet Space Commencement Date and expiring as of the Sublease Expiration Date

Brokers:	Sublessor’s Broker: Colliers International Sublessee’s Broker: Cornish & Carey Commercial

Exhibits:	Exhibit A – Master Lease
Exhibit B – List of FF&E

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II.

THIS SUBLEASE AGREEMENT (this “Sublease”) is entered as of the Effective Date by and between Sublessor and Sublessee.

THE PARTIES ENTER this Sublease on the basis of the following facts, understandings and intentions:

A. Sublessor is presently the lessee of the Premises pursuant to the Master Lease by and between Lessor and Sublessor. A copy of the Master Lease, with all exhibits and addenda thereto, is attached hereto as Exhibit A.

B. Sublessor desires to sublease the Sublet Space to Sublessee, and Sublessee desires to sublease the Sublet Space from Sublessor, on all of the terms, covenants and conditions set forth in this Sublease.

C. All of the terms and definitions in the Defined Terms section are incorporated herein by this reference. Capitalized terms used in this Sublease and not otherwise defined herein shall have the meanings given to them in the Master Lease.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and promises of the parties, the parties hereto agree as follows:

1. Sublease Term.

a. Sublet Space. The term of this Sublease (the “Sublease Term”) shall commence on the Sublet Space Commencement Date and, unless terminated earlier in accordance with the terms of this Sublease, shall end on the Sublease Expiration Date. Although the Base Rent for the Sublet Space shall be calculated on less than all of the Sublet Space for the period prior to January 1, 2008 (See Section 5, below), (i) all of the Sublet Space shall be delivered to Sublessee at the same time, and (ii) Sublessee’s use of the Sublet Space shall be subject to all other terms and provisions of this Sublease throughout the Sublease Term.

b. Term. If for any reason Sublessor does not deliver possession of the Sublet Space to Sublessee on or before July 1, 2005, then this Sublease shall not terminate. Sublessor will have no liability for such failure to deliver the Sublet Space, but the obligation of Sublessee to pay Rent hereunder shall not commence until Sublessor has delivered possession of the Sublet Space to Sublessee in the condition required by this Sublease. Sublessor shall sublease to Sublessee, and Sublessee shall sublease from Sublessor, the Sublet Space, for the Sublease Term upon all of the terms, covenants and conditions contained in this Sublease. In addition, Sublessor shall lease to Sublessee, and Sublessee shall lease from Sublessor, any and all permanent improvements (the “Improvements”) within the Sublet Space constructed by or on behalf of Sublessor and/or owned by Sublessor, upon all of the terms, covenants and conditions herein contained. As used herein, the “Sublet Space” shall include the Sublet Space and the Improvements, including without limitation, but subject to the terms and conditions of this Sublease (and of the Master Lease incorporated by reference herein), the roof of each Building, any common areas surrounding the Buildings, and any security systems infrastructure, wiring, cabling and electrical systems contained in the Sublet Space as of the Effective Date, and the

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right to use, subject to and in accordance with the terms and conditions of this Sublease (and of the Master Lease incorporated by reference herein), all conduits, risers, fiber entrances and copper entrances in place in each Building as of the Effective Date.

c. Early Occupancy. Provided that Lessor’s written consent to this Sublease has been received by Sublessor, Sublessor shall promptly grant Sublessee early access to the Sublet Space for the sole purpose of permitting Sublessee to perform improvements and install Sublessee’s equipment, furniture, cabling, wiring and other personal property, at Sublessee’s sole cost and expense (except as set forth in Section 2.e below). Such early entry shall be on all of the terms and conditions of this Sublease (including without limitation, Sublessee’s indemnity and insurance obligations hereunder, the obligation to pay utilities and to provide janitorial services, and the obligation to obtain Sublessor’s and Lessor’s prior written consent to any proposed alterations or improvements), except the obligation to pay Base Rent and operating expenses and taxes pursuant to Section 5.b below.

2. Condition of Sublet Space.

a. Building Systems. Sublessor shall deliver the Sublet Space with all building systems for the Buildings (i.e., the HVAC, plumbing, electrical and lighting), and the furniture systems described in Section 2.d below, in good working order and repair. To Sublessor’s actual knowledge, as of the Effective Date, the roof of each Building is free from leaks.

b. Physical Condition. As of the Effective Date, Sublessee acknowledges that Sublessee shall have conducted Sublessee’s own investigation of the Sublet Space and the physical condition thereof, including accessibility and location of utilities, improvements, existence of hazardous materials, including, but not limited to, asbestos, asbestos containing materials, polychlorinated biphenyls (PCBs) and earthquake preparedness, which in Sublessee’s judgment affect or influence Sublessee’s use of the Sublet Space and Sublessee’s willingness to enter this Sublease. Sublessee recognizes that Sublessor would not sublease the Sublet Space except on an “as is” basis and acknowledges that, except as provided in Section 2.a above and in Sections 4.c and 20 below, Sublessor has made no representations of any kind in connection with improvements or physical conditions on, or bearing on, the use of the Sublet Space. Sublessee shall rely solely on Sublessee’s own inspection and examination of such items and, except as provided in Sections 2.a, 4.c and 20 of this Sublease, not on any representations of Sublessor, express or implied. Sublessee further recognizes and agrees that neither Sublessor nor Lessor shall be required to perform any work of construction, alteration or maintenance of or to the Sublet Space in order to prepare the same for Sublessee’s occupancy; except that Sublessor shall provide the Allowance described in, and in accordance with the terms of, Section 2.e below.

c. Further Inspection. Sublessee represents and warrants to Sublessor that, as of the Effective Date, Sublessee has examined and inspected all matters with respect to taxes, income and expense data, insurance costs, bonds, permissible uses, the Master Lease, zoning, covenants, conditions and restrictions and all other matters which in Sublessee’s judgment bear upon the value and suitability of the Sublet Space for Sublessee’s purposes. Sublessee has and will rely solely on Sublessee’s own inspection and examination of such items and, except as provided in Sections 2.a, 4.c and 20 of this Sublease, not on any representations of Sublessor, express or implied.

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d. Furniture. Sublessor shall make available for use, during the Sublease Term, free of charge, the furniture, fixtures and equipment located in the Sublet Space as of the Effective Date and described in Exhibit B, attached hereto and incorporated herein by this reference (collectively, the “FF&E”). Throughout the Sublease Term, Sublessee shall be responsible, at its sole cost and expense, for all maintenance and repair of the FF&E and for insuring the FF&E against loss and casualty. Upon the expiration of the Sublease Term, Sublessor shall transfer to Sublessee all of Sublessor’s right, title and interest in and to the FF&E in its then current condition, AS-IS and WITH ALL FAULTS, free and clear of any liens or encumbrances granted by Sublessor, for a total consideration of One Dollar ($1.00) by way of a bill of sale or other documentation in form and content reasonably acceptable to Sublessor and Sublessee. Upon the expiration of the Sublease Term, Sublessee, at its sole cost and expense, shall remove the FF&E from the Sublet Space in accordance with the terms of the Master Lease.

e. Improvement Allowance. Sublessor, in accordance with the terms of this Section 2.e, shall contribute up to Two Million Dollars ($2,000,000.00) (the “Allowance”) towards the cost of converting the existing eight (8) foot by ten (10) foot cubicle layout (including all cabling and wiring) in the Buildings to an eight (8) foot by eight (8) foot cubicle layout, and ancillary costs incurred in connection with the conversion, such as the demolition of existing labs and offices to accommodate the installation of cubicles (the “Initial Alterations”). In no event shall Sublessor’s obligation with respect to the Initial Alterations exceed the Allowance. The Initial Alterations shall be performed in accordance with plans and specifications, and by a general contractor, approved in writing in advance by Sublessor, which approval of Sublessor shall not be unreasonably withheld, conditioned or delayed, and Lessor, and otherwise in accordance with Sections 6.04 and 6.05 of the Master Lease. Without limiting the generality of the foregoing, Sublessee agrees that Sublessor may withhold its consent to the Initial Alterations (or any portion thereof) or any other improvements or alterations to the Sublet Space which have not been approved by Lessor. In consideration for Sublessee’s delivery to Sublessor of the Improvements Letter of Credit pursuant to Section 8.c below, Sublessor shall not have the right (subject, however, to the following sentence) to require Sublessee to remove all or any portion of the Initial Alterations or any other improvements or alterations to the Sublet Space which have been approved by Lessor and Sublessor, or to restore the Sublet Space to its condition immediately prior to the installation of the Initial Alterations or other improvements or alterations, unless Lessor requires removal of such Initial Alterations or other improvements or alterations. Notwithstanding anything to the contrary contained in the foregoing sentence or elsewhere in this Sublease or the Master Lease, Sublessor shall have the right to require Sublessee to remove all or any portion of the Initial Alterations or any other improvements or alterations to the Sublet Space and to restore the Sublet Space to its condition immediately prior to the installation of the Initial Alterations or other improvements or alterations, in the event this Sublease terminates due to the fault of Sublessee. After the Initial Alterations have been completed, Sublessor shall disburse the Allowance to Sublessee within thirty (30) days after Sublessor’s receipt of (A) invoices of the approved general contractor covering the work performed, construction in place and materials delivered to the site with respect to the Initial Alterations, describing in reasonable detail such work, construction and/or materials and confirming that such contractor has been paid in full by Sublessee for such work, construction

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and/or materials, (B) final, unconditional lien waivers in compliance with California law; (C) as-built plans for the Initial Alterations, and (D) all permits relating to the Initial Alterations (including a certificate of occupancy or final sign off on the job card). The Allowance shall be available for disbursement pursuant to the terms of this Section 2.e only until December 31, 2005. Accordingly, if any portion of the Allowance has not been utilized (or Sublessee has not submitted to Sublessor items (A) through (D) set forth in this Section 2.e with respect to the Initial Alterations) on or before December 31, 2005, such unused portion shall be forfeited by Sublessee. Under no circumstances shall any portion of the Allowance be applied as a credit against any Rent due under this Sublease.

3. Sublease Subject to Master Lease.

a. Inclusions. It is expressly understood, acknowledged and agreed by Sublessee that all of the other terms, conditions and covenants of this Sublease shall be those stated in the Master Lease except as excluded in Section 3.c herein, modified as appropriate in the circumstances so as to make such Articles, and any Sections contained therein, applicable only to the subleasing hereunder by Sublessor to Sublessee of the Sublet Space. Whenever the word “Premises” is used in the Master Lease, for purposes of this Sublease, the words “Sublet Space” shall be substituted. Sublessee shall be subject to, bound by and comply with all of the Articles and Sections of the Master Lease with respect to the Sublet Space to the extent incorporated herein, and shall satisfy all applicable terms and conditions of the Master Lease to the extent incorporated herein for the benefit of both Sublessor and Lessor, it being understood and agreed that (i) wherever in the Master Lease the word “Lessee” appears, for the purposes of this Sublease, the word “Sublessee” shall be substituted; (ii) wherever the word “Lessor” appears, for the purposes of this Sublease, the word “Sublessor” shall be substituted; and (iii) upon the breach of any of the terms, conditions or covenants of the Master Lease by Sublessee or upon the failure of Sublessee to pay Rent or comply with any of the provisions of this Sublease, Sublessor may exercise any and all rights and remedies granted to Lessor by the Master Lease. In the event of any conflict between this Sublease and the Master Lease, as between Sublessor and Sublessee, the terms of this Sublease shall control. It is further understood and agreed that Sublessor has no duty or obligation to Sublessee under the Articles and Sections of the Master Lease other than to maintain the Master Lease in full force and effect during the Sublease Term; provided, however, that Sublessor shall not be liable to Sublessee for any earlier termination of the Master Lease which is not due to the fault of Sublessor. Whenever the provisions of the Master Lease incorporated as provisions of this Sublease require the written consent of Lessor, said provisions shall be construed to require the written consent of both Lessor and Sublessor. Sublessee hereby acknowledges that it has read and is familiar with all the terms of the Master Lease, and agrees that this Sublease is subordinate and subject to the Master Lease and that any termination thereof shall likewise terminate this Sublease.

b. Modifications of Incorporated Provisions. The following provisions of the Master Lease, which have been incorporated into this Sublease pursuant to Section 3.a above, shall be modified as between Sublessor and Sublessee as follows: (i) in Section 6.01(b) (as such Section 6.01(b) was amended by the First Amendment to Lease): (A) ”Lessor” shall mean Lessor, and not Sublessor, and (B) the right to make repairs thereunder on behalf of Lessor may be exercised by Sublessee only with the prior written consent of Sublessor, which consent of Sublessor shall not be unreasonably withheld, conditioned or

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delayed; (ii) in Sections 6.03, 7.03, and the first and fourth sentences of Section 16.01 of the Master Lease, and in Sections 2, 3.B(ii) and 5 of the First Amendment to Lease, the references to “Lessor” shall mean only Lessor, and not Sublessor; (iii) in Section 2 of the First Amendment to Lease, the references to “Lessee” shall mean only Sublessor, and not Sublessee; and (iv) in Section 7.01 of the Master Lease (as such Section 7.01 was amended by the First Amendment to Lease), “Lessee” shall mean Sublessor, and not Sublessee; provided, however, that Sublessee shall be responsible, pursuant to Section 5.b below, for paying one hundred percent (100%) of all costs and expenses incurred by Sublessor with respect to the insurance maintained by Sublessor pursuant to such Section 7.01.

c. Exclusions. The terms and provisions of the following Articles, Sections, Exhibits, and portions of the Master Lease are not incorporated into this Sublease: 2.04, 3.01, 3.02, 4.01, 4.02, 4.03, 5.02(a), 5.03(a), 5.04, 6.06, 8.01, 8.02, 11.02, 13.01, 13.02, 13.03, 17.06, 17.08, 17.17, 20.00, 20.02(c), 20.02(g), 20.04, Exhibit B, Exhibit C, Exhibit D, Exhibit E, Exhibit F, and Exhibit G; Sections 1(ii), 4 (except for the agreed Rentable Areas of the Buildings set forth in Sections 4(iii) and 4(v), which agreed Rentable Areas are incorporated into this Sublease by this reference), 6 and 7(ii) of the First Amendment to Lease, and Exhibit B and Exhibit H to the First Amendment to Lease.

d. Time for Notice. The time limits provided for in the provisions of the Master Lease for the giving of notice, making of demands, performance of any act, condition or covenant, or the exercise of any right, remedy or option, are amended for the purposes of this Sublease by lengthening or shortening the same in each instance by five (5) days, as appropriate, so that notices may be given, demands made, or any act, condition or covenant performed, or any right, remedy or option hereunder exercised, by Sublessor or Sublessee, as the case may be, within the time limit relating thereto contained in the Master Lease. If the Master Lease allows only five (5) days or less for Sublessor to perform any act, or to undertake to perform such act, or to correct any failure relating to the Premises or this Sublease, then Sublessee shall nevertheless be allowed three (3) days to perform such act, undertake such act and/or correct such failure.

4. Performance by Sublessor; Status of Master Lease.

a. Sublessor’s Performance Conditioned on Lessor’s Performance. Sublessee recognizes that Sublessor is not in a position to render any of the services or to perform any of the obligations required of Lessor by the terms of the Master Lease. Therefore, despite anything to the contrary in this Sublease, Sublessee agrees that Sublessor shall not be liable to Sublessee for any default of Lessor under the Master Lease. Sublessee shall not have any claim against Sublessor based on Lessor’s failure or refusal to comply with any of the provisions of the Master Lease unless that failure or refusal is a result of Sublessor’s act or failure to act. Despite Lessor’s failure or refusal to comply with any of those provisions of the Master Lease, this Sublease shall remain in full force and effect, and Sublessee shall pay the Base Rent and the additional rent and all other charges provided for in this Sublease without any abatement (except, and then only to the extent, that rent is abated for Sublessor with respect to the Sublet Space pursuant to the terms of the Master Lease), deduction or setoff. Except as expressly provided in this Sublease, Sublessee agrees to be subject to, and bound by, all of the covenants, agreements, terms, provisions, and conditions of the Master Lease, as though Sublessee was the tenant under the Master Lease.

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b. Obtaining Lessor’s Consent. Whenever the consent of Lessor is required under the Master Lease, and whenever Lessor fails to perform its obligations under the Master Lease, Sublessor agrees to use its reasonable, good faith efforts to obtain, at Sublessee’s sole cost and expense, that consent or performance on behalf of Sublessee.

c. Representations of Sublessor Regarding Master Lease. Sublessor represents and warrants to Sublessee that, as of the Effective Date: (i) the copy of the Master Lease attached hereto is a true, correct and complete copy thereof; (ii) Sublessor has not entered into any amendments or modifications of the Master Lease with Lessor (whether oral or written) except as attached hereto; (iii) to the actual knowledge of Sublessor, neither Sublessor nor Lessor is in default under the Master Lease, nor is there any event, condition or circumstance existing which with notice, or the passage of time, or both, would constitute a default thereunder; and (iv) to the actual knowledge of Sublessor, the Master Lease is in full force and effect and is a valid and binding obligation of Sublessor and Lessor.

5. Rent.

a. Base Rent. Sublessee shall pay to Sublessor the Base Rent in advance on the first day of each month of the Sublease Term, commencing on the Sublet Space Rent Commencement Date, in the amounts set forth in the Defined Terms section above. Notwithstanding the foregoing, Base Rent for the first full calendar month of the Sublease Term for which Base Rent is due under this Sublease shall be paid by Sublessee upon execution of this Sublease. In the event the first day of the Sublease Term shall not be the first day of a calendar month or the last day of the Sublease Term is not the last day of a calendar month, the Base Rent shall be appropriately prorated based on a thirty (30) day month. All installments of Base Rent shall be delivered to the following address, or at such other place as may be designated in writing from time to time by Sublessor, in lawful money of the United States and without deduction or offset for any cause whatsoever: Philips Semiconductors, 8375 South River Parkway, M/S 244, Tempe, Arizona 85284, Attn: Connie Todd.

b. Additional Rental. Commencing upon the Sublet Space Commencement Date, Sublessee shall be responsible for one hundred percent (100%) of (i) all costs and expenses of every kind and nature which may be imposed, at any time, on Sublessor pursuant to the Master Lease (except for “base rent”, as defined in the Master Lease) including, but not limited to, additional rent, insurance premiums, operating charges, maintenance charges, common area utility charges, management fees, and tax expenses, and (ii) all costs and expenses incurred by Sublessor with respect to the insurance maintained by Sublessor pursuant to Section 7.01 of the Master Lease (as such Section 7.01 was amended by the First Amendment to Lease). All amounts due to Sublessor as additional rent pursuant to this Sublease shall be due not later than ten (10) days after being billed by Lessor or Sublessor to Sublessee.

c. Rent. As used in this Sublease, the term “Rent” shall include Base Rent and all additional charges to be paid by Sublessee pursuant to this Sublease.

d. Utilities. Commencing upon the earlier of (i) the date Sublessor grants Sublessee early access to the Sublet Space pursuant to Section 1.c above, or (ii) the Sublet Space Commencement Date, Sublessee shall be responsible for paying, and shall contract directly with all utilities providers to receive invoices directly (in Sublessee’s name) from such utilities providers, for utilities consumed in the Sublet Space.

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6. Taxes. Sublessee’s obligation to pay personal property taxes pursuant to Section 9.03 of the Master Lease (incorporated into this Sublease pursuant to Section 3.a above) shall include the obligation to pay such taxes with respect to any furniture, fixtures and equipment which is owned by Sublessor (including the FF&E described in Section 2.d of this Sublease) that remains in the Sublet Space.

7. Janitorial Services and Supplies. Commencing upon the earlier of (i) the date Sublessor grants Sublessee early access to the Sublet Space pursuant to Section 1.c above, or (ii) the Sublet Space Commencement Date, Sublessee shall be responsible for paying, and shall separately contract, for janitorial services and janitorial supplies for the Sublet Space.

8. Security Deposit.

a. Forms; Terms. Upon execution of this Sublease, and as a condition precedent to the effectiveness of this Sublease, Sublessee shall deliver to Sublessor a security deposit (the “Security Deposit”) in accordance with the terms of this Section 8. The Security Deposit initially shall be in the form of an irrevocable stand-by letter of credit in the amount of Two Million Dollars ($2,000,000.00) (the “Letter of Credit”) complying with the terms of this Section 8. The Security Deposit shall secure Sublessee’s obligations under this Sublease to pay Base Rent and other monetary amounts, to maintain the Sublet Space and repair damages thereto, to surrender the Sublet Space to Sublessor in accordance with the terms of Section 16 of this Sublease upon the expiration or termination of this Sublease, and to discharge Sublessee’s other obligations under this Sublease, and shall compensate Sublessor for any loss or damage which Sublessor may suffer by reason of Sublessee’s failure to discharge Sublessee’s obligations under this Sublease. Sublessee hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of law, now or hereafter in force, which restrict the uses to which proceeds of a security deposit (including the Letter of Credit) may be applied. The Letter of Credit shall be in form and substance and issued by a bank that is reasonably satisfactory to Sublessor. Prior to execution of this Sublease, Sublessee shall provide the form of the Letter of Credit to Sublessor for Sublessor’s review and approval. The Letter of Credit shall: (i) name Sublessor as beneficiary; (ii) be effective upon the earlier of the (A) the date Sublessor grants Sublessee early access to the Sublet Space pursuant to Section 1.c above, or (B) the Sublet Space Commencement Date; (iii) allow Sublessor to make partial and multiple draws thereunder up to the face amount; (iv) require the issuing bank to pay to Sublessor the amount of a draw upon receipt by such bank of a sight draft signed by Sublessor and presented to the issuing bank, accompanied by Sublessor’s statement that such draw is being made in accordance with the terms of this Section 8; and (v) provide that Sublessor can freely transfer the Letter of Credit upon an assignment or other transfer of its interest in this Sublease without having to obtain the consent of Sublessee or the issuing bank, provided the assignee or transferee has agreed in writing to be bound by Sublessor’s obligations under this Section 8. Sublessee shall be responsible for all fees associated with issuance of the Letter of Credit. Sublessor shall be entitled to draw upon the full amount of the Letter of Credit at any time within thirty (30) days prior to the expiration date of the Letter of Credit unless Sublessee shall have delivered to Sublessor a replacement Letter of Credit meeting the requirements of this Section 8 and with an

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expiration date not less than twelve (12) months after the date of delivery. In addition, Sublessor shall be entitled to draw upon the Letter of Credit ten (10) days following the failure of Sublessee to perform any monetary obligation under this Sublease, in an amount necessary to pay the monetary obligation and to compensate Sublessor for any loss or damage incurred or suffered by Sublessor as a result of Sublessee’s failure to perform the monetary obligation. If Sublessor uses or applies the proceeds of the Letter of Credit or the cash Security Deposit described in Section 8.b below, Sublessee shall, within ten (10) days thereafter, as applicable, cause the issuing bank to amend the Letter of Credit to restore the amount of the Letter of Credit to the amount of the Letter of Credit required by this Section 8.a (as modified by Section 8.b below), or, in the event the Letter of Credit has been released in accordance with Section 8.b below, deposit cash with Sublessor in an amount sufficient to restore the sum of the cash Security Deposit to the amount described in Section 8.b below, and Sublessee’s failure to do so shall, at Sublessor’s option, be a non-curable default under this Sublease. Sublessor’s receipt and retention of the Security Deposit shall not create any trust or fiduciary relationship between Sublessor and Sublessee. If Sublessee has performed all of its obligations under this Sublease and vacated the Sublet Space in accordance with the terms of this Sublease, within sixty (60) days after Sublessee has so vacated the Sublet Space, Sublessor shall return the Security Deposit, or whatever amount remains of the Security Deposit after Sublessor has applied all or a portion of the Security Deposit to perform Sublessee’s obligations hereunder, to Sublessee without payment of interest.

b. Reduction of Amount; Conversion to Cash. Provided no default by Sublessee under this Sublease has at any time occurred or is then occurring on any of the following dates, (i) the amount of the Letter of Credit shall be reduced by Three Hundred Thousand Dollars ($300,000.00) on each of the following dates: (A) July 1, 2006, (B) July 1, 2007, (C) July 1, 2008, (D) July 1, 2009, and (E) July 1, 2010; and (ii) on or after July 1, 2010, Sublessee shall have the right to cause Sublessor to draw on the Letter of Credit in the amount of Five Hundred Thousand Dollars ($500,000.00) (and to release the remaining balance of the Letter of Credit, if any, to Sublessee), which Five Hundred Thousand Dollars ($500,000.00) shall thereafter be held by Sublessor as a cash Security Deposit in accordance with the terms of this Section 8.

c. Improvements Letter of Credit. Also upon execution of this Sublease, and as a condition precedent to the effectiveness of this Sublease, Sublessee shall deliver to Sublessor an additional letter of credit (the “Improvements Letter of Credit”) in the amount of Four Hundred Thousand Dollars ($400,000.00). The Improvements Letter of Credit shall secure Sublessee’s obligation to remove the Initial Alterations and any other improvements or alterations to the Sublet Space and to restore the Sublet Space to its condition immediately prior to the installation of the Initial Alterations or other improvements or alterations if removal is required pursuant to Section 2.e. above, shall secure Sublessee’s other obligations under this Sublease, and shall also compensate Sublessor for any loss or damage which Sublessor may suffer by reason of Sublessee’s failure to discharge such removal and restoration or other obligations. Prior to execution of this Sublease, Sublessee shall provide the form of the Improvements Letter of Credit to Sublessor for Sublessor’s review and approval. The Improvements Letter of Credit shall: (i) name Sublessor as beneficiary; (ii) be effective upon the earlier of the (A) the date Sublessor grants Sublessee early access to the Sublet Space pursuant to Section 1.c above, or (B) the Sublet Space Commencement Date; (iii) allow Sublessor to make

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partial and multiple draws thereunder up to the face amount; (iv) require the issuing bank to pay to Sublessor the amount of a draw upon receipt by such bank of a sight draft signed by Sublessor and presented to the issuing bank, accompanied by Sublessor’s statement that such draw is being made in accordance with the terms of this Section 8.c; and (v) provide that Sublessor can freely transfer the Letter of Credit upon an assignment or other transfer of its interest in this Sublease without having to obtain the consent of Sublessee or the issuing bank, provided the assignee or transferee has agreed in writing to be bound by Sublessor’s obligations under this Section 8.c. Sublessee shall be responsible for all fees associated with issuance of the Improvements Letter of Credit. Sublessor shall be entitled to draw upon the full amount of the Improvements Letter of Credit at any time within thirty (30) days prior to the expiration date of the Improvements Letter of Credit unless Sublessee shall have delivered to Sublessor a replacement Improvements Letter of Credit meeting the requirements of this Section 8.c and with an expiration date not less than twelve (12) months after the date of delivery. In addition, Sublessor shall be entitled to draw upon the Improvements Letter of Credit (A) if Sublessee is required to remove all or any portion of the Initial Alterations or any other improvements or alterations and restore the Sublet Space pursuant to Section 2.e above, and Sublessee fails to perform all or any portion of its removal and restoration obligations in accordance with the terms of this Sublease, or (B) ten (10) days following the failure of Sublessee to perform any monetary obligation under this Sublease, in an amount necessary to perform the removal and restoration obligations or to pay the monetary obligation, as appropriate, and to compensate Sublessor for any loss or damage incurred or suffered by Sublessor as a result of Sublessee’s failure to perform the removal and restoration obligations or monetary obligation, as appropriate.. Sublessor’s receipt and retention of the proceeds of the Improvements Letter of Credit shall not create a trust or fiduciary relationship between Sublessor and Sublessee. If Sublessee has performed all of its obligations under this Sublease and vacated the Sublet Space in accordance with the terms of this Sublease, within sixty (60) days after Sublessee has so vacated the Sublet Space, Sublessor shall return the Improvements Letter of Credit to Sublessee.

9. Use. The Sublet Space is to be used for the Permitted Uses, and for no other purpose or business without the prior written consent of Sublessor. In no event shall the Sublet Space be used for a purpose or use prohibited by the Master Lease, unless Sublessor and Lessor, each in its sole and absolute discretion, have consented in writing in advance to the use or purpose.

10. Indemnity. In addition to, and without limitation of, Sublessee’s indemnity obligations under this Sublease incorporated by reference from the Master Lease, Sublessee shall protect, defend, indemnify, and hold Sublessor harmless from and against any and all liabilities, claims, expenses, losses and damages (including reasonable attorneys’ fees and costs, but excluding consequential [i.e., lost profits, lost business opportunity] damages), that may at the time be asserted against Sublessor by (i) Lessor for failure of Sublessee to perform any of the covenants, agreements, terms, provisions, or conditions contained in the Master Lease that Sublessee is obligated to perform under the provisions of this Sublease; or (ii) any person as a result of Sublessee’s use or occupancy of the Sublet Space, except to the extent any of the foregoing is caused by the gross negligence or willful misconduct of Sublessor or its agents or employees. The indemnification obligation set forth in this Section 10 will survive the expiration or earlier termination of the Master Lease or this Sublease.

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11. Right to Cure Sublessee’s Defaults. If Sublessee shall at any time fail to make any payment or perform any other obligation of Sublessee hereunder, then Sublessor shall have the right, but not the obligation, after the lesser of five (5) days’ notice to Sublessee or the time within which Lessor may act on Sublessor’s behalf under the Master Lease, or without notice to Sublessee in the case of any emergency, and without waiving or releasing Sublessee from any obligations of Sublessee hereunder, to make such payment or perform such other obligation of Sublessee in such manner and to such extent as Sublessor shall deem necessary, and in exercising any such right, to pay any incidental costs and expenses, employ attorneys and other professionals, and incur and pay reasonable attorneys’ fees and other costs reasonably required in connection therewith. Sublessee shall pay to Sublessor, within five (5) days after Sublessor advances such sums, all sums so paid by Sublessor and all incidental costs and expenses of Sublessor in connection therewith, together with interest thereon at the Agreed Rate (as defined in Section 17.02 of the Master Lease).

12. Damage and Destruction.

a. Termination of Master Lease. If the Sublet Space is damaged or destroyed and Lessor or Sublessor exercises any option that either may have pursuant to the Master Lease to terminate the Master Lease, this Sublease shall terminate as of the date of the termination of the Master Lease, and Base Rent and additional rent under this Sublease shall be adjusted to the effective date of such termination.

b. Continuation of Sublease. If the Master Lease is not terminated following any damage or destruction as provided above, this Sublease shall remain in full force and effect, subject, however, to the provisions of Section 4.a of this Sublease with respect to abatement of rent. Despite anything contained in the Master Lease to the contrary, as between Sublessor and Sublessee only, in the event of damage to, or condemnation of, the Sublet Space, all insurance proceeds or condemnation awards received by Sublessor under the Master Lease will be deemed to be the property of Sublessor, and Sublessor will have no obligation to rebuild or restore the Sublet Space.

13. Eminent Domain.

a. Total Condemnation. If all of the Premises is condemned by eminent domain, inversely condemned or sold in lieu of condemnation, for any public or a quasi-public use or purpose (“Condemned” or “Condemnation”), this Sublease shall terminate as of the date of title vesting in such proceeding, and Base Rent and additional rent under this Sublease shall be adjusted to the effective date of such termination.

b. Partial Condemnation. If any portion of the Premises is Condemned and Lessor or Sublessor exercises any option that either may have pursuant to the Master Lease to terminate the Master Lease, this Sublease shall automatically terminate as of the date of the termination of the Master Lease. If the Master Lease is not terminated following any such Condemnation, this Sublease shall remain in full force and effect, subject, however, to the provisions of Section 4.a of this Sublease with respect to abatement of rent. Sublessee hereby waives the provisions of California Code of Civil Procedure Section 1265.130 permitting a court of law to terminate this Sublease.

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c. Sublessee’s Award. Subject to the provisions of the Master Lease, Sublessee shall have the right to recover from the condemning authority, but not from Sublessor, such compensation as may be separately awarded to Sublessee for loss of its business fixtures or equipment belonging to Sublessee immediately prior to the Condemnation and for Sublessee’s costs to remove and relocate its merchandise, furniture, fixtures, leasehold improvements and equipment to a new location.

14. Insurance. All insurance policies required to be carried by Sublessee, pursuant to the Master Lease, shall contain a provision whereby Sublessor and Lessor are each named as additional insureds as their interests may appear under such policies.

15. Brokerage Commission. Sublessor shall pay a brokerage commission to Sublessor’s Broker for Sublessee’s subletting of the Sublet Space, as provided for in a separate agreement between Sublessor and Sublessor’s Broker. Sublessor’s Broker shall be responsible for the payment of any commission due to Sublessee’s Broker. Each of Sublessor and Sublessee warrants for the benefit of the other that its sole contact with the other or the Sublet Space in connection with this transaction has been directly with the other, Sublessor’s Broker and Sublessee’s Broker. Each of Sublessor and Sublessee further warrants for the benefit of the other that no other broker or finder can properly claim a right to a commission or a finder’s fee based upon contacts between the claimant and the warranting party with respect to the other party or the Sublet Space. Each of Sublessor and Sublessee shall indemnify, defend by counsel acceptable to the other and hold the other harmless from and against any loss, cost or expense, including, but not limited to, reasonable attorneys’ fees and court costs, to the extent resulting from any claim for a fee or commission by any broker or finder, other than any claims by Sublessor’s Broker and Sublessee’s Broker, based upon contacts between the claimant and the indemnifying party with respect to the Sublet Space and this Sublease.

16. Surrender. Upon the expiration or termination of this Sublease, Sublessee shall surrender the Sublet Space in the condition required under, and in accordance with the terms of, Section 2.d above and the Master Lease (including without limitation, Sections 6.04 and 17.09 of the Master Lease which are incorporated into this Sublease pursuant to Section 3.a above). Without limiting the generality of the foregoing, Sublessee’s surrender obligations shall include the obligation to remove from the Sublet Space the Initial Alterations or any other alterations or improvements constructed by or on behalf of Sublessee that Lessor (or Sublessor, if permitted pursuant to Section 2.e above) has required to be removed and to restore the Sublet Space to its condition immediately prior to the installation of such alterations or improvements. In no event shall Sublessor be obligated to remove the Initial Alterations or any other alterations or improvements constructed by or on behalf of Sublessee or to restore the Sublet Space to its condition immediately prior to the installation of such alterations or improvements. Notwithstanding anything to the contrary set forth in this Section 16, Sublessee shall have no obligation to remove from the Sublet Space any improvements or alterations which were in place in the Sublet Space as of the earlier of (i) the date Sublessor granted Sublessee early access to the Sublet Space pursuant to Section 1.c above, or (ii) the Sublet Space Commencement Date.

17. Parking. Sublessee shall have all the rights of Sublessor under the Master Lease with regard to parking, subject to all of the terms and conditions of the Master Lease, provided all related costs shall be the sole responsibility of Sublessee.

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18. Signage. Subject to the requisite consents and all restrictions set forth in Section 17.15 of the Master Lease (which is incorporated into this Sublease pursuant to Section 3.a above), Sublessee shall be permitted to install signs, at Sublessee’s sole cost, on the Buildings and the curb monument at the corner of West Maude Avenue and Mary Avenue. Prior to the Sublet Space Commencement Date, Sublessor, at its cost, shall remove all references to “Philips” on the exterior of the Buildings.

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19. Miscellaneous.

a. Entire Agreement. This Sublease contains all of the covenants, conditions and agreements between the parties concerning the Sublet Space, and shall supersede all prior correspondence, agreements and understandings concerning the Sublet Space, both oral and written. No addition or modification of any term or provision of this Sublease shall be effective unless set forth in writing and signed by both Sublessor and Sublessee.

b. Captions. All captions and headings in this Sublease are for the purposes of reference and convenience and shall not limit or expand the provisions of this Sublease.

c. Lessor’s Consent. This Sublease is conditioned upon Lessor’s written approval of this Sublease within thirty (30) days after the Effective Date. If Lessor refuses to consent to this Sublease, this Sublease shall terminate and neither party shall have any continuing obligation to the other with respect to the Sublet Space; provided Sublessor shall promptly return the Letter of Credit, the Improvements Letter of Credit, and any prepaid Base Rent, if previously delivered to Sublessor, to Sublessee. If the thirty (30)-day consent period expires, then either Sublessor or Sublessee may thereafter terminate this Sublease by giving the other ten (10) days’ prior written notice, in which case this Sublease shall terminate on the day immediately following the last day of the ten (10)-day period (unless Lessor’s consent is obtained during such ten (10)-day period, in which case this Sublease shall remain in full force and effect), and neither party shall have any continuing obligation to the other with respect to the Sublet Space; provided Sublessor shall promptly return the Letter of Credit, the Improvements Letter of Credit, and any prepaid Base Rent, if previously delivered to Sublessor, to Sublessee.

d. Authority. Each person executing this Sublease on behalf of a party hereto represents and warrants that he or she is authorized and empowered to do so and to thereby bind the party on whose behalf he or she is signing.

e. Attorneys’ Fees. In the event either party shall bring any action or proceeding for damages or for an alleged breach of any provision of this Sublease to recover rents, or to enforce, protect or establish any right or remedy hereunder, the prevailing party shall be entitled to recover reasonable attorneys’ fees, consultants’ fees, experts’ fees and court costs as part of such action or proceeding.

f. Notices. All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be in writing and either personally delivered, sent by commercial overnight courier, or mailed, certified or registered, postage prepaid, and addressed to the party to be notified at the address for such party as specified in the Defined Terms section or to such other place as the party to be notified may from time to time designate by at least ten (10) days’ notice to the notifying party. Notices shall be deemed served upon receipt or refusal to accept delivery.

20. Hazardous Materials. Sublessor represents that, to its actual knowledge, as of the Effective Date, and except as disclosed by Lessor in the Master Lease (including without limitation, in Section 20.02(g) of the Master Lease and pursuant to Exhibit H attached to

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the First Amendment to Master Lease) or as disclosed in that certain Phase I Environmental Assessment dated November 1, 2004 prepared by Chemical Health and Safe Environment, a copy of which Phase I Environmental Assessment has been provided to Sublessee, there is no Hazardous Material on the Sublet Space.

21. Permitted Transfers; Assignment and Subletting Costs. Notwithstanding anything to the contrary contained in this Sublease or the Master Lease, Sublessor’s consent will not be required for an assignment of this Sublease or the sub-sublease of the Sublet Space by Sublessee to a Lessee Affiliate, as defined in Section 11.02 of the Master Lease, provided that (i) the Lessee Affiliate was not formed as a subterfuge to avoid the obligations of this Sublease with respect to assignment and subletting, (ii) Sublessee gives Sublessor at least ten (10) business days’ prior written notice of the assignment or sublease to the Lessee Affiliate, along with evidence of the Lessee Affiliate’s net worth, (iii) the Lessee Affiliate has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of the net worth of Sublessee as of the Effective Date of this Sublease or as of the effective date of the assignment or sublease to the Lessee Affiliate, (iv) the Lessee Affiliate assumes all obligations of Sublessee under this Sublease, in a written document reasonably satisfactory to Sublessor and delivered to Sublessor prior to the effective date of the assignment or sublease to the Lessee Affiliate, (v) the use to which the Sublet Space will be put does not change, and (vi) Sublessee will remain fully liable for all obligations to be performed by Sublessee under this Sublease. Additionally, with respect to each assignment and sublease under this Sublease, including without limitation, any assignment or sublease to a Lessee Affiliate, Sublessee shall pay to Sublessor, within ten (10) days after written demand therefor, the reasonable costs (including attorneys’ fees) incurred by Sublessor in processing the assignment or sublease.

[signatures on following page]

17.

IN WITNESS WHEREOF, the parties hereto have executed one (1) or more copies of this Sublease, effective as of the Effective Date.

“Sublessor”

PHILIPS ELECTRONICS NORTH AMERICA CORPORATION, a Delaware corporation

By:	/s/ Wilco Groenhuysen
Name:	Wilco Groenhuysen
Title:	CFO & SVP

“Sublessee”

PALMONE, INC.,
a Delaware corporation

By:	/s/ R. Todd Bradley
Name:	R. Todd Bradley
Title:	CEO

By:	/s/ Philippe Morali
Name:	Philippe Morali
Title:	Interim CFO

ACCEPTED AND AGREED TO BY:

“Lessor”

CROSSROADS LAND COMPANY LIMITED PARTNERSHIP,

a California limited partnership

By:	Crossroads Land Company, Inc.,
a California corporation,
Its General Partner

	By:	Jay Paul
	Its:	Principal

18.

EXHIBIT A

MASTER LEASE

TARIGO-PAUL LEASE

to

PHILIPS ELECTRONICS NORTH AMERICA CORPORATION

FOR PREMISES

AT

930 WEST MAUDE AVENUE,

SUNNYVALE, CALIFORNIA 94085 - 2810

DATED: May 8, 1998

TABLE OF CONTENTS

930 WEST MAUDE AVENUE LEASE

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Section 20.01. Delays for Cause	38
Section 20.02. Hazardous Materials	38
Section 20.03. Modifications Required by Lessor’s Lender	40
Section 20.04. Brokers	40
Section 20.05. List of Exhibits	41

EXECUTION OF LEASE	42

EXHIBIT A: Real Property Legal Description, Site Plan, and Building Elevations
EXHIBIT B: Plans and Specifications for Shell Buildings
EXHIBIT C: Work Letter Agreement
EXHIBIT D: Cost Responsibilities of Lessor and Lessee
EXHIBIT E: Schedule of Base Rent
EXHIBIT F: Guaranty of Lease
EXHIBIT G: Terms and Conditions of Lessee’s Tenant Improvements Contract

930 WEST MAUDE AVENUE LEASE

ARTICLE I

PARTIES

Section 1.01. Parties. This Lease, dated, for reference purposes only, and effective as of May 8, 1998, is made by and between The Tarigo-Paul Limited Partnership (or XYZ, L.L.C.) (“Lessor”) and Philips Electronics North America Corporation, a Delaware corporation, (“Lessee”).

ARTICLE II

PREMISES

Section 2.01. Demise of Premises. Lessor hereby leases to Lessee and Lessee leases from Lessor for the term, at the rental, and upon all of the terms and conditions set forth herein, that certain real property situated in the City of Sunnyvale, County of Santa Clara, State of California consisting of approximately 445,000 square feet of land upon which, pursuant to the Work Letter attached hereto as Exhibit C, Lessor shall construct the shell of two offices/research and development buildings (“Buildings”) each of which will consist of approximately 143,192 square feet of space, and two parking structures (“Parking Structures”) as more particularly described and depicted herein in Exhibit A, which is attached hereto and incorporated herein, and within which Buildings Lessee shall construct tenant improvements, all pursuant to the terms and conditions hereof and in Exhibit C hereto. Said real property, including the land and all improvements to be constructed thereon, is called “the Premises”. Improvements shall consist of the aforementioned Buildings, and all outside areas appurtenant to the Buildings. Outside areas shall include, but not be limited to, all landscaped areas, parking lots, driveways, and walkways on the land. The actual square footage of the Buildings (the “Rentable Area”) will be determined by a “dripline” or “building envelope” method whereby the measurement encompasses the outward perimeter of the constructed building, including every projection thereof and with no deduction for any inward deviation from floor to floor, with the measurement being done floor by floor, beginning from the top of each Building.

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Section 2.02. Parking. The approved Site Plan provides for approximately eight hundred sixty (860) parking spaces on the Premises, including the parking spaces in the Parking Structures, which shall be for Lessee’s exclusive use during the Lease Term.

Section 2.03. Reciprocal Easement Rights. Lessee acknowledges that Lessor has also developed an immediately adjacent parcel and has granted a reciprocal right of way easement which benefits and burdens both that parcel and the Premises parcel. This easement is indicated on the Site Plan attached as part of Exhibit A hereto.

Section 2.04. Construction.

(a) Detailed Plans. Lessor shall diligently pursue obtaining governmental approval of a Site Plan, Buildings design, and elevations with respect to the development of the Premises copies of which are attached hereto as Exhibit A. The complete, detailed plans and specifications for the construction of the shell Buildings shall be attached as Exhibit B and incorporated into this Lease. Attached as Exhibit C to this Lease is a Work Letter Agreement for Construction of Premises and Exhibit D, Cost Responsibilities of Lessor and Lessee, which together with Section 6.06 below, describe the planning and expense responsibilities of the Lessor and Lessee with respect to the construction of the shell Buildings and tenant improvements at the Premises. The parties acknowledge and agree that the final footprint and elevations of the Buildings may vary (but not substantially) from those attached as Exhibit A because the detailed plans and specifications are presently undergoing a plancheck process with the City of Sunnyvale and Lessor shall make such revisions as are required or are otherwise deemed necessary or appropriate by Lessor, provided however, that nothing herein shall be deemed to relieve Lessor from the duty to develop shell Buildings substantially in compliance with Exhibit A and which shall be of and constructed to high quality class A office building industry standards.

(b) Lessee’s Fixturing and Tenant Improvement Period. Lessor shall provide Lessee’s contractor access to the Premises on or before December 8, 1998, (“Scheduled Delivery Date”) for the purpose of installing all tenant improvements, including but not limited to, fixtures, furnishings and equipment, e.g. security system, furniture system and phone system, provided, that Lessee’s contractor is the same contractor Lessor utilizes for shell construction and that Lessee shall at all times

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avoid interfering with Lessor’s ongoing work to bring the Premises to a substantially completed condition. Lessee shall use the same general contractor for the tenant improvements that Lessor utilizes for the shell Building construction based on the terms and conditions attached as Exhibit G. Subcontracts for all tenant improvement work and materials shall be obtained only by a sealed competitive bidding process approved by Lessee, provided that all plans and specifications and subcontractors for tenant improvements shall be first submitted to Lessor for its consent which shall not be unreasonably withheld or delayed and shall be based on Lessor’s concern that the tenant improvements be of and constructed to high quality Class A office building industry standards (e.g. each Building shall have three traction elevators manufactured by Dover Elevator Company).

ARTICLE III

TERM

Section 3.01. Lease Term.

(a) Commencement Date. The term of this Lease (“Lease Term”) shall be for twelve years from the Commencement Date and shall commence on the later of May 1, 1999 (the “Scheduled Commencement Date”) or on the date Lessor delivers possession of the Premises, or one Building and fifty percent (50%) of the parking spaces, substantially completed, together with a Certificate of Completion issued by Lessor’s architect, and a Certificate of Occupancy issued by the appropriate authority for the Buildings (“Commencement Date”). The Lease Term shall expire, unless sooner terminated or extended as provided herein, on the date which completes twelve years (plus any partial month if the Commencement Date occurs on a day other than the first day of a calendar month) thereafter, e.g. if the Commencement Date is May 1, 1999, the Lease Term shall expire on April 30, 2011 (“Expiration Date”). As used herein, “substantially completed” shall mean the Buildings have no uncompleted work which would substantially interfere with Lessee’s use of the Buildings. The parties shall execute a “Memorandum of Commencement of Lease Term” when the Commencement Date becomes known which shall include a certification of the actual Rentable Area of the Building(s) (determined by the methodology described in Section 2.01) and the actual monthly installments of Base Rent to be paid pursuant to Section 4.01.

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(b) Delay in Delivery of Premises. Except as provided herein, if Lessor is unable to deliver possession of the Premises to Lessee on or before the Scheduled Commencement Date, this failure shall not affect the validity of this Lease or the obligations of Lessee under it, but the Lease Term shall commence on the date on which Lessor delivers possession of the Premises to Lessee in accordance with the provisions of Section 3.01 (a) above. If the Commencement Date is delayed by Lessee Delay, the Commencement Date shall be advanced by the number of days of Lessee Delay. If the Commencement Date is adjusted for delay from any cause, the Lease Expiration Date shall be likewise adjusted for a like period, plus any additional period required to make the Lease Expiration Date fall on the last day of a calendar month so that the Lease Term is twelve (12) years plus any additional partial month in which the Commencement Date occurs, if it occurs on a day other than the first day of a calendar month. The term “Lessee Delay” shall mean that delay which is caused by an act or omission of Lessee or its contractor’s performance of tenant improvement work, including Lessee change orders, and is not a delay excused under Section 20.01. Lessor shall use its commercially reasonable efforts, including litigation, to deliver possession of the Premises to Lessee in accordance with the provisions of Section 3.01 (a) above.

(c) Credit Against Rent in Event of Delay.

(i) In the event Lessor fails to deliver possession of at least one of the Buildings to Lessee, in the condition of completion as provided in Section 3.01(a), by July 1, 1999 (with adjustments to such date for delay, if any, due to Lessee delay or delay excused under Section 20.01), then Lessee shall be entitled to a Credit Offset against base rent due upon commencement of the Lease Term with respect to the first Building delivered. The Credit Offset shall be in the amount of two (2) days base rent for each day of delay beyond July 1, 1999.

(ii) In the event Lessor fails to deliver possession of the second Building to Lessee, in the condition of completion as provided in Section 3.01(a), before November 1, 1999 (with adjustments to such date for delay, if any, due to Lessee delay or delay excused under Section 20.01), then Lessee shall be entitled to a Credit Offset against base rent due upon delivery with respect to the second Building. The Credit Offset shall be in the amount of two (2) days of base rent for each day of delay beyond November 1, 1999 through and including January 31, 2000 whereupon the Lease shall either continue without further Credit Offset or terminate by Lessee election, pursuant to Section 3.0(f) below.

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(d) Rent Abatement in Event of Delay. In the event Lessor delivers only one Building on the Commencement Date, Lessee shall be obligated to pay rent based only upon the Rentable Area of the Building actually delivered on the Commencement Date. Rent for the undelivered Building shall be abated until it is delivered to Lessee in the condition of completion provided for delivery set forth in Section 3.01(a).

(e) Termination in Event of Delay in Delivering First Shell for Tenant Improvements. If for any reason Lessor fails to deliver at least one of the shell Buildings in a suitable condition to commence Lessee’s Tenant Improvements (as set forth in Section 2.04(b) on or before March 8, 1999 (with adjustment to such date or delay, if any, due to Lessee delay or delay excused under Section 20.01), Lessee, at its sole election, may terminate this Lease upon giving notice within ten (10) business days thereafter. Failure to give such notice constitutes an irrevocable waiver of the foregoing right to terminate under this paragraph.

(f) Delivery of Entire Premises or Termination in Event of Delay in Delivering Second Shell for Tenant Improvements. If for any reason Lessor fails to deliver the second Shell in a suitable condition to commence Lessee’s Tenant Improvements (as set forth in Section 2.04(b) on or before January 1, 2000 (with adjustment to such date for delay, if any, due to Lessee delay or delay excused under Section 20.01), Lessee at its sole election, may terminate this Lease upon giving written notice to Lessor on or before February 1, 2000, provided that if Lessee fails to give such notice on or before February 1, 2000, the delivery date for the second Building shall be automatically extended for an additional six (6) months to July 1, 2000 whereupon Lessor shall be obligated to deliver the second Building and the remainder of the entire Premises on or before July 1, 2000 (with adjustment to such date for delay, if any, due to Lessee delay or delay excused under Section 20.01). When Lessor delivers possession of the second Building and the balance of the Premises, substantially completed as described in Section 3.01(a), this Lease and all of its terms and conditions shall apply with respect to this Building as of the date of delivery provided that to the extent the cause of any delay in such delivery of possession is Lessee Delay then the date of delivery or possession shall be advanced by the number of days of such delay (including without limitation payment of base rent at a rate determined by the Schedule In Exhibit E, i.e. the rate which is applicable to the month of the Lease Term in which the delivery occurs or is deemed to occur by such advancement). There shall be no penalty applicable to the six month period of time following January 31, 2000.

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Section 3.02. Option to Extend.

(a) Exercise. Lessee is given two (2) options to extend the Lease Term (each, an “Option to Extend”) for five-year periods each (for a total of ten (10) additional years) (each such five year extension of the Lease Term being referred to herein as an “Option Term”), following expiration of the initial Lease Term, which options may be exercised only by written notice (“Option Notice”) from Lessee to Lessor given not less than nine (9) months prior to the end of the initial Lease Term, or not less than one hundred eighty (180) days prior to the end of the initial Option Term (each, an “Option Exercise Date”); provided, however, if Lessee is in material default under this Lease (beyond the expiration of applicable grace periods) on the Option Exercise Date, the Option Notice shall be totally ineffective, and this Lease shall expire at the end of the initial Lease Term or at the end of the then expiring Option Term. The right of Lessee to exercise the Option to Extend shall not be affected by any sublease or assignment of this Lease previously entered into by Lessee pursuant to the provisions of this Lease. Notwithstanding the foregoing, Lessee’s Option Notice shall state whether or not the Guarantor will continue to Guaranty payment of Lessee’s financial obligations under the Lease (pursuant to the terms and conditions of Exhibit F hereto) during the Option Term as to which the Option Notice is given. If the Option Notice states that the Guarantor does not so elect, Lessor shall have ten (10) business days after delivery of the Option Notice within which to notify Lessee in writing whether Lessor elects to accept or reject this exercise of the Option to Extend. If Lessor elects to reject, the Lease shall expire (including any remaining Option to Extend) on the last day of the current Lease Term unless within twenty (20) business days thereafter Lessee notifies Lessor that the Guarantor will continue its Guaranty during the Option Term. As a further condition to the effectiveness of an Option to Extend as to which the Guarantor has agreed to continue its Guaranty, Lessee shall obtain from the Guarantor and deliver to Lessor, within twenty (20) business days after delivery to Lessee of same by Lessor, an executed amendment to the Guaranty sufficient to continue the Guaranty during the Option Term.

(b) Rent. In the event Lessee exercises an Option to Extend set forth herein, the Option Term shall be subject to all the terms and conditions of this Lease except that the rent payable by Lessee during the Option Term shall be equal to

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ninety-five percent (95%) of the then Fair Market Rent (defined below), as determined under subparagraph (c) below but in no event less than the monthly rent prevailing on the last month of the initial Lease Term, or on the last month of the then expiring Option Term. “Fair Market Rent” shall mean the effective rate being charged and received for comparable space in similar buildings in the vicinity, including periodic adjustments thereto as applicable during the period of the Option Term (i.e., of a similar age and quality considering any recent renovations or modernization, and floor plate size; or, if such comparable space is not available, adjustments shall be made in the determination of Fair Market Rent to reflect the age and quality of the Building and Premises as contrasted to other buildings used for comparison purposes), with similar amenities, taking into consideration: size, location, floor level, leasehold improvements or allowances provided or to be provided, proposed term of the lease, extent of services to be provided, the time that the particular rate under consideration became or is to become effective, and any other relevant terms or conditions applicable to both new and renewing tenants.

(c) Determination of Fair Market Rent.

(i) Negotiation. If Lessee so exercises the Option to Extend in a timely manner, the parties shall then meet in good faith to negotiate the Fair Market Rent for the Premises for the subject Option Term, including fair market periodic adjustments thereto, if applicable, during the first thirty (30) days after the date of the delivery by Lessee of the Option Notice (the “Negotiation Period”). If, during the Negotiation Period, the parties agree on the Fair Market Rent applicable to the Premises for the Option Term (including periodic adjustments thereto, if applicable), then such agreed amount shall be the Fair Market Rent for purposes of determining the rent payable by Lessee hereunder during the Option Term.

(ii) Arbitration. In the event that the parties are unable to agree on the Fair Market Rent for the Premises within the Negotiation Period, then within ten (10) days after the expiration of the Negotiation Period, each party shall separately designate an appraiser to make this determination. Each appraiser shall be a member of MAI. Within five (5) business days of their appointment, the two designated appraisers shall jointly designate a third similarly qualified appraiser. The failure of either party to appoint an appraiser within the time allowed shall be deemed equivalent to appointing the appraiser appointed by the other party. Within thirty (30) days after their selection, each of the initial two appraisers shall submit to the

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third appraiser a sealed envelope containing such appraiser’s good faith best determination of the Fair Market Rent for the Premises for the Option Term; concurrently with such delivery, each such appraiser shall deliver a copy of their determination to the other appraiser. The third appraiser shall hold the sealed bids unopened, and within ten (10) days following receipt of such submissions, the third appraiser shall make its own good faith determination of the applicable Fair Market Rent for the Premises for the Option Term, and then determine which of the two appraisers’ determinations most closely reflects said third appraiser’s determination. The determination most closely reflecting the third appraiser’s determination shall be deemed to be the Fair Market Rent for the Premises during the Option Term; the third appraiser shall have no rights to adjust, amend or otherwise alter the determinations made by the appraiser selected by the parties, but must select one or the other of such appraisers’ submissions. The determination by such third appraiser shall be final and binding upon the parties. Said third appraiser shall, upon selecting the determination which most closely resembles said third appraiser’s calculation of Fair Market Rent, calculate the amount which is ninety-five percent (95%) of the thus-determined Fair Market Rent, and concurrently notify both parties hereto. The parties shall share the appraisal expenses equally. If the Option Term begins prior to the determination of Fair Market Rent, Lessee shall pay monthly installments of base rent equal to one hundred ten percent (110%) of the monthly installment of base rent in effect for the last month of the initial Lease Term or Option Term being extended. Once a determination is made, any over payment or under payment shall be reimbursed as a credit against, or paid by adding to, the monthly installment of base rent next falling due.

ARTICLE IV

RENT: SPECIAL NET LEASE

Section 4.01. Base Rent. Subject to Section 3.01(d), Lessee shall pay to Lessor without any prior demand, set-off or deduction whatsoever as base rent an initial monthly installment of $2.35 per square foot of Rentable Area within the Buildings as determined in Section 2.01, in advance, on the first day of each month of the Lease Term commencing on the Commencement Date. The Memorandum of Commencement of Lease Term shall certify the amount of monthly base rent to be paid, as provided under Section 3.01(a). Rent for any period during the Lease Term which is for less than one month shall be a pro rata portion of the monthly installment (based on the actual days in that month). Rent shall be payable in lawful money of

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the United States to Lessor at the notice address stated herein or to such other persons or at such other places as Lessor may designate in writing.

Section 4.02. Rent Adjustment. The base rent set forth in Section 4.01 above shall be adjusted upward by an annual increase of ten cents ($0.10) per square foot, commencing with the first day of the thirteenth (13th) full calendar month following the Commencement Date, and every thirteenth (13th) calendar month thereafter during the Lease Term as shown on Exhibit E attached hereto.

Section 4.03. Advance Rental. Lessee shall pay to Lessor upon execution hereof an advance payment of SIX HUNDRED SEVENTY THREE THOUSAND TWO DOLLARS AND FORTY CENTS ($673,002.40) to be applied to the first monthly installment of base rent and following months base rent to the extent this advance payment exceeds the first monthly installment of base rent. If the Commencement Date is other than the first day of a calendar month, the first installment shall be paid on the first day of the calendar month immediately succeeding the Commencement Date and shall include pro rata payment for the calendar month in which the Commencement Date occurs, less credit for the advance payment.

Section 4.04. Triple Net Lease. This Lease is what is commonly called a “Net, Net, Net Lease”, it being understood that Lessor shall receive the rent set forth in Section 4.01 free and clear of any and all impositions, taxes, assessments, Liens, charges or expenses of any nature whatsoever. In addition to the rent reserved by Section 4.01, Lessee shall pay, as additional rent, to the parties respectively entitled thereto all taxes in accordance with the provisions of Article IX, assessments and other impositions, insurance premiums, operating charges, maintenance charges, utility charges and any other charges, costs and expenses which arise or may be contemplated under any provision of this Lease during the Lease Term, plus a Management Fee to Lessor equal to 2% of the base rent. The Management Fee is due and payable, in advance, with each installment of base rent. All of such charges, costs and expenses and the Management Fee shall constitute additional rent, and upon the failure of Lessee to pay any of such costs, charges or expenses, Lessor shall have the same rights and remedies as otherwise provided in this Lease for the failure of Lessee to pay rent. It is the intention of the parties hereto that this Lease shall not be terminable for any reason by Lessee, and that Lessee shall in no event be entitled to any abatement of or reduction in rent payable under this Lease, except as herein

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expressly provided in ARTICLES III, VIII and XIII, concerning delay, destruction and condemnation. Any present or future law to the contrary shall not alter this agreement of the parties.

ARTICLE V

USE

Section 5.01. Permitted Use. The Premises shall be used and occupied only for office, research and development and light manufacturing purposes, together with such ancillary uses which do not cause excessive wear and tear or increase potential liability of the Premises or Lessor and for no other use without Lessor’s prior written consent, which shall not be unreasonably withheld. Lessee shall not use suffer or permit the use of the Premises in any manner that will tend to create waste, nuisance or unlawful acts. In no event shall it be unreasonable for Lessor to withhold its consent as to uses which would tend to increase materially the wear and tear on the Premises or decrease the marketability, financability or leasability of the Premises.

Section 5.02. Compliance with Law.

(a) Lessor warrants to Lessee that the Premises, in their state existing on the Commencement Date (and with respect to the portion of the Premises delivered after the Commencement Date, at the time of delivery of that portion, if only one Building is delivered to Lessee on the Commencement Date) as provided under Section 3.01, but without regard to the use for which Lessee will use the Premises, do not violate any covenants or restrictions of record, or any applicable law, building code, regulation or ordinance in effect on such Commencement Date.

(b) Except as provided in paragraph 5.02(a), Lessee shall, at Lessee’s expense, comply promptly with all applicable statutes, ordinances, codes, rules, regulations, orders, covenants and restrictions of record, and requirements in effect during any part of the Lease Term, regulating the use by Lessee of the Premises, whether the same are presently foreseeable or not, and without regard to the cost or expense of same.

(c) By executing this Lease, Lessee acknowledges that it has reviewed and satisfied itself as to its compliance, or intended compliance with the applicable zoning and permit laws, hazardous materials and waste requirements, and all other statutes, laws, or ordinances relevant to the uses stated in Section 5.01, above.

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Section 5.03. Condition of Premises. Subject to all of the terms of this Lease for the construction of improvements,

(a) Lessor shall deliver the Buildings to Lessee clean and free of debris on the Lease Commencement Date (or, with respect to any portion of the Premises delivered on a subsequent date, such date of subsequent delivery if only one Building is delivered on the Commencement Date) and Lessor (to the extent of any portion of same is constructed by Lessor as part of the Building Shells and is not part of the tenant improvements) further warrants to Lessee (to the extent Lessor constructs same) that the plumbing, lighting, air conditioning, heating, gas, electrical, landscaping, sprinklers, irrigation drainage, sewer, piping, and loading doors and all other systems as set forth in Exhibit “D” in the Buildings and Premises shall be in proper operating condition on the Lease Commencement Date (or as to any later delivered portion of the Premises, the date of later delivery), and that those systems were built in accordance with the approved plans therefor, and in a workmanlike manner. Lessor shall install a roof that has a twenty (20) year warranty.

(b) Except as otherwise provided in this Lease, Lessee hereby accepts the Premises in their condition existing as of the Lease Commencement Date (or as to any later delivered portion of the Premises, the date of later delivery), subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use and condition of the Premises, and any covenants or restrictions, liens, encumbrances and title exceptions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Lessee acknowledges that neither Lessor nor Lessor’s agent has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Lessee’s business.

Section 5.04. Failure of Warranty. In the event that it is determined, and Lessor is notified in writing during the one year warranty period, that any of the warranties set forth in this Article V have been violated, then it shall be the obligation of Lessor, and the sole right and remedy of Lessee, after receipt of written notice from Lessee setting forth with specificity the nature of the violation, to promptly, within a reasonable time and at Lessor’s sole cost, rectify such violation. Lessee’s failure to give such written notice to Lessor within one year after the

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Commencement Date (or within one year after the delivery date as to any portion of the Premises which is delivered later) shall constitute a conclusive presumption that Lessor has complied with all of Lessor’s obligations under the foregoing sections 5.02-5.04 (but shall have no presumptive effect as to the performance of Lessor’s contractors) and any required correction after that date shall be performed by Lessee, at its sole cost and expense. At the end of the first year of the Lease Term (or, as to guarantees, warranties and causes of action applicable to any later delivered Premises, one year after such later delivery), Lessor shall promptly assign to Lessee all of Lessor’s contractor’s, and/or manufacturer’s guarantees, warranties, and causes of action.

ARTICLE VI

MAINTENANCE, REPAIRS AND ALTERATIONS

Section 6.01. Maintenance of Premises.

(a) Throughout the Lease Term, and subject to Section 6.03, Lessee shall keep and maintain the Building shells (except as provided in 6.01 (b) and all improvements and appurtenances in or serving the Premises, including all sewer connections, plumbing, heating and cooling systems, fixtures and appliances, wiring and glass, in the same good order, condition and repair as they are in on the Commencement Date, or may be put in during the Lease Term, reasonable use and wear excepted, provided that wear which could be prevented by first class maintenance shall not be deemed reasonable.

(b) Lessor shall make structural repairs to the exterior walls, including all exterior glass which is damaged by structural defects in such exterior walls, supporting pillars, structural walls, floor slabs, roof structure, foundations, and other structural elements of the Buildings and Parking Structures (providing that the damage to such exterior walls is not caused by Lessee, in which event Lessee shall, at Lessee’s cost and expense, repair same). Lessor agrees that it shall replace (i) each roof when its twenty year expected useful life has expired, or, if sooner, during the calendar year immediately following any two consecutive calendar years in either of the two Option Terms when the expense of repairing such roof in each of such two years exceeds the annual amortized cost of a replacement 20 year roof (i.e. the total cost amortized over 20 years together with interest at the Agreed Rate) and (ii) the parking lot areas, landscaping, drainage, irrigation, and sprinkler systems when

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their useful life has expired, and Lessee shall pay such portion of the cost of replacement described in (i) and (ii), together with annual interest at the Agreed Rate amortized over the useful life of such replacements applicable to the balance of the Lease Term (as the same may be extended) in equal monthly installments due and payable with installments of base rent. Should Lessor default with respect to its obligation to make any of the repairs assumed by it hereunder, Lessee shall have the right to perform such repairs and Lessor agrees that within thirty (30) days after demand, it shall pay to Lessee the cost of any such repairs together with accrued interest from the date of Lessee’s payment at the Agreed Rate. Lessor shall not be liable to Lessee, its employees, invitees, or licensees for any damage to person or property, and Lessee’s sole right and remedy shall be the performance of said repairs by Lessee with right of reimbursement from Lessor of the cost of said repairs, not exceeding the sum actually expended by Lessee, together with accrued interest from the date of Lessee’s payment at the Agreed Rate, provided that nothing herein shall be deemed to create a right of set off or withholding by Lessee of base rent or any other amounts due herein. Lessee shall give Lessor written notice of repairs to be made by Lessor and Lessor shall have a reasonable time to perform same. Lessee hereby expressly waives all rights under and benefits of Sections 1941 and 1942 of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect to make repairs and offset the cost of same against rent or to withhold or delay any payment of rent or any other of its obligations hereunder as a result of any default by Lessor under this Section.

(c) Lessee agrees to keep the Buildings clean and in sanitary condition as required by the health, sanitary and police ordinances and regulations of any political subdivision having jurisdiction. Lessee further agrees to keep the interior of the Buildings, such as the windows, floors, walls, doors, showcases and fixtures clean and neat in appearance and to remove all trash and debris which may be found in or around the Premises. If Lessee refuses or neglects to commence such repairs and/or maintenance for which Lessee is responsible under this Article VI within a ten (10) day period after written notice from Lessor and thereafter diligently prosecute the same to completion, then Lessor may (i) enter the Premises (except in an emergency, upon at least 24 hours advanced written notice) during Lessor’s business hours and cause such repairs and/or maintenance to be made and shall not be responsible to Lessee for any loss or damage occasioned thereby and Lessee agrees that upon demand, it shall pay to Lessor the cost of any such repairs, not exceeding the sum actually expended by Lessor, together with accrued interest from the date of Lessor’s

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payment at the Agreed Rate and (ii) Lessor may elect to enter into a maintenance contract at a market rate for first-rate maintenance with a third party for the performance of all or a part of Lessee’s maintenance obligations, whereupon, Lessee shall be relieved from its obligations to perform only those maintenance obligations covered by such maintenance contract, and Lessee shall bear the entire cost of such maintenance contract which shall be paid in advance, as additional rent, on a monthly basis with Lessee’s rent payments.

Section 6.02. Maintenance of Outside Areas. Subject to 6.01(b) and 6.03 Lessee shall be responsible for maintaining in a good, safe and attractive condition the outside areas of the Premises, to include trash removal, landscape maintenance, sidewalks, driveways, parking lots, including striping, sprinkler systems, lighting, ponds, fountains and drains. If Lessor shall detect any deficiencies in the condition of the outside areas, Lessor shall notify Lessee in writing of such repairs or maintenance which may be necessary or appropriate to correct same, and Lessee shall then have a reasonable time to correct such deficiencies. Should Lessee fail to perform its maintenance obligations within ten (10) business days after notice from Lessor, Lessor may elect, but is under no obligation to do so, to cause such repairs/or maintenance to be made during Lessor’s normal business hours and shall not be responsible for any loss or damage occasioned thereby. Lessee agrees that within thirty (30) days after demand, it shall pay to Lessor the cost of any such maintenance or repairs., together with accrued interest at the Agreed Rate from the date of Lessor’s payment for services.

Section 6.03. Election by Lessee to Have Lessor Perform Certain Maintenance. Notwithstanding the provisions of Sections 6.01 and 6.02, Lessee may elect, on thirty (30) days advance written notice, to have Lessor assume responsibility for first rate maintenance and repairs of landscaping, irrigation, sprinklers, drainage, parking lot, parking lot lights, HVAC, roof, and elevator and Lessor shall hire contractors for same at market rates and Lessee shall pay all costs of same (upon presentation of copies of contracts and contractors’ invoices) with its next payment of base rent, provided that Lessor’s cost of administering such contractors shall be included in the Management Fee. As of the effective date of Lessee’s notice, Lessee shall be relieved from its obligations to perform only those maintenance obligations covered by such maintenance contracts, and Lessee shall bear the entire cost of such maintenance contracts, the regular monthly payment of which shall be paid in advance, as additional rent, on a monthly basis with Lessee’s rent payments.

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Section 6.04. Alterations and Additions. No alterations, additions, or structural changes shall be made to the Premises by Lessee without the prior written consent of Lessor which Lessor will not unreasonably withhold provided however that Lessee may make alterations or additions which do not affect the structural components or structural integrity of the Buildings or Premises and which do not exceed $25,000 without Lessor’s consent. As a condition to giving its consent, Lessor may require upon written request that Lessee agree to remove any such alterations, additions or improvements at the expiration of the Lease Term and to restore the Premises to their prior condition, provided the Lessor notifies Lessee in writing of such requirements at the time of granting consent or, as to alterations and additions for which consent was not obtained, on or before the earlier of (i) Expiration Date or (ii) thirty (30) days after termination of Lease or (iii) thirty (30) days after written notice from Lessee that it requests such notice from Lessor. Subject to the foregoing, all changes, alterations, or additions to be made to the Premises shall be under the supervision of a competent, California licensed architect or competent California licensed structural engineer each of whom have been approved by Lessor and made in accordance with plans and specifications which have been furnished to and approved by Lessor prior to commencement of work if such approval is required for the type of alteration or addition being performed. All work shall be done at the sole cost of Lessee by California licensed architects, engineers, and contractors in compliance with all applicable law, and in good and workmanlike manner. Any addition to, or alteration of, the Premises, except furniture and trade fixtures, shall become the property of Lessor at the expiration, or sooner termination of the Lease unless Lessor directs otherwise. Lessee shall retain title to all furniture and trade fixtures placed on the Premises. All heating, lighting, electrical, air conditioning, full height partitioning (but not moveable, free standing cubicle-type partitions which do not extend to the ceiling or connect to Building walls), drapery and carpeting installations made by Lessee together with all property that has become an integral part of the Premises, shall be and become the property of Lessor upon the expiration, or sooner termination of the Lease, and shall not be deemed trade fixtures. Lessee agrees that it will not proceed to make such alterations or additions, having obtained the consent of Lessor, until two days after Lessee’s receipt of such consent, in order that Lessor may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Lessee’s improvements. Lessee will at all times permit such notices to be posted and to

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remain posted until the completion of the work. Within sixty (60) days after completion of any alteration, addition or structural change made by Lessee, Lessee shall provide Lessor with a complete set of “as built” plans for same.

Section 6.05. Covenant Against Liens. Lessee shall not allow any liens arising from any act or omission of Lessee to exist, attach to, be placed on, or encumber Lessor’s or Lessee’s interest in the Premises or Buildings, or any portion thereof by operation of law or otherwise. Lessee shall not suffer or permit any lien of mechanics, material suppliers, or others to be placed against the Premises or Buildings or any portion thereof with respect to work or services performed or claimed to have been performed for Lessee or materials furnished or claimed to have been furnished to Lessee or the Premises. Lessor has the right at all times to post and keep posted on the Premises any notice that it considers necessary for protection from such liens. At least seven (7) days before beginning construction of any alteration, Lessee shall give Lessor written notices of the expected commencement date of that construction to permit Lessor to post and record a notice of nonresponsibility. If any such lien attaches or Lessee received notice of any such lien, Lessee shall cause the lien to be immediately released and removed of record. Despite any other provision of this Lease, if the lien is not released and removed within twenty (20) days after Lessor delivers notice of the lien to Lessee, Lessor may immediately take all action necessary to release and remove the lien, without any duty to investigate the validity of it. All expenses (including reasonable attorney fees and the cost of any bond) incurred by Lessor in connection with a lien incurred by Lessee or its removal shall be considered additional rent under this Lease and be immediately due and payable by Lessee.

Section 6.06. Tenant Improvement Allowance. Lessor shall provide to Lessee semi-improved “cold” shell facilities as described in Exhibit D attached and a tenant improvement allowance of $25.00 per square foot to be used for the tenant improvements outlined in Exhibit D attached, all as outlined in the Work Letter Agreement for Construction of Premises attached as Exhibit C. Once the total tenant improvement budget is established for each Building via contract with Lessee’s contractor, all payments for tenant improvements for each Building, on a per Building basis, shall be made first by Lessor (from the tenant improvement allowance up to $25 per square foot of the affected Building) and the balance by Lessee.

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ARTICLE VII

INSURANCE

Section 7.01. Property Insurance For Premises. During the Lease Term, Lessee shall purchase at Lessee’s sole cost and keep in force the “all risk” insurance including fire, flood coverage, earthquake coverage (to the extent commercially available), coverage for loss of rents and other risks normally included in “all risk” insurance, and boiler and machinery coverage if the Lessor deems necessary. The amount of such insurance shall not be less than one hundred percent (100%) of the replacement cost of the Premises including without limitation the Buildings and tenant improvements and betterments. Any recovery received from said insurance policy shall be paid to Lessor. Lessee shall pay to Lessor any deductibles (subject to the above conditions) owing within thirty (30) days after receipt of notice from Lessor of the amount owing. All such insurance must be written on a policy from and with insurers acceptable to Lessor as being of the same type and quality as Lessor would elect, which acceptance shall not be unreasonably withheld.

Section 7.02. Property Insurance for Fixtures and Inventory. During the Lease Term, Lessee shall, at its sole expense, maintain insurance with “all risk” coverage on any fixtures, leasehold improvements, furnishings, merchandise, equipment, or personal property in or on the Premises, whether in place as of the date hereof or installed hereafter, for the full replacement cost thereof.

Section 7.03. Lessor’s Liability Insurance. During the Lease Term, Lessor shall maintain a policy or policies of commercial general liability insurance insuring Lessor (and such others as designated by Lessor) against claims and liability for bodily injury, death and property damage on or about the Premises, with combined single limit coverage in the amount of Ten Million Dollars ($10,000,000.00) with an endorsement for Lessor’s contractual indemnity agreement under Section 7.07, provided that the limits of such insurance shall not serve to limit the liability of Lessor. The insurance premiums shall be paid by Lessee in accordance with Article IV, within fifteen (15) days of Lessee’s receipt of a copy of Lessor’s statement therefor. Lessee shall pay to Lessor any deductibles (subject to the above conditions) owing within thirty (30) days after receipt of notice from Lessor of the amount owing.

Section 7.04. Lessee’s Responsibilities With Regard To Liability Insurance. During the Lease Term, Lessee shall, at its sole expense, maintain commercial

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general liability insurance against claims and liability for bodily injury, death or property damage occurring in or about the Premises or arising out of the use or occupancy of the Premises, with combined single limit coverage of not less than Five Million Dollars ($5,000,000.00) with an endorsement for Lessor’s contractual indemnity agreement under Section 7.07 provided that the limits of such insurance shall not serve to limit the liability of Lessee.

Section 7.05. Lessee to Furnish Proof of Insurance. Lessee shall furnish to Lessor prior to the Commencement Date, and at least thirty (30) days prior to the expiration date of any policy, certificates indicating that the property insurance and liability insurance required by Lessee above is in full force and effect; that Lessor has been named as an additional insured to the extent of contractual liability assumed in Section 7.07 “Indemnification” and Section 7.08 “Lessor as Party Defendant”; and that all such policies will not be canceled unless thirty (30) days’ prior written notice of the proposed cancellation has been given to Lessor. The insurance shall be with insurers approved by Lessor, provided however, that such approval shall not be unreasonably withheld.

Section 7.06. Mutual Waiver of Claims. Lessor and Lessee hereby release and relieve the other, and waive their entire claim of recovery for loss or damage to property arising out of or incident to fire, lightning, and the other perils included in a standard “all risk” insurance policy when such property constitutes the Premises or the Buildings, or is in, on or about the Premises, Buildings, or land on which the Buildings are situated, whether or not such loss or damage is due to the negligence of Lessor or Lessee, their agents, employees, guests, licensees, invitees, or contractors. Lessee and Lessor waive all rights of subrogation against each other on behalf of, and shall obtain a waiver of all subrogation rights from, all property and casualty insurers referenced above.

Section 7.07. Indemnification.

(a) Except as otherwise provided in Section 7.07(b), Lessee shall indemnify and hold Lessor free and harmless from any and all liability, claims, loss, damages, or expenses, including without limitation, reasonable counsel fees and costs, arising by reason of the death or injury of any person, including any person who is an employee, agent, invitee, permittee, or contractor of Lessee, or by reason of damage to or destruction of the Premises, including property owned by Lessee or any person

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who is an employee or agent of Lessee, caused or allegedly caused (1) while that person or property is in or on the Premises; (2) by some condition of the Premises or some building or improvement on the Premises; (3) by some act or omission on the Premises of Lessee or any person in, adjacent, on, or about the Premises with the permission and consent of Lessee; (4) by any matter connected with Lessee’s occupation and use of the Premises, or (5) by any breach or default in performance of any obligation on Lessee’s part to be performed under this Lease.

(b) Notwithstanding the provisions of Section 7.07(a) of this Lease, Lessee shall be under no duty to indemnify and hold Lessor harmless from any liability, claims, or damages arising because of Lessor’s failure to make any repairs required by this Lease to be made by Lessor or because of any active negligence or willful acts of misconduct by Lessor or by any person who is an agent or employee of Lessor. Lessor agrees to indemnify, defend, protect, and hold Lessee free and harmless from and against any liability, claims, or damages arising from or in connection with (i) Lessor’s failure to make any repairs required by this Lease to be made by Lessor due to Lessor’s sole negligence or (ii) active or gross negligence or willful acts of misconduct by Lessor, or (iii) any breach or default in performance of any obligation on Lessor’s part to be performed under this Lease, but in no event shall Lessor’s obligations under this paragraph extend to lost profits or other consequential damages or to damage which is or would be covered by the insurance Lessee is required to carry under the Lease.

(c) For purposes of this Lease, “Claims” means any and all claims, losses, costs, damage, expenses, liabilities, liens, actions, causes of action (whether in tort or contract, law or equity, or otherwise), charges, assessments, fines, and penalties of any kind (including consultant and expert expenses, court costs, and attorney fees actually incurred).

Section 7.08. Lessor as Party Defendant. Subject to Section 7.07(b), if by reason of an act or omission of Lessee or its employees, agents, invitees or contractors, (and not by reason of Lessor’s active negligence or greater misconduct or breach of this Lease) Lessor is made a party defendant or a cross-defendant to any action involving the Premises or this Lease, Lessee shall hold harmless and indemnify Lessor from all liability or claims of liability, including all damages, attorney fees and costs of suit.

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ARTICLE VIII

DAMAGE OR DESTRUCTION

Section 8.01. Destruction of the Premises. In the event of a partial destruction of the Premises during the Lease Term from any cause except for incidental damage and destruction caused by vandalism and accidents for which Lessee is responsible under Article VII, Lessor, upon receipt of, and to the extent of, insurance proceeds paid in connection with such casualty, shall forthwith repair the same, provided the repairs can be made within a reasonable time under the laws and regulations of the state, federal, county or municipal authorities, but such partial destruction shall in no way annul or void this Lease, (except as provided in Section 8.01(b) below) except that Lessee shall be entitled to a proportionate reduction of rent until such repairs are completed equal to the payment of rent insurance received by Lessor. Lessor shall use diligence in making such repairs within a reasonable time period, acts of God, strikes and delays beyond Lessor’s control excepted, in which instance the time period shall be extended accordingly, and this Lease shall remain in full force and effect, with the rent to be proportionately reduced as provided in this Section.

(b) If either or both of the Buildings are damaged or destroyed by any cause to the extent of more than fifty percent (50%) of the total Rentable Area of both Buildings during the Lease Term, Lessor shall notify Lessee within ninety (90) days after such damage or destruction whether it will repair the same within one (1) year from the date of such notice and if Lessor states that it will not repair within said one (1) year Lessee may, at its sole option, terminate this Lease by giving written notice to Lessor within ten (10) business days after Lessor gives its notice and this Lease shall terminate ten (10) business days after Lessee gives its notice. In the event of termination, Lessee shall pay to Lessor all insurance proceeds, if any, received by Lessee as a result of the damage or destruction to the extent allocable to the Building(s) or other improvements owned by Lessor.

Section 8.02. Arbitration. All disputes arising under this Article VIII shall be submitted to conclusive and binding arbitration in Santa Clara County, California by three arbitrators. Within thirty days of the giving of notice by a party that it intends to submit a dispute under this Article to arbitration, each party shall select one arbitrator (and if a party fails within such period to select an arbitrator, the other party may arrange to have an arbitrator selected by the San Francisco Regional

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Director of the American Arbitration Association) and the two so selected shall choose a third arbitrator or, failing such selection of a third arbitrator within thirty days after the appointment of the first two arbitrators, the third arbitrator shall be appointed by the San Francisco Regional Director of the American Arbitration Association. Any arbitration shall be conducted in accordance with the rules of the American Arbitration Association for commercial arbitration then in effect and in accordance with applicable statutes. The award of the arbitrators shall be final and conclusive except only as provided by applicable law. The out-of-pocket expenses and the fees of the arbitrators shall be shared equally by the parties.

ARTICLE IX

REAL PROPERTY TAXES

Section 9.01. Payment of Taxes. Lessee shall pay the real property tax including any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license, fee, charge or imposition (“real property tax”), imposed, assessed or levied on the Premises by any Federal, State, County, City or other political subdivision or public authority having the direct or indirect power to tax, including any improvement district thereof, as against any legal or equitable interest of Lessor in the Premises or against the Premises or any part thereof applicable to the Premises for a period of time included within the Lease Term. All such payments shall be made at least tea (10) days prior to the delinquency date for such payment or ten (10) days after Lessee’s receipt of the tax bill, whichever is later. Notwithstanding the foregoing, Lessee shall not be required to pay any municipal, county, state, or federal income or franchise taxes of Lessor, or any municipal, county, state, or federal estate, succession, inheritance, or transfer taxes of Lessor.

If at anytime during the Lease Term, the State of California or any political subdivision of the state, including any county, city, city and county, public corporation, district, or any other political entity or public corporation of this state, levies or assesses against Lessor a tax, fee, or excise on (1) rents under the Lease, (2) the square footage of the Premises, (3) the act of entering into this Lease, or (4) the occupancy of Lessee, or levies or assesses against Lessor any other tax, fee, or excise, however described, including, without limitation, a so-called value added tax, business license tax, transit tax or commuter tax related to the Premises as a direct substitution in whole or in part for, or in addition to, any real property taxes on the

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Premises, Lessee shall pay ten (10) days before delinquency or ten (10) days after receipt of the tax bill, whichever is later, that tax, fee, or excise.

Section 9.02. Pro Ration for Partial Years. If any such taxes paid by Lessee shall cover any period prior to the Commencement Date or after the Expiration Date of the Lease Term, Lessee’s share of such taxes shall be equitably prorated to cover only the period of time within the tax fiscal year during which this Lease shall be in effect, and Lessor shall reimburse Lessee to any extent required. If Lessee shall fail to pay any such taxes, Lessor shall have the right to pay the same, in which case Lessee shall repay such amount to Lessor with Lessee’s next rent installment together with interest at the Agreed Rate.

Section 9.03. Personal Property Taxes.

(a) Lessee shall pay prior to delinquency all taxes imposed, assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises or elsewhere. When possible, Lessee shall cause said trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor.

(b) If any of Lessee’s said personal property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.

(c) If Lessee shall fail to pay any such taxes, Lessor shall have the right to pay the same, in which case Lessee shall repay such amount to Lessor with Lessee’s next rent installment together with interest at the Agreed Rate.

ARTICLE X

UTILITIES

Section 10.01. Lessee to Pay Lessee shall pay prior to delinquency, throughout the Lease Term, the cost of water, gas, heating, cooling, sewer, telephone, electricity, garbage, air conditioning and ventilation, janitorial service, landscaping and all other materials and utilities supplied to the Premises.

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ARTICLE XI

ASSIGNMENT AND SUBLETTING

Section 11.01. Lessor’s Consent Required. Except as provided in Section 11.02, Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, license or otherwise transfer or encumber all or any part of Lessee’s interest in this Lease or in the Premises or any part thereof, without Lessor’s prior written consent which Lessor shall not unreasonably withhold or delay. Lessor shall respond in writing to Lessee’s request for consent hereunder in a timely manner and any attempted assignment, transfer, mortgage, encumbrance, subletting or licensing without such consent shall be void, and shall constitute a breach, of this Lease. By way of example, but not limitation, reasonable grounds for denying consent include: (i) poor credit history of transferee, (ii) transferee is either a government agency or an instrumentality of one, (iii) transferee’s intended use of the Premises is inconsistent with the permitted use or will materially and adversely affect Lessor’s interest.

Section 11.02. Lessee Affiliates. Lessee may assign or sublet the Premises, or any portion thereof, to any corporation which controls, is controlled by, or is under common control with Lessee, or to any corporation resulting from the merger or consolidation with Lessee, or to any person or entity which acquires all, or substantially all of the assets of Lessee as a going concern of the business that is being conducted on the Premises, provided that said assignee or sublessee assumes, in full, the obligations of Lessee under this Lease and provided further that the use to which the Premises will be put does not materially change. Any such assignment shall not, in any way, affect or limit the liability of Lessee under the terms of this Lease.

Section 11.03. No Release of Lessee. Regardless of Lessor’s consent, no subletting or assignment shall release Lessee of Lessee’s obligation or alter the primary liability of Lessee to pay the rent and to perform all other obligations to be performed by Lessee hereunder. The acceptance of rent by Lessor from any other person shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Lessee or any successor of Lessee, in the performance of any of the terms hereof, Lessor may proceed directly against Lessee without the necessity of exhausting remedies against said assignee.

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Section 11.04. Excess Rent. In the event Lessor shall consent to a sublease or an assignment under the lease, Lessee shall pay to Lessor with its regularly scheduled rent payments fifty percent (50%) of all sums and the fair market value of all consideration collected or received by Lessee from a sublessee or assignee which are in excess of the rent then owing pursuant to Article IV for the time period encompassed by the sublease or assignment term after first deducting reasonable leasing commissions and other out of pocket costs paid by Lessee with respect to such sublease or assignment.

Section 11.05. No Impairment of Security. Lessee’s written request to Lessor for consent to an assignment or subletting or other form of transfer shall be accompanied by (a) the name and legal composition of the proposed transferee; (b) the nature of the proposed transferee’s business to be carried on in the Premises; (c) the terms and provisions of the proposed transfer agreement; and (d) such financial and other reasonable information as Lessor may request concerning the proposed transferee. Lessor’s consent shall not be deemed unreasonably withheld if consent is denied because the prospective sublessee or assignee will impair Lessor’s security.

Section 11.06. Lessor’s Recapture Rights.

(a) Lessor’s Recapture Rights. Notwithstanding any other provision of this Article 11, in the event that Lessee proposes to sublease or assign or otherwise transfer any interest in this Lease or the Premises or any part thereof affecting more than eighty percent (80%) of the square footage of the Rentable Area within either Building for the full remaining Lease Term, then Lessor shall have the option to recapture the subject assigned space by written notice to Lessee (“Recapture Notice”) within thirty (30) days after Lessor receives any notice of such proposed assignment or a sublease or other transfer (“Transfer Notice”). A timely Recapture Notice terminates this Lease for the subject space, effective as of the date specified in the Transfer Notice. If Lessor declines or fails timely to deliver a Recapture Notice, Lessor shall have no further right under this Section 11.06 to the subject space unless it becomes available again after transfer by Lessee.

(b) Consequences of Recapture To determine the new base rent under this Lease if Lessor recaptures the subject space, the then current base rent (immediately before Lessor’s recapture) under the Lease shall be multiplied by a fraction, the numerator of which is the square feet of the Rentable Area retained by Lessee after Lessor’s recapture and the denominator of which is the total square feet of the

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Rentable Area before Lessor’s recapture. The additional rent, to the extent that it is calculated on the basis of the square feet within the Premises (or Buildings), shall be reduced to reflect Lessee’s proportionate share based on the square feet of the Premises (or Buildings) retained by Lessee after Lessor’s recapture. This Lease as so amended shall continue thereafter in full force and effect. Either party may require written confirmation of the amendments to this Lease necessitated by Lessor’s recapture of the subject space. If Lessor recaptures the subject space, Lessor shall, at Lessor’s sole expense, construct, paint, and furnish any partitions required to segregate the subject space from the remaining Premises retained by Lessee.

ARTICLE XII

DEFAULTS; REMEDIES

Section 12.01. Defaults. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Lessee:

(a) The abandonment of the Premises by Lessee or the commission of waste at the Premises or the making of an assignment or subletting in violation of Article XI, provided however, abandonment shall be considered to not occur if the Premises are maintained and occupied to the extent necessary to maintain the insurance on each and every portion of the Premises;

(b) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue (i) for a period of ten (10) days after written notice thereof from Lessor to Lessee or (ii) for more than five business (5) days after written notice on more than two (2) occasions in any twelve (12) month period. In the event that Lessor serves Lessee with a Notice to Pay Rent or Quit in the form required by applicable Unlawful Detainer statutes such Notice shall constitute the notice required by this paragraph, provided that the cure period stated in the Notice shall be five (5) business rather than the statutory three (3) days;

(c) Lessee’s failure to provide any instrument or assurance as required by Section 7.05 or estoppel certificate as required by Section 15.01 if the failure continues for five (5) business days after written notice of the failure. In the event Lessor serves Lessee with a Notice to Perform Covenant or Quit in the form required

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by applicable Unlawful Detainer Statutes, such Notice shall constitute the notice required by this paragraph, provided that the cure period stated in the Notice shall be five (5) business rather than the statutory three (3) days;

(d) The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than described in paragraph (a) (b) or (c) above, where such failure shall continue for a period of ten (10) business days after written notice thereof from Lessor to Lessee; provided, however, that if the nature of Lessee’s default is such that more than ten (10) business days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commences such cure within said ten (10) day period and thereafter diligently prosecutes such cure to completion;

(e) (i) The making by Lessee of any general arrangement or assignment for the benefit of creditors; (ii) the filing by Lessee of a voluntary petition in bankruptcy under Title 11 U.S.C. or the filing of an involuntary petition against Lessee which remains uncontested for a period of sixty days; (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease. Provided, however, in the event that any provisions of this Section 12.01(e) is contrary to any applicable law, such provision shall be of no force or effect;

(f) The discovery by Lessor that any financial statement given to Lessor by Lessee, or any guarantor of Lessee’s obligations hereunder, and any of them, was materially false.

Section 12.02. Remedies. In the event of any such material default and breach by Lessee, Lessor may at any time thereafter, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default and breach:

(a) Terminate Lessee’s right to possession of the Premises by any lawful means including by way of unlawful detainer (and without any further notice if a notice in compliance with the unlawful detainer statutes and in compliance with paragraphs (b), (c) and (d) of Section 12.01 above has already been given), in which

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case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee’s default including, but not limited to, (i) the cost of recovering possession of the Premises including reasonable attorney’s fees related thereto; (ii) the worth at the time of the award of any unpaid rent that had been earned at the time of the termination, to be computed by allowing interest at the Agreed Rate but in no case greater than the maximum amount of interest permitted by law, (iii) the worth at the time at the time of the award of the amount by which the unpaid rent that would have been earned between the time of the termination and the time of the award exceeds the amount of unpaid rent that Lessee proves could reasonably have been avoided, to be computed by allowing interest at the Agreed Rate but in no case greater than the maximum amount of interest permitted by law, (iv) the worth at the time of the award of the amount by which the unpaid rent for the balance of the Lease Term after the time of the award exceeds the amount of unpaid rent that Lessee proves could reasonably have been avoided, to be computed by discounting that amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one per cent (1%), (v) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee’s failure to perform obligations under this Lease, including brokerage commissions and advertising expenses, expenses of remodeling the Premises for a new tenant (whether for the same or a different use), and any special concessions made to obtain a new tenant, and (vi) any other amounts, in addition to or in lieu of those listed above, that may be permitted by applicable law.

(b) Maintain Lessee’s right to possession as provided in Civil Code Section 1951.4 in which case this Lease shall continue in effect whether or not Lessee shall have abandoned the Premises. In such event Lessor shall be entitled to enforce all of Lessor’s rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

(c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state of California. Unpaid installments of rent and other unpaid monetary obligations of Lessee under the terms of this Lease shall bear interest from the date due at the Agreed Rate.

Section 12.03. Default by Lessor. Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no

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event later than thirty (30) days after written notice by Lessee to Lessor and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Lessee in writing, specifying wherein Lessor has failed to perform such obligation; provided, however, that if the nature of Lessor’s obligation is such that more than thirty (30) days are required for performance then Lessor shall not be in default if Lessor commences performance within such thirty day period and thereafter diligently prosecutes the same to completion. In the event Lessor does not commence performance within the thirty (30) day period provided herein, Lessee may perform such obligation and will be reimbursed for its expenses by Lessor together with interest thereon at the Agreed Rate provided, however, that if the parties are in dispute as to what constitutes Lessor’s obligations under this Lease, any such dispute shall be resolved by arbitration in a manner identical to that provided in Section 8.02 above. Lessee waives any right to terminate this Lease and to vacate the Premises on Lessor’s default under this Lease. Lessee’s sole remedy on Lessor’s default is an action for damages or injunctive or declaratory relief. Notwithstanding the foregoing, nothing herein shall be deemed applicable in the event of Lessor’s delay in delivery of the Premises. In that situation, all rights and remedies shall be determined under Section 3.01 above.

Section 12.04. Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor’s designated agent within five (5) days after such amount is due and owing, Lessee shall pay to Lessor a late charge equal to 10% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of rent, then rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding Section 4.01 or any other provision of this Lease to the contrary.

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Section 12.05. Impounds. In the event that a late charge is payable hereunder, whether or not collected, for three (3) installments of rent or any other monetary obligation of Lessee under the terms of this Lease within a twelve (12) month period, Lessee shall pay to Lessor, if Lessor shall so request in writing, in addition to any other payments required under this Lease, a monthly advance installment, payable at the same time as the monthly rent, as estimated by Lessor, for real property tax and insurance expenses on the Premises which are payable by Lessee under the terms of this Lease. Such fund shall be established to insure payment when due, before delinquency, of any or all such real property taxes and insurance premiums. If the amounts paid to Lessor by Lessee under the provisions of this paragraph are insufficient to discharge the obligations of Lessee to pay such real property taxes and insurance premiums as the same become due, Lessee shall pay to Lessor, upon Lessor’s demand, such additional sums necessary to pay such obligations. All moneys paid to Lessor under this paragraph may be intermingled with other moneys of Lessor and shall not bear interest. In the event of a default in the obligations of Lessee to perform under this Lease, then any balance remaining from funds paid to Lessor under the provisions of this paragraph may, at the option of Lessor, be applied to the payment of any monetary default of Lessee in lieu of being applied to the payment of real property tax and insurance premiums.

ARTICLE XIII

CONDEMNATION OF PREMISES.

Section 13.01. Total Condemnation. If the entire Premises, whether by exercise of governmental power or the sale or transfer by Lessor to any condemnor under threat of condemnation or while proceedings for condemnation are pending, at any time during the Lease Term, shall be taken by condemnation such that there does not remain a portion suitable for occupation, this Lease shall then terminate as of the date transfer of possession is required. Upon such condemnation, all rent shall be paid up to the date transfer of possession is required, and Lessee shall have no claim against Lessor or the award for the value of the unexpired portion of this Lease Term.

Section 13.02. Partial Condemnation. If any portion of the Premises is taken by condemnation during the Lease Term, whether by exercise of governmental

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power or the sale for transfer by Lessor to an condemnor under threat of condemnation or while proceedings for condemnation are pending, this Lease shall remain in full force and effect except that in the event a partial taking leaves the Premises unfit for the conduct of the business of Lessee, then Lessee shall have the right to terminate this Lease effective upon the date transfer of possession is required. Moreover, Lessor shall have the right to terminate this Lease effective on the date transfer of possession is required if more than thirty-three percent (33%) of the total square footage of the Premises is taken by condemnation. Lessee and Lessor may elect to exercise their respective rights to terminate this Lease pursuant to this Section by serving written notice to the other within thirty (30) days after receipt of notice of condemnation. All rent shall be paid up to the date of termination, and Lessee shall have no claim against Lessor for the value of any unexpired portion of the Lease Term. If this Lease shall not be canceled, the rent after such partial taking shall be that percentage of the adjusted base rent specified herein, equal to the percentage which the square footage of the untaken part of the Premises, immediately after the taking, bears to the square footage of the entire Premises immediately before the taking. If Lessee’s continued use of the Premises requires alterations and repair by reason of a partial taking, all such alterations and repair shall be made by Lessee at Lessee’s expense. Lessee waives all rights it may have under California Code of Civil Procedure Section 1265.130 or otherwise, to terminate this Lease based on partial condemnation.

Section 13.03. Award to Lessee. In the event of any condemnation, whether total or partial, Lessee shall have the right to claim and recover from the condemning authority such compensation as may be separately awarded or recoverable by Lessee for loss of its business fixtures, or equipment belonging to Lessee immediately prior to the condemnation. The balance of any condemnation award shall belong to Lessor (including, without limitation, any amount attributable to any excess of the market value of the Premises for the remainder of the Lease Term over the then present value of the rent payable for the remainder of the Lease Term) and Lessee shall have no further right to recover from Lessor or the condemning authority for any claims arising out of such taking.

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ARTICLE XIV

ENTRY BY LESSOR

Section 14.01. Entry by Lessor Permitted. Lessee shall permit Lessor and its agents to enter the Premises and all parts thereof, upon reasonable notice during Lessor’s normal business hours (or without notice in an emergency), including without limitation, the Buildings and all parts thereof at all reasonable times for any of the following purposes: to inspect the Premises; to maintain the Premises; to make such repairs to the Premises as Lessor is obligated or may elect to make; to make repairs, alterations or additions to any other portion of the Premises; to show the Premises and post “To Lease” signs for the purposes of reletting during the last one hundred eighty (180) days of the Lease Term provided that Lessee has failed to exercise its option to renew; to show the Premises as part of a prospective sale by Lessor or to post notices of nonresponsibility. Lessor shall have such right of entry without any rebate of rent to Lessee for any loss of occupancy or quiet enjoyment of the Premises hereby occasioned.

ARTICLE XV

ESTOPPEL CERTIFICATE

Section 15.01. Estoppel Certificate.

(a) Lessee shall at any time upon not less than fifteen (15) days’ prior written notice from Lessor execute, acknowledge and deliver to Lessor a statement in writing (i) certifying, if true, that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying, if true, that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging, if true, that there are not, to Lessee’s knowledge, any uncured defaults on the part of Lessor hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

(b) Lessee’s failure to deliver such statement within such time shall be conclusive upon Lessee (i) that this Lease is in full force and effect, without modification except as may be represented by Lessor, (ii) that there are no uncured defaults in Lessor’s performance, and (iii) that not more than one month’s rent has been paid in advance.

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ARTICLE XVI

LESSOR’S LIABILITY

Section 16.01. Limitations on Lessor’s Liability. The term “Lessor” as used herein shall mean only the owner or owners at the time in question of the fee title of the Premises. In the event of any transfer of such title or interest, Lessor herein named (and in case of any subsequent transfers then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor’s obligations thereafter to be performed, provided that any funds in the hands of Lessor or the then grantor at the time of such transfer, in which Lessee has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor’s successors and assigns, only during their respective periods of ownership. For any breach of this Lease by Lessor, the liability of Lessor (including all persons and entities that comprise Lessor, and any successor Lessor) and any recourse by Lessee against Lessor shall be limited to the interest of Lessor, and Lessor’s successors in interest, in and to the Premises. On behalf of itself and all persons claiming by, through, or under Lessee, Lessee expressly waives and releases Lessor and each member, agent and employee of Lessor from any personal liability for breach of tins Lease.

ARTICLE XVII

GENERAL PROVISIONS

Section 17.01. Severability. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

Section 17.02. Agreed Rate Interest on Past-Due Obligations. Except as expressly herein provided, any amount due to either party not paid when due shall bear interest at the Bank of America prime rate plus one percent (1%) (“Agreed Rate”). Payment of such interest shall not excuse or cure any default by Lessee under this Lease. Despite any other provision of this Lease, the total liability for interest payments shall not exceed the limits, if any, imposed by the usury laws of the State of California. Any interest paid in excess of those limits shall be refunded to the payor by application of the amount of excess interest paid against any sums outstanding in any order that payee requires. If the amount of excess interest paid exceeds the sums outstanding, the portion exceeding those sums shall be refunded in cash to the payor by the payee. To ascertain whether any interest payable exceeds the limits imposed, any nonprincipal payment (including late charges) shall be

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considered to the extent permitted by law to be an expense or a fee, premium, or penalty rather than interest.

Section 17.03. Time of Essence. Time is of the essence in the performance of all obligations under this Lease.

Section 17.04. Additional Rent. Any monetary obligations of Lessee to Lessor under the terms of this Lease shall be deemed to be additional rent and Lessor shall have all the rights and remedies for the nonpayment of same as it would have for nonpayment of base rent but that one year requirement of Code of Civil Procedure Section 1161(2) shall apply only to scheduled installments of base rent and not to any additional rent. All references to rent (except specific references to either base rent or additional rent) shall mean base rent and additional rent.

Section 17.05. Incorporation of Prior Agreements, Amendments and Exhibits. This Lease (including Exhibits A, B, C, D, E, F and G) contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Lessee hereby acknowledges that neither the Lessor nor any employees or agents of the Lessor has made any oral or written warranties or representations to Lessee relative to the condition or use by Lessee of said Premises and Lessee acknowledges that Lessee assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the Lease Term except as otherwise specifically stated in this Lease. Neither party has been induced to enter into this Lease by, and neither party is relying on, any representation or warranty outside those expressly set forth in this Lease.

Section 17.06. Notices.

(a) Written Notice. Any notice required or permitted to be given hereunder shall be in writing and shall be given by a method described in paragraph (b) below and shall be addressed to Lessee or to Lessor at the addresses noted below, next to the signature of the respective parties, as the case may be. Either party may by notice to the other specify a different address for notice purposes. A copy of all notices

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required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by notice to Lessee, but delay or failure of delivery to such person shall not affect the validity of the delivery to Lessor or Lessee.

(b) Methods of Delivery.

(i) When personally delivered to the recipient, notice is effective on delivery. Delivery to the person apparently designated to receive deliveries at the subject address is sufficient if made during business hours (e.g. receptionist).

(ii) When delivery by overnight delivery Federal Express/Airborne/United Parcel Service/DHL Worldwide Express with charges prepaid or charged to the sender’s account, notice is effective on delivery if delivery is confirmed by the delivery service.

(c) Refused, Unclaimed or Undeliverable Notices. Any correctly addressed notice that is refused, unclaimed, or undeliverable because of an act or omission of the party to be notified shall be considered to be effective as of the first date that the notice was refused, unclaimed, or considered undeliverable by the messenger, or overnight delivery service.

Section 17.07. Waivers. No waiver of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach of the same or any other provisions. Any consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of consent to or approval of any subsequent act. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor’s knowledge of such preceding breach at the time of acceptance of such rent.

Section 17.08. Recording. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a “short form” memorandum of this Lease for recording purposes, provided that Lessee shall also simultaneously execute in recordable form and delivering to Lessor a Quit Claim Deed as to its leasehold and any other interest in the Premises and hereby authorizes Lessor to date and record the same only upon the expiration or sooner termination of this Lease.

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Section 17.09. Expiration or Termination, Surrender of Possession.

(a) At the expiration of the Lease, Lessee agrees to deliver up and surrender to Lessor possession of the Premises and all improvements thereon broom clean and, in as good order and condition as when possession was taken by Lessee, excepting only ordinary wear and tear (wear and tear which could have been avoided by first class maintenance practices and in accordance with industry standards shall not be deemed “ordinary”). Upon expiration or sooner termination of this Lease, Lessor may reenter the Premises and remove all persons and property therefrom. If Lessee shall fail to remove any personal property which it is entitled or obligated to remove from the Premises upon the expiration or sooner termination of this Lease, for any cause whatsoever, Lessor, at its option, may remove the same and store or dispose of them, and Lessee agrees to pay to Lessor on demand any and all expenses incurred in such removal and in making the Premises free from all dirt, litter, debris and obstruction, including all storage and insurance charges. If the Premises are not surrendered at the end of the Lease Term, Lessee shall indemnify Lessor against loss or liability resulting from delay by Lessee in so surrendering the Premises, including, without limitation, actual damages for lost rent and with respect to any claims of a successor occupant.

(b) If Lessee, with Lessor’s consent, remains in possession of the Premises after expiration of the Lease Term and if Lessor and Lessee have not executed an express written agreement as to such holding over, then such occupancy shall be a tenancy from month to month at a monthly base rental equivalent to 125% (for the first three months of holdover) and thereafter 150% of the monthly rental in effect immediately prior to such expiration, such payments to be made as herein provided for base rent. In the event of such holding over all of the terms of this Lease including the payment of all charges owing hereunder other than rent shall remain in force and effect on said month to month basis.

Section 17.10. Cumulative Remedies. No remedy or election hereunder by Lessor shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity provided that notices and cure periods set forth in Article XII are intended to extend and modify statutory notice provisions to the extent expressly stated in Section 12.01.

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Section 17.11. Covenants and Conditions. Each provision of this Lease performable by Lessee shall be deemed both a covenant and a condition.

Section 17.12. Binding Effect; Choice of Law. Subject to any provisions hereof restricting assignment or subletting by Lessee and subject to the provisions of Article XVI, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State of California and any legal or equitable action or proceeding brought with respect to the Lease or the Premises shall be brought in Santa Clara County, California.

Section 17.13. Lease to be Subordinate. Lessee agrees that this Lease is and shall be, at all times, subject and subordinate to the lien of any mortgage or other encumbrances which Lessor may create against the Premises including all renewals, replacements and extensions thereof provided, however, that regardless of any default under any such mortgage or encumbrance or any sale of the Premises under such mortgage, so long as Lessee timely performs all covenants and conditions of this Lease and continues to make all timely payments hereunder, this Lease and Lessee’s possession and rights hereunder shall not be disturbed by the mortgagee or anyone claiming under or through such mortgagee. Notwithstanding anything contained in this Section, Lessee shall not be required to execute any documents subordinating this Lease, unless the Lender agrees to enter into a recognition agreement providing that this Lessee will not be terminated if Lessee is not in default following a foreclosure, and recognizing all of Lessee’s rights under this Lease.

Section 17.14. Attorneys’ Fees. If either party herein brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to reasonable attorney’s fees, expert witness fees and costs to be paid by the losing party as fixed by the Court.

Section 17.15. Signs. Lessee shall not place any sign upon the Premises without Lessor’s prior written consent, which consent shall not be unreasonably withheld. Lessee shall install, maintain and remove prior to expiration of this Lease (or within ten (10) days after any earlier termination of this Lease) all signage in full compliance with (i) all applicable law, statutes, ordinances and regulations and (ii) all provisions of this Lease concerning alterations.

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Section 17.16. Merger. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, or a termination by Lessor, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

Section 17.17. Guarantor. As additional consideration for this Lease and as a condition to its effectiveness, ROYAL PHILIPS ELECTRONICS, a Netherlands corporation, is executing a Guaranty of Lease concurrently herewith. A copy of the Guaranty, to be executed by such Guarantor as a condition to and consideration for this Lease, is attached hereto as Exhibit F.

Section 17.18. Quiet Possession. Upon Lessee paying the rent for the Premises and observing and performing all of the covenants, conditions and provisions on Lessee’s part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire Lease Term subject to all of the provisions of this Lease. The individuals executing this Lease on behalf of Lessor represent and warrant to Lessee that they are fully authorized and legally capable of executing this Lease on behalf of Lessor and that such execution is binding upon all parties holding an ownership interest in the Premises.

Section 17.19. Easements. Lessor reserves to itself the right, from time to time, to grant such easements, rights and dedications that Lessor deems necessary or desirable, and to cause the recordation of Parcel Maps and restrictions, so long as such easements, rights, dedications, Maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee shall sign any of the aforementioned or other documents, and take such other acts, which are reasonably necessary or appropriate to accomplish such granting and recordation, upon request of Lessor, and failure to do so within ten (10) business days of a written request to do so shall constitute a material breach of this Lease.

Section 20.00. Corporate Authority. Each individual executing this Lease on behalf of a corporation represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of and as the act of the corporation in accordance with a duly adopted resolution of the Board of Directors of the corporation, and that this Lease is binding upon said corporation in accordance with its terms. Each party shall provide the other with a certified copy of its resolution within ten (10) days after execution hereof, but failure to do so shall in no manner (i) be evidence of the absence of same or (ii) affect the representation or warranty.

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Section 20.01. Delays for Cause. In any case where either party hereto is required to do any act (other than the payment of money), delays caused by or resulting from Acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party’s reasonable control shall not be counted in determining the time during which act shall be completed, whether such time be designated by a fixed date, a fixed time or “a reasonable time”, and such time shall be deemed to be extended by the period of such delay.

Section 20.02. Hazardous Materials.

(a) Lessee agrees that any and all handling, transportation, storage, treatment, disposal, or use of Hazardous Materials by Lessee in or about the Project shall strictly comply with all applicable Environmental Laws.

(b) Lessee agrees to indemnify and hold Lessor harmless from any liabilities, losses, claims, damages, penalties, fines, attorney fees, expert fees, court costs, remediation costs, investigation costs, or other expenses resulting from or arising out of the use, storage, treatment, transportation, release, presence, generation, or disposal of Hazardous Materials on, from or about the Premises, and/or subsurface or ground water, after the Commencement Date from an act or omission of Lessee (or Lessee’s successor), its agents, employees, invitees, vendors, contractors, guests or visitors provided that in no event shall Lessee be liable for any lost profits or other consequential damages suffered or incurred by Lessor.

(c) Lessor agrees to indemnify and defend Lessee harmless from any liabilities, losses, claim, damages, penalties, fines, attorney fees, expert fees, court costs, remediation costs, investigation costs, or other expenses resulting from or arising out of the use, storage, treatment, transportation, release, presence, generation, or disposal of Hazardous Materials at, from, or about the Premises, and/or subsurface or groundwater, prior to the Commencement Date, provided that in no event shall Lessor be liable for any lost profits or other consequential damages suffered or incurred by Lessee.

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(d) If the presence of Hazardous Materials on the Premises after the Commencement Date results from an act or omission, of Lessee (or Lessee’s successors), its agents, employees, invitees, vendors, contractors, guests, or visitors or results in contamination or deterioration of the Premises or any water or soil beneath the Premises, Lessee shall promptly take all action required by law to investigate and remedy that contamination, at its sole cost and expense.

(e) Lessor and Lessee each agree to promptly notify the other of any communication received from any governmental entity concerning Hazardous Materials or the violation of Environmental Laws that relate to the Premises.

(f) Definition of Hazardous Materials. “Hazardous Materials” means any (a) substance, product, waste or other material of any nature whatsoever which is or becomes listed regulated or addressed pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. sections 9601, et seq. (“CERCLA”); the Hazardous Materials Transportation Act (“HMTA”) 49 U.S.C. section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. section 6901, et seq. (“RCRA”); the Toxic Substances Control Act, 15 U.S.C. sections 2601, et seq. (“TSCA”); the Clean Water Act, 33 U.S.C. sections 1251, et seq.; the California Hazardous Waste Control Act, Health and Safety Code sections 25100, et seq.; the California Hazardous Substances Account Act, Health and Safety Code sections 26300, et seq.; the California Safe Drinking Water and Toxic Enforcement Act, Health and Safety Code sections 25249.5, et seq.; California Health and Safety Code sections 25280, et seq.; (Underground Storage of Hazardous Substances); the California Hazardous Waste Management Act, Health and Safety Code sections 25170.1, et seq.; California Health and Safety Code sections 25501. et seq. (Hazardous Materials Response Plans and Inventory); or the Porter-Cologne Water Quality Control Act, California Water Code sections 13000, et seq., all as amended, or any other federal, state or local statute, law, ordinance, resolution, code, rule, regulation, order or decree regulating, relating to or imposing liability (including, but not limited to, response, removal and remediation costs) or standards of conduct or performance concerning any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter may be in effect (collectively, “Hazardous Materials Laws”); (b) any substance, product, waste or other material of any nature whatsoever whose presence in and of itself may give rise to liability under any of the above statutes or under any statutory or common law theory based on negligence, trespass, intentional tort, nuisance, strict or absolute liability or under any reported decisions of a state or federal court, (c) petroleum or crude oil, including but

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not limited to petroleum and petroleum products contained within regularly operated motor vehicles and (d) asbestos.

(g) Lessor represents that, to its actual knowledge, as of the date of this Lease and as of the Commencement Date, there is no Hazardous Material on the Premises, and will deliver to Lessee a certification to that effect promptly upon the Commencement Date. Lessor shall at its expense provide Lessee with both (i) a Phase I Environmental Site Assessment dated                      and (ii) a Phase II Environmental Site Assessment as of the Commencement Date. Should either, assessment disclose the presence of Hazardous Material, Lessor shall remedy the problems to Lessee’s reasonable satisfaction, and shall cause a further update of the Phase I and any Phase II Environmental Site Assessment to be issued reflecting the remedy therein. The Phase I and any Phase II Environmental Site Assessments and all updates thereto are herein referred to as the “Base Line Report.” The Base Line Report shall conclusively establish whether Hazardous Materials subject to this Section 20.02 is the responsibility of Lessor under paragraph (b) or Lessee under paragraph (a) provided that neither party shall be obligated to indemnify the other as to Hazardous Material contamination resulting from a ground water plume not otherwise caused by either party or with respect to any such contamination not expressly required to be indemnified under paragraphs (b) or (c).

Section 20.03. Modifications Required by Lessor’s Lender. If any lender of Lessor of the Premises requires a modification of this Lease that will not increase Lessee’s cost or expense or materially or adversely change Lessee’s rights and obligations, this Lease shall be so modified and Lessee shall execute whatever documents are required and deliver them to Lessor within ten (10) days after the request.

Section 20.04. Brokers. Lessor and Lessee each represents to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for the real estate brokers or agents identified on the signature page hereof (“Brokers”) and that they know of no other real estate broker or agent who is entitled to a commission or finder’s fee in connection with this Lease. Each party shall indemnify, protect, defend, and hold harmless the other party against all claims, demands, losses, liabilities, lawsuits., judgments, and costs and expenses (including reasonable attorney fees) for any leasing commission, finder’s fee, or equivalent compensation alleged to be owning on account of the

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indemnifying party’s deals with any real estate broker or agent other than the Brokers. The terms of this Section 20.4 shall survive the expiration or earlier termination of the Lease Term.

Section 20.05. List of Exhibits.

EXHIBIT A: Real Property Legal Description, Site Plan, and Building Elevations

EXHIBIT B: Plans and Specifications for Shell Buildings

EXHIBIT C: Work Letter Agreement

EXHIBIT D: Cost Responsibilities of Lessor and Lessee

EXHIBIT E: Schedule of Base Rent

EXHIBIT F: Guaranty of Lease

EXHIBIT G: Terms and Conditions of Lessee’s Tenant Improvements Contract

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LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND BEEN ADVISED BY LEGAL COUNSEL AS TO SAME AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

Executed at San Jose, California, as of May 8, 1998.

LESSOR:		ADDRESS:
Tarigo-Paul Limited Partnership		c/o Jay Paul Company 1093 South Green Valley Road Watsonville, CA 95076
By:	/s/ Jay Paul
Jay Paul, General Partner
With a copy to:

Thomas G. Perkins, Esq. Collins and Perkins 111 West St. John St., Suite 400 San Jose, CA 95113 Telephone: 408-287-9001 Facsimile: 408-279-4660

LESSEE:		ADDRESS:
Philips Electronics North America Corporation, a Delaware Corporation		Premises address as determined by United States Postal Department

By:	/s/ William E. Curran	With copies to:
	William E. Curran	Philips Electronics North America
	(Type or print name)	1251 Avenue of the Americas
Its:	Senior Vice President	New York, New York 10020-1104
Attention: Vice President of Real Estate

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BROKER EXECUTION

By signing below, the indicated real estate broker or agent is not being made a party hereto but is signifying its agreement with the provisions hereof concerning brokerage.

LESSOR’S BROKER:	ADDRESS:

Cornish & Carey Commercial	5201 Great America Parkway Suite 120 Santa Clara, California 95054
By:

(Type or print name)
Its:

LESSEE’S BROKER:	ADDRESS:

Colliers Parrish International, Inc.	1960 The Alameda, Suite 100 San Jose, California 95126
By:

(Type or print name)
Its:

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EXHIBIT A

(to be provided)

CROSSROADS TECHNOLOGY CENTER - PHASE II

SUNNYVALE, CALIFORNIA

DES

399 BRADFORD STREET
REDWOOD CITY, CA 94063
PHONE 415 364-6433
FAX 415 364-2618

May 4, 1998

Crossroads II - Description of Building Design Maude Avenue, Sunnyvale

This project consists of two identical four story office buildings. Both buildings are type II-l HR, with a B occupancy. The site is zoned M-S/PD. The buildings are steel framed with a combination of precast and glass exterior skin. There is a total of 860 parking spaces on site, including two parking structures, adjacent to the two office buildings.

This new project follows the design theme established on the adjacent Synopsys office buildings. The exterior skin materials for the new buildings are identical to the Synopsys buildings. These materials include off-white GFRC cladding with high performance blue-green single-glazed reflective glass windows. Window mullion color is light green with white accent mullions at specific locations. Floor to floor height is as follows: First floor; 15’-9”, Second, Third, and Fourth floors; 13’-6”. The parking structures have pre-cast concrete panels that match the color and design of the building GFRC panels and are two levels above grade. The buildings, and all materials used in the buildings, shall be of comparable quality to the Synopsys Technology Center buildings described in those written plans prepared by DES, dated 3/5/96 and designated as job no. 7954-02.

MAUDE AVENUE
PARKING STRUCTURE
PARKING STRUCTURE
PARCEL 2
BUILDING 2
BUILDING 1
MACARA AVENUE
CORTE MADERA AVENUE
MARY AVENUE

DES ARCHITECTS ENGINEERS

CLIENT

JAY PAUL COMPANY

PROJECT

CROSSROADS TECHNOLOGY CENTER PHASE II

484 MACARA AVENUE
SUNNYVALE, CA

SHEET NAME

PRELIMINARY SITE PLAN

DATES

CONTACT

JOB NUMBER

SHEET NO.

① THIRD FLOOR PLAN

DES
ARCHITECTS
ENGINEERS

CLIENT

JAY PAUL COMPANY

PROJECT

CROSSROADS
TECHNOLOGY
CENTER
PHASE II

SUNNYVALE, CA

SHEET NAME

THIRD FLOOR PLAN

DATES

CONTACT

JOB NUMBER

SHEET NO.

A2.3

EXHIBIT B

(to be provided)

EXHIBIT C

LETTER AGREEMENT FOR CONSTRUCTION OF PREMISES

This letter will confirm the agreement of Lessor and Lessee relative to the shells of the Buildings to be constructed by Lessor and the interior improvements related thereto to be constructed Lessee.

PLANS AND SPECIFICATIONS:

Lessor shall, at its own expense, provide Lessee with the opportunity to work with Lessor’s qualified Structural and Architectural Engineers in the preparation of complete, detailed plans and specifications for all plumbing, electrical, heating and air conditioning, landscaping, etc., that affect the construction of the Building shells on the Premises. These plans shall be used by Lessor to obtain the necessary approvals from the City of Sunnyvale for the building permit for the Premises. Such plans when approved by Lessor shall be attached to the Lease as part of Exhibit B.

After Lessor has obtained the necessary approvals from the Governmental authorities for the use permit, Lessor shall provide Lessee, if Lessee so desires, with the opportunity to work with Lessor’s qualified Structural and Architectural Engineers in conjunction with Lessee’s preparation of the final detailed plans and specifications for all interior improvements Lessee desires constructed in the Buildings. Such interior plans shall be in sufficient detail for the interior improvements to be accurately constructed. All of the plans and specifications, when approved by Lessor, shall be attached to the Lease as part of Exhibit B.

CONSTRUCTION OF IMPROVEMENTS:

Lessor shall hire a reputable licensed General Contractor for the construction of the site improvements and Building shells. Lessee shall hire the same General Contractor for the construction of interior improvements based on the terms and conditions attached as Exhibit “G”. The Building shells and interiors shall be constructed in accordance with the plans and specifications to be attached to the Lease as Exhibit B, it being agreed, however, that if the Building shells and interior improvements relating thereto do not conform exactly to the plans and specifications as set forth in the Lease, and the general appearance, structural integrity and Lessee’s use and occupancy of the Premises and/or Building shell and interior improvements relating thereto are not materially or unreasonably affected by such deviation, it is agreed that, in such event, Lessee shall accept the Building shells as constructed by Lessor and Lessor shall accept the interior improvements as constructed by Lessee.

COST OF INTERIOR IMPROVEMENTS:

Lessor shall, at its sole cost and expense, unless otherwise provided for herein, provide the site preparation and Building shells, the details of which shall be shown on Exhibit B of the Lease. Pursuant to Section 6.06 of the Lease, Lessor shall contribute the sum of Twenty Five Dollars ($25.00) per square foot to be used for construction of the Building interiors, the details of which are shown on Exhibit B of the Lease. Lessee shall pay all costs and expenses in excess of those to be paid by Lessor, as hereinabove provided, including, without limitation, the cost of interiors in excess of the allowance provided by Lessor and any additional construction costs and expenses related to the site or shell occasioned by changes or modifications in the plans attached as Exhibit B to the Lease which are requested by Lessee. The items to be paid for by Lessor and by Lessee are detailed on Exhibit D of the Lease.

Lessee warrants to Lessor that all construction work on the interior improvements shall be in accordance with any plans and specifications first submitted and approved in writing by Lessor. Lessee further warrants to Lessor that all dollars contributed by Lessor for interior improvements will be used for such and not for Lessee’s trade fixtures or equipment necessary for Lessee to conduct its business.

CHANGE ORDERS BY LESSEE:

Except as provided for herein, no change in the plans or specifications or change orders shall be permitted unless such change orders are agreed to in writing by Lessor. Any agreement to reasonable changes in the plans and specifications required by Lessor or Lessee shall be acted upon promptly and not be unreasonably withheld, conditioned or delayed.

EXHIBIT D

COST RESPONSIBILITIES OF LESSOR AND LESSEE

A. Lessor is responsible for the construction of the building shell improvements which shall include the following items:

Soils Engineer

Civil Engineer

Architectural and Structural Engineer

Landscaping

Empty electrical conduits will be provided from the street to the future electrical room for a 2500 Amp. Service 277/480 volt service capability for each building. The electrical conduits will be stubbed up above the floor level.

Lessor to provide two vertical risers for fire sprinklers.

Testing and Inspection for the Shell

Building Permits for the Shell and exterior Premises

Utility Connection Fee (Fire Protection)

Area Fees

Construction Insurance

Construction Interest

Construction Taxes

Land Interest (if any)

Temporary Facilities

All site work to include:

Site clearing and grading

Excavating/Fill

Soil compaction

Site drainage

Site utilities

Paving

Curbs and gutters

Sidewalks

Parking lot lights

Curb painting and parking lot striping and marking as required by the City

Fences, to include special enclosures for trash

Irrigation system

Lawns and planting

Building shells to include:

Concrete Formwork

Concrete Reinforcement (if used)

Cast in place concrete (if used)

Unit Masonry (if used)

Structural Metal

Open web joists (if used)

Metal decking (if used)

Metal framing (if used)

Rough Carpentry as related to the Shell

Finish Carpentry as related to the Shell

Millwork as related to the Shell

Glue-Lam Structure (if used)

Building Roof Insulation

Roofing Tiles

Flashings

Drainage Systems for Roof

Roof Pitch Pans

Caulking/Sealants

Exterior Metal Doors/Frames related to the Shell

Wood or Glass Doors as designated as related to the exterior Shell

Overhead Doors

Anodized Aluminum Windows

Finish Hardware as related to the Shell doors

Glass and Glazing as specified on plans

Storefront if desired

Gutters over front and rear entrances

Exterior Loading Docks as specified on plans

Water Supply stubbed to the ground floor (first floor of each Building only)

Sewer and Waste Piping stubbed to the ground floor

Roof drainage

Gas piping to face of building at First Floor

Telephone and computer conduits between Buildings

All governmental fees applying to the exterior premises and Shell.

The following shall be considered interior improvements costs and shall be the responsibility of the Lessee subject to the tenant improvement allowance as provided in the Lease:

Interior Building Permits

Gypsum drywall

Ceramic Tile or elate Tile in Lobbies

Quarry Tile as specified

Flag Pole

Metal door framing

All interior Wood doors and Hardware

Custom Woodwork

Specialized Security construction

Interior Glass doors 2nd windows

Acoustical Treatment (suspended ceiling)

Resilient flooring

Any Special flooring

Carpeting

Sprayed fire proofing if required by code on structural steel & metal deck surfaces

Interior Painting

Wall Coverings including Ceramic Tiles

Grease Interceptor if required

Drapery, blinds or shades

Pedestal floors

Toilet Compartments

Demountable partitions

Firefighting devices (Extinguishers)

Toilet and bath accessories

Lifts (Dock levelers)

Plumbing fixtures, trims, and vertical piping

Interior electrical distribution

Lighting

Electrical controls

Electrical Power Equipment

Built-in Audio Visual facilities

Built-in Projection Screens

Water Treatment Discharge

Sinks in Coffee Rooms

Lunch Room plumbing for vending machines

Specialized security systems

Specialized Halon Fire Extinguishing systems

Fire sprinkler heads, drops, and horizontal distribution piping off of owner-installed vertical risers

Specialized caging

Special piping for Tank Farm (if installed)

Hot water heating system

Cool water system

HVAC units

Ducting and controls

Air Tempering System

Elevators and elevator pits

Mechanical platforms, screens and associated roof accessories Stairs

Electrical service (Lessor to provide exterior conduits)

EXHIBIT E

SCHEDULE OF MONTHLY INSTALLMENTS OF BASE RENT DURING INITIAL 12 YEAR TERM

MONTHS	RATE PER SQ.FT. PER MONTH
*1-12	$2.35
13-24	$2.45
25-36	$2.55
37-48	$2.65
49-60	$2.75
61-72	$2.85
73-84	$2.95
85-96	$3.05
97-108	$3.15
109-120	$3.25
121-132	$3.35
133-144	$3.45

*	Plus any partial month in which Lease Commencement Date occurs.

EXHIBIT F

GUARANTY OF LEASE

1. ROYAL PHILIPS ELECTRONICS, a corporation of The Netherlands (“Guarantor”), as a material inducement to and in consideration of TARIGO-PAUL, a California limited partnership (or its successor) as “Lessor” entering into that written Lease of date hereunder for premises at 930 Maude Avenue, Sunnyvale, California (“Lease”) with PHILIPS ELECTRONICS NORTH AMERICA, a Delaware corporation as “Lessee”, unconditionally guarantees and promises, to and for the benefit of Lessor (and its Successors) during the initial twelve (12) year term of the Lease the full and timely payment, when due under the Lease, by Lessee of all monetary obligations of Lessee arising from any and all of the provisions (as defined below) of the Lease and any and all modifications thereof, including without limitation the payment of all rent and additional rent (as defined in the Lease) arising or accruing under the Lease. The word “provision” is used herein in its most comprehensive sense and includes any and all terms, agreements, covenants, conditions, clauses, qualifications, restrictions, reservations, or any other stipulations in the Lease mat define or otherwise control, establish or limit the monetary obligations of Lessee pursuant to the provisions of the Lease, including without limitation, provisions concerning payment of base rent, additional rent, late charges, interest, taxes, insurance premiums, utility charges, and maintenance and repair costs and expenses.

2. The obligations of Guarantor hereunder are independent of the obligations of Lessee. A separate action may be brought or prosecuted against Guarantor whether the action is brought or prosecuted against Lessee or whether Lessee is joined in the action. The liability of Guarantor hereunder is direct, immediate, absolute, continuing, unconditional, primary and unlimited.

3. Guarantor acknowledges that this Guaranty shall remain in full force and effect in accordance with its terms during the term of the Lease until its expiration date, being twelve (12) years and any partial month as set forth in the Lease (hereinafter referred to as the “Expiration Date”). Guarantor’s liability under this Guaranty shall automatically terminate on the Expiration Date, unless and to the extent that a valid request for payment is received by Guarantor no later than sixty (60) days after the Expiration Date.

4. The provisions of the Lease may be changed by written agreement between Lessor and Lessee at any time, with the prior consent of Guarantor. This Guaranty shall guarantee the performance of the Lease as so changed. Assignment of the Lease, or subletting or other transfer of interest by Lessee (as permitted by the Lease) shall not affect this Guaranty.

5. Any failure or delay by Lessor in exercising any of its rights under this Guaranty or under the Lease on any occasion shall not operate as a waiver of any other right of Lessor or of the same right on a different occasion, unless barred by any applicable statute of limitations.

6. If there occurs an event which under the Lease constitutes a material default and breach by Lessee with respect to its payment obligations, Lessor can proceed immediately against Guarantor or Lessee or both, or Lessor can enforce against Guarantor or Lessee or both any rights that it has under the Lease or pursuant to applicable laws. If the Lease terminates or expires and Lessor has any rights it can enforce against Lessee after termination or expiration, Lessor can initiate enforcement of those rights against Guarantor until the Expiration Date and sixty (60) days thereafter as set forth in Paragraph 3 above, without giving previous notice to Lessee or Guarantor, or without making any demand on either of them, except as expressly required under the Lease or this Guaranty.

7. Guarantor waives the right to require Lessor to (a) proceed against Lessee; (b) proceed against or exhaust any security that Lessor holds from Lessee; or (c) pursue any other remedy in Lessor’s power. Until all Lessee’s obligations to Lessor have been discharged in full: (a) Guarantor waives any defense by reason of any disability of Lessee and waives any other defense based on the termination of Lessee’s liability from any cause (other than any Lessee right for such termination expressly set forth in the Lease) including, without limitation, rejection of the Lease in bankruptcy, reorganization or similar proceeding; and (b) Guarantor waives its rights to enforce any remedies that Lessor now has, or later may have against Lessee. Guarantor waives its rights to enforce any remedies that Lessor now has, or later may have against Lessee. Guarantor waives any right to participate in any security now or later held by Lessor. Guarantor waives all presentments, demands for performance, notices of non-performance, protests, notices of protest, notices of dishonor and notices of acceptance of this Guaranty and waives all notices of the existence, creating or incurring of new or additional obligations.

8. Notwithstanding anything to the contrary herein, Lessor shall not bring any legal action against Guarantor under this Guaranty or the Lease, unless (i) Lessor shall first provide Guarantor with at least ten (10) business days prior written notice stating what material default under the Lease was committed by Lessee and a demand for the total payment due, and (ii) Guarantor (or Lessee) shall fail to deliver such demanded payment to Lessor within such ten (10) business day period. Lessor’s written notice shall be delivered to Guarantor by Federal Express or similar overnight delivery service to Guarantor’s address written below (or updated address given to Lessor by Guarantor in writing), and the notice will be deemed delivered on the date of delivery indicated on the over night carrier’s delivery record.

9. If Lessor disposes of its interest in the Lease, “Lessor” as used in this Guaranty shall mean Lessor’s successors.

10. If either Lessor or Guarantor is required to enforce, or defend, any obligations or rights arising out of or relating to this Guaranty, the prevailing party shall be entitled to recover by legal proceedings, all reasonable direct costs incurred including, without limitation, expert witness fees and reasonable attorney’s fees from the other party.

11. Guarantor’s obligations under this Guaranty shall be binding on Guarantor’s successors and shall not exceed the total rental obligations in the Lease as set forth in Schedule I, attached hereto, reduced by an amount equal to one hundred twenty percent (120%) of the base rent paid by the Lessee in accordance with the Lease.

12. In the event of any action or proceeding at law or in equity between Lessor and Guarantor, Guarantor, by execution of this Guaranty, submits to the jurisdiction of the Courts of the State of California, and the Courts of the United States of America, and agrees that the venue for any legal action or judicial proceedings under or pursuant to this Guaranty shall be the appropriate court of competent jurisdiction located in Santa Clara County, California.

13. The persons signing this Guaranty represent that they are duly authorized to do so on behalf of and as the act of Guarantor.

This Guaranty is deemed to be entered into and to be performed at City of Sunnyvale, County of Santa Clara, California as of May 8, 1998, concurrently with the execution of the Lease.

ROYAL PHILIPS ELECTRONICS a corporation of The Netherlands		Address:

By:

(Type or Print Name)

Its:

By:

(Type or Print Name)

Its:

EXHIBIT G

TERMS AND CONDITIONS OF LESSEE’S TENANT IMPROVEMENTS CONTRACT

EXHIBIT G

989 EAST HILLSDALE BOULEVARD, SUITE #100 - POST OFFICE BOX 4637 - FOSTER CITY, CALIFORNIA 94404 - (650) 572-1919.

April 17, 1998

Mr. Dave Lockwood

PHILIPS ELECTRONICS

Maude Avenue

Sunnyvale, CA

RE:	Construction Services

Tenant Improvement

Sunnyvale, CA

Dear Mr. Lockwood:

We are pleased to provide to you our proposal for construction services at the Philips Electronics Maude Avenue site.

A successful project can only be achieved through the assembly of a team of construction professionals committed to working together and creating solutions to opportunities in construction, scheduling, quality improvement and budget. Rudolph and Sletten has worked successfully in campus team environments providing various site services with clients throughout California, such as Hewlett-Packard Santa Clara, Intel Corporation Santa Clara Campus, Alza Corporation Vacaville Campus, Pacific Bell Sacramento Campus, Oracle Corporation and Warner Bros. Studios. Our commitment to client needs and overall satisfaction is what has made Rudolph and Sletten the preferred construction services provider for our established clients.

Locally, our Foster City office has both the strategic capabilities and personnel resources necessary to fulfill your project goals. The experience gained through the construction of tenant improvements throughout California, combined with an unparalleled track record of on-time, on-budget projects, provides added value that will benefit Philips Electronics.

If you require any additional information, please do not hesitate to contact me at 650.377-1705.

Sincerely,

/s/ DENNIS R. GILES
Dennis R. Giles
Vice President. Chief of Operations

License 198069

General and Engineering Contractors - Construction Managers

PROPOSAL INSTRUCTIONS - CONSTRUCTION SERVICES

DATE: April 17, 1998

PROJECT NAME: Philips Electronics

PROJECT LOCATION: Maude Ave., Sunnyvale, California

PROJECT DESCRIPTION: 250,000 Square feet +/-

PRELIMINARY BUDGET: $50 per square foot

PROPOSAL DUE DATE:	Proposal will be received, by fax. until 12 Noon, April 17, 1998. Please follow with a hard copy within 24 hours.

Philips reserves the right to reject any and all proposals.

Proposals should be faxed to:

Kenneth Grobman Reel Grobman & Associates 408.286.0851

Dave Lockwood Philips Electronics 650.846.4544

Steve Prehm Colliers Parrish 408.556.1955

Proposals should be addressed to:

Reel Grobman & Associates 96 N. Second Street San Jose, California 95113 Attn: Kenneth Grobman

PROPOSAL FORM:

Proposals shall be submitted in the form outlined in the attached letter. No verbal or telephoned submittals will be considered. We anticipate using the AIA Standard Agreement between Owner and Contractor.

989 EAST HILLSDALE BOULEVARD, SUITE #100 • POST OFFICE BOX 4637 • FOSTER CITY, CALIFORNIA 94404 • (650) 572-1919

Philips Electronics Crossroads Tenant Improvements	Proposal dated 4/17/98

Weekly Field Supervision and Administration

	Duration		Rate	Job Total	Cost Per Wk (avg.)
Project Manager	2	mo	11,300	$22,600	$1,044

Sr. Project Engineer	5	mo	8,800	$44,000	$2,032

Superintendent	5	mo	13,800	$69,000	$3,187

FOC	2	mo	4,850	$9,700	$448

Project Office/Equipment/Services
Field Office (12x40)	5	mo	650	$3,250	$150

Office supplies	5	mo	100	$500	$23

Computers, modem, fax and copier	2	mo	5,100	$10,200	$471

Postage/FedEx, etc.	5	mo	300	$1,500	$69

Telephone/fax	5	mo	400	$2,000	$92

Equipment
Gas, oil, diesel fuel	5	mo	600	$3,000	$139

Misc. Supplies / Services
Temporary latrines	5	mo	600	$3,000	$139

Interim clean-up, debris boxes (R&S only)	5	mo	2,550	$12,750	$589

Total General Conditions (5 mos)				$181,500	$8,383

Note: Temporary power and lighting, project internet subscription, and small tool rental are Cost of Work items and are not included in the weekly rate or fees.

Preconstruction Services (Hourly as needed)

Preconstruction Executive	$100/hr
Project Estimator	$70/hr

Project Fee

The proposed Overhead and Profit (fee) for the construction services is 2.50% of the Cost of Construction

Proposed fee for Additive Change Orders is 2.50% of the Cost of the Work

Proposed fee for Deductive Change Orders is 0% of the Cost of the Work

License 198069

General and Engineering Contractors’ Construction Managers

EXHIBIT G

TERMS AND CONDITIONS OF LESSEE’S TENANT IMPROVEMENTS CONTRACT

61

SCHEDULE I

GUARANTOR’S OBLIGATIONS

MONTHS	BASE RENT PER SQUARE FOOT PER MONTH			GUARANTOR’S MAXIMUM OBLIGATION PER SQUARE FOOT OF RENTABLE BUILDING AREA PER MONTH (120% OF BASE RENT) [1]
*1-12	$2.35	x 120	% =	$2.82
13-24	$2.45	x 120	% =	$2.94
25-36	$2.55	x 120	% =	$3.06
37-48	$2.65	x 120	% =	$3.18
49-60	$2.75	x 120	% =	$3.30
61-72	$2.85	x 120	% =	$3.42
73-84	$2.95	x 120	% =	$3.54
85-96	$3.05	x 120	% =	$3.66
97-108	$3.15	x 120	% =	$3.78
109-120	$3.25	x 120	% =	$3.90
121-132	$3.35	x 120	% =	$4.02
133-144	$3.45	x 120	% =	$4.14

*	Plus any partial month in which Lease Commencement Date occurs.

[1]	Guarantor’s Total Approximate Obligations:
$41.76 x approximate square footage or 286,400 x 12 months =
$143,520,768.00 (Total approximate Lease Guarantor’s Obligations)

QUESTIONS:	Submit all questions to Ken Grobman, Reel Grobman & Associates, (408) 288-7833.

DISQUALIFICATIONS:	No proposal will be accepted from a Contractor who is not licensed in accordance with the licensing of the State of California. Owner has the right to reject any and all proposals. Owner also has the right to waive any informality in the proposals received, at his discretion.

Philips Electronics wishes to engage a General Contractor to remodel interiors and modify site for their new facility. The project will require the following services from the selected contractor:

1.	SERVICES DURING DESIGN:

A.	RECOMMENDATIONS REGARDING PLANS AND SPECIFICATIONS

Work with Reel Grobman & Associates during the development of drawings to analyze alternative construction systems and materials and make recommendations with respect to such factors as construction feasibility, suggested economies, availability of materials and labor, time requirements for installation and construction and costs. Provide value engineering, as required, for various aspects of the project.

B.	CONSTRUCTION QUANTITY SURVEY AND COST ESTIMATE

Prepare and submit to Philips Electronics and Reel Grobman & Associates a detailed budget estimate prepared by line item, unit quantities, unit costs and allowances (see enclosed example) at the conceptual stage. The Contractor shall revise and refine these estimates as drawings develop. The Contractor shall advise Philips Electronics and Reel Grobman & Associates whenever the construction cost estimate is tending to exceed the budget or whenever the design is such as to preclude meeting completion schedules.

C.	CONSTRUCTION SCHEDULING

Prepare and maintain a comprehensive overall project schedule starting with design and following through all aspects of procurement, construction and start-up.

D.	LONG DELIVERY PROCUREMENT

Work with Philips Electronics and Reel Grobman & Associates in the early purchasing and expediting of long lead time items.

E.	SUBCONTRACT DOCUMENTS

Review plans and specifications with Philips Electronics and Reel Grobman & Associates and make recommendations regarding the division of work for the purpose of bidding and awarding of subcontracts to permit phasing of construction. The Contractor shall take into consideration such factors as the type and scope of work to be performed, time of performance, availability of labor and materials, community relations and other pertinent criteria relating to the various trades involved.

F.	SUBCONTRACTOR SELECTION

If the Contractor chooses to use his own work crews instead of separate sub-contractors, Contractor shall submit a list of trades performed by their organization with this proposal response. All subcontracts must be competitively bid by at least two (2) subcontractors. Contractor’s own crews are required to have closed bids opened in the presence of Reel Grobman & Associates.

Prior to the commencement of bidding, contractor shall submit a list of subcontractors, by trade, for approval by Reel Grobman & Associates. Reel Grobman & Associates reserves the right to disqualify any subcontractor from bidding without cause.

G.	INTERFACING SUBCONTRACTS

Review the plans and specifications with Philips Electronics and Reel Grobman & Associates so as to eliminate areas of possible conflict and overlapping jurisdictions among the Subcontractors on the job, so that the work on the project may be advanced and completed as expeditiously as possible.

H.	JOBSITE FACILITIES

Review the specifications to assure that they contain (1) provisions for all of the temporary facilities necessary to enable Subcontractors to perform their work, and (2) provisions for at! the jobsite facilities necessary to enable the Contractor, Philips Electronics and Reel Grobman & Associates to perform their duties in the management, inspection and supervision of Construction.

I.	BID DOCUMENTS AND DATA

Review the construction bid documents and assemble bid data with supplementary information as required, to permit competitive bids for appropriate segments of construction. Conduct pre-bid conferences to inform Subcontractors of requirements. Review proposals and make recommendations to Philips Electronics and Reel Grobman & Associates regarding award or rejection of proposals.

2.	SERVICES DURING CONSTRUCTION:

A.	GENERAL

Coordinate and provide general direction of the work and progress of the Subcontractors on the project.

B.	SUPERVISION

Maintain a competent full-time supervisory staff at the jobsite for the coordination and direction of the work of the Subcontractors.

C.	INSPECTION

Provide supplemental inspection, beyond that which is normally provided by Philips Electronics and Reel Grobman & Associates and testing laboratories, for the work of the Subcontractors on the project, to assure that the materials furnished and work performed are in accordance with the working drawings, specifications, and other contract documents; and that the work on the project is progressing on schedule.

D.	PERMITS AND LICENSES

Assist Philips Electronics and Reel Grobman & Associates in obtaining all necessary construction permits and licenses, certificate of occupancy and other approvals with all agencies and submit for necessary permits to governing agencies.

E.	ORGANIZATION

Establish on-site organization and lines of authority in order to carry out the overall plans of Philips Electronics and Reel Grobman & Associates in all aspects of the project on a fully coordinated basis.

F.	PROCEDURES

Establish procedures for coordination among Philips Electronics, Reel Grobman & Associates, Subcontractors and the Contractor with respect to all aspects of the project; and implement such procedures at the direction of Philips Electronics and Reel Grobman & Associates.

G.	JOBSITE MEETINGS

Conduct pre-construction conferences with successful bidders. Schedule and conduct job meetings to be attended by the Subcontractors and representatives of Philips Electronics and Reel Grobman & Associates to discuss such matters as procedures, progress, problems and scheduling. The Contractor shall take, transcribe and distribute to all parties minutes of such job meetings.

H.	CONSTRUCTION ESTIMATE REVISIONS

Revise and refine construction estimates as construction proceeds and as required to incorporate approved changes to the project as they occur. The Contractor shall advise Philips Electronics and Reel Grobman & Associates whenever construction costs are tending to exceed the estimated costs.

I.	CONSTRUCTION SCHEDULE REVISIONS

Maintain the Construction Schedule, reflecting the input from the Subcontractors and their Subcontractors and material suppliers. Provide individual read-outs for the various trades involved to assure careful control and flow of materials, equipment and manpower. The Contractor shall advise Philips Electronics and Reel Grobman & Associates when the procurement of specified items may cause a delay in overall schedule.

J.	SUBCONTRACTORS - MATERIAL VENDORS

Make recommendations to Philips Electronics and Reel Grobman & Associates regarding the approval of Subcontractors and material vendors (See section 1F). Make award of contracts, as agreed with Philips Electronics and Reel Grobman & Associates. Prepare contract documents and administer subcontracts, all as agreed with Philips Electronics and Reel Grobman & Associates.

K.	SHOP DRAWINGS, MATERIALS AND SAMPLES

Establish and implement procedures to be followed for expediting the processing and approval of shop drawings, catalog and samples, and the scheduling of material delivery requirements.

L.	LABOR AND MATERIALS

Determine the adequacy of the Subcontractors’ personnel and equipment and the availability of necessary materials and supplies; take the action necessary to maintain the job schedule. Monitor labor contracts, and take whatever steps possible to assure a minimum of work stoppages and delays due to labor problems.

M.	SAFETY

Review the safety programs, as developed by each of the Subcontractors; make recommendations to Philips Electronics and Reel Grobman & Associates for the establishment of a comprehensive project safety program; and administer that program.

N.	JOBSITE RECORDS

Maintain at the jobsite, on a current basis, records of all contracts and pertinent information.

O.	PROGRESS REPORTS AND RECORDS

Keep accurate and detailed written records of the progress of the project during all stages of construction; submit written progress reports to Philips Electronics and Reel Grobman & Associates, including, but not limited to, information concerning the work of each of the Subcontractors, the percentage of completion and the number and amount of change orders. Maintain a daily detailed log of all events occurring on the jobsite or connected with progress of the project.

P.	CONTRACTORS’ PAYMENTS

Review and process all applications by the various Subcontractors for progress payments and final payments, and make recommendations to Philips Electronics and Reel Grobman & Associates for approval thereof. Administer actual payments, as agreed with Philips Electronics and Reel Grobman & Associates.

Q.	CHANGE ORDERS

Review all requests for changes, including the drawings and specifications therefore, and submit recommendations to Philips Electronics and Reel Grobman & Associates. Administer change orders with individual Subcontractors.

R.	AS-BUILT DRAWINGS

Maintain at the jobsite a current marked set of the working drawing prints and specifications. Upon the completion of construction, turn over the marked set to Reel Grobman & Associates.

Contractor should respond in writing with:

1.	The proposed project staff and any other information necessary to convey to Philips Electronics and Reel Grobman & Associates’ management their capabilities to construct the project.

2.	A fee proposal should be submitted separating a percentage cost for the services identified above for (1) overhead, (2) profit expressed as a maximum percentage cost of construction value and (3) general conditions as a dollar value per week of construction (must include a line item breakdown). Contractor changes will be calculated at the same rate provided for overhead, profit and general conditions with no incremental pricing allowed. Submit enclosed format.

3.	The following pages are our definitions of reimbursables and general conditions. If your proposal differs, please identify those items.

Based on the cost of construction, identify your fee as a percentage of those costs, as noted below. Include this page in your bid proposal:

%	Profit

%	Overhead (can be included in above)

$	General Conditions per week (include complete line item breakdown on separate page).

Note exceptions or clarifications:

Reimbursables:

In general, the following specific items will be charges as the actual Cost of Construction Work (reimbursable).

1.	Cost of all trade labor and materials used in the work, except those specifically listed under General Conditions.

2.	Cost of all field engineering, inspecting and testing of materials.

3.	Cost of all insurance.

4.	Social security, unemployment or other taxes levied against Contractor upon or measured by payrolls chargeable as part of the Cost of the Work. All sales, use, transportation, excise or other taxes incurred in connection with the work.

5.	Cost of all subcontracts.

6.	Cost of all bonds required by Owner in connection with the work. Cost of bonds on subcontractors, as required.

7.	All disbursements on account of this Agreement, which Contractor may be required by law to pay on or for any plant, machinery, equipment, materials, supplies or personnel and the cost of all permits, licenses and planning commission fees required in connection with the project.

8.	Losses or expenses incurred in connection with the performance of the work and not compensated by insurance “or otherwise unless incurred through the fault of neglect of any officer or managing representative of Contractor; such losses shall include settlement made with the written consent and approval of Owner.

9.	Sales, use of similar taxes related to the Work and for which the Contractor is liable imposed by any governmental authority.

10.	Royalties, damages for infringement of patents and cost of defending suits therefore, and deposits lost for causes other than the Contractor’s negligence.

11.	Costs incurred due to an emergency affecting the safety of persons and property.

12.	Other costs incurred in the performance of the Work if and to the extent approved in advance in writing by the Owner.

13.	All costs associated to overtime work or premium costs.

14.	All hoisting costs, as required.

15.	Cost of building permits.

16.	Blueprints.

General Conditions:

The items in the costs for general conditions shall include such items as:

1.	Services of your Project Manager for time required on the project.

2.	Field management (i.e.: superintendent, etc.) staff.

3.	Site maintenance.

4.	Project cleanup material and debris disposal.

5.	Project temporary protection.

6.	Project related computer costs for project management and data systems.

7.	The cost of all destructible equipment or tools and other expendable personal property consumed in the execution of the work and depreciation on all destructible equipment, tools and expendable personal property used but not consumed, and which remain the property of the Contractor.

8.	Rental on indestructible tools and construction equipment used upon the work. On contractor-owned equipment, rental charges shall be based on 75% of “Rental Rates for Construction Equipment”, latest edition, prepared by Associated Equipment Distributors. Equipment will be delivered to the jobsite in good condition; and, thereafter, cost of all maintenance and repairs shall be a job cost.

9.	Expense of maintaining the field office and cost of telephone, lights and sanitary facilities on the jobsite, as are required of this project.

AIA Document A201

General Conditions of the Contract for Construction

THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES; CONSULTATION

WITH AN ATTORNEY IS ENCOURAGED WITH RESPECT TO ITS MODIFICATION

1987 EDITION

TABLE OF ARTICLES

1.	GENERAL PROVISIONS

2.	OWNER

3.	CONTRACTOR

4.	ADMINISTRATION OF THE CONTRACT

5.	SUBCONTRACTORS

6.	CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS

7.	CHANGES IN THE WORK

8.	TIME

9.	PAYMENTS AND COMPLETION

10.	PROTECTION OF PERSONS AND PROPERTY

11.	INSURANCE AND BONDS

12.	UNCOVERING AND CORRECTION OF WORK

13.	MISCELLANEOUS PROVISIONS

14.	TERMINATION OR SUSPENSION OF THE CONTRACT

This document has been approved and endorsed by the Associated General Contractors of America.

Copyright 1911, 1915, 1918, 1925, 1937, 1951, 1958, 1961, 1963, 1966, 1967, 1970, 1976, © 1987 by The American Institute of Architects, 1735 New York Avenue, N.W. Washington, D.C., 20006. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will be subject to legal prosecutions.

AIA DOCUMENT A201 • GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION • FOURTEENTH EDITION AIA® • © 1987 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE. N.W., WASHINGTON D.C. 20006	A201-1987 1

INDEX

Acceptance of Nonconforming Work	9.6.6, 9.9.3, 12.3
Acceptance of Work	9.6.6, 9.8.2, 9.9.3, 9.10.1, 9.10.3
Access to Work	3.16, 6.2.1, 12.1
Accident Prevention	4.2.3, 10
Acts and Omissions	3.2.1, 3.2.2, 3.3.2, 3.12.8, 3.18, 4.2.3, 4.3.2,
4.3.9, 8.3.1, 10.1.4, 10.2.5, 13.4.2, 13.7, 14.1
Addenda	1.1.1, 3.11
Additional Cost, Claims for	4.3.6, 4.3.7, 4.3.9 , 6.1.1, 10.3
Additional Inspections and Testing	4.2.6, 9.8.2, 12.2.1, 13.5
Additional Time, Claims for	4.3.6, 4.3.8, 4.3.9, 8.3.2
ADMINISTRATION OF THE CONTRACT	3.3.3, 4, 9.4, 9.5
Advertisement or Invitation to Bid	1.1.1
Aesthetic Effect	4.2.13, 4.5.1
Allowances	3.8
All-risk Insurance	11.3.1.1
Applications for Payment	4.2.5, 7.3.7, 9.2, 9.3, 9.4, 9.5.1, 9.6.3,
9.8.3, 9.10.1, 9.10.3, 9.10.4, 11.1.3, 14.2.4
Approvals	2.4, 3.3.3, 3.5, 3.10.2, 3.12.4 through 3.12.8, 3.18.3,
4.2.7, 9.3.2, 11.3.1.4, 13.4.2, 13.5
Arbitration	4.1.4, 4.3.2, 4.3.4, 4.4.4, 4.5,
8.3.1, 10.1.2, 11.3.9, 11.3.10
Architect	4.1
Architect, Definition of	4.1.1
Architect, Extent of Authority	2.4, 3.12.6, 4.2, 4.3.2, 4.3.6,
4.4, 5.2, 6.3, 7.1.2, 7.2.1, 7.3.6, 7.4, 9.2, 9.3.1, 9.4, 9.5, 9.6.3, 9.8.2, 9.8.3, 9.10.1, 9.10.3, 12.1, 12.2.1,
13.5.1, 13 5.2, 14.2.2, 14.2.4
Architect, Limitations of Authority and Responsibility	3.3.3, 3.12.8,
3.12.11, 4.1.2, 4.2.1, 4.2.2, 4.2.3, 4.2.6, 4.2.7, 4.2.10, 4.2.12,
4.2.13, 4.3.2, 5.2.1, 7.4, 9.4.2, 9.6.4, 9.6.6
Architect’s Additional Services and Expenses	2.4, 9.8.2,
11.3.1.1, 12.2.1, 12.2.4, 13.5.2, 13 5.3, 14.2.4
Architect’s Administration of the Contract	4.2, 4.3.6,
4.3.7, 4.4, 9.4, 9.5
Architect’s Approvals	2.4, 3.5.1, 3.10.2, 3.12.6, 3.12.8, 3.18.3, 4.2.7
Architect’s Authority to Reject Work	3.5.1, 4.2.6 , 12.1.2, 12.2.1
Architect’s Copyright	1.3
Architect’s Decisions	4.2.6, 4.2.7, 4.2.11, 4.2.12, 4.2.13,
4.3.2, 4.3.6, 4.4.1, 4.4.4, 4.5, 6.3, 7.3.6, 7.3.8, 8.1.3, 8.3.1,
9.2, 9.4, 9.5.1, 9.8.2 , 9.9.1, 10.1.2, 13.5.2, 14.2.2, 14.2.4
Architect’s Inspections	4.2.2, 4.2.9, 4.3.6, 9.4.2, 9.8.2,
9.9.2, 9.10.1, 13.5
Architect’s Instructions	4.2.6, 4.2.7, 4.2.8, 4.3.7, 7.4.1, 12.1, 13.5.2
Architect’s Interpretations	4.2.11, 4.2.12, 4.3.7
Architect’s On-Site Observations	4.2.2, 4.2.5, 4.3.6, 9.4.2,
9.5.1, 9.10.1, 13.5
Architect’s Project Representative	4.2.10
Architect’s Relationship with Contractor	1.1.2, 3.2.1, 3.2.2,
3.3.3, 3.5.1, 3.7.3, 3.11, 3.12.8. 3.12.11, 3.16, 3.18, 4.2.3, 4.2.4,
4.2.6, 4.2.12, 5.2, 6.2.2, 7.3.4, 9.8.2, 11.3.7, 12.1, 13.5
Architect’s Relationship with Subcontractors	1.1.2, 4.2.3,4.2.4,
4.2.6, 9.6.3, 9.6.4, 11.3.7
Architect’s Representations	9.4.2, 9.5.1, 9.10.1
Architect’s Site Visits	4.2.2, 4.2.5, 4.2.9, 4.3.6, 9.4.2, 9.5.1,
9 8.2, 9.9.2, 9.10.1, 13.5
Asbestos	10.1
Attorneys’ Fees	3.18.1, 9.10.2, 10.1.4
Award of Separate Contracts	6.1.1
Award of Subcontracts and Other Contracts for Portions of the Work	5.2
Basic Definitions	1.1
Bidding Requirements	1.1.1, 1.1.7, 5.2.1, 11.4.1
Boiler and Machinery Insurance	11.3.2
Bonds, Lien	9.10.2
Bonds, Performance and Payment	7.3.6.4, 9.10.3, 11.3.9, 11.4
Building Permit	3.7.1
Capitalization	1.4
Certificate of Substantial Completion	9.8.2
Certificates for Payment	4.2.5, 4.2.9, 9.3.3, 9.4, 9.5, 9.6.1,
9.6.6, 9.7.1, 9.8.3, 9.10.1, 9.10.3, 13.7, 14.1.1.3, 14.2.4
Certificates of Inspection, Testing or Approval	3.12.11, 13.5.4
Certificates of Insurance	9.3.2, 9.10.2, 11.1.3
Change Orders	1.1.1, 2.4.1, 3.8.2.4, 3.11, 4.2.8, 4.3.3, 5.2.3,
7.1, 7.2, 7.3.2, 8.3.1 , 9.3.1.1, 9.10.3, 11.3.1.2.
11.3.4, 11.3.9, 12.1.2
Change Orders, Definition of	7.2.1
Changes	7.1
CHANGES IN THE WORK	3.11, 4.2.8, 7, 8.3.1, 9.3.1.1, 10.1.3
Claim, Definition of	4.3.1
Claims and Disputes	4.3, 4.4, 4.5, 6.2.5, 8.3.2,
9.3.1.2, 9.3.3, 9.10.4, 10.1.4
Claims and Timely Assertion of Claims	4.5.6
Claims for Additional Cost	4.3.6, 4.3.7, 4.3.9, 6.1.1, 10.3
Claims for Additional Time	4.3.6, 4.3.8, 4.3.9, 8.3.2
Claims for Concealed or Unknown Conditions	4.3.6
Claims for Damages	3.18, 4.3.9, 6.1.1, 6.2.5, 8.3.2, 9.5.1.2, 10.1.4
Claims Subject to Arbitration	4.3.2, 4.4.4, 4.5.1
Cleaning Up	3.15, 6.3
Commencement of Statutory Limitation Period	13.7
Commencement of the Work, Conditions Relating to	2.1.2,
2.2.1, 3.2.1, 3.2.2, 3.7.1, 3.10.1, 3.12.6, 4.3.7, 5.2.1,
6.2.2, 8.1.2, 8.2.2, 9.2 , 11.1.3, 11.3.6, 11.4.1
Commencement of the Work, Definition of	8.1.2
Communications Facilitating Contract Administration	3.9.1, 4.2.4, 5.2.1
Completion, Conditions Relating to	3.11, 3.15, 4.2.2, 4.2.9,
4.3.2, 9.4.2, 9.8. 9.9.1, 9.10, 11.3.5, 12.2.2, 13.7.1
COMPLETION, PAYMENTS AND	9
Completion, Substantial	4.2.9, 4.3.5.2, 8.1.1, 8.1.3, 8.2.3,
9.8, 9.9.1, 12.2.2, 13.7
Compliance with Laws	1.3, 3.6, 3.7, 3.13, 4.1.1, 10.2.2, 11.1,
11.3, 13.1, 13.5.1 , 13.5.2, 13.6, 14.1.1, 14.2.1.3
Concealed or Unknown Conditions	4.3.6
Conditions of the Contract	1.1.1, 1.1.7, 6.1.1
Consent, Written	1.3.1, 3.12.8, 3.14.2, 4.1.2,
4.3.4, 4.5.5, 9.3.2, 9.8.2, 9.9.1, 9.10.2, 9.10.3, 10.1.2, 10.1.3
11.3.1, 11.3.1.4, 11.3.11, 13.2, 13.4.2
CONSTRUCTION BY OWNER OR BY SEPARATE CONTRACTORS	1.1.4.6
Construction Change Directive, Definition of	7.3.1
Construction Change Directives	1.1.1, 4 2.8, 7.1, 7.3, 9.3.1.1
Construction Schedules, Contractor’s	3.10, 6.1.3
Contingent Assignment of Subcontracts	5.4
Continuing Contract Performance	4.3.4
Contract Definition of	1.1.2
CONTRACT, TERMINATION OR SUSPENSION OF THE	4.3.7, 5.4.1.1, 14
Contract Administration	3.3.3, 4.9.4, 9.5
Contract Award and Execution, Conditions Relating to	3.7.1
3.10, 5.2, 9.2, 11.1.3, 11.3.6, 11.4.1
Contract Documents, The	1.1, 1.2, 7
Contract Documents, Copies Furnished and Use of	1.3, 2.2.5, 5.3
Contract Documents, Definition of	1.1.1
Contract Performance During Arbitration	4.3.4, 4.5.3
Contract Sum	3.8, 4.3.6, 4.3.7, 4.4.4, 5.2.3,
6.1.3, 7.2, 7.3, 9.1, 9.7, 11.3.1, 12.2.4, 12.3, 14.2.4
Contract Sum, Definition of	9.1
Contract Time	4.3.6, 4.3.8, 4.4.4, 7.2.1.3, 7.3,
8.2.1, 8.3.1, 9.7, 12.1.1
Contract Time, Definition of	8.1.1

2 A201-1987	AIA DOCUMENT A201 • GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION • FOURTEENTH EDITION AIA® • © 1987 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE. N.W., WASHINGTON D.C. 20006

CONTRACTOR	3
Contractor, Definition of	3.1, 6.1.2
Contractor’s Bid	1.1.1
Contractor’s Construction Schedules	3.10, 6.1.3
Contractor’s Employees	3.3.2, 3.4.2, 3.8.1, 3.9, 3.18, 4.2.3, 4.2.6, 8.1.2, 10.2, 10.3, 11.1.1, 14.2.1.1
Contractor’s Liability Insurance	11.1
Contractor’s Relationship with Separate Contractors and Owner’s Forces	2.2.6, 3.12.5, 3.14.2, 4.2.4, 6, 12.2.5
Contractor’s Relationship with Subcontractors	1.2.4, 3.3.2, 3.18.1, 3.18.2, 5.2, 5.3, 5.4, 9.6.2, 11.3.7, 11.3.8, 14.2.1.2
Contractor’s Relationship with the Architect	1.1.2, 3.2.1, 3.2.2, 3.3.3, 3.5.1, 3.7.3, 3.11, 3.12.8, 3.16, 3.18, 4.2.3, 4.2.4, 4.2.6, 4.2.12, 5.2, 6.2.2, 7.3.4, 9.8.2, 11.3.7, 12.1, 13.5
Contractor’s Representations	1.2.2, 3.5.1, 3.12.7, 6.2.2, 8.2.1, 9.3.3
Contractor’s Responsibility for Those Performing the Work	3.3.2, 3.18, 4.2.3, 10
Contractor’s Review of Contract Documents	1.2.2, 3.2, 3.7.3
Contractor’s Right to Stop the Work	9.7
Contractor’s Right to Terminate the Contract	14.1
Contractor’s Submittals	3.10, 3.11, 3.12, 4.2.7, 5.2.1, 5.2.3,
7.3.6, 9.2, 9.3.1, 9.8.2, 9.9.1, 9.10.2,
9.10.3, 10.1.2, 11.4.2, 11.4.3
Contractor’s Superintendent	3.9, 10.2.6
Contractor’s Supervision and Construction Procedures	1.2.4,
3.3, 3.4, 4.2.3, 8.2.2, 8.2.3, 10
Contractual Liability Insurance	11.1.1.7, 11.2.1
Coordination and Correlation	1.2.2, 1.2.4, 3.3.1,
3.10, 3.12.7, 6.1.3, 6.2.1
Copies Furnished of Drawings and Specifications	1.3, 2.2.5, 3.11
Correction of Work	2.3, 2.4, 4.2.1, 9.8.2,
9.9.1, 12.1.2, 12.2, 13.7.1.3
Cost, Definition of	7.3.6, 14.3.5
Costs	2.4, 3.2.1, 3.7.4, 3.8.2, 3.15.2, 4.3.6, 4.3.7, 4.3.8.1, 5.2.3,
6.1.1, 6.2.3, 6.3, 7.3.3.3, 7.3.6, 7.3.7, 9.7, 9.8.2, 9.10.2, 11.3.1.2,
11.3.1.3, 11.3.4, 11.3.9, 12.1, 12.2.1, 12.2.4, 12.2.5, 13.5, 14
Cutting and Patching	3.14, 6.2.6
Damage to Construction of Owner or Separate Contractors	3.14.2,
6.2.4, 9.5.1.5, 10.2.1.2, 10.2.5, 10.3, 11.1, 11.3, 12.2.5
Damage to the Work	3.14.2, 9.9.1, 10.2.1.2, 10.2.5, 10.3, 11.3
Damages, Claims for	3.18, 4.3.9, 6.1.1, 6.2.5, 8.3.2, 9.5.1.2, 10.1.4
Damages for Delay	6.1.1, 8.3.3, 9.5.1.6, 9.7
Date of Commencement of the Work, Definition of	8.1.2
Date of Substantial Completion, Definition of	8.1.3
Day, Definition of	8.1.4
Decisions of the Architect	4.2.6, 4.2.7, 4.2.11, 4.2.12, 4.2.13,
4.3.2, 4.3.6, 4.4.1, 4.4.4, 4.5, 6.3, 7.3.6, 7.3.8, 8.1.3, 8.3.1, 9.2,
9.4, 9.5.1, 9.8.2, 9.9.1, 10.1.2, 13.5.2, 14.2.2, 14.2.4
Decisions to Withhold Certification	9.5, 9.7, 14.1.1.3
Defective or Nonconforming Work, Acceptance, Rejection and Correction of	2.3, 2.4, 3.5.1, 4.2.1, 4.2.6, 4.3.5, 9.5.2, 9.8.2, 9.9.1, 10.2.5, 12, 13.7.1.3
Defective Work, Definition of	3.5.1
Definitions	1.1, 2.1.1, 3.1, 3.5.1, 3.12.1, 3.12.2, 3.12.3, 4.1.1,
4.3.1, 5.1, 6.1.2, 7.2.1, 7.3.1, 7.3.6, 8.1, 9.1, 9.8.1
Delays and Extensions of Time	4.3.1, 4.3.8.1, 4.3.8.2,
6.1.1, 6.2.3, 7.2.1, 7.3.1, 7.3.4, 7.3.5, 7.3.8,
7.3.9, 8.1.1, 8.3, 10.3.1, 14.1.1.4
Disputes	4.1.4, 4.3, 4.4, 4.5, 6.2.5, 6.3, 7.3.8, 9.3.1.2
Documents and Samples at the Site	3.1.1
Drawings, Definition of	1.1.5
Drawings and Specifications, Use and Ownership of	1.1.1, 1.3, 2.2.5, 3.11, 5.3
Duty to Review Contract Documents and Field Conditions	3.2
Effective Date of Insurance	8.2.2, 11.1.2
Emergencies	4.3.7, 10.3
Employees, Contractor’s	3.3.2, 3.4.2, 3.8.1, 3.9, 3.18.1,
3.18.2, 4.2.3, 4.2.6, 8.1.2, 10.2, 10.3, 11.1.1, 14.2.1.1
Equipment, Labor, Materials and	1.1.3, 1.1.6, 3.4, 3.5.1,
3.8.2, 3.12.3, 3.12.7, 3.12.11, 3.13, 3.15.1, 4.2.7,
6.2.1, 7.3.6, 9.3.2, 9.3.3, 11.3, 12.2.4, 14
Execution and Progress of the Work	1.1.3, 1.2.3, 3.2, 3.4.1,
3.5.1, 4.2.2, 4.2.3, 4.3.4, 4.3.8, 6.2.2, 7.1.3,
7.3.9, 8.2, 8.3, 9.5, 9.9.1, 10.2, 14.2, 14.3
Execution, Correlation and Intent of the Contract Documents	1.2, 3.7.1
Extensions of Time	4.3.1, 4.3.8, 7.2.1.3, 8.3, 10.3.1
Failure of Payment by Contractor	9.5.1.3, 14.2.1.2
Failure of Payment by Owner	4.3.7, 9.7, 14.1.3
Faulty Work (See Defective or Nonconforming Work)
Final Completion and Final Payment	4.2.1, 4.2.9, 4.3.2,
4.3.5, 9.10, 11.1.2, 11.1.3, 11.3.5, 12.3.1, 13.7
Financial Arrangements, Owner’s	2.2.1
Fire and Extended Coverage Insurance	11.3

GENERAL PROVISIONS	1
Governing Law	13.1
Guarantees (See Warranty and Warranties)
Hazardous Materials	10.1, 10.2.4
Identification of Contract Documents	1.2.1
Identification of Subcontractors and Suppliers	5.2.1
Indemnification	3.17, 3.18, 9.10.2, 10.1.4, 11.3.1.2, 11.3.7
Information and Services Required of the Owner	2.1.2, 2.2, 4.3.4, 6.1.3, 6.1.4, 6.2.6, 9.3.2, 9.6.1, 9.6.4, 9.8.3, 9.9.2, 9.10.3, 10.1.4, 11.2, 11.3, 13.5.1, 13.5.2
Injury or Damage to Person or Property	4.3.9
Inspections	3.3.3, 3.3.4, 3.7.1, 4.2.2,
4.2.6, 4.2.9, 4.3.6, 9.4.2, 9.8.2, 9.9.2, 9.10.1, 13.5
Instructions to Bidders	1.1.1
Instructions to the Contractor	3.8.1, 4.2.8, 5.2.1, 7, 12.1, 13.5.2
Insurance	4.3.9, 6.1.1, 7.3.6.4, 9.3.2, 9.8.2, 9.9.1, 9.10.2, 11
Insurance, Boiler and Machinery	11.3.2
Insurance, Contractor’s Liability	11.1
Insurance, Effective Date of	8.2.2, 11.1.2
Insurance, Loss of Use	11.3.3
Insurance, Owner’s Liability	11.2
Insurance, Property	10.2.5, 11.3
Insurance, Stored Materials	9.3.2, 11.3.1.4

INSURANCE AND BONDS	11
Insurance Companies, Consent to Partial Occupancy	9.9.1, 11.3.11
Insurance Companies, Settlement with	11.3.10
Intent of the Contract Documents	1.2.3, 3.12.4,
4.2.6, 4.2.7, 4.2.12, 4.2.13, 7.4
Interest	13.6
Interpretation	1.2.5, 1.4, 1.5, 4.1.1, 4.3.1, 5.1, 6.1.2, 8.1.4
Interpretations, Written	4.2.11, 4.2.12, 4.3.7
Joinder and Consolidation of Claims Required	4.5.6
Judgment on Final Award	4.5.1, 4.5.4.1, 4.5.7
Labor and Materials, Equipment	1.1.3, 1.1.6, 3.4, 3.4.1, 3.8.2,
3.12.2, 3.12.3, 3.12.7, 3.12.11, 3.13, 3.15.1,
4.2.7, 6.2.1, 7.3.6, 9.3.2, 9.3.3, 12.2.4, 14
Labor Disputes	8.3.1
Laws and Regulations	1.3, 3.6, 3.7, 3.13, 4.1.1, 4.5.5, 4.5.7,
9.9.1, 10.2.2, 11.1, 11.3. 13.1, 13.4, 13.5.1, 13.5.2, 13.6
Liens	2.1.2, 4.3.2, 4.3.5.1, 8.2.2, 9.3.3, 9.10.2
Limitation on Consolidation or Joinder	4.5.5
Limitations, Statutes of	4.5.4.2, 12.2.6, 13.7
Limitations of Authority	3.3.1, 4.1.2, 4.2.1,
4.2.3, 4.2.7, 4.2.10, 5.2.2, 5.2.4, 7.4, 11.3.10

AIA DOCUMENT A201 • GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION • FOURTEENTH EDITION AIA® • © 1987 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006	A201-1987 3

Limitations of Liability	2.3, 3.2.1, 3.5.1, 3.7.3, 3.12.8, 3.12.11,
3.17, 3.18, 4.2.6, 4.2.7, 4.2.12, 6.2.2, 9.4.2, 9.6.4, 9.10.4,
10.1.4, 10.2.5, 11.1.2, 11.2.1, 11.3.7, 13.4.2, 13.5.2
Limitations of Time, General	2.2.1, 2.2.4, 3.2.1, 3.7.3,
3.8.2, 3.10, 3.12.5, 3.15.1, 4.2.1, 4.2.7, 4.2.11, 4.3.2,
4.3.3, 4.3.4, 4.3.6, 4.3.9, 4.5.4.2, 5.2.1, 5.2.3, 6.2.4, 7.3.4, 7.4,
8.2, 9.5, 9.6.2, 9.8, 9.9, 9.10, 11.1.3, 11.3.1, 11.3.2, 11.3.5,
11.3.6, 12.2.1, 12.2.2, 13.5, 13.7
Limitations of Time, Specific	2.1.2, 2.2.1, 2.4, 3.10, 3.11,
3.15.1, 4.2.1, 4.2.11, 4.3, 4.4, 4.5, 5.3, 5.4, 7.3.5, 7.3.9, 8.2,
9.2, 9.3.1, 9.3.3, 9.4.1, 9.6.1, 9.7, 9.8.2, 9.10.2, 11.1.3, 11.3.6,
11.3.10, 11.3.11, 12.2.2, 12.2.4, 12.2.6, 13.7, 14
Loss of Use Insurance	11.3.3
Material, Suppliers	1.3.1, 3.12.1, 4.2.4, 4.2.6, 5.2.1, 9.3.1, 9.3.1.2, 9.3.3, 9.4.2, 9.6.5, 9.10.4

Materials, Hazardous	10.1, 10.2.4
Materials Labor, Equipment and	1.1.3, 1.1.6, 3.4, 3.5.1, 3.8.2,
3.12.2, 3.12.3, 3.12.7, 3.12.11, 3.13, 3.15.1, 4.2.7, 6.2.1,
7.3.6, 9.3.2, 9.3.3, 12.2.4, 14
Means, Methods, Techniques, Sequences and Procedures of Construction	3.3.1, 4.2.3, 4.2.7, 9.4.2
Minor changes in the work	1.1.1, 4.2.8, 4.3.7, 7.1, 7.4

MISCELLANEOUS PROVISIONS	13
Modifications, Definition of	1.1.1
Modifications to the Contract	1.1.1, 1.1.2, 3.7.3, 3.11,
4.1.2, 4.2.1, 5.2.3, 7, 8.3.1, 9.7
Mutual Responsibility	6.2
Nonconforming Work, Acceptance of	12.3
Nonconforming Work, Rejection and Correction of	2.3.1,
4.3.5, 9.5.2, 9.8.2, 12, 13.7.1.3
Notice	2.3, 2.4, 3.2.1, 3.2.2, 3.7.3, 3.7.4, 3.9, 3.12.8,
3.12.9, 3.17, 4.3, 4.4.4, 4.5, 5.2.1, 5.3, 5.4.1.1, 8.2.2, 9.4.1,
9.5.1, 9.6.1, 9.7, 9.10, 10.1.2, 10.2.6, 11.1.3, 11.3, 12.2.2,
12.2.4, 13.3, 13.5.1, 13.5.2, 14
Notice, Written	2.3, 2.4, 3.9, 3.12.8, 3.12.9, 4.3,
4.4.4, 4.5, 5.2.1, 5.3, 5.4.1.1, 8.2.2, 9.4.1, 9.5.1, 9.7, 9.10,
10.1.2, 10.2.6, 11.1.3, 11.3, 12.2.2, 12.2.4, 13.3, 13.5.2, 14
Notice of Testing and Inspections	13.5.1, 13.5.2
Notice to Proceed	8.2.2
Notices, Permits, Fees and	2.2.3, 3.7, 3.13, 7.3.6.4, 10.2.2
Observations, Architect’s On-Site	4.2.2, 4.2.5,
4.3.6, 9.4.2, 9.5.1, 9.10.1, 13.5
Observations, Contractor’s	1.2.2, 3.2.2
Occupancy	9.6.6, 9.8.1, 9.9, 11.3.11
On-Site Inspections by the Architect	4.2.2, 4.2.9, 4.3.6,
9.4.2, 9.8.2, 9.9.2, 9.10.1
On-Site Observations by the Architect	4.2.2, 4.2.5, 4.3.6,
9.4.2, 9.5.1, 9.10.1, 13.5
Orders, Written	2.3, 3.9, 4.3.7, 7, 8.2.2, 11.3.9, 12.1,
12.2, 13.5.2, 14.3.1
OWNER	2
Owner, Definition of	2.1
Owner, Information and Services Required of the	2.1.2,
2.2, 4.3.4, 6, 9, 10.1.4, 11.2, 11.3, 13.5.1, 14.1.1.5, 14.1.3
Owner’s Authority	3.8.1, 4.1.3, 4.2.9, 5.2.1, 5.2.4, 5.4.1,
7.3.1, 8.2.2, 9.3.1, 9.3.2, 11.4.1, 12.2.4, 13.5.2, 14.2, 14.3.1
Owner’s Financial Capability	2.2.1, 14.1.1.5
Owner’s Liability Insurance	11.2
Owner’s Loss of Use Insurance	11.3.3
Owner’s Relationship with Subcontractors	1.1.2,
5.2.1, 5.4.1, 9.6.4
Owner’s Right to Carry Out the Work	2.4, 12.2.4, 14.2.2.2
Owner’s Right to Clean Up	6.3
Owner’s Right to Perform Construction and to Award Separate Contracts	6.1
Owner’s Right to Stop the Work	2.3, 4.3.7
Owner’s Right to Suspend the Work	14.3
Owner’s Right to Terminate the Contract	14.2
Ownership and Use of Architect’s Drawings, Specifications and Other Documents	1.1.1, 1.3, 2.2.5, 5.3
Partial Occupancy or Use	9.6.6, 9.9, 11.3.11
Patching, Cutting and	3.14, 6.2.6
Patents, Royalties and	3.17
Payment, Applications for	4.2.5, 9.2, 9.3, 9.4,
9.5.1, 9.8.3, 9.10.1, 9.10.3, 9.10.4, 14.2.4
Payment, Certificates for	4.2.5, 4.2.9, 9.3.3, 9.4, 9.5,
9.6.1, 9.6.6, 9.7.1, 9.8.3, 9.10.1, 9.10.3, 13.7, 14.1.1.3, 14.2.4
Payment, Failure of	4.3.7, 9.5.1.3,
9.7, 9.10.2, 14.1.1.3, 14.2.1.2
Payment, Final	4.2.1, 4.2.9, 4.3.2, 4.3.5, 9.10, 11.1.2,
11.1.3, 11.3.5, 12.3.1
Payment Bond, Performance Bond and	7.3.6.4,
9.10.3, 11.3.9,11.4
Payments, Progress	4.3.4, 9.3, 9.6,
9.8.3, 9.10.3, 13.6, 14.2.3

PAYMENTS AND COMPLETION	9, 14
Payments to Subcontractors	5.4.2, 9.5.1.3,
9.6.2, 9.6.3, 9.6.4, 11.3.8, 14.2.1.2
PCB	10.1
Performance Bond and Payment Bond	7.3.6.4,
9.10.3, 11.3.9, 11.4
Permits, Fees and Notices	2.2.3, 3.7, 3.13, 7.3.6.4, 10.2.2

PERSONS AND PROPERTY, PROTECTION OF	10
Polychlorinated Biphenyl	10.1
Product Data, Definition of	3.12.2
Product Data and Samples, Shop Drawings	3.11, 3.12, 4.2.7
Progress and Completion	4.2.2, 4.3.4, 8.2
Progress Payments	4.3.4, 9.3,
9.5, 9.8.3, 9.10.3, 13.6, 14.2.3
Project, Definition of the	1.1.4
Project Manual, Definition of the	1.1.7
Project Manuals	2.2.5
Project Representatives	4.2.10
Property Insurance	10.2.5, 11.3

PROTECTION OF PERSONS AND PROPERTY	10
Regulations and Laws	1.3, 3.6, 3.7, 3.13, 4.1.1, 4.5.5,
4.5.7, 10.2.2, 11.1, 11.3, 13.1, 13.4, 13.5.1, 13.5.2, 13.6, 14
Rejection of Work	3.5.1, 4.2.6, 12.2
Releases of Waivers and Liens	9.10.2
Representations	1.2.2, 3.5.1, 3.12.7,
6.2.2, 8.2.1, 9.3.3, 9.4.2, 9.5.1, 9.8.2, 9.10.1
Representatives	2.1.1, 3.1.1, 3.9, 4.1.1, 4.2.1, 4.2.10, 5.1.1, 5.1.2, 13.2.1
Resolution of Claims and Disputes	4.4, 4.5
Responsibility for Those Performing the Work	3.3.2,
4.2.3, 6.1.3, 6.2, 10
Retainage	9.3.1, 9.6.2, 9.8.3, 9.9.1, 9.10.2, 9.10.3
Review of Contract Documents and Field Conditions by Contractor	1.2.2, 3.2, 3.7.3, 3.12.7
Review of Contractor’s Submittals by Owner and Architect	3.10.1, 3.10.2, 3.11, 3.12,
4.2.7, 4.2.9, 5.2.1, 5.2.3, 9.2, 9.8.2
Review of Shop Drawings, Product Data and Samples by Contractor	3.12.5
Rights and Remedies	1.1.2, 2.3, 2.4, 3.5.1, 3.15.2,
4.2.6, 4.3.6, 4.5, 5.3, 6.1, 6.3, 7.3.1, 8.3.1, 9.5.1, 9.7, 10.2.5,
10.3, 12.2.2, 12.2.4, 13.4, 14
Royalties and Patents	3.17

4 A201-1987	AIA DOCUMENT A201 • GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION • FOURTEENTH EDITION AIA® • © 1987 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006

Rules and Notices for Arbitration	4.5.2
Safety of Persons and Property	10.2
Safety Precautions and Programs	4.2.3, 4.2.7, 10.1
Samples, Definition of	3.12.3
Samples, Shop Drawings, Product Data and	3.11, 3.12, 4.2.7
Samples at the Site, Documents and	3.11
Schedule of Values	9.2, 9.3.1
Schedules, Construction	3.10
Separate Contracts and Contractors	1.1.4, 3.14.2, 4.2.4,
4.5.5, 6, 11.3.7, 12.1.2,12.2.5
Shop Drawings, Definition of	3.12.1
Shop Drawings, Product Data and Samples	3.11, 3.12, 4.2.7
Site, Use of	3.13, 6.1.1, 6.2.1
Site Inspections	1.2.2, 3.3.4, 4.2.2, 4.2.9, 4.3.6, 9.8.2, 9.10.1, 13.5
Site Visits, Architect’s	4.2.2, 4.2.5, 4.2.9, 4.3.6,
9.4.2, 9.5.1, 9.8.2, 9.9.2, 9.10.1,13.5
Special Inspections and Testing	4.2.6, 12.2.1, 13.5
Specifications, Definition of the	1.1.6
Specifications, The	1.1.1, 1.1.6, 1.1.7, 1.2.4, 1.3, 3.11
Statutes of Limitations	4.5.4.2, 12.2.6, 13.7
Stopping the Work	2.3, 4.3.7, 9.7, 10.1.2, 10.3, 14.1
Stored Materials	6.2.1, 9.3.2, 10.2.1.2, 11.3.1.4, 12.2.4
Subcontractor, Definition of	5.1.1
SUBCONTRACTORS	5
Subcontractors, Work by	1.2.4, 3.3.2, 3.12.1,
4.2.3, 5.3, 5.4
Subcontractual Relations	5.3, 5.4, 9.3.1.2, 9.6.2,
9.6.3, 9.6.4, 10.2.1, 11.3.7, 11.3.8, 14.1.1, 14.2.1.2, 14.3.2
Submittals	1.3, 3.2.3, 3.10, 3.11, 3.12, 4.2.7, 5.2.1, 5.2.3,
7.3.6, 9.2, 9.3.1, 9.8.2, 9.9.1, 9.10.2, 9.10.3, 10.1.2, 11.1.3
Subrogation, Waivers of	6.1.1, 11.3.5, 11.3.7
Substantial Completion	4.2.9, 4.3.5.2, 8.1.1, 8.1.3,
8.2.3, 9.8, 9.9.1, 12.2.1, 12.2.2, 13.7
Substantial Completion, Definition of	9.8.1
Substitution of Subcontractors	5.2.3, 5.2.4
Substitution of the Architect	4.1.3
Substitutions of Materials	3.5.1
Sub-subcontractor, Definition of	5.1.2
Subsurface Conditions	4.3.6
Successors and Assigns	13.2
Superintendent	3.9, 10.2.6
Supervision and Construction Procedures	1.2.4, 3.3, 3.4,
4.2.3, 4.3.4, 6.1.3, 6.2.4, 7.1.3, 7.3.4, 8.2, 8.3.1, 10, 12, 14
Surety	4.4.1, 4.4.4, 5.4.1.2, 9.10.2.9, 10.3, 14.2.2
Surety, Consent of	9.9.1, 9.10.2, 9.10.3
Surveys	2.2.2, 3.18.3
Suspension by the Owner for Convenience	14.3
Suspension of the Work	4.3.7, 5.4.2, 14.1.1.4, 14.3
Suspension or Termination of the Contract	4.3.7, 5.4.1.1, 14
Taxes	3.6, 7.3.6.4
Termination by the Contractor	14.1
Termination by the Owner for Cause	5.4.1.1, 14.2
Termination of the Architect	4.1.3
Termination of the Contractor	14.2.2
TERMINATION OR SUSPENSION OF THE CONTRACT	14
Tests and Inspections	3.3.3, 4.2.6, 4.2.9, 9.4.2, 12.2.1, 13.5
TIME	8
Time, Delays and Extensions of	4.3.8, 7.2.1, 8.3
Time Limits, Specific	2.1.2, 2.2.1, 2.4, 3.10, 3.11, 3.15.1,
4.2.1, 4.2.11, 4.3, 4.4, 4.5, 5.3, 5.4, 7.3.5, 7.3.9, 8.2, 9.2, 9.3.1,
9.3.3, 9.4.1, 9.6.1, 9.7, 9.8.2, 9.10.2, 11.1.3, 11.3.6, 11.3.10,
11.3.11, 12.2.2, 12.2.4, 12.2.6, 13.7, 14
Time Limits on Claims	4.3.2, 4.3.3, 4.3.6, 4.3.9, 4.4, 4.5
Title to Work	9.3.2, 9.3.3
UNCOVERING AND CORRECTION OF WORK	12
Uncovering of Work	12.1
Unforeseen Conditions	4.3.6, 8.3.1, 10.1
Unit Prices	7.1.4, 7.3.3.2
Use of Documents	1.1.1, 1.3, 2.2.5, 3.12.7, 5.3
Use of Site	3.13, 6.1.1, 6.2.1
Values, Schedule of	9.2, 9.3.1
Waiver of Claims: Final Payment	4.3.5, 4.5.1, 9.10 3
Waiver of Claims by the Architect	13.4.2
Waiver of Claims by the Contractor	9.10.4, 11.3.7, 13.4.2
Waiver of Claims by the Owner	4.3.5, 4.5.1, 9.9.3,
9.10.3, 11.3.3, 11.3.5, 11.3.7, 13.4.2
Waiver of Liens	9.10.2
Waivers of Subrogation	6.1.1, 11.3.5, 11.3.7
Warranty and Warranties	3.5, 4.2.9,
4.3.5.3, 9.3.3, 9.8.2, 9.9.1, 12.1.2, 13.7.1.3
Weather Delays	4.3.8.2
When Arbitration May Be Demanded	4.5.4
Work, Definition of	1.1.3
Written Consent	1.3.1, 3.12.8, 3.14.2, 4.1.2, 4.3.4,
4.5.5, 9.3.2, 9.8.2, 9.9.1, 9.10.2, 9.10.3, 10.1.2, 10.1.3,
11.3.1, 11.3.1.4, 11.3.11, 13.2, 13.4.2
Written Interpretations	4.2.11, 4.2.12, 4.3.7
Written Notice	2.3, 2.4, 3.9, 3.12.8, 3.12.9. 4.3, 4.4.4
4.5, 5.2.1, 5.3, 5.4.1.1, 8.2.2, 9.4.1, 9.5.1, 9.7, 9.10, 10.1.2,
10.2.6, 11.1.3, 11.3, 12.2.2, 12.2.4, 13.3, 13.5.2, 1.4
Written Orders	2.3, 3.9, 4.3.7
7, 8.2.2, 11.3.9, 12.1, 12.2, 13.5.2, 14.3.1

AIA DOCUMENT A201 • GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION • FOURTEENTH EDITION AIA® • © 1987 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006	A201-1987 5

GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION

ARTICLE 1

GENERAL PROVISIONS

1.1	BASIC DEFINITIONS

1.1.1 THE CONTRACT DOCUMENTS

The Contract Documents consist of the Agreement between Owner and Contractor (hereinafter the Agreement), Conditions of the Contract (General, Supplementary and other Conditions), Drawings, Specifications, addenda issued prior to execution of the Contract, other documents listed in the Agreement and Modifications issued after execution of the Contract. A Modification is (1) a written amendment to the Contract signed by both parties, (2) a Change Order, (3) a Construction Change Directive or (4, a written order for a minor change in the Work issued by the Architect. Unless specifically enumerated in the Agreement, the Contract Documents do not include other documents such as bidding requirements (advertisement or invitation to bid, instructions to Bidders, sample forms, the Contractor’s bid or portions of addenda relating to bidding requirements).

1.1.2 THE CONTRACT

The Contract Documents form the Contract for Construction. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. The Contract may be amended or modified only by a Modification. The Contract Documents shall not be construed to create a contractual relationship of any kind (1) between the Architect and Contractor, (2) between the Owner and a Subcontractor or Sub-subcontractor or (3) between any persons or entities other than the Owner and Contractor. The Architect shall, however, be entitled to performance and enforcement of obligations under the Contract intended to facilitate performance of the Architect’s duties.

1.1.3 THE WORK

The term “Work” means the construction and services required by the Contract Documents, whether completed or partially completed, and includes all other labor, materials, equipment and services provided or to be provided by the Contractor to fulfill the Contractor’s obligations. The Work may constitute the whole or a part of the Project.

1.1.4 THE PROJECT

The Project is the total construction of which the Work performed under the Contract Documents may be the whole or a part and which may include construction by the Owner or by separate contractors.

1.1.5 THE DRAWINGS

The Drawings are the graphic and pictorial portions of the Contract Documents, wherever located and whenever issued, showing the design, location and dimensions of the Work, generally including plans, elevations, sections, details, schedules and diagrams.

1.1.6 THE SPECIFICATIONS

The Specifications are that portion of the Contract Documents consisting of the written requirements for materials, equipment, construction systems, standards and workmanship for the Work, and performance of related services.

1.1.7 THE PROJECT MANUAL

The Project Manual is the volume usually assembled for the Work which may include the bidding requirements, sample forms, Conditions of the Contract and Specifications.

1.2	EXECUTION, CORRELATION AND INTENT

1.2.1 The Contract Documents shall be signed by the Owner and Contractor as provided in the Agreement. If either the Owner or Contractor or both do not sign all the Contract Documents, the Architect shall identify such unsigned Documents upon request.

1.2.2 Execution of the Contract by the Contractor is a representation that the Contractor has visited the site, become familiar with local conditions under which the Work is to be performed and correlated personal observations with requirements of the Contract Documents.

1.2.3 The intent of the Contract Documents is to include all items necessary for the proper execution and completion of the Work by the Contractor. The Contract Documents are complementary, and what is required by one shall be as binding as if required by all performance by the Contractor shall be required only to the extent consistent with the Contract Documents and reasonably inferable from them as being necessary to produce the intended results.

1.2.4 Organization of the Specifications into divisions, sections and articles, and arrangement of Drawings shall not control the Contractor in dividing the Work among Subcontractors or in establishing the extent of Work to be performed by any trade.

1.2.5 Unless otherwise stated in the Contract Documents, words which have well-known technical or construction industry meanings are used in the Contract Documents in accordance with such recognized meanings.

1.3	OWNERSHIP AND USE OF ARCHITECT’S DRAWINGS, SPECIFICATIONS AND OTHER DOCUMENTS

1.3.1 The Drawings, Specifications and other documents prepared by the Architect are instruments of the Architect’s service through which the Work to be executed by the Contractor is described. The Contractor may retain one contract record set. Neither the Contractor nor any Subcontractor, Sub-subcontractor or material or equipment supplier shall own or claim a copyright in the Drawings, Specifications and other documents prepared by the Architect, and unless otherwise indicated the Architect shall be deemed the author of them and will retain all common law, statutory and other reserved rights, in addition to the copyright. All copies of them, except the Contractor’s record set shall be returned or suitably accounted for to the Architect, on request, upon completion of the Work. The Drawings, Specifications and other documents prepared by the Architect, and copies thereof furnished to the Contractor, are for use solely with respect to this Project. They are not to be used by the Contractor or any Subcontractor, Sub-subcontractor or material or equipment supplier on other projects or for additions to this Project outside the scope of the

6 A201-1987	AIA DOCUMENT A201 • GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION • FOURTEENTH EDITION AIA® • © 1987 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006

Work without the specific written consent of the Owner and Architect. The Contractor, Subcontractors, Sub-subcontractors and material or equipment suppliers are granted a limited license to use and reproduce applicable portions of the Drawings, Specifications and other documents prepared by their Work under the Contract Documents. All copies made under this license shall bear the statutory copyright notice, if any, shown on the Drawings, Specifications and other documents prepared by the Architect. Submittal or distribution to meet official regulatory requirements or for other purposes in connection with this Project is not to be construed as publication in derogation of the Architect’s copyright or other reserved rights.

1.4	CAPITALIZATION

1.4.1 Terms capitalized in these General Conditions include those which are (1) specifically defined, (2) the titles of numbered articles and identified references to Paragraphs, Subparagraphs and Clauses in the document or (3) the titles of other documents published by the American institute of Architects.

1.5	INTERPRETATION

1.5.1 In the interest of brevity the Contract Documents frequently omit modifying words such as “all” and ‘“any” and articles such as “the” and “an,” but the fact that a modifier or an article is absent from one statement and appears in another is not intended to affect the interpretation of either statement.

ARTICLE 2

OWNER

2.1	DEFINITION

2.1.1 The Owner is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The term “Owner” means the Owner or the Owner’s authorized representative.

2.1.2 The Owner upon reasonable written request shall furnish to the Contractor in writing information which is necessary and relevant for the Contractor to evaluate, give notice of or enforce mechanic’s lien rights. Such information shall include a correct statement of the record legal title to the property on which the Project is located, usually referred, to as the site, and the Owner’s interest therein at the time of execution of the Agreement and, within five days after any change, information of such change in title, recorded or unrecorded.

2.2	INFORMATION AND SERVICES REQUIRED OF THE OWNER

2.2.1 The Owner shall, at the request of the Contractor, prior to execution of the Agreement and promptly from time to time thereafter, furnish to the Contractor reasonable evidence that financial arrangements have been made to fulfill the Owner’s obligations under the Contract. [Note: Unless such reasonable evidence were furnished on request prior to the execution of the Agreement, the prospective contractor would not be required to execute the Agreement or to commence the Work.]

2.2.2 The Owner shall furnish surveys describing physical characteristics, legal limitations and utility locations for the site of the Project, and a legal description of the site.

2.2.3 Except for permits and fees which are the responsibility of the Contractor under the Contract Documents, the Owner shall secure and pay for necessary approvals, easements, assessments and charges required for construction, use or occupancy of permanent structures or for permanent changes in existing facilities.

2.2.4 Information or services under the Owner’s control shall be furnished by the Owner with reasonable promptness to avoid delay in orderly progress of the Work.

2.2.5 Unless otherwise provided in the Contract Documents, the Contractor will be furnished, free of charge, such copies of Drawings and Project Manuals as are reasonably necessary for execution of the Work.

2.2.6 The foregoing are in addition to other duties and responsibilities of the Owner enumerated herein and especially those in respect to Article 6 (Construction by Owner or by Separate Contractors), Article 9 (Payments and Completion) and Article 11 (Insurance and Bonds).

2.3	OWNER’S RIGHT TO STOP THE WORK

2.3.1 If the Contractor fails to correct Work which is not in accordance with the requirements of the Contract Documents as required by Paragraph 12.2 or persistently fails to carry out Work in accordance with the Contract Documents, the Owner, by written order signed personally or by an agent specifically so empowered by the Owner in writing, may order the Contractor to stop the Work, or any portion thereof, until the cause for such order has been eliminated; however, the right of the Owner to stop the Work shall not give rise to a duty on the part of the Owner to exercise this right for the benefit of the Contractor or any other person or entity, except to the extent required by Subparagraph 6.1.3.

2.4	OWNER’S RIGHT TO CARRY OUT THE WORK

2.4.1 If the Contractor defaults or neglects to carry out the Work in accordance with the Contract Documents and fails within a seven-day period after receipt of written notice from the Owner to commence and continue correction of such default or neglect with diligence and promptness, the Owner may after such seven-day period give the Contractor a second written notice to correct such deficiencies within a second seven-day period. If the Contractor within such second seven-day period after receipt of such second notice fails to commence and continue to correct any deficiencies, the Owner may, without prejudice to other remedies the Owner may have, correct such deficiencies. In such case an appropriate Change Order shall be issued deducting from payments then or thereafter due the Contractor the cost of correcting such deficiencies, including compensation for the Architect’s additional services and expenses made necessary by such default, neglect or failure. Such action by the Owner and amounts charged to the Contractor are both subject to prior approval of the Architect. If payments then or thereafter due the Contractor are not sufficient to cover such amounts, the Contractor shall pay the difference to the Owner.

ARTICLE 3

CONTRACTOR

3.1	DEFINITION

3.1.1 The Contractor is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The term “Contractor” means the Contractor or the Contractor’s authorized representative.

AIA DOCUMENT A201 • GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION • FOURTEENTH EDITION AIA® • © 1987 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE. N.W., WASHINGTON, D.C. 20006	A201-1987 7

3.2	REVIEW OF CONTRACT DOCUMENTS AND FIELD CONDITIONS BY CONTRACTOR

3.2.1 The Contractor shall carefully study and compare the Contract Documents with each other and with information furnished by the Owner pursuant to Subparagraph 2.2.2 and shall at once report to the Architect errors, inconsistencies or omissions discovered. The Contractor shall not be liable to the Owner or Architect for damage resulting from errors, inconsistencies or omissions in the Contract Documents unless the Contractor recognized such error, inconsistency or omission and knowingly failed to report it to the Architect. If the Contractor performs any construction activity knowing it involves a recognized error, inconsistency or omission in the Contract Documents without such notice to the Architect, the Contractor shall assume appropriate responsibility for such performance and shall bear an appropriate amount of the attributable costs for correction.

3.2.2 The Contractor shall take field measurements and verify field conditions and shall carefully compare such field measurements and conditions and other information known to the Contractor with the Contract Documents before commencing activities. Errors, inconsistencies or omissions discovered shall be reported to the Architect at once.

3.2.3 The Contractor shall perform the Work in accordance with the Contract Documents and submittals approved pursuant to Paragraph 3.12.

3.3	SUPERVISION AND CONSTRUCTION PROCEDURES

3.3.1 The Contractor shall supervise and direct the Work, using the Contractor’s best skill and attention. The Contractor shall be solely responsible for and have control over construction means, methods, techniques, sequences and procedures and for coordinating all portions of the Work under the Contract, unless Contract Documents give other specific instructions concerning these matters.

3.3.2 The Contractor shall be responsible to the Owner for acts and omissions of the Contractor’s employees, Subcontractors and their agents and employees, and other persons performing portions of the Work under a contract with the Contractor.

3.3.3 The Contractor shall not be relieved of obligations to perform the Work in accordance with the Contract Documents either by activities or duties of the Architect in the Architect’s administration of the Contract, or by tests, inspections or approvals required or performed by persons other than the Contractor.

3.3.4 The Contractor shall be responsible for inspection of portions of Work already performed under this Contract to determine that such portions are in proper condition to receive subsequent Work.

3.4	LABOR AND MATERIALS

3.4.1 Unless otherwise provided in the Contract Documents, the Contractor shall provide and pay for labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities and services necessary for proper execution and completion of the Work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Work.

3.4.2 The Contractor shall enforce strict discipline and good order among the Contractor’s employees and other persons carrying out the Contract. The Contractor shall not permit employment of unfit persons or persons not skilled in tasks assigned to them.

3.5	WARRANTY

3.5.1 The Contractor warrants to the Owner and Architect that materials and equipment furnished under the Contract will be of good quality and new unless otherwise required or permitted by the Contract Documents, that the Work will be free from defects not inherent in the quality required or permitted, and that the Work will conform with the requirements of the Contract Documents. Work not conforming to these requirements, including substitutions not properly approved and authorized, may be considered defective. The Contractor’s warranty excludes remedy for damage or defect caused by abuse, modifications not executed by the Contractor, improper or insufficient maintenance, improper operation, or normal wear and tear under normal usage. If required by the Architect, the Contractor shall furnish satisfactory evidence as to the kind and quality of materials and equipment.

3.6	TAXES

3.6.1 The Contractor shall pay sales, consumer, use and similar taxes for the Work or portions thereof provided by the Contractor which are legally enacted when bids are received or negotiations concluded, whether or not yet effective or merely scheduled to go into effect.

3.7	PERMITS, FEES AND NOTICES

3.7.1 Unless otherwise provided in the Contract Documents, the Contractor shall secure and pay for the building permit and other permits and governmental fees, licenses and inspections necessary for proper execution and completion of the Work which are customarily secured after execution of the Contract and which are legally required when bids are received or negotiations concluded.

3.7.2 The Contractor shall comply with and give notices required by laws, ordinances, rules, regulations and lawful orders of public authorities bearing on performance of the Work.

3.7.3 It is not the Contractor’s responsibility to ascertain that the Contract Documents are in accordance with applicable laws, statutes, ordinances, building codes, and rules and regulations. However, if the Contractor observes that portions of the Contract Documents are at variance therewith, the Contractor shall promptly notify the Architect and Owner in writing, and necessary changes shall be accomplished by appropriate Modification.

3.7.4 If the Contractor performs Work knowing it to be contrary to laws, statutes, ordinances, building codes, and rules and regulations without such notice to the Architect and Owner, the Contractor shall assume full responsibility for such Work and shall bear the attributable costs.

3.8	ALLOWANCES

3.8.1 The Contractor shall include in the Contract Sum all allowances stated in the Contract Documents. Items covered by allowances shall be supplied for such amounts and by such persons or entities as the Owner may direct, but the Contractor shall not be required to employ persons or entities against which the Contractor makes reasonable objection.

3.8.2 Unless otherwise provided in the Contract Documents:

.1	materials and equipment under an allowance shall be selected promptly by the Owner to avoid delay in the Work;

.2	allowances shall cover the cost to the Contractor of materials and equipment delivered at the site and all required taxes, less applicable trade discounts;

8 A201-1987	AIA DOCUMENT A201 • GENERAL CONDITIONS OF THE CONTRACT FOR CONSTRUCTION • FOURTEENTH EDITION AIA® • © 1987 THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE. N.W., WASHINGTON, D.C. 20006

.3	Contractor’s costs for unloading and handling at the site, labor, installation costs, overhead, profit and other expenses contemplated for stated allowance amounts shall be included in the Contract Sum and not in the allowances;

.4	whenever costs are more than or less than allowances, the Contract Sum shall be adjusted accordingly by Change Order. The amount of the Change Order shall reflect (1) the difference between actual costs and the allowance under Clause 3.8.2.2 and (2) changes in Contractor’s costs under Clause 3.8.2.3

3.9 SUPERINTENDENT

3.9.1 The Contractor shall employ a competent superintendent and necessary assistants who shall be in attendance at the Project site during performance of the Work. The superintendent shall represent the Contractor, and communications given to the superintendent shall be as binding as if given to the Contractor. Important communications shall be confirmed in writing. Other communications shall be similarly confirmed on written request in each case.

3.10 CONTRACTOR’S CONSTRUCTION SCHEDULES

3.10.1 The Contractor, promptly after being awarded the Contract, shall prepare and submit for the Owner’s and Architect’s information a Contractor’s construction schedule for the Work. The schedule shall not exceed time limits current under the Contract Documents, shall be revised at appropriate intervals as required by the conditions of the Work and Project, shall be related to the entire Project to the extent required by the Contract Documents, and shall provide for expeditious and practicable execution of the Work.

3.10.2 The Contractor shall prepare and keep current, for the Architect’s approval, a schedule of submittals which is coordinated with the Contractor’s construction schedule and allows the Architect reasonable time to review submittals.

3.10.3 The Contractor shall conform to the most recent schedules.

3.11 DOCUMENTS AND SAMPLES AT THE SITE

3.11.1 The Contractor shall maintain at the site for the Owner one record copy of the Drawings, Specifications, addenda, Change Orders and other Modifications, in good order and marked currently to record changes and selections made during construction, and in addition approved Shop Drawings, Product Data, Samples and similar required submittals. These shall be available to the Architect and shall be delivered to the Architect for submittal to the Owner upon completion of the Work.

3.12 SHOP DRAWINGS, PRODUCT DATA AND SAMPLES

3.12.1 Shop Drawings are drawings, diagrams, schedules and other data specially prepared for the Work by the Contractor or a Subcontractor, Sub-subcontractor, manufacturer, supplier or distributor to illustrate some portion of the work.

3.12.2 Product Data are illustrations, standard schedules, performance charts, instructions, brochures, diagrams and other information furnished by the Contractor to illustrate materials or equipment for some portion of the Work.

3.12.3 Samples are physical examples which illustrate materials, equipment or workmanship and establish standards by which the Work will be judged.

3.12.4 Shop Drawings, Product Data, Samples and similar submittals are not Contract Documents. The purpose of their submittal is to demonstrate for those portions of the Work for which submittals are required the way the Contractor proposes to conform to the information given and the design concept expressed in the Contract Documents. Review by the Architect is subject to the limitations of Subparagraph 4.2.7.

3.12.5 The Contractor shall review, approve and submit to the Architect Shop Drawings, Product Data, Samples and similar submittals required by the Contract Documents with reason able promptness and in such sequence as to cause no delay in the Work or in the activities of the Owner or of separate contractors. Submittals made by the Contractor which are not required by the Contract Documents may be returned without action.

3.12.6 The Contractor shall perform no portion of the Work requiring submittal and review of Shop Drawings, Product Data, Samples or similar submittals until the respective submittal has been approved by the Architect. Such Work shall be in accordance with approved submittals.

3.12.7 By approving and submitting Shop Drawings, Product Data, Samples and similar submittals, the Contractor represents that the Contractor has determined and verified materials, field measurements and field construction criteria related thereto, or will do so, and has checked and coordinated the information contained within such submittals with the requirements of the Work and of the Contract Documents.

3.12.8 The Contractor shall not be relieved of responsibility for deviations from requirements of the Contract Documents by the Architect’s approval of Shop Drawings, Product Data, Samples or similar submittals unless the Contractor has specifically informed the Architect in writing of such deviation at the time of submittal and the Architect has given written approval to the specific deviation. The Contractor shall not be relieved of responsibility for errors or omissions in Shop Drawings, Product Data, Samples or similar submittals by the Architect’s approval thereof.

3.12.9 The Contractor shall direct specific attention, in writing or on resubmitted Shop Drawings, Product Data, Samples or similar submittals, to revisions other than those requested by the Architect on previous submittals.

3.12.10 Informational submittals upon which the Architect is not expected to take responsive action may be so identified in the Contract Documents.

3.12.11 When professional certification of performance criteria of materials, systems or equipment is required by the Contract Documents, the Architect shall be entitled to rely upon the accuracy and completeness of such calculations and certifications.

3.13 USE OF SITE

3.13.1 The Contractor shall confine operations at the site to areas permitted by law, Ordinances, permits and the Contract Documents and shall not unreasonably encumber the site with materials or equipment.

3.14 CUTTING AND PATCHING

3.14.1 The Contractor shall be responsible for cutting, fitting or patching required to complete the Work or to make its parts fit together properly.

3.14.2 The Contractor shall not damage or endanger a portion of the Work or fully or partially completed construction of the Owner or separate contractors by cutting, patching or otherwise altering such construction, or by excavation. The Contractor shall not cut or otherwise alter such construction by the

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Owner or a separate contractor except with written consent of the Owner and of such separate contractor; such consent shall not be unreasonably withheld. The Contractor shall not unreasonably withhold from the Owner or a separate contractor the Contractor’s consent to cutting or otherwise altering the Work.

3.15 CLEANING UP

3.15.1 The Contractor shall keep the premises and surrounding area free from accumulation of waste materials or rubbish caused by operations under the Contract. At completion of the Work the Contractor shall remove from and about the Project waste materials, rubbish, the Contractor’s tools, construction equipment, machinery and surplus materials.

3.15.2 If the Contractor fails to clean up as provided in the Contract Documents, the Owner may do so and the cost thereof shall be charged to the Contractor.

3.16 ACCESS TO WORK

3.16.1 The Contractor shall provide the Owner and Architect access to the Work in preparation and progress wherever located.

3.17 ROYALTIES AND PATENTS

3.17.1 The Contractor shall pay all royalties and license fees. The Contractor shall defend suits or claims for infringement of patent rights and shall hold the Owner and Architect harmless from loss on account thereof, but shall not be responsible for such defense or loss when a particular design, process or product of a particular manufacturer or manufacturers is required by the Contract Documents. However, if the Contractor has reason to believe that the required design, process or product is an infringement of a patent, the Contractor shall be responsible for such loss unless such information is promptly furnished to the Architect.

3.18 INDEMNIFICATION

3.18.1 To the fullest extent permitted by law, the Contractor shall indemnify and hold harmless the Owner, Architect, Architect’s consultants, and hold harmless the Owner, Architect’s consultants and agents and employees of any of them from and against claims, damages, losses and expenses, including but not limited to attorneys’ fees, arising out of or resulting from performance of the Work, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself) including loss of use resulting therefrom, but only to the extent caused in whole or in part by negligent acts or omissions of the Contractor, a Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, regardless of whether or not such claim, damage, loss or expense is caused in part by a party indemnified hereunder. Such obligation shall not be construed to negate, abridge, or reduce other rights or obligations of indemnity which would otherwise exist as to a party or person described in this Paragraph 3.18.

3.18.2 In claims against any person or entity indemnified under this Paragraph 3.18 by an employee of the Contractor, a Subcontractor, anyone directly or indirectly employed by them or anyone for whose acts they may be liable, the indemnification obligation under this Paragraph 3.18 shall not be limited by a limitation on amount or type of damages, compensation or benefits payable by or for the Contractor or a Subcontractor under workers’ or workmen’s compensation acts, disability benefit acts or other employee benefit acts.

3.18.3 The obligations of the Contractor under this Paragraph 3.18 shall not extend to the liability of the Architect, the Architect’s consultants, and agents and employees of any of them arising out of (1) the preparation or approval of maps, drawings, opinions, reports, surveys, Change Orders, designs or specifications, or (2) the giving of or the failure to give directions or instructions by the Architect, the Architect’s consultants, and agents and employees of any of them Provided such giving or failure to give is the primary cause of the injury or damage.

ARTICLE 4

ADMINISTRATION OF THE CONTRACT

4.1 ARCHITECT

4.1.1 The Architect is the person lawfully licensed to practice architecture or an entity lawfully practicing architecture identified as such in the Agreement and is referred to throughout the Contract Documents as if singular in number. The term “Architect” means the Architect or the Architect’s authorized representative.

4.1.2 Duties, responsibilities and limitations of authority of the Architect as set forth in the Contract Documents shall not be restricted, modified or extended without written consent of the Owner, Contractor and Architect. Consent shall not be unreasonably withheld.

4.1.3 In case of termination of employment of the Architect, the Owner shall appoint an architect against whom the Contractor makes no reasonable objection and whose status under the Contract Documents shall be that of the former architect.

4.1.4 Disputes arising under Subparagraphs 4.1.2 and 4.1.3 shall be subject to arbitration.

4.2 ARCHITECT’S ADMINISTRATION OF THE CONTRACT

4.2.1 The Architect will provide administration of the Contract as described in the Contract Documents, and will be the Owner’s representative (1) during construction, (2) until final payment is due and (3) with the Owner’s concurrence, from time to time during the correction period described in Paragraph 12.2. The Architect will advise and consult with the Owner. The Architect will have authority to act on behalf of the Owner only to the extent provided in the Contract Documents, unless otherwise modified by written instrument in accordance with other provisions of the Contract.

4.2.2 The Architect will visit the site at intervals appropriate to the stage of construction to become generally familiar with the progress and quality of the completed Work and to determine in general if the Work is being performed in a manner indicating that the Work, when completed, will be in accordance with the Contract Documents. However, the Architect will not be required to make exhaustive or continuos on-site inspections to check quality or quantity of the Work. On the basis of onsite observations as an architect, the Architect will keep the Owner informed of progress of the Work, and will endeavor to guard the Owner against defects and deficiencies in the Work.

4.2.3 The Architect will not have control over or charge of and will not be responsible for construction means, methods, techniques, sequences or procedures, or for safety precautions and programs in connection with the Work, since these are solely the Contractor’s responsibility as provided in Paragraph 3.3. The Architect will not be responsible for the Contractor’s failure to carry out the Work in accordance with the Contract Documents. The Architect will not have control over or charge of and will not be responsible for acts or omissions of the Contractor,

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Subcontractors, or their agents or employees, or of any other persons performing portions of the Work.

4.2.4 Communications Facilitating Contract Administration. Except as otherwise provided in the Contract Documents or when direct communications have been specially authorized, the Owner and Contractor shall endeavor to communicate through the Architect. Communications by and with the Architect’s consultants shall be through the Architect. Communications by and with Subcontractors and material suppliers shall be through the Contractor. Communications by and with separate contractors shall be through the Owner.

4.2.5 Based on the Architect’s observations and evaluations of the Contractor’s Applications for Payment, the Architect will review and certify the amounts due the Contractor and will issue Certificates for Payment in such amounts.

4.2.6 The Architect will have authority to reject Work which does not conform to the Contract Documents. Whenever the Architect considers it necessary or advisable for implementation of the intent of the Contract Documents, the Architect will have authority to require additional inspection or testing of the Work in accordance with Subparagraphs 13.5.2 and 13.5.3, whether or not such Work is fabricated, installed or completed. However, neither this authority of the Architect nor a decision made in good faith either to exercise or not to exercise such authority shall give rise to a duty or responsibility of the Architect to the Contractor, Subcontractors, material and equipment suppliers, their agents or employees, or other persons performing portions of the Work.

4.2.7 The Architect will review and approve or take other appropriate action upon the Contractor’s submittals such as Shop Drawings, Product Data and Samples, but only for the limited purpose of checking for conformance with information given and the design concept expressed in the Contract Documents. The Architect’s action will be taken with such reasonable promptness as to cause no delay in the Work or in the activities of the Owner, Contractor or separate contractors, while allowing sufficient time in the Architect’s professional judgment to permit adequate review. Review of such submittals is not conducted for the purpose of determining the accuracy and completeness of other details such as dimensions and quantities, or for substantiating instructions for installation or performance of equipment or systems, all of which remain the responsibility of the Contractor as required by the Contract Documents. The Architect’s review of the Contractor’s submittals shall not relieve the Contractor of the obligations under Paragraphs 3.3, 3.5 and 3.12. The Architect’s review shall not constitute approval of safety precautions or unless otherwise specifically stated by the Architect, of any construction means, methods, techniques, sequences or procedures. The Architect’s approval of a specific item shall not indicate approval of an assembly of which the item is a component.

4.2.8 The Architect will prepare Change Orders and Construction Change Directives, and may authorize minor changes in the Work as provided in Paragraph 7.4.

4.2.9 The Architect will conduct inspections to determine the date or dates of Substantial Completion and the date of final completion, will receive and forward to the Owner for the Owner’s review and records written warranties and related documents required by the Contract and assembled by the Contractor, and will issue a final Certificate for Payment upon compliance with the requirements of the Contract Documents.

4.2.10 If the Owner and Architect agree, the Architect will provide one or more project representatives to assist in carrying out the Architect’s responsibilities at the site. The duties, responsibilities and limitations of authority of such project representatives shall be as set forth in an exhibit to be incorporated in the Contract Documents.

4.2.11 The Architect will interpret and decide matters concerning performance under and requirements of the Contract Documents on written request of either the Owner or Contractor. The Architect’s response to such requests will be made with reasonable promptness and within any time limits agreed upon, if no agreement is made concerning the time within which interpretations required of the Architect shall be furnished in compliance with this Paragraph 4.2, then delay shall not be recognized on account of failure by the Architect to furnish such interpretations until 15 days after written request is made for them.

4.2.12 Interpretations and decisions of the Architect will be consistent with the intent of and reasonably inferable from the Contract Documents and will be in writing or in the form of drawings. When making such interpretations and decisions, the Architect will endeavor to secure faithful performance by both Owner and Contractor, will not show partiality to either and will not be liable for results of interpretations or decisions so rendered in good faith.

4.2.13 The Architect’s decisions on matters relating to aesthetic effect will be final if consistent with the intent expressed in the Contract Documents.

4.3	CLAIMS AND DISPUTES

4.3.1 Definition. A Claim is a demand or assertion by one of the parties seeking, as a matter of right, adjustment or interpretation of Contract terms, payment of money; extension of time or other relief with respect to the terms of the Contract. The term “Claim” also includes other disputes and matters in question between the Owner and Contractor arising out of or relating to the Contract. Claims must be made by written notice. The responsibility to substantiate Claims shall rest with the party making the Claim.

4.3.2 Decision of Architect. Claims, including those alleging an error or omission by the Architect, shall be referred initially to the Architect for action as provided in Paragraph 4.4. A decision by the Architect, as provided in Subparagraph 4.4.4, shall be required as a condition precedent to arbitration or litigation of a Claim between the Contractor and Owner as to all such matters arising prior to the date final payment is due, regardless of (1) whether such matters relate to execution and progress of the Work or (2) the extent to which the Work has been completed. The decision by the Architect in response to a Claim shall not be a condition precedent to arbitration or litigation in the event (1) the position of Architect is vacant, (2) the Architect has not received evidence or has failed to render a decision within agreed time limits, (3) the Architect has failed to take action required under Subparagraph 4.4.4 within 30 days after the Claim is made, (4) 45 days have passed after the Claim has been referred to the Architect or (5) the Claim relates to a mechanic’s lien.

4.3.3 Time Limits on Claims. Claims by either party must be made within 21 days after occurrence of the event giving rise to such Claim or within 21 days after the claimant first recognizes the condition giving rise to the Claim, whichever is later. Claims must be made by written notice. An additional Claim made after the initial Claim has been implemented by Change Order will not be considered unless submitted in a timely manner.

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4.3.4 Continuing Contract Performance. Pending final resolution of a Claim including arbitration, unless otherwise agreed in writing the Contractor shall proceed diligently with performance of the Contract and the Owner shall continue to make payments in accordance with the Contract Documents

4.3.5 Waiver of Claims: Final Payment. The making of final payment shall constitute a waiver of Claims by the Owner except those arising from:

.1	liens, Claims, security interests or encumbrances arising out of the Contract and unsettled;

.2	failure of the Work to comply with the requirements of the Contract Documents; or

.3	terms of special warranties required by the Contract Documents.

4.3.6 Claims for Concealed or Unknown Conditions. If conditions are encountered at the site which are (1) subsurface or otherwise concealed physical conditions which differ materially from those indicated in the Contract Documents or (2) unknown physical conditions of an unusual nature, which differ materially from those ordinarily found to exist and generally recognized as inherent in construction activities of the character provided for in the Contract Documents, then notice by the observing party shall be given to the other party promptly before conditions are disturbed and in no event later than 21 days after first observance of the conditions. The Architect will promptly investigate such conditions and, if they differ materially and cause an increase or decrease in the Contractor’s cost of, or time required for, performance of any part of the Work, will recommend an equitable adjustment in the Contract Sum or Contract Time, or both. If the Architect determines that the conditions at the site are not materially different from those indicated in the Contract Documents and that no change in the terms of the Contract is justified, the Architect shall so notify the Owner and Contractor in writing, stating the reasons. Claims by either party in opposition to such determination must be made within 21 days after the Architect has given notice of the decision. If the Owner and Contractor cannot agree on an adjustment in the Contract Sum or Contract Time, the adjustment shall be referred to the Architect for initial determination, subject to further proceedings pursuant to Paragraph 4.4.

4.3.7 Claims for Additional Cost. If the Contractor wishes to make Claim for an increase in the Contract Sum, written notice as provided herein shall be given before proceeding to execute the Work. Prior notice is not required for Claims relating to an emergency endangering life or property arising under Paragraph 10.3. If the Contractor believes additional cost is involved for reasons including but not limited to (1) a written interpretation from the Architect, (2) an order by the Owner to stop the Work where the Contractor was not at fault, (3) a written order for a minor change in the Work issued by the Architect, (4) failure of payment by the Owner, (5) termination of the Contract by the Owner, (6) Owner’s suspension or (7) other reasonable grounds, Claim shall be filed in accordance with the procedure established herein.

4.3.8 Claims for Additional Time

4.3.8.1 If the Contractor wishes to make Claim for an increase in the Contract Time, written notice as provided herein shall be given. The Contractor’s Claim shall include an estimate of cost and of probable effect of delay on progress of the Work. In the case of a continuing delay only one Claim is necessary.

4.3.8.2 If adverse weather conditions are the basis for a Claim for additional time, such Claim shall be documented by data substantiating that weather conditions were abnormal for the period of time and could not have been reasonably anticipated, and that weather conditions had an adverse effect on the scheduled construction.

4.3.9 Injury or Damage to Person or Property. If either party to the Contract suffers injury or damage to person or property because of an act or omission of the other party, of any of the other party’s employees or agents, or of others for whose acts such parry is legally liable, written notice of such injury or damage, whether or not insured, shall be given to the other party within a reasonable time not exceeding 21 days after first observance. The notice shall provide sufficient detail to enable the other party to investigate the matter. If a Claim for additional cost or time related to this Claim is to be asserted, it shall be filed as provided in Subparagraphs 4.3.7 or 4.3.8.

4.4	RESOLUTION OF CLAIMS AND DISPUTES

4.4.1 The Architect will review Claims and take one or more of the following preliminary actions within ten days of receipt of a Claim: (1) request additional supporting data from the claimant, (2) submit a schedule to the parties indicating when the Architect expects to take action, (3) reject the Claim in whole or in part, stating reasons for rejection, (4) recommend approval of the Claim by the other party or (5) suggest a compromise. The Architect may also, but is not obligated to, notify the surety, if any, of the nature and amount of the Claim.

4.4.2 If a Claim has been resolved, the Architect will prepare or obtain appropriate documentation.

4.4.3 If a Claim has not been resolved, the party making the Claim shall, within ten days after the Architect’s preliminary response, take one or more of the following actions: (1) submit additional supporting data requested by the Architect, (2) modify the initial Claim or (3) notify the Architect that the initial Claim stands.

4.4.4 If a Claim has not been resolved after consideration of the foregoing and of further evidence presented by the parties or requested by the Architect, the Architect will notify the parties in writing that the Architect’s decision will be made within seven days, which decision shall be final and binding on the parties but subject to arbitration. Upon expiration of such time period, the Architect will render to the parties the Architect’s written decision relative to the Claim, including any change in the Contract Sum or Contract Time or both. If there is a surety and there appears to be a possibility of a Contractor’s default, the Architect may, but is not obligated to, notify the surety and request the surety’s assistance in resolving the controversy.

4.5	ARBITRATION

4.5.1 Controversies and Claims Subject to Arbitration. Any controversy or Claim arising out of or related to the Contract, or the breach thereof, shall be settled by arbitration in accordance with the Construction industry Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof, except controversies or Claims relating to aesthetic effect and except those waived as provided for in Subparagraph 4.3.5. Such controversies or Claims upon which the Architect has given notice and rendered a decision as provided in Subparagraph 4.4.4 shall be subject to arbitration upon written demand of either party. Arbitration may be commenced when 45 days have passed after a Claim has been referred to the Architect as provided in Paragraph 4.3 and no decision has been rendered.

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4.5.2 Rules and Notices for Arbitration. Claims between the Owner and Contractor not resolved under Paragraph 4.4 shall, if subject to arbitration under Subparagraph 4.5.1, be decided by arbitration in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association currently in effect, unless the parties mutually agree otherwise. Notice of demand for arbitration shall be filed in writing with the other party to the Agreement between the Owner and Contractor and with the American Arbitration Association, and a copy shall be filed with the Architect.

4.5.3 Contract Performance During Arbitration. During arbitration proceedings, the Owner and Contractor shall comply with Subparagraph 4.3.4.

4.5.4 When Arbitration May Be Demanded. Demand for arbitration of any Claim may not be made until the earlier of (1) the date on which the Architect has rendered a final written decision on the Claim, (2) the tenth day after the parties have presented evidence to the Architect or have been given reasonable opportunity to do so, if the Architect has not rendered a final written decision by that date, or (3) any of the five events described in Subparagraph 4.3.2.

4.5.4.1 When a written decision of the Architect states that (1) the decision is final but subject to arbitration and (2) a demand for arbitration of a Claim covered by such decision must be made within 30 days after the date on which the party making the demand receives the final written decision, then failure to demand arbitration within said 30 days’ period shall result in the Architect’s decision becoming final and binding upon the Owner and Contractor. If the Architect renders a decision after arbitration proceedings have been initiated, such decision may be entered as evidence, but shall not supersede arbitration proceedings unless the decision is acceptable to all parties concerned.

4.5.4.2 A demand for arbitration shall be made within the time limits specified in Subparagraphs 4.5.1 and 4.5.4 and Clause 4.5.4.1 as applicable, and in other cases within a reasonable time after the Claim has arisen, and in no event shall it be made after the date when institution of legal or equitable proceedings based on such Claim would be barred by the applicable statute of limitations as determined pursuant to Paragraph 13.7.

4.5.5 Limitation on Consolidation or Joinder. No arbitration arising out of or relating to the Contract Documents shall include, by consolidation or joinder or in any other manner, the Architect, the Architect’s employees or consultants, except by written consent containing specific reference to the Agreement and signed by the Architect, Owner, Contractor and any other person or entity sought to be joined. No arbitration shall include, by consolidation or joinder or in any other manner, parties other than the Owner, Contractor, a separate contractor as described in Article 6 and other persons substantially involved in a common question of fact or law whose presence is required if complete relief is to be accorded in arbitration. No person or entity other than the Owner, Contractor or a separate contractor as described in Article 6 shall be included as an original third party or additional third party to an arbitration whose interest or responsibility is insubstantial. Consent to arbitration involving an additional person or entity shall not constitute consent to arbitration of a dispute not described therein or with a person or entity not named or described therein. The foregoing agreement to arbitrate and other agreements to arbitrate with an additional person or entity duly consented to by parties to the Agreement shall be specifically enforceable under applicable law in any court having jurisdiction thereof.

4.5.6 Claims and Timely Assertion of Claims. A party who files a notice of demand for arbitration must assert in the demand all Claims then known to that party on which arbitration is permitted to be demanded. When a party fails to include a Claim through oversight, inadvertence or excusable neglect, or when a Claim has matured or been acquired subsequently, the arbitrator or arbitrators may permit amendment.

4.5.7 Judgment on Final Award. The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

ARTICLE 5

SUBCONTRACTORS

5.1	DEFINITIONS

5.1.1 A Subcontractor is a person or entity who has a direct contract with the Contractor to perform a portion of the Work at the site. The term “Subcontractor” is referred to throughout the Contract Documents as if singular in number and means a Subcontractor or an authorized representative of the Subcontractor. The term “Subcontractor” does not include a separate contractor or subcontractors of a separate contractor.

5.1.2 A Sub-subcontractor is a person or entity who has a direct or indirect contract with a Subcontractor to perform a portion of the Work at the site. The term “Sub-subcontractor” is referred to throughout the Contract Documents as if singular in number and means a Sub-subcontractor or an authorized representative of the Sub-subcontractor.

5.2	AWARD OF SUBCONTRACTS AND OTHER CONTRACTS FOR PORTIONS OF THE WORK

5.2.1 Unless otherwise stated in the Contract Documents or the bidding requirements, the Contractor, as soon as practicable after award of the Contract, shall furnish in writing to the Owner through the Architect the names of persons or entities (including those who are to furnish materials or equipment fabricated to a special design) proposed for each principal portion of the Work. The Architect will promptly reply to the Contractor in writing stating whether or not the Owner or the Architect, after due investigation, has reasonable objection to any such proposed person or entity. Failure of the Owner or Architect to reply promptly shall constitute notice of no reasonable objection.

5.2.2 The Contractor shall not contract with a proposed person or entity to whom the Owner or Architect has made reasonable and timely objection. The Contractor shall not be required to contract with anyone to whom the Contractor has made reasonable objection.

5.2.3 If the Owner or Architect has reasonable objection to a person or entity proposed by the Contractor, the Contractor shall propose another to whom the Owner or Architect has no reasonable objection. The Contract Sum shall be increased or decreased by the difference in cost occasioned by such change and an appropriate Change Order shall be issued. However, no increase in the Contract Sum shall be allowed for such change unless the Contractor has acted promptly and responsively in submitting names as required.

5.2.4 The Contractor shall not change a Subcontractor, person or entity previously selected if the Owner or Architect makes reasonable objection to such change.

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5.3	SUBCONTRACTUAL RELATIONS

5.3.1 By appropriate agreement, written where legally required for validity, the Contractor shall require each Subcontractor, to the extent of the Work to be performed by the Subcontractor, to be bound to the Contractor by terms of the Contract Documents, and to assume toward the Contractor all the obligations and responsibilities which the Contractor, by these Documents, assumes toward the Owner and Architect. Each subcontract agreement shall preserve and protect the rights of the Owner and Architect under the Contract Documents with respect to the Work to be performed by the Subcontractor so that subcontracting thereof will not prejudice such rights, and shall allow to the Subcontractor, unless specifically provided otherwise in the subcontract agreement, the benefit of all rights, remedies and redress against the Contractor that the Contractor, by the Contract Documents, has against the Owner. Where appropriate, the Contractor shall require each Subcontractor to enter into similar agreements with Sub-subcontractors. The Contractor shall make available to each proposed Subcontractor, prior to the execution of the subcontract agreement, copies of the Contract Documents to which the Subcontractor will be bound, and, upon written request of the Subcontractor, identify to the Subcontractor terms and conditions of the proposed subcontract agreement which may be at variance with the Contract Documents. Subcontractors shall similarly make copies of applicable portions of such documents available to their respective proposed Sub-subcontractors.

5.4	CONTINGENT ASSIGNMENT OF SUBCONTRACTS

5.4.1 Each subcontract agreement for a portion of the Work is assigned by the Contractor to the Owner provided that:

.1	assignment is effective only after termination of the Contract by the Owner for cause pursuant to Paragraph 14.2 and only for those subcontract agreements which the Owner accepts by notifying the Subcontractor in writing; and

.2	assignment is subject to the prior rights of the surety, if any, obligated under bond relating to the Contract.

5.4.2 If the Work has been suspended for more than 30 days, the Subcontractor’s compensation shall be equitably adjusted.

ARTICLE 6

CONSTRUCTION BY OWNER

OR BY SEPARATE CONTRACTORS

6.1	OWNER’S RIGHT TO PERFORM CONSTRUCTION AND TO AWARD SEPARATE CONTRACTS

6.1.1 The Owner reserves the right to perform construction or operations related to the Project with the Owner’s own forces, and to award separate contracts in connection with other portions of the Project or other construction or operations on the site under Conditions of the Contract identical or substantially similar to these including those portions related to insurance and waiver of subrogation. If the Contractor claims that delay or additional cost is involved because of such action by the Owner, the Contractor shall make such Claim as provided elsewhere in the Contract Documents.

6.1.2 When separate contracts are awarded for different portions of the Project or other construction or operations on the site, the term “Contractor” in the Contract Documents in each case shall mean the Contractor who executes each separate Owner-Contractor Agreement.

6.1.3 The Owner shall provide for coordination of the activities of the Owner’s own forces and of each separate contractor with the Work of the Contractor, who shall cooperate with them. The Contractor shall participate with other separate contractors and the Owner in reviewing their construction schedules when directed to do so. The Contractor shall make any revisions to the construction schedule and Contract Sum deemed necessary after a joint review and mutual agreement. The construction schedules shall then constitute the schedules to be used by the Contractor, separate contractors and the Owner until subsequently revised.

6.1.4 Unless otherwise provided in the Contract Documents, when the Owner performs construction or operations related to the Project with the Owner’s own forces, the Owner shall be deemed to be subject to the same obligations and to have the same rights which apply to the Contractor under the Conditions of the Contract, including, without excluding others, those stated in Article 3, this Article 6 and Articles 10, 11 and 12.

6.2	MUTUAL RESPONSIBILITY

6.2.1 The Contractor shall afford the Owner and separate contractors reasonable opportunity for introduction and storage of their materials and equipment and performance of their activities and shall connect and coordinate the Contractor’s construction and operations with theirs as required by the Contract Documents.

6.2.2 If part of the Contractor’s Work depends for proper execution or results upon construction or operations by the Owner or a separate contractor, the Contractor shall, prior to proceeding with that portion of the Work, promptly report to the Architect apparent discrepancies or defects in such other construction that would render it unsuitable for such proper execution and results. Failure of the Contractor so to report shall constitute an acknowledgment that the Owner’s or separate contractors’ completed or partially completed construction is fit and proper to receive the Contractor’s Work, except as to defects not then reasonably discoverable.

6.2.3 Costs caused by delays or by improperly timed activities or defective construction shall be borne by the party responsible therefor.

6.2.4 The Contractor shall promptly remedy damage wrongfully caused by the Contractor to completed or partially completed construction or to property of the Owner or separate contractors as provided in Subparagraph 10.2.5.

6.2.5 Claims and other disputes and matters in question between the Contractor and a separate contractor shall be subject to the provisions of Paragraph 4.3 provided the separate contractor has reciprocal obligations.

6.2.6 The Owner and each separate contractor shall have the same responsibilities for cutting and patching as are described for the Contractor in Paragraph 3.14.

6.3	OWNER’S RIGHT TO CLEAN UP

6.3.1 If a dispute arises among the Contractor, separate contractors and the Owner as to the responsibility under their respective contracts for maintaining the premises and surrounding area free from waste materials and rubbish as described in Paragraph 3.15, the Owner may clean up and allocate the cost among those responsible as the Architect determines to be just.

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ARTICLE 7

CHANGES IN THE WORK

7.1	CHANGES

7.1.1 Changes in the Work may be accomplished after execution of the Contract, and without invalidating the Contract, by Change Order, Construction Change Directive or order for a minor change in the Work, subject to the limitations stated in this Article 7 and elsewhere in the Contract Documents.

7.1.2 A Change Order shall be based upon agreement among the Owner, Contractor and Architect; a Construction Change Directive requires agreement by the Owner and Architect and may or may not be agreed to by the Contractor; an order for a minor change in the Work may be issued by the Architect alone.

7.1.3 Changes in the Work shall be performed under applicable provisions of the Contract Documents, and the Contractor shall proceed promptly, unless otherwise provided in the Change Order, Construction Change Directive or order for a minor change in the Work.

7.1.4 If unit prices are stated in the Contract Documents or subsequently agreed upon, and if quantities originally contemplated are so changed in a proposed Change Order or Construction Change Directive that application of such unit prices to quantities of Work proposed will cause substantial inequity to the Owner or Contractor, the applicable unit prices shall be equitably adjusted.

7.2	CHANGE ORDERS

7.2.1 A Change Order is a written instrument prepared by the Architect and signed by the Owner, Contractor and Architect, stating their agreement upon all of the following:

.1	a change in the Work;

.2	the amount of the adjustment in the Contract Sum, if any; and

.3	the extent of the adjustment in the Contract Time, if any.

7.2.2 Methods used in determining adjustments to the Contract Sum may include those listed in Subparagraph 7.3.3.

7.3	CONSTRUCTION CHANGE DIRECTIVES

7.3.1 A Construction Change Directive is a written order prepared by the Architect and signed by the Owner and Architect, directing a change in the Work and stating a proposed basis for adjustment, if any, in the Contract Sum or Contract Time, or both. The Owner may by Construction Change Directive, without invalidating the Contract, order changes in the Work within the general scope of the Contract consisting of additions, deletions or other revisions the Contract Sum and Contract Time being adjusted accordingly.

7.3.2 A Construction Change Directive shall be used in the absence of total agreement on the terms of a Change Order.

7.3.3 If the Construction Change Directive provides for an adjustment to the Contract Sum, the adjustment shall be based on one of the following methods:

.1	mutual acceptance of a lump sum properly itemized and supported by sufficient substantiating data to permit evaluation;

.2	unit price stated in the Contract Documents or subsequently agreed upon;

.3	cost to be determined in a manner agreed upon by the parties and a mutually acceptable fixed or percentage fee; or

.4	as provided in Subparagraph 7.3-6.

7.3.4 Upon receipt of a Construction Change Directive, the Contractor shall promptly proceed with the change in the Work involved and advise the Architect of the Contractor’s agreement or disagreement with the method, if any, provided in the Construction Change Directive for determining the proposed adjustments in the Contract Sum or Contract Time.

7.3.5. A Construction Change Directive signed by the Contractor indicates the agreement of the Contractor therewith, including adjustment in Contract Sum and Contract Time or the method for determining them. Such agreement shall be effective immediately and shall be recorded as a Change Order.

7.3.6 If the Contractor does not respond promptly or disagrees with the method for adjustment in the Contract Sum, the method and the adjustment shall be determined by the Architect on the basis of reasonable expenditures and savings of those performing the Work attributable to the change, including, in case of an increase in the Contract Sum, a reasonable allowance for overhead and profit. In such case, and also under Clause 7.3.3.3, the Contractor shall keep and present, in such form as the Architect may prescribe, an itemized accounting together with appropriate supporting data. Unless otherwise provided in the Contract Documents, costs for the purposes of this Subparagraph 7.3.6 shall be limited to the following:

.1	costs of labor, including social security, old age and unemployment insurance, fringe benefits required by agreement or custom and workers or workmen’s compensation insurance;

.2	costs of materials, supplies and equipment, including cost of transportation, whether incorporated or consumed;

.3	rental costs of machinery and equipment, exclusive of hand tools, whether rented from the Contractor or others;

.4	costs of premiums for all bonds and insurance, permit fees, and sales, use or similar taxes related to the Work; and

.5	additional costs of supervision and field office personnel directly attributable to the change.

7.3.7 Pending final determination of cost to the Owner, amounts not in dispute may be included in Applications for Payment. The amount of credit to be allowed by the Contractor to the Owner for a deletion or change which results in a net decrease in the Contract Sum shall be actual net cost as confirmed by the Architect. When both additions and credits covering related Work or substitutions are involved in a change, the allowance for overhead and profit shall be figured on the basis of net increase, if any, with respect to that change.

7.3.8 If the Owner and Contractor do not agree with the adjustment in Contract Time or the method for determining it, the adjustment or the method shall be referred to the Architect for determination.

7.3.9 When the Owner and Contractor agree with the determination made by the Architect concerning the adjustments in the Contract Sum and Contract Time, or otherwise reach agreement upon the adjustments, such agreement shall be effective immediately and shall be recorded by preparation and execution of an appropriate Change Order.

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7.4	MINOR CHANGES IN THE WORK

7.4.1 The Architect will have authority to order minor changes in the Work not involving adjustment in the Contract Sum or extension of the Contract Time and not inconsistent with the intent of the Contract Documents. Such changes shall be effected by written order and shall be binding on the Owner and Contractor. The Contractor shall carry out such written orders promptly.

ARTICLE B

TIME

8.1	DEFINITIONS

8.1.1 Unless otherwise provided, Contract Time is the period of time, including authorized adjustments, allotted in the Contract Documents for Substantial Completion of the Work.

8.1.2 The date of commencement of the Work is the date established in the Agreement. The date shall not be postponed by the failure to act of the Contractor or of persons or entities for whom the Contractor is responsible.

8.1.3 The date of Substantial Completion is the date certified by the Architect in accordance with Paragraph 9.8.

8.1.4 The term “day” as used in the Contract Documents shall mean calendar day unless otherwise specifically defined.

8.2	PROGRESS AND COMPLETION

8.2.1 Time limits stated in the Contract Documents are of the essence of the Contract. By executing the Agreement the Contractor confirms that the Contract Time is a reasonable period for performing the Work.

8.2.2 The Contractor shall not knowingly, except by agreement or instruction of the Owner in writing, prematurely commence operations on the site or elsewhere prior to the effective date of insurance required by Article 11 to be furnished by the Contractor. The date of commencement of the Work shall not be changed by the effective date of such insurance. Unless the date of commencement is established by a notice to proceed given by the Owner, the Contractor shall notify the Owner in writing not less than five days or other agreed period before commencing the Work to permit the timely filing of mortgages, mechanic’s liens and other security interests.

8.2.3 The Contractor shall proceed expeditiously with adequate forces and shall achieve Substantial Completion within the Contract Time.

8.3	DELAYS AND EXTENSIONS OF TIME

8.3.1 If the Contractor is delayed at any time in progress of the Work by an act or neglect of the Owner or Architect, or of an employee of either, or of a separate contractor employed by the Owner, or by changes ordered in the Work, or by labor disputes, fire, unusual, delay in deliveries, unavoidable causalties or other causes beyond the Contractor’s control, or by delay authorized by the Owner pending arbitration, or by other causes which the Architect determines may justify delay, then the Contract Time shall be extended by Change Order for such reasonable time as the Architect may determine.

8.3.2 Claims relating to time shall be made in accordance with applicable provisions of Paragraph 4.3.

8.3.3 This Paragraph 8.3 does not preclude recovery of damages for delay by either party under the other provisions of the Contract Documents.

ARTICLE 9

PAYMENTS AND COMPLETION

9.1	CONTRACT SUM

9.1.1 The Contract Sum is stated in the Agreement and, including authorized adjustments, is the total amount payable by the Owner to the Contractor for performance of the Work under the Contract Documents.

9.2	SCHEDULE OF VALUES

9.2.1 Before the first Application for Payment, the Contractor shall Submit to the Architect a schedule of values allocated to various portions of the Work, prepared in such form and supported by such data to substantiate its accuracy as the Architect may require. This schedule, unless objected to by the Architect, shall be used as a basis for reviewing the Contractor’s Applications for Payment.

9.3	APPLICATIONS FOR PAYMENT

9.3.1 At least ten days before the date established for each progress payment, the Contractor shall submit to the Architect an itemized Application for Payment for operations completed in accordance with the schedule of values. Such application shall be notarized, if required, and supported by such data substantiating the Contractor’s right to payment as the Owner or Architect may require, such as copies of requisitions from Subcontractors and material suppliers, and reflecting retainage if provided for elsewhere in the Contract Documents.

9.3.1.1 Such applications may include requests for payment on account of changes in the Work which have been properly authorized by Construction Change Directives but not yet included in Change Orders.

9.3.1.2 Such applications may not include requests for payment of amounts the Contractor does not intend to pay to a Subcontractor or material supplier because of a dispute or other reason.

9.3.2 Unless otherwise provided in the Contract Documents, payments shall be made on account of materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work. If approved in advance by the Owner, payment may similarly be made for materials and equipment suitably stored off the site at a location agreed upon in writing. Payment for materials and equipment stored on or off the site shall be conditioned upon compliance by the Contractor with procedures satisfactory to the Owner to establish the Owner’s title to such materials and equipment or otherwise protect the Owner’s interest, and shall include applicable insurance, storage and transportation to the site for such materials and equipment stored off the site.

9.3.3 The Contractor warrants that title to all Work covered by an Application for Payment will pass to the Owner no later than the time of payment. The Contractor further warrants that upon submittal of an Application for Payment all Work for which Certificates for Payment have been previously issued and payments received from the Owner shall, to the best of the Contractor’s knowledge, information and belief, be free and clear of liens, claims, security interests or encumbrances in favor of the Contractor, Subcontractors, material suppliers, or other persons or entities making a claim by reason of having provided labor, materials and equipment relating to the Work.

9.4	CERTIFICATES FOR PAYMENT

9.4.1 The Architect will, within seven days after receipt of the Contractor’s Application for Payment, either issue to the

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Owner a Certificate for Payment with a copy to the Contractor, for such amount as the Architect determines is properly due, or notify the Contractor and Owner in writing of the Architect’s reasons for withholding certification in whole or in part as provided in Subparagraph 9.5.1.

9.4.2 The issuance of a Certificate for Payment will constitute a representation by the Architect to the Owner, based on the Architect’s observations at the site and the data comprising the Application for Payment, that the Work has progressed to the point indicated and that, to the best of the Architect’s knowledge, information and belief, quality of the Work is in accordance with the Contract Documents. The foregoing representations are subject to an evaluation of the Work for conformance with the Contract Documents upon Substantial Completion, to results of subsequent tests and inspections, to minor deviations from the Contract Documents correctable prior to completion and to specific qualifications expressed by the Architect. The issuance of a Certificate for Payment will further constitute a representation that the Contractor is entitled to payment in the amount certified. However, the issuance of a Certificate for Payment will not be a representation that the Architect has (1) made exhaustive or continuous on-site inspections to check the quality or quantity of the Work, (2) reviewed construction means, methods, techniques, sequences or procedures, (3) reviewed copies of requisitions received from Subcontractors and material suppliers and other data requested by the Owner to substantiate the Contractor’s right to payment or (4) made examination to ascertain how or for what purpose the Contractor has used money previously paid on account of the Contract Sum.

9.5 DECISIONS TO WITHHOLD CERTIFICATION

9.5.1 The Architect may decide not to certify payment and may withhold a Certificate for Payment in whole or in part, to the extent reasonably necessary to protect the Owner, if in the Architect’s opinion the representations to the Owner required by Subparagraph 9.4.2 cannot be made. If the Architect is unable to certify payment in the amount of the Application, the Architect will notify the Contractor and Owner as provided in Subparagraph 9.4.1. If the Contractor and Architect cannot agree on a revised amount, the Architect will promptly issue a Certificate for Payment for the amount for which the Architect is able to make such representations to the Owner. The Architect may also decide not to certify payment or, because of subsequently discovered evidence or subsequent observations, may nullify the whole or a part of a Certificate for Payment previously issued, to such extent as may be necessary in the Architect’s opinion to protect the Owner from loss because of:

.1	defective Work not remedied;

.2	third party claims filed or reasonable evidence indicating probable filing of such claims;

.3	failure of the Contractor to make payments properly to Subcontractors or for labor, materials or equipment;

.4	reasonable evidence that the Work cannot be completed for the unpaid balance of the Contract Sum;

.5	damage to the Owner or another contractor;

.6	reasonable evidence that the Work will not be completed within the Contract Time, and that the unpaid balance would not be adequate to cover actual or liquidated damages for the anticipated delay; or

.7	persistent failure to carry out the Work in accordance with the Contract Documents.

9.5.2 When the above reasons for withholding certification are removed, certification will be made for amounts previously withheld.

9.6 PROGRESS PAYMENTS

9.6.1 After the Architect has issued a Certificate of Payment, the Owner shall make payment in the manner and within the time provided in the Contract Documents, and shall so notify the Architect.

9.6.2 The Contractor shall promptly pay each Subcontractor, upon receipt of payment from the Owner, out of the amount paid to the Contractor on account of such Subcontractor’s portion of the Work, the amount to which said Subcontractor is entitled, reflecting percentages actually retained from payments to the Contractor on account of such Subcontractor’s portion of the Work. The Contractor shall, by appropriate agreement with each Subcontractor, require each Subcontractor to make payments to Sub-subcontractors in similar manner.

9.6.3 The Architect will, on request, furnish to a Subcontractor, if practicable, information regarding percentages of completion or amounts applied for by the Contractor and action taken thereon by the Architect and Owner on account of portions of the Work done by such Subcontractor.

9.6.4 Neither the Owner nor Architect shall have an obligation to pay or to see to the payment of money to a Subcontractor except as may otherwise be required by law.

9.6.5 Payment to material suppliers shall be treated in a manner similar to that provided in Subparagraphs 9.6.2, 9.6.3 and 9.6.4.

9.6.6 A Certificate for Payment, a progress payment, or partial or entire use or occupancy of the Project by the Owner shall not constitute acceptance of Work not in accordance with the Contract Documents.

9.7 FAILURE OF PAYMENT

9.7.1 If the Architect does not issue a Certificate for Payment, through no fault of the Contractor, within seven days after receipt of the Contractor’s Application for Payment, or if the Owner does not pay the Contractor within seven days after the date established in the Contract Documents the amount certified by the Architect or awarded by arbitration, then the Contractor may, upon seven additional days’ written notice to the Owner and Architect, stop the Work until payment of the amount owing has been received. The Contract Time shall be extended appropriately and the Contract Sum shall be increased by the amount of the Contractor’s reasonable costs of shut-down delay and start-up, which shall be accomplished as provided in Article 7.

9.8 SUBSTANTIAL COMPLETION

9.8.1 Substantial Completion is the stage in the progress of the Work when the Work or designated portion thereof is sufficiently complete in accordance with the Contract Documents so the Owner can occupy or utilize the Work for its intended use.

9.8.2 When the Contractor considers that the Work, or a portion thereof which the Owner agrees to accept separately, is substantially complete, the Contractor shall prepare and submit to the Architect a comprehensive list of items to be completed or corrected. The Contractor shall proceed promptly to complete and correct items on the list. Failure to include an item on such list does not alter the responsibility of the Contractor to complete all Work in accordance with the Contract Documents. Upon receipt of the Contractor’s list, the Architect will, make an inspection to determine whether the Work or designated

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portion thereof is substantially complete, if the Architect’s inspection discloses any item, whether or not included on the Contractor’s list, which is not in accordance with the requirement of the Contract Documents, the Contractor shall, before issuance of the Certificate of Substantial Completion, complete or correct such item upon notification by the Architect. The Contractor shall then submit a request for another inspection by the Architect to determine Substantial Completion. When the Work or designated portion thereof is substantially complete, the Architect will prepare a Certificate of Substantial Completion which shall establish the date of Substantial Completion, shall establish responsibilities of the Owner and Contractor for security, maintenance, heat, utilities, damage to the Work and insurance, and shall fix the time within which the Contractor shall finish all items on the list accompanying the Certificate. Warranties required by the Contract Documents shall commence on the date of Substantial Completion of the Work or designated portion thereof unless otherwise provided in the Certificate of Substantial Completion. The Certificate of Substantial Completion shall be submitted to the Owner and Contractor for their written acceptance of responsibilities assigned to them in such Certificate.

9.8.3 Upon Substantial Completion of the Work or designated portion thereof and upon application by the Contractor and certification by the Architect, the Owner shall make payment, reflecting adjustment in retainage, if any, for such Work or portion thereof as provided in the Contract Documents.

9.9 PARTIAL OCCUPANCY OR USE

9.9.1 The Owner may occupy or use any completed or partially completed portion of the Work at any stage when such portion is designated by separate agreement with the Contractor, provided such occupancy or use is consented to by the insurer as required under Subparagraph 11.3.11 and authorized by public authorities having jurisdiction over the Work. Such partial occupancy or use may commence whether or not the portion is substantially complete, provided the Owner and Contractor have accepted in writing the responsibilities assigned to each of them for payments, retainage if any, security, maintenance, heat, utilities, damage to the Work and insurance, and have agreed in writing concerning the period for correction of the Work and commencement of warranties required by the Contract Documents. When the Contractor considers a portion substantially complete, the Contractor shall prepare and submit a list to the Architect as provided under Subparagraph 9.8.2. Consent of the Contractor to partial occupancy or use shall not be unreasonably withheld. The stage of the progress of the Work shall be determined by written agreement between the Owner and Contractor or, if no agreement is reached, by decision of the Architect.

9.9.2 Immediately prior to such partial occupancy or use, the Owner, Contractor and Architect shall jointly inspect the area to be occupied or portion of the Work to be used in order to determine and record the condition of the Work.

9.9.3 Unless otherwise agreed upon, partial occupancy or use of a portion or portions of the Work shall not constitute acceptance of Work not complying with the requirements of the Contract Documents.

9.10 FINAL COMPLETION AND FINAL PAYMENT

9.10.1 Upon receipt of written notice that the Work is ready for final inspection and acceptance and upon receipt of a final Application for Payment, the Architect will promptly make such inspection and, when the Architect finds the Work acceptable under the Contract Documents and the Contract fully performed, the Architect will promptly issue a final Certificate for Payment stating that to the best of the Architect’s knowledge, information and belief, and on the basis of the Architect’s observations and inspections, the Work has been completed in accordance with terms and conditions of the Contract Documents and that the entire balance found to be due the Contractor and noted in said final Certificate is due and payable. The Architect’s final Certificate for Payment will constitute a further representation that conditions listed in Subparagraph 9.10.2 as precedent to the Contractor’s being entitled to final payment have been fulfilled.

9.10.2 Neither final payment nor any remaining retained percentage shall become due until the Contractor submits to the Architect (1) an affidavit that payrolls, bills for materials and equipment, and other indebtedness connected with the Work for which the Owner or the Owner’s property might be responsible or encumbered (less amounts withheld by Owner) have been paid or otherwise satisfied, (2) a certificate evidencing that insurance required by the Contract Documents to remain in force after final payment is currently in effect and will not be cancelled or allowed to expire until at least 30 days’ prior written notice has been given to the Owner, (3) a written statement that the Contractor knows of no substantial reason that the insurance will not be renewable to cover the period required by the Contract Documents, (4) consent of surety, if any, to final payment and (5), if required by the Owner, other data establishing payment or satisfaction of obligations, such as receipts, releases and waivers of liens claims, security interests or encumbrances arising out of the Contract, to the extent and in such form as may be designated by the Owner if a Subcontractor refuses to furnish a release or waiver required by the Owner, the Contractor may furnish a bond satisfactory to the Owner so indemnify the Owner against such lien. If such lien remains unsatisfied after payments are made, the Contractor shall refund to the Owner all money that the Owner may be compelled to pay in discharging such lien, including all costs and reasonable attorneys’ fees.

9.10.3 if, after Substantial Completion of the Work, final completion thereof is materially delayed through no fault of the Contractor or by issuance of Change Orders affecting final completion, and the Architect so confirms, the Owner shall, upon application by the Contractor and certification by the Architect, and without terminating the Contract, make payment of the balance due for that portion of the Work fully completed and accepted. If the remaining balance for Work not fully completed or corrected is less than retainage stipulated in the Contract Documents, and if bonds have been furnished, the written consent of surety to payment of the balance due for that portion of the Work fully completed and accepted shall be submitted by the Contractor to the Architect prior to certification of such payment. Such payment shall be made under terms and conditions governing final payment, except that it shall not constitute a waiver of claims. The making of final payment shall constitute a waiver of claims by the Owner as provided in Subparagraph 4.3.5.

9.10.4 Acceptance of final payment by the Contractor, a Subcontractor or material supplier shall constitute a waiver of claims by that payee except those previously made in writing and identified by that payee as unsettled at the time of final Application for Payment. Such waivers shall be in addition to the waiver described in Subparagraph 4.3.5.

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ARTICLE 10

PROTECTION OF PERSONS AND PROPERTY

10.1 SAFETY PRECAUTIONS AND PROGRAMS

10.1.1 The Contractor shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with the performance of the Contract.

10.1.2 In the event the Contractor encounters on the site material reasonably believed to be asbestos or polychlorinated biphenyl (PCB) which has not been rendered harmless, the Contractor shall immediately stop Work in the area affected and report the condition to the Owner and Architect in writing. The Work in the affected area shall not thereafter be resumed except by written agreement of the Owner and Contractor if in fact the material is asbestos or polychlorinated biphenyl (PCB) and has no been rendered harmless. The Work in the affected area shall be resumed in the absence of asbestos or polychlorinated biphenyl (PCB), or when it has been rendered harmless, by written agreement of the Owner and Contractor, or in accordance with final determination by the Architect on which arbitration has not been demanded, or by arbitration under Article 4.

10.1.3 The Contractor shall not be required pursuant to Article 7 to perform without consent any Work relating to asbestos or polychlorinated biphenyl (PCB).

10.1.4 To the fullest extent permitted by law, the Owner shall indemnify and hold harmless the Contractor, Architect, Architect’s consultants and agents and employees of any of them from and against claims, damages, losses and expenses, including but not limited to attorneys’ fees, arising out of or resulting from performance of the Work in the affected area if in fact the material is asbestos or polychlorinated biphenyl (PCB) and has not been rendered harmless, provided that such claim, damage, loss or expense is attributable to bodily injury, sickness, disease or death, or to injury to or destruction of tangible property (other than the Work itself) including loss of use resulting therefrom, but only to the extent caused in whole or in part by negligent acts or omissions of the Owner, anyone directly or indirectly employed by the Owner or anyone for whose acts the Owner may be liable, regardless of whether or not such claim, damage, loss or expense is caused in part by a party indemnified hereunder. Such obligation shall not be construed to negate, abridge, or reduce other rights or obligations of indemnity which would otherwise exist as to a party or person described in this Subparagraph 10.1.4.

10.2 SAFETY OF PERSONS AND PROPERTY

10.2.1 The Contractor shall take reasonable precautions for safety of, and shall provide reasonable protection to prevent damage, injury or loss to:

.1	employees on the Work and other persons who may be affected thereby;

.2	the Work and materials and equipment to be incorporated therein, whether in storage on or off the site, under care, custody or control of the Contractor or the Contractor’s Subcontractors or Sub-subcontractors; and

.3	other property at the site or adjacent thereto, such as trees, shrubs, lawns, walks, payments, roadways, structures and utilities not designated for removal, relocation or replacement in the course of construction.

10.2.2 The Contractor shall give notices and comply with applicable laws, ordinances, rules, regulations and lawful orders of public authorities bearing on safety of persons or property or their protection from damage, injury or loss.

10.2.3 The Contractor shall erect and maintain, as required by existing conditions and performance of the Contract, reasonable safeguards for safety and protection, including posting danger signs and other warnings against hazards, promulgating safety regulations and notifying owners and users of adjacent sites and utilities.

10.2.4 When use or storage of explosives or other hazardous materials or equipment or unusual methods are necessary for execution of the Work, the Contractor shall exercise utmost care and carry on such activities under supervision of properly qualified personnel.

10.2.5 The Contractor shall promptly remedy damage and loss (other than damage or loss insured under property insurance required by the Contract Documents) to property referred to in Clauses 10.2.1.2 and 10.2.1.3 caused in whole or in part by the Contractor, a Subcontractor, a Sub-subcontractor, or anyone directly or indirectly employed by any of them, or by anyone for whose acts they may be liable and for which the Contractor is responsible under Clauses 10.2.1.2 and 10.2.1.3, except damage or loss attributable to acts or omissions of the Owner or Architect or anyone directly or indirectly employed by either of them, or by anyone for whose acts either of them may be liable, and not attributable to the fault or negligence of the Contractor. The foregoing obligations of the Contractor are in addition to the Contractor’s obligations under Paragraph. 3.18.

10.2.6 The Contractor shall designate a responsible member of the Contractor’s organization at the site whose duty shall be the prevention of accidents. This person shall be the Contractor’s superintendent unless otherwise designated by the Contractor in writing to the Owner and Architect.

10.2.7 The Contractor shall not load or permit any part of the construction or site to be loaded so as to endanger its safety.

10.3 EMERGENCIES

10.3.1 In an emergency affecting safety of persons or property, the Contractor shall act, at the Contractor’s discretion, to prevent threatened damage, injury or loss. Additional compensation or extension of time claimed by the Contractor on account of an emergency shall be determined as provided in Paragraph 4.3 and Article 7.

ARTICLE 11

INSURANCE AND BONDS

11.1 CONTRACTOR’S LIABILITY INSURANCE

11.1.1 The Contractor shall purchase from and maintain in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located such insurance as will protect the Contractor from claims set forth below which may arise out of or result from the Contractor’s operations under the Contract and for which the Contractor may be legally liable, whether such operations be by the Contractor or by a Subcontractor or by anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable:

.1	claims under workers’ or workmen’s compensation disability benefit and other similar employee benefit acts which are applicable to the Work to be performed;

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.2	claims for damages because of bodily injury, occupational sickness or disease, or death of the Contractor’s employees;

.3	claims for damages because of bodily injury, sickness or disease, or death of any person other than the Contractor’s employees;

.4	claims for damages insured by usual personal injury liability coverage which are sustained (1) by a person as a result of an offence directly or indirectly related to employment of such person by the Contractor, or (2) by another person;

.5	claims for damages, other than to the Work itself, because of injury to or destruction of tangible property, including loss of use resulting therefrom;

.6	claims for damages because of bodily injury, death of a person or property damage arising out of ownership, maintenance or use of a motor vehicle; and

.7	claims involving contractual liability insurance applicable to the Contractor’s obligations under Paragraph 3.18.

11.1.2 The insurance required by Subparagraph 11.1.1 shall be written for not less than limits of liability specified in the Contract Documents or required by law, whichever coverage is greater. Coverages, whether written on an occurrence or claims-made basis, shall be maintained without interruption from date of commencement of the Work until date of final payment and termination of any coverage required to be maintained after final payment.

11.1.3 Certificates of Insurance acceptable to the Owner shall be filed with the Owner prior to commencement of the Work. These Certificates and the insurance policies required by this Paragraph 11.1 shall contain a provision that coverages afforded under the policies will not be cancelled or allowed to expire until at least 30 days’ prior written notice has been given to the Owner. If any of the foregoing insurance coverages are required to remain in force after final payment and are reasonably available, an additional certificate evidencing continuation of such coverage shall be submitted with the final Application for Payment as required by Subparagraph 9.10.2. Information concerning reduction of coverage shall be furnished by the Contractor with reasonable promptness in accordance with the Contractor’s information and belief.

11.2	OWNER’S LIABILITY INSURANCE

11.2.1 The Owner shall be responsible for purchasing and maintaining the Owner’s usual liability insurance. Optionally, the Owner may purchase and maintain other insurance for self-protection against claims which may arise from operations under the Contract. The Contractor shall not be responsible for purchasing and maintaining this optional Owner’s liability insurance unless specifically required by the Contract Documents.

11.3	PROPERTY INSURANCE

11.3.1 Unless otherwise provided, the Owner shall purchase and maintain, in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located, property insurance in the amount of the initial Contract Sum as well as subsequent modifications thereto for the entire Work at the site on a replacement cost basis without voluntary deductibles. Such property insurance shall be maintained, unless otherwise provided in the Contract Documents or otherwise agreed in writing by all persons and entities who are beneficiaries of such insurance, until final payment has been made as provided in Paragraph 9.10 or until no person or entity other than the Owner has an insurable interest in the property required by this Paragraph 11.3 to be covered, whichever is earlier. This insurance shall include interests of the Owner, the Contractor, Subcontractors and Sub-subcontractors in the Work.

11.3.1.1 Property insurance shall be on an all-risk policy form and shall insure against the perils of fire and extended coverage and physical loss or damage including, without duplication of coverage, theft, vandalism, malicious mischief, collapse, false-work, temporary buildings and debris removal including demolition occasioned by enforcement of any applicable legal requirements, and shall cover reasonable compensation for Architect’s services and expenses required as a result of such insured loss. Coverage for other perils shall not be required unless otherwise provided in the Contract Documents.

11.3.1.2 If the Owner does not intend to purchase such property insurance required by the Contract and with all of the coverages in the amount described above, the Owner shall so inform the Contractor in writing prior to commencement of the Work. The Contractor may then effect insurance which will protect the interests of the Contractor, Subcontractors and Sub-subcontractors in the Work, and by appropriate Change Order the cost thereof shall be charged to the Owner. If the Contractor is damaged by the failure or neglect of the Owner to purchase or maintain instance as described above, without so notifying the Contractor, then the Owner shall bear all reasonable costs properly attributable thereto.

11.3.1.3 If the property insurance requires minimum deductibles and such deductibles are identified in the Contract Documents, the Contractor shall pay costs not covered because of such deductibles. If the Owner or insurer increases the required minimum deductibles above the amounts so identified or if the Owner elects to purchase this insurance with voluntary deductible amounts, the Owner shall be responsible for payment of the additional costs not covered because of such increased or voluntary deductibles. If deductibles are not identified in the Contract Documents, the Owner shall pay costs not covered because of deductibles.

11.3.1.4 Unless otherwise provided in the Contract Documents, this property insurance shall cover portions of the Work stored off the site after written approval of the Owner at the value established in the approval, and also portions of the Work in transit.

11.3.2 Boiler and Machinery Insurance. The Owner shall purchase and maintain boiler and machinery insurance required by the Contract Documents or by law, which shall specifically cover such insured objects during installation and until final acceptance by the Owner; this insurance shall include interests of the Owner, Contractor, Subcontractors and Sub-subcontractors in the Work, and the Owner and Contractor shall be named insureds.

11.3.3 Loss of Use Insurance. The Owner, at the Owner’s option, may purchase and maintain such insurance as will insure the Owner against loss of use of the Owner’s property due to fire or other hazards, however caused. The owner waives all rights of action against the Contractor for loss of use of the Owner’s property, including consequential losses due to fire or other hazards however caused.

11.3.4 If the Contractor requests in writing that insurance for risks other than those described herein or for other special hazards be included in the property insurance policy, the Owner shall, if possible, include such insurance, and the cost thereof shall be charged to the Contractor by appropriate Change Order.

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11.3.5 If during the Project construction period the Owner insures properties, real or personal or both, adjoining or adjacent to the site by property insurance under policies separate from those insuring the Project, or if after final payment property insurance is to be provided on the completed Project through a policy or policies other than those insuring the Project during the construction period, the Owner shall waive all rights in accordance with the terms of Subparagraph 11.3.7 for damages caused by fire or other perils covered by this separate property insurance. All separate policies shall provide this waiver of subrogation by endorsement or otherwise.

11.3.6 Before an exposure to loss may occur, the Owner shall file with the Contractor a copy of each policy that includes insurance coverages required by this Paragraph 11.3. Each policy shall contain all generally applicable conditions, definitions, exclusions and endorsements related to this Project. Each policy shall contain a provision that the policy will not be cancelled or allowed to expire until at least 30 days’ prior written notice has been given to the Contractor.

11.3.7 Waivers of Subrogation. The Owner and Contractor waive all rights against (1) each other and any of their subcontractors, sub-subcontractors, agents and employees, each of the other, and (2) the Architect, Architect’s consultants, separate contractors described in Article 6, if any, and any of their sub-contractors, sub-subcontractors, agents and employees, for damages caused by fire or other perils to the extent covered by property insurance obtained pursuant to this Paragraph 11.3 or other property insurance applicable to the Work, except such rights as they have to proceeds of such insurance held by the Owner as fiduciary. The Owner or Contractor, as appropriate, shall require of the Architect, Architect’s consultants, separate contractors described in Article 6, if any, and the subcontractors, sub-subcontractors, agents and employees of any of them, by appropriate agreements, written where legally required for validity, similar waivers each in favor of other parties enumerated herein. The policies shall provide such waivers of subrogation by endorsement or otherwise. A waiver of subrogation shall be effective as to a person or entity even though that person or entity would otherwise have a duty of indemnification, contractual or otherwise, did not pay the insurance premium directly or indirectly, and whether or not the person or entity had an insurable interest in the property damaged.

11.3.8 A loss insured under Owner’s property insurance shall be adjusted by the Owner as fiduciary and made payable to the Owner as fiduciary for the insureds, as their interests may appear, subject to requirements of any applicable mortgagee clause and of Subparagraph 11.3.10. The Contractor shall pay Subcontractors their just shares of insurance proceeds received by the Contractor, and by appropriate agreements, written where legally required for validity, shall require Subcontractors to make payments to their Sub-subcontractors in similar manner.

11.3.9 If required in writing by a party in interest, the Owner as fuduciary shall, upon occurrence of an insured loss, give bond for proper performance of the Owner’s duties. The cost of required bonds shall be charged against proceeds received as fiduciary. The Owner shall deposit in a separate account proceeds so received, which the Owner shall distribute in accordance with such agreement as the parties in interest may reach, or in accordance with an arbitration award in which case the procedure shall be as provided in Paragraph 4.5. If after such loss no other special agreement is made, replacement of damaged property shall be covered by appropriate Change Order.

11.3.10 The Owner as fiduciary shall have power to adjust and settle a loss with insurers unless one of the parties in interest shall object in writing within five days after occurrence of loss to the Owner’s exercise of this power; if such objection be made, arbitrators shall be chosen as provided in Paragraph 4.5. The Owner as fiduciary shall, in that case, make settlement with insurers in accordance with directors of such arbitrators. If distribution of insurance proceeds by arbitration is required, the arbitrators will direct such distribution.

11.3.11 Partial occupancy or use in accordance with Paragraph 9.9 shall not commence until the insurance company or companies providing property insurance have consented to such partial occupancy or use by endorsement or otherwise. The Owner and the Contractor shall take reasonable steps to obtain consent of the insurance company or companies and shall, without mutual written consent, take no action with respect to partial occupancy or use that would cause cancellation, lapse or reduction of insurance.

11.4	PERFORMANCE BOND AND PAYMENT BOND

11.4.1 The Owner shall have the right to require the Contractor to furnish bonds covering faithful performance of the Contract and payment of obligations arising thereunder as stipulated in bidding requirements or specifically required in the Contract Documents on the date of execution of the Contract.

11.4.2 Upon the request of any person or entity appearing to be a potential beneficiary of bonds covering payment of obligations arising under the Contract, the Contractor shall promptly furnish a copy of the bonds or shall permit a copy to be made.

ARTICLE 12

UNCOVERING AND CORRECTION OF WORK

12.1	UNCOVERING OF WORK

12.1.1 If a portion of the Work is covered contrary to the Architect’s request or to requirements specifically expressed in the Contract Documents, it must, if required in writing by the Architect, be uncovered for the Architect’s observation and be replaced at the Contractor’s expense without change in the Contract Time.

12.1.2 If a portion of the Work has been covered which the Architect has not specifically requested to observe prior to its being covered, the Architect may request to see such Work and it shall be uncovered by the Contractor. If such Work is in accordance with the Contract Documents, costs of uncovering and replacement shall, by appropriate Change Order, be charged to the Owner. If such Work is not in accordance with the Contract Documents, the Contractor shall pay such costs unless the condition was caused by the Owner or a separate contractor in which event the Owner shall be responsible for payment of such costs.

12.2	CORRECTION OF WORK

12.2.1 The Contractor shall promptly correct Work rejected by the Architect or failing to conform to the requirements of the Contract Documents, whether observed before or after Substantial Completion and whether or not fabricated, installed or completed. The Contractor shall bear costs of correcting such rejected Work, including additional testing and inspections and compensation for the Architect’s services and expenses made necessary thereby.

12.2.2 If, within one year after the date of Substantial Completion of the Work or designated portion thereof, of after the date

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for commencement of warranties established under Subparagraph 9.9.1, or by terms of an applicable special warranty required by the Contract Documents, any of the Work is found to be not in accordance with the requirements of the Contract Documents, the Contractor shall correct it promptly after receipt of written notice from the Owner to do so unless the Owner has previously given the Contractor a written acceptance of such condition. This period of one year shall be extended with respect to portions of Work first performed after Substantial Completion by the period of time between Substantial Completion and the actual performance of the Work. This obligation under this Subparagraph 12.2.2 shall survive acceptance of the Work under the Contract and termination of the Contract. The Owner shall give such notice promptly after discovery of the condition.

12.2.3 The Contractor shall remove from the site portions of the Work which are not in accordance with the requirements of the Contract Documents and are neither corrected by the Contractor nor accepted by the Owner.

12.2.4 If the Contractor fails to correct nonconforming Work within a reasonable time, the Owner may correct it in accordance with Paragraph 2.4. If the Contractor does not proceed with correction of such nonconforming Work within a reasonable time fixed by written notice from the Architect, the Owner may remove it, and store the salvable materials or equipment at the Contractor’s expense. If the Contractor does not pay costs of such removal and storage within ten days after written notice, the Owner may upon ten additional days’ written notice sell such materials and equipment at auction or at private sale and shall account for the proceeds thereof, after deducting costs and damages that should have been borne by the Contractor, including compensation for the Architect’s services and expenses made necessary thereby. If such proceeds of sale do not cover costs which the Contractor should have borne, the Contract Sum shall be reduced by the deficiency. If payments then or thereafter due the Contractor are not sufficient to cover such amount, the Contractor shall pay the difference to the Owner.

12.2.5 The Contractor shall bear the cost of correcting destroyed or damaged construction, whether completed or partially completed, of the Owner or separate contractors caused by the Contractor’s correction or removal of Work which is not in accordance with the requirements of the Contract Documents.

12.2.6 Nothing contained in this Paragraph 12.2 shall be construed to establish a period of limitation with respect to other obligations which the Contractor might have under the Contract Documents. Establishment of the time period of one year as described in Subparagraph 12.2.2 relates only to the specific obligation of the Contractor to correct the Work, and has no relationship to the time within which the obligation to comply with the Contract Documents may be sought to be enforced, nor to the time within which proceedings may be commenced to establish the Contractor’s liability with respect to the Contractor’s obligations other than specifically to correct the Work.

12.3 ACCEPTANCE OF NONCONFORMING WORK

12.3.1 If the Owner prefers to accept Work which is not in accordance with the requirements of the Contract Documents, the Owner may do so instead of requiring its removal and correction, in which case the Contract Sum will be reduced as appropriate and equitable. Such adjustments shall be effected whether or not final payment has been made.

ARTICLE 13

MISCELLANEOUS PROVISIONS

13.1	GOVERNING LAW

13.1.1 The Contract shall be governed by the law of the place where the Project is located.

13.2	SUCCESSORS AND ASSIGNS

13.2.1 The Owner and Contractor respectively bind themselves, their partners, successors, assigns and legal representatives to the other party hereto and to partners, successors, assigns and legal representatives of such other party in respect to covenants, agreements and obligations contained in the Contract Documents. Neither party to the Contract shall assign the Contract as a whole without written consent of the other. If either party attempts to make such an assignment without such consent, that party shall nevertheless remain legally responsible for all obligations under the Contract.

13.3	WRITTEN NOTICE

13.3.1 Written notice shall be deemed to have been duly served if delivered in person to the individual or a member of the firm or entity or to an officer of the corporation for which it was intended, or if delivered at or sent by registered or certified mail to the last business address known to the party giving notice.

13.4	RIGHTS AND REMEDIES

13.4.1 Duties and obligations imposed by the Contract Documents and rights and remedies available thereunder shall be in addition to and not a limitation of duties, obligations, rights and remedies otherwise imposed or available by law.

13.4.2 No action or failure to act by the Owner, Architect or Contractor shall constitute a waiver of a right or duty afforded them under the Contract, nor shall such action or failure to act constitute approval of or acquiescence in a breach thereunder, except as may be specifically agreed in writing.

13.5	TESTS AND INSPECTIONS

13.5.1 Tests, inspections and approvals of portions of the Work required by the Contract Documents or by laws, ordinances, rules, regulations or orders of public authorities having jurisdiction shall be made at an appropriate time. Unless otherwise provided, the Contractor shall make arrangements for such tests, inspections and approvals with an independent testing laboratory or entity acceptable to the Owner, or with the appropriate public authority, and shall bear all related costs of tests, inspections and approvals. The Contractor shall give the Architect timely notice of when and where tests and inspections are to be made so the Architect may observe such procedures. The Owner shall bear costs of tests, inspections or approvals which do not become requirements until after bids are received or negotiations concluded.

13.5.2 If the Architect, Owner or public authorities having jurisdiction determine that portions of the Work require additional testing, inspection or approval not included under Subparagraph 13.5.1, the Architect will, upon written authorization from the Owner, instruct the Contractor to make arrangements for such additional testing, inspection or approval by an entity acceptable to the Owner, and the Contractor shall give timely notice to the Architect of when and where tests and inspections are to be made so the Architect may observe such procedures

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The Owner shall bear such costs except as provided in Sub-paragraph 13.5.3.

13.5.3 If such procedures for testing, inspection or approval under Subparagraphs 13.5.1 and 13.5.2 reveal failure of the portions of the Work to comply with requirements established by the Contract Documents, the Contractor shall bear all costs made necessary by such failure including those of repeated procedures and compensation for the Architect’s services and expenses.

13.5.4 Required certificates of testing, inspection or approval shall, unless otherwise required by the Contract Documents, be secured by the Contractor and promptly delivered to the Architect.

13.5.5 If the Architect is to observe tests, inspections or approvals required by the Contract Documents, the Architect will do so promptly and, where practicable, at the normal place of testing.

13.5.6 Tests or inspections conducted pursuant to the Contract Documents shall be made promptly to avoid unreasonable delay in the Work.

13.6	INTEREST

13.6.1 Payments due and unpaid under the Contract Documents shall bear interest from the date payment is due at such rate as the parties may agree upon in writing or, in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.

13.7	COMMENCEMENT OF STATUTORY LIMITATION PERIOD

13.7.1 As between the Owner and Contractor:

.1	Before Substantial Completion. As to acts or failures to act occurring prior to the relevant date of Substantial Completion, any applicable statute of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than such date of Substantial Completion;

.2	Between Substantial Completion and Final Certificate for Payment. As to acts or failures to act occurring subsequent to the relevant date of Substantial Completion and prior to issuance of the final Certificate for Payment, any applicable statute of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than the date of issuance of the final Certificate for Payment; and

.3	After Final Certificate for Payment. As to acts or failures to act occurring after the relevant date of issuance of the final Certificate for Payment, any applicable statute of limitations shall commence to run and any alleged cause of action shall be deemed to have accrued in any and all events not later than the date of any act or failure to act by the Contractor pursuant to any warranty provided under Paragraph 3.5, the date of any correction of the Work or failure to correct the Work by the Contractor under Paragraph 12.2, or the date of actual commission of any other act or failure to perform any duty or obligation by the Contractor or Owner, whichever occurs last.

ARTICLE 14

TERMINATION OR SUSPENSION OF THE CONTRACT

14.1	TERMINATION BY THE CONTRACTOR

14.1.1 The Contractor may terminate the Contract if the Work is stopped for a period of 30 days through no act or fault of the Contractor or a Subcontractor, Sub-subcontractor or their agents or employees or any other persons performing portions of the Work under contract with the Contractor, for any of the following reasons:

.1	issuance of an order of a court or other public authority having jurisdiction;

.2	an act of government, such as a declaration of national emergency, making material unavailable;

.3	because the Architect has not issued a Certificate for Payment and has not notified the Contractor of the reason for withholding certification as provided in Subparagraph 9.4.1, or because the Owner has not made payment on a Certificate for Payment within the time stated in the Contract Documents;

.4	if repeated suspensions, delays or interruptions by the Owner as described in Paragraph 14.3 constitute in the aggregate more than 100 percent of the total number of days scheduled for completion, or 120 days in any 365-day period, whichever is less; or

.5	the Owner has failed to furnish to the Contractor promptly, upon the Contractor’s request, reasonable evidence as required by Subparagraph 2.2.1.

14.1.2 If one of the above reasons exists, the Contractor may, upon seven additional days’ written notice to the Owner and Architect, terminate the Contract and recover from the Owner payment for Work executed and for proven loss with respect to materials, equipment, tools, and construction equipment and machinery, including reasonable overhead, profit and damages.

14.1.3 If the Work is stopped for a period of 60 days through no act or fault of the Contractor or a Subcontractor or their agents or employees or any other persons performing portions of the Work under contract with the Contractor because the Owner has persistently failed to fulfill the Owner’s obligations under the Contract Documents with respect to matters important to the progress of the Work, the Contractor may, upon seven additional days’ written notice to the Owner and the Architect, terminate the Contract and recover from the Owner as provided in Subparagraph 14.1.2

14.2	TERMINATION BY THE OWNER FOR CAUSE

14.2.1 The Owner may terminate the Contract if the Contractor:

.1	persistently or repeatedly refuses or fails to supply enough properly skilled workers or proper materials;

.2	fails to make payment to Subcontractors for materials or labor in accordance with the respective agreements between the Contractor and the Subcontractors;

.3	persistently disregards laws, ordinances, or rules, regulations or orders of a public authority having jurisdiction; or

.4	otherwise is guilty of substantial breach of a provision of the Contract Documents.

14.2.2 When any of the above reasons exist, the Owner, upon certification by the Architect that sufficient cause exists to justify

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such action, may without prejudice to any other rights or remedies of the Owner and after giving the Contractor and the Contractor’s surety, if any, seven days’ written notice, terminate employment of the Contractor and may, subject to any prior rights of the surety:

.1	take possession of the site and of all materials, equipment, tools, and construction equipment and machinery thereon owned by the Contractor;

.2	accept assignment of subcontracts pursuant to Paragraph 5.4; and

.3	finish the Work by whatever reasonable method the Owner may deem expedient.

14.2.3 When the Owner terminates the Contract for one of the reasons stated in Subparagraph 14.2.1, the Contractor shall not be entitled to receive further payment until the Work is finished.

14.2.4 If the unpaid balance of the Contract Sum exceeds costs of finishing the Work, including compensation for the Architect’s services and expenses made necessary thereby, such excess shall be paid to the Contractor. If such costs exceed the unpaid balance, the Contractor shall pay the difference to the Owner. The amount to be paid to the Contractor or Owner, as the case may be, shall be certified by the Architect, upon application, and this obligation for payment shall survive termination of the Contract.

14.3	SUSPENSION BY THE OWNER FOR CONVENIENCE

14.3.1 The Owner may, without cause, order the Contractor in writing to suspend, delay or interrupt the Work in whole or in part for such period of time as the Owner may determine.

14.3.2 An adjustment shall be made for increases in the cost of performance of the Contract, including profit on the increased cost of performance, caused by suspension, delay or interruption. No adjustment shall be made to the extent:

.1	that performance is, was or would have been so suspended, delayed or interrupted by another cause for which the Contractor is responsible; or

.2	that an equitable adjustment is made or denied under another provision of this Contract.

14.3.3 Adjustments made in the cost of performance may have a mutually agreed fixed or percentage fee.

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AIA Document A111

Standard Form of Agreement

Between Owner and Contractor

where the basis of payment is the

COST OF THE WORK PLUS A FEE

with or without a Guaranteed Maximum Price

1987 EDITION

THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES; CONSULTATION WITH

AN ATTORNEY IS ENCOURAGED WITH RESPECT TO ITS COMPLETION OR MODIFICATION.

The 1987 Edition of AIA Document A201, General Conditions of the Contract for Construction, is adopted in this document by reference. Do not use with other general conditions unless this document is modified.

This document has been approved and endorsed by The Associated General Contractors of America.

AGREEMENT

made as of the                                  day of                          in the year of Nineteen Hundred and

BETWEEN the Owner:

(Name and address)

and the Contractor:

(Name and address)

the Project is:

(Name and address)

the Architect is:

(Name and address)

The Owner and Contractor agree as set forth below.

Copyright 1920, 1925, 1951, 1958, 1961, 1963, 1967, 1974, 1978, © 1987 by The American Institute of Architects, 1735 New York Avenue, N.W., Washington, D.C. 20006. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will be subject to legal prosecution.

AIA DOCUMENT A111 • OWNER CONTRACTOR AGREEMENT • TENTH EDITION • AIA® • © 1987 • THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006	A111-1987 1

ARTICLE 1

THE CONTRACT DOCUMENTS

1.1 The Contract Documents consist of this Agreement. Conditions of the Contract (General, Supplementary and other Conditions). Drawings, Specifications, addenda issued prior to execution of this Agreement, other documents listed in this Agreement and Modifications issued after execution of this Agreement: these form the Contract, and are as fully a part of the Contract as if attached to this Agreement or repeated herein. The Contract represents the entire and integrated agreement between the parties hereto and supersedes prior negotiations, representations or agreements, either written or oral. An enumeration of the Contract Documents, other than Modifications, appears in Article 16. If anything in the other Contract Documents is inconsistent with this Agreement, this Agreement shall govern.

ARTICLE 2

THE WORK OF THIS CONTRACT

2.1 The Contractor shall execute the entire Work described in the Contract Documents, except to the extent specifically indicated in the Contract Documents to be the responsibility of others, or as follows:

2.3 “Contractor Not Architect or Engineer” see Page 11A, Paragraph 143.3

ARTICLE 3

RELATIONSHIP OF THE PARTIES

3.1 The Contractor accepts the relationship of trust and confidence established by this Agreement and covenants with the Owner to cooperate with the Architect and utilize the Contractor’s best skill, efforts and judgment in furthering the interests of the Owner to furnish efficient business administration and supervision: to make best efforts to furnish at all times an adequate supply of workers and materials: and to perform the Work in the best way and most expeditions and economical manner consistent with the interests of the Owner. The Owner agrees to exercise best efforts to enable the Contractor to perform the Work in the best way and most expeditious manner by furnishing and approving in a timely way information required by the Contractor and making payments to the Contractor in accordance with requirements of the Contract Documents.

ARTICLE 4

DATE OF COMMENCEMENT AND SUBSTANTIAL COMPLETION

4.1 The date of commencement is the date from which the Contract Time of Subparagraph 4.2 is measured: it shall be the date of this Agreement, as first written above, unless a different date is stated below or provision is made for the date to be fixed in a notice to proceed issued by the Owner.

(Insert the date of commencement if it differs from the date of this Agreement or if applicable, state that the date will be fixed in a notice to proceed)

Unless the date of commencement is established by a notice to proceed issued by the Owner, the Contractor shall notify the Owner in writing not less than five days before commencing the Work to permit the timely filing of mortgages mechanic’s liens and other security interests.

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4.2 The Contractor shall achieve Substantial Completion of the entire Work not later than

(Insert the calendar date or number of calendar days after the date of commencement. Also insert any requirements for earlier Substantial Completion of certain portions of the Work, if not stated elsewhere in the Contract Documents.)

, subject to adjustments of this Contract Time as provided in the Contract Documents.

(Insert provisions if any, for liquidated damages relating to failure to complete on time)

ARTICLE 5

CONTRACT SUM

5.1 The Owner shall pay the Contractor in current funds for the Contractor’s performance of the Contract the Contract Sum consisting of the Cost of the Work as defined in Article 7 and the Contractor’s Fee determined as follows:

(State a lump sum, percentage of Cost of the Work or other provision for determining the Contractor’s Fee and explain how the Contractor’s Fee is to be adjusted for changes in the Work.)

5.2 GUARANTEED MAXIMUM PRICE (IF APPLICABLE)

5.2.1 The sum of the Cost of the Work and the Contractor’s Fee is guaranteed by the Contractor not to exceed

Dollars ($                                                  ),

subject to additions and deductions by Change Order as provided in the Contract Documents. Such maximum sum is referred to in the Contract Documents as the Guaranteed Maximum Price. Costs which would cause the Guaranteed Maximum Price to be exceeded shall be paid by the Contractor without reimbursement by the Owner.

(Insert specific provisions if the Contractor is to participate in any savings)

5.2.2 The Guaranteed Maximum Price is based upon the following alternates, if any, which are described in the Contract Documents and are hereby accepted by the Owner:

(State the numbers or other identification of accepted alternates, but only if a Guaranteed Maximum Price is inserted in Subparagraph 5.2.1. If decisions on other alternates are to be made by the Owner subsequent to the execution of this Agreement, attach a schedule of such other alternates showing the amount for each and the date until which that amount is valid)

5.2.3 The amounts agreed to for unit prices, if any, are as follows:

(State unit prices only if a Guaranteed Maximum Price is inserted in Subparagraph 5.2.1.)

ARTICLE 6

CHANGES IN THE WORK

6.1 CONTRACTS WITH A GUARANTEED MAXIMUM PRICE

6.1.1 Adjustments to the Guaranteed Maximum Price on account of changes in the Work may be determined by any of the methods listed in Subparagraph 7.3.3 of the General Conditions.

6.1.2 In calculating adjustments to subcontracts (except those awarded with the Owner’s prior consent on the basis of cost plus a fee), the terms “cost” and “fee” as used in Clause 7.3.3.3 of the General Conditions and the terms “costs” and “a reasonable allowance for overhead and profit” as used in Subparagraph 7.3.6 of the General Conditions shall have the meanings assigned to them in the General Conditions and shall not be modified by Articles 5, 7 and 8 of this Agreement. Adjustments to subcontracts awarded with the Owner’s prior consent on the basis of cost plus a fee shall be calculated in accordance with the terms of those subcontracts.

6.1.3 In calculating adjustments to this Contract, the terms “cost” and “costs” as used in the above-referenced provisions of the General Conditions shall mean the Cost of the work as defined in Article 7 of this Agreement and the terms “fee” and “a reasonable allowance for overhead and profit” shall mean the Contractors’s Fee as defined in Paragraph 5.1 of this Agreement.

6.2 CONTRACTS WITHOUT A GUARANTEED MAXIMUM PRICE

6.2.1 Increased costs for the items set forth in Article 7 which result from changes in the Work shall become part of the Cost of the Work, and the Contractor’s Fee shall be adjusted as provided in Paragraph 5.1.

6.3 ALL CONTRACTS

6.3.1 If no specific provision is made in Paragraph 5.1 for adjustment of the Contractor’s Fee in the case of changes in the Work, or if the extent of such changes is such, in the aggregate, that application of the adjustment provisions of Paragraph 5.1 will cause substantial inequity to the Owner or Contractor, the Contractor’s Fee shall be equitably adjusted on the basis of the Fee established for the original Work.

ARTICLE 7

COSTS TO BE REIMBURSED

7.1 The term Cost of the Work shall mean costs necessarily incurred by the Contractor in the proper performance of the Work. Such costs shall be at rates not higher than the standard paid at the place of the Project except with prior consent of the Owner. The Cost of the Work shall include only the items set forth in this Article 7.

7.1.1 LABOR COSTS

7.1.1.1 Wages of construction workers directly employed by the Contractor to perform the construction of the Work at the site or, with the Owner’s agreement, at off-site workshops.

7.1.1.2 Wages or salaries of the Contractor’s supervisory and administrative personnel when stationed at the site with the Owner’s agreement.

(If it is intended that the wages or salaries of certain personnel stationed at the Contractor’s principal or other offices shall be included in the Cost of the Work, identify in Article 14 the personnel to be included and whether for all or only part of their time.)

7.1.1.3 Wages and salaries of the Contractor’s supervisory or administrative personnel engaged, at factories, workshops or on the road, in expediting the production or transportation of materials or equipment required for the Work, but only for that portion of their time required for the Work.

7.1.1.4 Costs paid or incurred by the Contractor for taxes, insurance, contributions, assessments and benefits required by law or collective bargaining agreements and, for personnel not covered by such agreements, customary benefits such as sick leave, medical and health benefits, holidays, vacations and pensions, provided such costs are based on wages and salaries included in the Cost of the Work under Clauses 7.1.1.1 through 7.1.1.3. Add, see page 11, 14.3.1

7.1.2 SUBCONTRACT COSTS

Payments made by the Contractor to Subcontractors in accordance with the requirements of the subcontracts.

7.1.3 COSTS OF MATERIALS AND EQUIPMENT INCORPORATED IN THE COMPLETED CONSTRUCTION

7.1.3.1 Costs, including transportation, of materials and equipment incorporated or to be incorporated in the completed construction.

7.1.3.2 Costs of materials described in the preceding Clause 7.1.3.1 in excess of those actually installed but required to provide reasonable allowance for waste and for spoilage. Unused excess materials, if any, shall be handed over to the Owner at the completion of the Work or, at the Owner’s option, shall be sold by the Contractor; amounts realized, if any, from such sales shall be credited to the Owner as a deduction from the Cost of the Work.

7.1.4 COSTS OF OTHER MATERIALS AND EQUIPMENT, TEMPORARY FACILITIES AND RELATED ITEMS

7.1.4.1 Costs, including transportation, installation, maintenance, dismantling and removal of materials, supplies, temporary facilities, machinery, equipment, and hand tools not customarily owned by the construction workers, which are provided by the Contractor at the site and fully consumed in the performance of the Work; and cost less salvage value on such items if not fully consumed, whether sold to others or retained by the Contractor. Cost for items previously used by the Contractor shall mean fair market value.

7.1.4.2 Rental charges for temporary facilities, machinery, equipment, and hand tools not customarily owned by the construction workers, which are provided by the Contractor at the site, whether rented from the Contractor or others, and costs of transportation, installation, minor repairs and replacements, dismantling and removal thereof. Rates and quantities of equipment rented shall be subject to the Owner’s prior approval.

7.1.4.3 Costs of removal of debris from the site.

7.1.4.4 Costs of telegrams and long-distance telephone calls, postage and parcel delivery charges, telephone service at the site and reasonable petty cash expenses of the site office.

7.1.4.5 That portion of the reasonable travel and subsistence expenses of the Contractor’s personnel incurred while traveling in discharge of duties connected with the Work.

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7.1.5 MISCELLANEOUS COSTS

7.1.5.1 That portion directly attributable to this Contract of premiums for insurance and bonds. Add, see page 11, 14.3.2

7.1.5.2 Sales, use or similar taxes imposed by a governmental authority which are related to the Work and for which the Contractor is liable.

7.1.5.3 Fees and assessments for the building permit and for other permits, licenses and inspections for which the Contractor is required by the Contract Documents to pay.

7.1.5.4 Fees of testing laboratories for tests required by the Contract Documents, except those related to defective or nonconforming Work for which reimbursement is excluded by Subparagraph 13.5.3 of the General Conditions or other provisions of the Contract Documents and which do not fall within the scope of Subparagraphs 7.2.2 through 7.2.4 below.

7.1.5.5 Royalties and license fees paid for the use of a particular design, process or product required by the Contract Documents; the cost of defending suits or claims for infringement of patent rights arising from such requirement by the Contract Documents; payments made in accordance with legal judgments against the Contractor resulting from such suits or claims and payments of settlements made with the Owner’s consent; provided, however, that such costs of legal defenses, judgment and settlements shall not be included in the calculation of the Contractor’s Fee or of a Guaranteed Maximum Price, if any, and provided that such royalties, fees and costs are not excluded by the last sentence of Subparagraph 3.17.1 of the General Conditions or other provisions of the Contract Documents.

7.1.5.6 Deposits lost for causes other than the Contractor’s fault or negligence.

7.1.6 OTHER COSTS

7.1.6.1 Other costs incurred in the performance of the Work if and to the extent approved in advance in writing by the Owner.

7.2 EMERGENCIES: REPAIRS TO DAMAGED, DEFECTIVE OR NONCONFORMING WORK

The Cost of the Work shall also include costs described in Paragraph 7.1 which are incurred by the Contractor:

7.2.1 In taking action to prevent threatened damage, injury or loss in case of an emergency affecting the safety of persons and property, as provided in Paragraph 10.3 of the General Conditions.

7.2.2 In repairing or correcting Work damaged or improperly executed by construction workers in the employ of the Contractor, provided such damage or improper execution did not result from the fault or negligence of the Contractor or the Contractor’s foremen, engineers or superintendents, or other supervisory, administrative or managerial personnel of the Contractor.

7.2.3 In repairing damaged Work other than that described in Subparagraph 7.2.2, provided such damage did not result from the fault or negligence of the Contractor or the Contractor’s personnel, and only to the extent that the cost of such repairs is not recoverable by the Contractor from others and the Contractor is not compensated therefor by insurance or otherwise.

7.2.4 In correcting defective or nonconforming Work performed or supplied by a Subcontractor or material supplier and not corrected by them, provided such defective or nonconforming Work did not result from the fault or neglect of the Contractor or the Contractor’s personnel adequately to supervise and direct the Work of the Subcontractor or material supplier, and only to the extent that the cost of correcting the defective or nonconforming Work is not recoverable by the Contractor from the Subcontractor or material supplier.

ARTICLE 8

COSTS NOT TO BE REIMBURSED

8.1 The Cost of the Work shall not include:

8.1.1 Salaries and other compensation of the Contractor’s personnel stationed at the Contractor’s principal office or offices other than the site office, except as specifically provided in Clauses 7.1.1.2 and 7.1.1.3 or as may be provided in Article 14.

8.1.2 Expenses of the Contractor’s principal office and offices other than the site office.

8.1.3 Overhead and general expenses, except as may be expressly included in Article 7.

8.1.4 The Contractor’s capital expenses, including interest on the Contractor’s capital employed for the Work.

8.1.5 Rental costs of machinery and equipment, except as specifically provided in Clause 7.1.4.2.

8.1.6 Except as provided in Subparagraphs 7.2.2 through 7.2.4 and Paragraph 13.5 of this Agreement, costs due to the fault or negligence of the Contractor Subcontractors anyone directly or indirectly employed by any of them, or for whose acts any of them may be liable, including but not limited to costs for the correction of damaged, defective or nonconforming Work, disposal and replacement of materials and equipment incorrectly ordered or supplied, and making good damage to property not forming part of the Work.

8.1.7 Any cost not specifically and expressly described in Article 7.

8.1.8 Costs which would cause the Guaranteed Maximum Price, if any, to be exceeded.

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ARTICLE 9

DISCOUNTS, REBATES AND REFUNDS

9.1 Cash discounts obtained on payments made by the Contractor shall accrue to the Owner if (1) before making the payment, the Contractor included them in an Application for payment and received payment therefor from the Owner, or (2) the Owner has deposited funds with the Contractor with which to make payments; otherwise, cash discounts shall accrue to the Contractor. Trade discounts, rebates, refunds and amounts received from sales of surplus materials and equipment shall accrue to the Owner, and the Contractor shall make provisions so that they can be secured.

9.2 Amounts which accrue to the Owner in accordance with the provisions of Paragraph 9.1 shall be credited to the Owner as a deduction from the Cost of the Work.

ARTICLE 10

SUBCONTRACTS AND OTHER AGREEMENTS

10.1 Those portions of the Work that the Contractor does not customarily perform with the Contractor’s own personnel shall be performed under Subcontracts or by other appropriate agreements with the Contractor. The Contractor shall obtain bids from Subcontractors and from suppliers of materials or equipment fabricated especially for the Work and shall deliver such bids to the Architect. The Owner will then determine, with the advice of the Contractor and subject to the reasonable objection of the Architect, which bids will be accepted. The Owner may designate specific persons or entities from whom the Contractor shall obtain bids; however, if a Guaranteed Maximum Price has been established, the Owner may not prohibit the Contractor from obtaining bids from others. The Contractor shall not be required to contract with anyone to whom the Contractor has reasonable objection.

10.2 If a Guaranteed Maximum Price has been established and a specific bidder among those whose bids are delivered by the Contractor to the Architect (1) is recommended to the Owner by the Contractor; (2) is qualified to perform that portion of the work; and (3) has submitted a bid which conforms to the requirements of the Contract Documents without reservations or exceptions, but the Owner requires that another bid be accepted; then the Contractor may require that a Change Order be issued to adjust the Guaranteed Maximum Price by the difference between the bid of the person or entity recommended to the Owner by the Contractor and the amount of the subcontract or other agreement actually signed with the person or entity designated by the Owner.

10.3 Subcontracts or other agreements shall conform to the payment provisions of Paragraphs 12.7 and 12.8, and shall not be awarded on the basis of cost plus a fee without the prior consent of the Owner.

10.2A In the fourth line of paragraph 10.2 after the word “Owner” and before the word “requires” insert the word “reasonably”.

ARTICLE 11

ACCOUNTING RECORDS

11.1 The Contractor shall keep full and detailed accounts and exercise such controls as may be necessary for proper financial management under this Contract; the accounting and control systems shall be satisfactory to the Owner. The Owner and the Owner’s, accountants shall be afforded access to the Contractor’s records, books, correspondence, instructions, drawings, receipts, subcontracts, purchase Orders, vouchers, memoranda and other data relating to this Contract, and the Contractor shall preserve these for a period of three years after final payment, or for such longer period as may be required by law.

ARTICLE 12

PROGRESS PAYMENTS

12.1 Based upon Applications for Payment submitted to the Architect by the Contractor and Certificates for Payment issued by the Architect the Owner shall make progress payments on account of the Contract Sum to the Contractor as provided below and elsewhere in the Contract Documents.

12.2 The period covered by each application for Payment shall be one calendar month ending on the last day of the month, or as follows:

12.3 Provided an Application for Payment is received by the Architect not later than the                                  day of a month, the Owner shall make payment to the Contractor not later than the                                  day of the                              month. If an Application for payment is received by the Architect after the application date fixed above, payment shall be made by the Owner not later than                          days after the Architect receives the Application for Payment. See Page 8A for Additional Payment Terms.

12.4 With each Application for Payment the Contractor shall submit payrolls, petty cash accounts, receipted “invoices or invoices with check vouchers attached, and any other evidence required by the Owner or Architect to demonstrate that cash disbursements already made by the Contractor on account of the Cost of the Work equal or exceed (1) progress payments already received by the Contractor, less (2) that portion of those payments attributable to the Contractor’s Fee; plus (3) payrolls for the period covered by the present Application for Payment, plus (4) retainage provided in Subparagraph 12.5.4, if any, applicable to prior progress payments.

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12.5	CONTRACTS WITH A GUARANTEED MAXIMUM PRICE

12.5.1 Each Application for Payment shall be based upon the most recent schedule of values submitted by the Contractor in accordance with the Contract Documents. The schedule of values shall allocate the entire Guaranteed Maximum Price among the various portions of the Work, except that the Contractor’s Fee shall be shown as a single separate item. The schedule of values shall be prepared in such form and supported by such data to substantiate its accuracy as the Architect may require. This schedule, unless objected to by the Architect, shall be used as a basis for reviewing the Contractor’s Applications for Payment.

12.5.2 Applications for Payment shall show the percentage completion of each portion of the Work as of the end of the period covered by the Application for Payment. The percentage completion shall be the lesser of (1) the percentage of that portion of the Work which has actually been completed or (2) the percentage obtained by dividing (a) the expense which has actually been incurred by the Contractor on account of that portion of the Work for which the Contractor has made or intends to make actual payment prior to the next Application for Payment by (b) the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values.

12.5.3 Subject to other provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

12.5.3.1 Take that portion of the Guaranteed Maximum Price properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Work by the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values. Pending final determination of cost, to the Owner of changes in the Work, amounts not in dispute may be included as provided in Subparagraph _3_ of the General Conditions, even though the Guaranteed Maximum Price has not yet been adjusted by Change Order.

12.5.3.2 Add that portion of the Guaranteed Maximum Price properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work or, if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing.

12.5.3.3 Add the Contractor’s Fee less retainage of See Page 8A, 12.5.5 through 12.5.9                    percent (                    %). The Contractor’s Fee shall be computed upon the Cost of the Work described in the two preceding Clauses at the rate stated in Paragraph 5.1 or if the Contractor’s Fee is stated as a fixed sum in that Paragraph, shall be an amount which bears the same ratio to that fixed-sum Fee as the Cost of the Work in the two preceding Clauses bears to a reasonable estimate of the probable Cost of the Work upon its completion.

12.5.3.4 Subtract the aggregate of previous payments made by the Owner.

12 5.3.5 Subtract the shortfall, if any, indicated by the Contractor in the documentation required by Paragraph 12.4 to substantiate prior Applications for Payment, or resulting from errors subsequently discovered by the Owner’s accountants in such documentation.

12.5.3.6 Subtract amounts, if any, for which the Architect has withheld or nullified a Certificate for Payment as provided in Paragraph 9.5 of the General Conditions.

12.5.4 Additional retainage if any, shall be as follows:

(If it is intended to retain additional amounts from progress payments to the Contractor beyond (1) the retainage from the Contractor’s Fee provided in Clause 12.5.3.3.,(2) the retainage from Subcontractors provided in paragraph 12.7 below and (3) the retainage, if any, provided by other provisions of the Contract insert provision for such additional retainage here Such provision, if made, should also describe any arrangements for omitting or reducing the amount retained after the Work reaches a certain state of completion.)

12.5.4	A Substitute the following for 12.5.4:
Retainage shall be as follows:

Ten Percent (10%) of Work of Subcontractors

12.6	CONTRACTS WITHOUT A GUARANTEED MAXIMUM PRICE

12.6.1 Applications for Payment shall show the Cost of the Work actually incurred by the Contractor through the end of the period covered by the Application for payment and for which the Contractor has made or intends to make payment prior to the next Application for Payment.

12.6.2 Subject to other provision of the Contract Documents, the amount of each progress payment shall be computed as follows:

12.6.2.1 Take the Cost of the Work as described in Subparagraph 12.6.1.

12.6.2.2 Add the Contractor’s Fee, less retainage of                                                           percent (                     %). The Contractor’s fee shall be computed upon the Cost of the Work described in the preceding Clause 12.6.2.1 at the rate stated in Paragraph 5.1 or, if the Contractor’s Fee is stated as a fixed sum in that Paragraph, an amount which bears the same ratio to that fixed-sum Fee as the Cost of the Work in the preceding Clause bears to a reasonable estimate of the probable Cost of the Work upon its completion.

12.6.2.3 Subtract the aggregate of previous payments made by the Owner.

12.6.2.4 Subtract the shortfall, if any, indicated by the Contractor in the documentation required by Paragraph 12.4 or to substantiate prior Application for payment or resulting from errors subsequently discovered by the Owner’s accountants in such documentation

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12.6.2.5 Subtract amounts, if any, for which the Architect has withheld or withdrawn a Certificate for Payment as provided in the Contract Documents.

12.6.3 Additional retainage, if any, shall be as follows:

12.7 Except with the Owner’s prior approval, payments to Subcontractors included in the Contractor’s Applications for Payment shall not exceed an amount for each Subcontractor calculated as follows:

12.7.1 Take that portion of the Subcontract Sum properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Subcontractor’s Work by the share of the total Subcontractor Sum allocated to that portion in the Subcontractor’s schedule of values, less retainage of                                                                               percent (                    %). Pending final determination of amounts to be paid to the Subcontractor for changes in the Work, amounts not in dispute may be included as provided in Subparagraph 7.3.7 of the General Conditions even though the Subcontract Sum has not yet been adjusted by Change Order.

12.7.2 Add that portion of the Subcontract Sum properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work or, if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing, less retainage of                                                                           percent (                    %).

12.7.3 Subtract the aggregate of previous payments made by the Contractor to the Subcontractor.

12.7.4 Subtract amounts, if any, for which the Architect has withheld or nullified a Certificate for Payment by the Owner to the Contractor for reasons which are the fault of the Subcontractor.

12.7.5 Add, upon Substantial Completion of the entire Work of the Contractor, a sum sufficient to increase the total payments to the Subcontractor to                                               percent (                    %) of the Subcontract Sum, less amounts, if any, for incomplete Work and unsettled claims; and, if final completion of the entire Work is thereafter materially delayed through no fault of the Subcontractor, add any additional amounts payable on account of Work of the Subcontractor in accordance with Subparagraph 9.10.3 of the General Conditions.

(If it is intended, prior to Substantial Completion of the entire Work of the Contractor to reduce or limit the retainage from Subcontractors resulting from the percentages inserted in Subparagraphs 12.7.1 and 12.7.2 above and this is not explained elsewhere in the Contract Documents, insert here provisions for such reduction or limitation.)

The Subcontract Sum is the total amount stipulated in the subcontract to be paid by the Contractor to the Subcontractor for the Subcontractor’s performance of the subcontract.

12.8 Except with the Owner’s prior approval, the Contractor shall not make advance payments to suppliers for materials or equipment which have not been delivered and stored at the site.

12.9 In taking action on the Contractor’s Applications for Payment, the Architect shall be entitled to rely on the accuracy and completeness of the information furnished by the Contractor and shall not be deemed to represent that the Architect has made a detailed examination, audit or arithmetic verification of the documentation submitted in accordance with Paragraph 12.4 or other supporting data: that the Architect has made exhaustive or continuous on-site inspections or that the Architect has made examinations to ascertain how or for what purposes the Contractor has used amounts previously paid on account of the Contract. Such examinations, audits and verifications, if required by the Owner, will be performed by the Owner’s accountants acting in the sole interest of the Owner.

ARTICLE 13

FINAL PAYMENT

13.1 Final payment shall be made by the Owner to the Contractor when (1) the Contract has been fully performed by the Contractor except for the Contractor’s responsibility to correct defective or nonconforming Work, as provided in Subparagraph 12.2.2 of the General Conditions, and to satisfy other requirements, if any, which necessarily survive final payment:(2) a final Application for, Pay-

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ment and a final accounting for the Cost of the Work have been submitted by the Contractor and reviewed by the Owner’s accountants; and (3) a final Certificate for Payment has then been issued by the Architect; such final payment shall be made by the Owner not more than 30 days after the issuance of the Architect’s final Certificate for Payment, or as follows:

13.2 The amount of the final payment shall be calculated as follows:

13.2.1 Take the sum of the Cost of the Work substantiated by the Contractor’s final accounting and the Contractor’s Fee; but not more than the Guaranteed Maximum Price, if any.

13.2.2 Subtract amounts, if any, for which the Architect withholds, in whole or in part, a final Certificate for Payment as provided in Subparagraph 9.5.1 of the General Conditions or other provisions of the Contract Documents.

13.2.3 Subtract the aggregate of previous payments made by the Owner.

If the aggregate of previous payments made by the Owner exceeds the amount due the Contractor, the Contractor shall reimburse the difference to the Owner.

13.3 The Owner’s accountants will review and report in writing on the Contractor’s final accounting within 30 days after delivery of the final accounting to the Architect by the Contractor. Based upon such Cost of the Work as the Owner’s accountants report to be substantiated by the Contractor’s final accounting, and provided the other conditions of Paragraph 13.1 have been met, the Architect will, within seven days after receipt of the written report of the Owner’s accountants, either issue to the Owner a final Certificate for Payment with a copy to the Contractor, or notify the Contractor and Owner in writing of the Architect’s reasons for withholding a certificate as provided in Subparagraph 9.5.1 of the General Conditions. The time periods stated in this Paragraph 13.3 supersede those stated in Subparagraph 9.4.1 of the General Conditions.

13.4 If the Owner’s accountants report the Cost of the Work as substantiated by the Contractor’s final accounting to be less than claimed by the Contractor, the Contractor shall be entitled to demand arbitration of the disputed amount without a further decision of the Architect. Such demand for arbitration shall be made by the Contractor within 30 days after the Contractor’s receipt of a copy of the Architect’s final Certificate for Payment; failure to demand arbitration within this 30-day period shall result in the substantiated amount reported by the Owner’s accountants becoming binding on the Contractor. Pending a final resolution by arbitration, the Owner shall pay the Contractor the amount certified in the Architect’s final Certificate for Payment.

13.5 If, subsequent to final payment and at the Owner’s request, the Contractor incurs costs described in Article 7 and not excluded by Article 8 to correct defective or nonconforming Work, the Owner shall reimburse the Contractor such costs and the Contractor’s Fee applicable thereto on the same basis as if such costs had been incurred prior to final payment, but not in excess of the Guaranteed Maximum Price, if any, If the Contractor has participated in savings as provided in Paragraph 5.2, the amount of such savings shall be recalculated and appropriate credit given to the Owner in determining the net amount to be paid by the Owner to the Contractor.

ARTICLE 14

MISCELLANEOUS PROVISIONS

14.1 Where reference is made in this Agreement to a provision of the General Conditions or another Contract Document, the reference refers to that provision as amended or supplemented by other provisions of the Contract Documents.

14.2 Payments due and unpaid under the Contract shall bear interest from the date payment is due at the rate stated below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.

(Insert rate of interest agreed upon, if any.)

Prevailing prime rate of the Bank of America, NTSA, plus 5%.

(Usury laws and requirements under the Federal Truth in Lending Act, similar state and local consumer credit laws and other regulations at the Owner’s and Contractor’s principal places of business, the location of the Project and elsewhere may affect the validity of this provision. Legal advice should be obtained with respect to deletions or modifications and also regarding requirements such as written disclosures or waivers.

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14.3 Other provisions:

14.3.1 It is agreed that the aggregate of such costs shall be equal to                      percent (        %) of the total direct labor costs under section 7.1.1.1-7.1.1.3, and shall be added to the Contractor’s direct labor costs.

14.3.2 Liability Insurance cost shall be $                 per $1,000 of contract value. This rate shall be subject to increase if Contractor can demonstrate effective cost in excess of $                 per $1,000 of contract value.

See Pages 11 A and 11B for continuation of other provisions.

ARTICLE 15

TERMINATION OR SUSPENSION

15.1 The Contract may be terminated by the Contractor as provided in Article 14 of the General Conditions; however, the amount to be paid to the Contractor under Subparagraph 14.1.2 of the General Conditions shall not exceed the amount the Contractor would be entitled to receive under Paragraph 15.3 below, except that the Contractor’s Fee shall be calculated as if the Work had been fully completed by the Contractor, including a reasonable estimate of the Cost of the Work for Work not actually completed.

15.2 If a Guaranteed Maximum Price is established in Article 5, the Contract may be terminated by the Owner for cause as provided in Article 14 of the General Conditions; however, the amount, if any, to be paid to the Contractor under Subparagraph 14.2.4 of the General Conditions shall not cause the Guaranteed Maximum Price to be exceeded, nor shall it exceed the amount the Contractor would be entitled to receive under Paragraph 15.3 below.

15.3 If no Guaranteed Maximum Price is established in Article 5, the Contract may be terminated by the Owner for cause as provided in Article 14 of the General Conditions; however, the Owner shall then pay the Contractor an amount calculated as follows;

15.3.1 Take the Cost of the Work incurred by the Contractor to the date of termination.

15.3.2 Add the Contractor’s Fee computed upon the Cost of the Work to the date of termination at the rate stated in Paragraph 5.1 or, if the Contractor’s Fee is stated as a fixed sum in that Paragraph, an amount which bears the same ratio to that fixed-sum Fee as the Cost of the Work at the time of termination bears to a reasonable estimate of the probable Cost of the Work upon its completion.

15.3.3 Subtract the aggregate of previous payments made by the Owner.

The Owner shall also pay the Contractor fair compensation, either by purchase or rental at the election of the Owner, for any equipment owned by the Contractor which the Owner elects to retain and which is not otherwise included in the Cost of the Work under Subparagraph 15.3.1. To the extent that the Owner elects to take legal assignment of subcontracts and purchase orders (including rental agreements), the Contractor shall, as a condition of receiving the payments referred to in this Article 15, execute and deliver all such papers and take all such steps, including the legal assignment of such subcontracts and other contractual rights of the Contractor, as the Owner may require for the purpose of fully vesting in the Owner the rights and benefits of the Contractor under such subcontracts or purchase orders.

15.4 The Work may be suspended by the Owner as provided in Article 14 of the General Conditions; in such case, the Guaranteed Maximum Price, if any, shall be increased as provided in Subparagraph 14.3.2 of the General Conditions except that the term “cost of performance of the Contract” in that Subparagraph shall be understood to mean the Cost of the Work and the term “profit” shall be understood to mean the Contractor’s Fee as described in Paragraphs 5.1 and 6.3 of this Agreement.

ARTICLE 16

ENUMERATION OF CONTRACT DOCUMENTS

16.1 The Contract Documents, except for Modifications issued after execution of this Agreement, are enumerated as follows;

16.1.1 The Agreement is this executed Standard Form of Agreement Between Owner and Contractor. AIA Document A111 1987 Edition.

16.1.2 The General Conditions are the General Conditions of the Contract for Construction. AIA Document A201, 1987 Edition

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14.3.3	The services to be performed by the General Contractor under this Agreement shall not constitute it an Architect or Engineer, nor impose upon it any obligation to assume, render to, or perform on behalf of Owner and the professional responsibilities, duties, services, and activities for which the Owner has contracted with the Architect nor impose upon the General Contractor any liability with respect thereto. The General Contractor assumes no responsibility or liability in connection with the design of the Project nor for the failure of the Architect to provide designs. General Contractor in the performance of it’s duties hereunder does not relieve the Architect from any responsibilities for services on the Project contained in Contracts between the Owner and Architect; nor does the General Contractor incur any liability for non-performance of such service by the Architect. The General Contractor shall notify the Owner and/or Architect promptly in writing if he becomes aware that needed designs are lacking and shall not proceed with such part of the Project until so directed by the Owner or Architect.

14.3.4	(a) In the event the Work herein be wholly or partially damaged or destroyed from any causality or cause whatsoever, before the final completion of said Work, the Contractor, upon written instructions from the Owner, shall proceed to replace and/or repair said Work in accordance with the plans. In this event, the provisions of the Agreement shall remain in full force and effect, except that the Guaranteed Maximum Cost stated in Article 5 shall be increased by the total cost of removing and/or replacing all damaged and/or destroyed work, the time for completion shall be extended and the Contractor’s fee shall be increased.

(b)	In the event of substantial damage or destruction to the work by any cause, the Owner may, upon giving written notice to the Contractor, elect to terminate this Agreement. In such case, the Owner shall pay the Contractor for all costs of the Work and all obligations incurred by Contractor in connection with the work, and the Contractor’s fee earned upon such costs and obligations.

(c)	Owner will obtain, prior to the commencement of the Work, Flood, Earthquake, Fire and Extended Coverage Insurance, including “Special Form” insurance for malicious mischief and vandalism and such other additional insurance as he may desire to insure the Work from the causes and causalities as set forth in Paragraph (a) and upon all materials intended to become a part of the Work, wherever located, and the Owner shall bear all risk of loss not covered by said insurance. A copy shall be submitted to the Contractor for approval. Such policies shall include a Waiver of Subrogation and Permission to Occupy Endorsement and the Contractor, his subcontractors and their sub-subcontractors shall be named as “additional insureds”.

14.3.5	Notwithstanding any of the provisions in the Contract to the contrary, Contractor shall in no event have any responsibility, nor be liable to Owner or Third persons, for damages or delays resulting from the presence on the Work site of pollutants, gaseous emissions, asbestos, hazardous and/or toxic substances, whether subsurface or otherwise, and/or from soil subsidence, unless solely caused by the gross negligence or willful misconduct of Contractor, and Owner will fully hold harmless, indemnify and defend Contractor from and against any and all claims, actions, damages or fines, resulting from the presence of any such pollutants, gaseous emissions, asbestos, hazardous and/or toxic substances, whether subsurface or otherwise, and/or from soil subsidence.

14.3.6	Any and all notices, requests, or other communications permitted or required under this Agreement or by law to be served upon, delivered to, or given to either party to this Agreement by the other party to the Agreement shall be in writing and shall be deemed properly served on, delivered to or given to the representative of such party, or when, in lieu of personal service, deposited in the United States mail, registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

OWNER:	CONTRACTOR:

Attention: (Project Executive)

AIA DOCUMENT A111 • OWNER CONTRACTOR AGREEMENT • TENTH EDITION AIA® • © 1987 • THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE. N.W., WASHINGTON, D.C. 20006	A111-1987 11A

14.3.7	Any and all liability of the Contractor to indemnify, hold harmless and defend the Owner under the provisions of Paragraph 3.18 of the General Conditions or any other part of the Contract Documents, shall be limited to the scope of and liability insurance coverage contained in the policies listed on Exhibit “A” attached hereto. Contractor agrees to seek in good faith to maintain all of the insurance coverage set forth in Exhibit “A” in full force and effect during the time of the Project, provided however, if Contractor is unable to retain such insurance coverage or it becomes in any way reduced, altered or modified by the insurance companies, then the obligation to Contractor under this paragraph 3.18 or any provision of the Contract Documents shall be likewise to indemnify, hold harmless and defend the Owner shall always be co-extensive with and not in excess of any of it’s General Liability insurance coverage.

14.4 MEDIATION

All references in the Contract or the General Conditions to the work “arbitration” are hereby deleted, and despite any such reference the parties hereto do hereby agree instead to submit to mediation any such disputes in accordance with the following provisions:

If a dispute arises out of or relating to the contract or the breach thereof, and if said dispute cannot be settled through direct discussions, the parties agree to first endeavor in good faith to settle the dispute in an amicable manner within 45 days of submission to mediation under the Construction Industry Mediation Rules of the American Arbitration Association before having recourse to judicial forum.

The mediation shall be initiated by the written request of either party and shall be commenced within 15 days of receipt of such notice.

The parties agree that if such mediation fails and the dispute is submitted to a judicial forum for resolution, there shall be no right of appeal from the judgement of the Court of original jurisdiction, hereby waiving all such rights of appeal

16.1.3 The Supplementary and other Conditions of the Contract are those contained in the Project Manual dated                            , and are as follows:

Document	Title	Pages

16.1.4 The Specifications are those contained in the Project Manual dated as in Paragraph 16.1.3, and are as follows:

(Eilber list the Specifications here or refer to an exhibit attached to this Agreement.)

Section	Title	Pages

16.1.5 The Drawings are as follows, and are dated                              unless a different date is shown below:

(Eilber list the Drawings here or refer to an exhibit attached to this Agreement.)

Number	Title	Date

16.1.6 The Addenda, if any, are As follows:

Number	Date	Pages

Portions of Addenda relating to bidding requirements are not part of the Contract Documents unless the bidding requirements are also enumerated in this Article 16.

16.1.7 Other Documents, if any, forming part of the Contract Documents are as follows:

(List here any additional documents which are intended to form part of the Contract Documents. The General Conditions provide that bidding requirements such as advertisement or invitation to bid, Instructions to Bidders, sample forms and the Contractor’s bid are not part of the Contract Documents unless enumerated in this Agreement. They should be listed here only if intended to be part of the Contract Documents.)

This Agreement is entered into as of the day and year first written above and is executed in at least three original copies of which one is to be delivered to the Contractor, one to the Architect for use in the administration of the Contract, and the remainder to the Owner.

OWNER	CONTRACTOR

(Signature)	(Signature)

(Printed name and title)	(Printed name and title )

EXHIBIT B

LIST OF FF&E

PHILIPS SILICON VALLEY CENTER—EAST BUILDING F/F/E INVENTORY									FLOOR 1

LI#	Code	Qty	Description	Mfr.	Model #	Serial #	Location Name	Loc #	Notes
1	T1	1	Coffee Table—36”dia. x 17”H				Reception (Main)	E1-441	Maple top, (3) black legs
2	S1	1	Sofa—concave w/12”dia glass table	Montis	Baku		Reception (Main)	E1-441	(3) piece, black seat, blue back, sand pillows-2 lg, 4 sm
3	S2	1	Sofa—concave	Montis	Baku		Reception (Main)	E1-441	(2) piece, black seat, red back, sand pillows-2 lg
4	S3	1	Sofa—concave w/12”dia glass table	Montis	Baku		Reception (Main)	E1-441	(2) piece, blue seat, red back, yellow pillows-2 lg
5	A1	1	Art—see floorplan for locations				Reception (Main)	E1-441	Overhead view of campus
6	D1	1	Reception Desk				Reception (Main)	E1-440	Wood w/ aluminum details, glass transaction top
7	CD1	1	Credenza—67.5”Wx20”Dx28.5”H	Knoll	Propeller		Reception (Main)	E1-440	Cherry stain, aluminum pulls/legs, 2-B/F drawers, 2-doors
8	~	1	Flat Screen Television—42”	Philips	42PW99-6217	81563049	Elevator Lobby	E1-443	Silver
9	~	1	Flat Screen Television—42”	Philips	42PW99-6217	81563037	Elevator Lobby	E1-443	Silver
10	~	1	Flat Television Receiver	Philips	42PW9962/17	AG 089839390018	Elevator Lobby	E1-443	Silver
11	~	1	Flat Television Receiver	Philips	42PW9962/17	AG 089838380006	Elevator Lobby	E1-443	Silver
12	T8	3	Table—30”dia. x 41”H				Coffee Bar	E1-448	Dark green p-lam top, chrome base, bar height
13	T9	5	Table—30”dia. x 29”H	Limn/WCI			Coffee Bar	E1-448	Slatescape green top, black pedestal base
14	C5	6	Chair				Coffee Bar	E1-448	Jacobsen Chair—natural
15	C6	7	Chair				Coffee Bar	E1-448	Jacobsen Chair—black
16	T10	1	Table—20”dia x adjustable height		Eileen Gray		Coffee Bar	E1-448	Chrome w/ glass top
17	C7	4	Lounge Chair	Ligne Roset			Coffee Bar	E1-448	Yellow w/ red pillows
18	L1	1	Floor Lamp				Coffee Bar	E1-448	Silver, thin, tube base, white cylinder shade
19	ST1	6	Barstool				Coffee Bar	E1-448	Black seat, aluminum legs
20	T23	1	Table—72”Wx25”D				Fitness Center	E1-832	Red top, dark walnut p-lam base
21	LF2	1	Lateral File				Fitness Center	E1-832	2-hi, black, 36”Wx18”D
22	C17	2	Lounge Chair				Fitness Center	E1-832	Yellow
23	T24	1	Side Table—24”x24”x22”H				Fitness Center	E1-832	Maple
24	~	1	Mini HiFi System—Magnavox	Philips	FW540C 3701	17240344	Fitness Center	E1-832	Black
25	PF1	1	Mobile Pedestal File				Fitness Center	E1-832	B/B/F metal, black
26	~	1	Treadmill—TR4500 Series	StarTrac	4531-BUSAP0	D07897	Fitness Center	E1-950
27	~	1	Treadmill—TR4500 Series	StarTrac	4531-BUSAP0	D07899	Fitness Center	E1-950
28	~	1	Elliptical Fitness Crosstrainer	Precor	EFX546	4HG01L0035	Fitness Center	E1-950
29	~	1	Recumbent Bike—RB4400 Series	StarTrac	4430-BUSAP0	R304439	Fitness Center	E1-950
30	~	1	Recumbent Bike—RB4400 Series	StarTrac	4430-BUSAP0	R304438	Fitness Center	E1-950
31	~	1	Free Climber Stair Machine	StairMaster	4400PT	120090610009	Fitness Center	E1-950
32	~	1	Arm Extension	Cybex	4825-001-91	482591S064726	Fitness Center	E1-950
33	~	1	Arm Curl	Cybex	4820-001-91	482091S076527	Fitness Center	E1-950
34	~	1	Overhead Press	Cybex	4805-001-91	480591S088427	Fitness Center	E1-950
35	~	1	Row/Rear Delt	Cybex	4815-91	481591T114316	Fitness Center	E1-950
36	~	1	Fly	Cybex	4840-001-91	484091S073727	Fitness Center	E1-950
37	~	1	Leg Extension	Cybex	4850-001-91	485091S113627	Fitness Center	E1-950
38	~	1	Seated Leg Curl	Cybex	4626-001-91	462691S108027	Fitness Center	E1-950
39	~	1	Flat Weight Bench	Cybex	5430A001-91	543091S638727	Fitness Center	E1-950
40	~	1	Adjustable Weight Bench	Cybex	5435-101-91	543591S761026	Fitness Center	E1-950
41	~	1	Adjustable Weight Bench	Cybex	5435-101-91	543591S762026	Fitness Center	E1-950
42	~	1	Bicep Curl	Cybex	5460A001-91	546091S328727	Fitness Center	E1-950
43	~	1	Single Tier Dumbbell Rack	Cybex	5385A001-91	538591S090026	Fitness Center	E1-950
44	~	1	Double Tier Dumbbell Rack	Cybex	5380A001-91	538091S745627	Fitness Center	E1-950
45	~	1	Dumbbell Set (at Single Tier Rack)	Hampton			Fitness Center	E1-950	(2) ea: 75, 70, 65, 60, 55
46	~	1	Dumbbell Set (at Double Tier Rack)	Hampton			Fitness Center	E1-950	(2) ea: 50, 45, 40, 35, 30, 25, 20, 15, 10, 5
47	~	1	Heavy Bag	Everlast			Fitness Center	E1-950
48	~	1	Television—Magnavox 32”	Philips	TP3297 B102	28032583	Fitness Center	E1-950	Black, SmartPlus Series, ceiling mt
49	~	1	Television—Magnavox 32”	Philips	TP3297 B102	28032617	Fitness Center	E1-950	Black, SmartPlus Series, ceiling mt
50	~	1	MedX Stretch Machine	MedX			Fitness Center	E1-932
51	~	1	Bent Leg Abdominal Board	Cybex	5208-91-01-NNN	520891S443736	Fitness Center	E1-932

PHILIPS SILICON VALLEY CENTER—EAST BUILDING F/F/E INVENTORY									FLOOR 1

LI#	Code	Qty	Description	Mfr.	Model #	Serial #	Location Name	Loc #	Notes
52	~	1	Leg Raise / Dip	Cybex	5530-91-01-NNN	553091S19337	Fitness Center	E1-932
53	~	1	Back Extension	Cybex	5411-91-13-NNN	541191S093938	Fitness Center	E1-932
54	T22	1	Table—36”Wx30D	KI			Fitness Center	E1-932	Maple p-lam top, self edge, bullnose 1 side, black T-leg
55	T3	8	Table—60”Wx24”D				Ben Hur	E1-221	Grey p-lam top, black edge, chrome folding base
56	C4	18	Chair				Ben Hur	E1-221	Yellow, black arms and legs
57	T4	1	Side Table—18”x18”				Ben Hur	E1-221	Telephone cube, grey p-lam
58	P1	1	Podium—60”Wx27”D				Ben Hur	E1-221	Maple
59	~	1	Panja Display—11”	Panja	AXT-CA10	95030H1410740	Ben Hur	E1-221	Black
60	~	1	Keyboard	Dell	AT101W	GYUM905K	Ben Hur	E1-221	Putty
61	~	1	Mini Microphone				Ben Hur	E1-221	On podium
62	~	1	Mini Light				Ben Hur	E1-221	On podium
63	~	1	Projector—Ceiling Mount	Philips	LC1041	39958860	Ben Hur	E1-221	Black
64	~	1	Electric, retractable Projector Screen				Ben Hur	E1-221
65	A5	1	Art—see floorplan for locations				Ben Hur	E1-221	31”Wx37.5”H, black frame
66	~	1	Power Conditioner/Sequencer	Furman	PS-PRO		Ben Hur Equip/Stor	E1-325	Black
67	~	1	Power Sensor	AMX	VSS2		Ben Hur Equip/Stor	E1-325	Black—Video Sync Sensor
68	~	1	Control System	AMX	Axcent3		Ben Hur Equip/Stor	E1-325	Black—Integrated Axcess Controller
69	~	1	Digital EQ + Feedback Reducer	Shure	DFR11EQ		Ben Hur Equip/Stor	E1-325	Black
70	~	1	Analog Distribution Amplifier	Extron	ADA6 300MX HX		Ben Hur Equip/Stor	E1-325	Black
71	~	1	AM/FM Stereo Tuner	Rotel	RT-1080	061-1071161	Ben Hur Equip/Stor	E1-325	Black
72	~	1	Amplifier	Sigma	VDA-26	2960072	Ben Hur Equip/Stor	E1-325	Black
73	~	1	DVD Player	Philips	DVD855AT	79403760	Ben Hur Equip/Stor	E1-325	Black
74	~	1	VCR—Magnavox	Philips	VRZ264 AT01	75126983	Ben Hur Equip/Stor	E1-325	Black
75	~	1	5-Disc CD Player	Marantz	PMD370U	MZ009805040268R	Ben Hur Equip/Stor	E1-325	Black
76	~	1	Source Switcher	Extron	System8 Plus		Ben Hur Equip/Stor	E1-325	Black
77	~	1	Mic Mixer	Gentner	AP800		Ben Hur Equip/Stor	E1-325	Black
78	~	1	Amplifier—Zone 1	TOA	A-912MK2	73049372	Ben Hur Equip/Stor	E1-325	Black—900 Series II
79	~	1	Amplifier—Zone 2	TOA	A-912MK2	73049505	Ben Hur Equip/Stor	E1-325	Black—900 Series II
80	~	1	Amplifier—Zone 3	TOA	A-912MK2	73048968	Ben Hur Equip/Stor	E1-325	Black—900 Series II
81	~	1	Amplifier—Zone 4	TOA	A-912MK2	73049293	Ben Hur Equip/Stor	E1-325	Black—900 Series II
82	T3	12	Table—60”Wx24”D				Ben Hur Equip/Stor	E1-325	Grey p-lam top, black edge, chrome folding base
83	T5	3	Table—72”Wx24”D				Ben Hur Equip/Stor	E1-325	(2) mottled yellow p-lam, (1) speckle grey p-lam
84	C4	94	Chair				Ben Hur Equip/Stor	E1-325	Yellow, black arms and legs
85	T3-A	2	Table Top—1/4 Round				Ben Hur Equip/Stor	E1-325	Grey p-lam top, black edge—Matches tables T3
86	A6	1	Art—see floorplan for locations				Amadeus	E1-220	31”Wx37.5”H, black frame
87	A28	1	Art—see floorplan for locations				Café Entry	E1-449	32.5”Wx40”H, maple frame
88	T17	45	Table—36”x36”	WCI			Café	E1-230	Terra cotta top, chrome reeded edge, blk. pedestal base
89	T18	9	Table—24”x30”	WCI			Café	E1-230	Terra cotta top, chrome reeded edge, blk. pedestal base
90	T19	6	Table—40” dia.	WCI			Café	E1-230	Terra cotta top, chrome reeded edge, blk. pedestal base
91	B1	6	Booths				Café	E1-230	Terra cotta vinyl seat, tufted back, 1/2 round
92	C5	90	Chair				Café	E1-230	Jacobsen Chair—natural
93	C6	87	Chair				Café	E1-230	Jacobsen Chair—black
94	A29	3	Art—see floorplan for locations				Café	E1-340	black frames
95	A30	1	Art—see floorplan for locations				Café	E1-340	wood frame
96	A31	1	Art—see floorplan for locations				Café	E1-340	gold frame
97	A32	1	Art—see floorplan for locations				Café	E1-340	gold frame
98	A33	1	Art—see floorplan for locations				Café	E1-340	maple frame
99	A34	1	Art—see floorplan for locations				Café	E1-340	black frame
100	A35	1	Mirror—see floorplan for location				Café	E1-340	aluminum embossed frame
101	A36	1	Art—see floorplan for locations				Café	E1-340	maple frame
102	A37	1	Art—see floorplan for locations				Café	E1-340	maple frame

PHILIPS SILICON VALLEY CENTER—EAST BUILDING F/F/E INVENTORY									FLOOR 1

LI#	Code	Qty	Description	Mfr.	Model #	Serial #	Location Name	Loc #	Notes
103	A7	1	Art—see floorplan for locations				Main Hallway	Floor 1	35”Wx49”H, black frame
104	A8	1	Art—see floorplan for locations				Main Hallway	Floor 1	35”Wx49”H, black frame
105	A9	1	Art—see floorplan for locations				Main Hallway	Floor 1	28.25”Wx35.75”H, black frame
106	A10	1	Art—see floorplan for locations				Main Hallway	Floor 1	28.25”Wx35.75”H, black frame
107	A11	1	Art—see floorplan for locations				Main Hallway	Floor 1	28.25”Wx35.75”H, black frame
108	A12	1	Art—see floorplan for locations				Main Hallway	Floor 1	28.25”Wx35.75”H, black frame
109	A13	1	Art—see floorplan for locations				Main Hallway	Floor 1	34.25”Hx29.25”H, black frame
110	A14	1	Art—see floorplan for locations				Main Hallway	Floor 1	40.75”x40.75”, black frame
111	A15	1	Art—see floorplan for locations				Main Hallway	Floor 1	40.75”x40.75”, black frame
112	A16	1	Art—see floorplan for locations				Main Hallway	Floor 1	57.5”Wx32”H, black frame
113	A17	1	Art—see floorplan for locations				Restrm (outside)	Floor 1	30”Wx38.25”H, black frame
114	A18	1	Art—see floorplan for locations				Restrm (outside)	Floor 1	30”Wx38.25”H, black frame
115	A19	1	Art—see floorplan for locations				Women’s Rm.	E1-533	31.75”Wx33.75”H, black frame
116	A20	1	Art—see floorplan for locations				Men’s Rm.	E1-535
117	M12	25	Tables/chairs/umbrellas	Landscapeforms			B’tween Buildings	Floor 1	Outdoor furniture
118	M13	5	Refuse Containers	Landscapeforms			B’tween Buildings	Floor 1	Outdoor Trash Containers
119	S1	1	Security Console				Security Office	E1-733	Console Unit
120	S2	3	Security Monitors	Philips	3 ea 15”/1 ea 17”		Security Office	E1-733	Monitors
121	S3	1	Video Multiplexers	Philips			Security Office	E1-733	Multiplexers for Security System
122	S5	1	Pan and Tilt Control Unit	Philips		UN002684	Security Office	E1-733	Pan and Tilt Control Unit
123	S6	1	Info Graphics Converter	Info Graphics		96248472484	Security Office	E1-733	Black Box
124	S7	1	Info Graphics CPU	Dell		1333	Security Office	E1-733	CPU containing Info Graphics Software
125	S8	1	Info Graphics Monitor	Korea Data Sys		292031830	Security Office	E1-733	Monitor attached to Info Graphics CPU
126	S9	1	Lateral File Cabinet	KI		P119	Security Office	E1-733	2 drawer lateral file cabinet
127	S10	1	Delta Controls CPU	Dell		Security #3	Security Office	E1-733	CPU containing Delta Controls Software
128	S11	1	Delta Controls Monitor	Philips		PMC 2855	Security Office	E1-733	Monitor attached to Delta Controls CPU
129	S12	1	Smart UPS	APC	UPS	NS9839010621	Security Office	E1-733	Attached to Delta Controls CPU
130	S13	1	Laser Jet Printer 6P	HP	LaserJet 6P	USBD064224	Security Office	E1-733	Attached to Delta Controls CPU
131	S15	2	Desks	Sitag	Tables		Security Office	E1-733	Silver in Color
132	S16	1	Tri-pod	Velbon	Tri-pod		Security Office	E1-733	Tripod for Digital Camera (Badging)
133	S17	1	Cell phone Battery Charger	Motorola	Charger		Security Office	E1-733
134	S19	1	Badge Printer	Fargo Pro	Printer	50029-1	Security Office	E1-733	Badge Printer for Info Graphics System
135	S20	1	Whiteboard with Wooden Doors		Whiteboard		Security Office	E1-733	Whiteboard with supplies
136	S21	1	Digital Color Camera—Badging	Philips	Camera	00530	Security Office	E1-733	Camera for picture taking (badges)

PHILIPS SILICON VALLEY CENTER—EAST BUILDING F/F/E INVENTORY									FLOOR 2

LI#	Code	Qty	Description	Mfr.	Model #	Serial #	Location Name	Loc #	Notes
1	ST4	5	Barstool	Magis	Bombo		Coffee Bar	E2-550	Orange
2	C20	8	Chair	Vitra	vis-à-vis		Coffee Bar	E2-550	Black plastic perforated back, black fabric seat, chrome arms/legs
3	T28	2	Table—36”dia	WCI			Coffee Bar	E2-550	Terra cotta top, chrome reeded edge, black. pedestal base
4	~	1	Microwave Oven	GE	JES1131GB 001	VZ903819B	Coffee Bar	E2-550
5	~	1	Commercial Coffee Maker	Bloomfield	8782 Gourmet 1000	N878299040818	Coffee Bar	E2-550
6	~	1	Commercial Coffee Maker	Bloomfield	8782 Gourmet 1000	N878299040809	Coffee Bar	E2-550
7	~	1	Refrigerator	Sub Zero	601R		Coffee Bar	E2-550	Stainless Steel
8	C21	8	Chair	Herman Miller	Aeron (Conf)		Conference Rm	E2-450	Face Off—adjustable, conf. chair
9	T29	1	Table—96”Wx48”Dx29”H	Vecta			Conference Rm	E2-450	Face Off—Wood top, (6) black column legs, powered
10	WB3	1	Whiteboard				Conference Rm	E2-450	Face Off—Wall mounted, 96”Wx48”H
11	~	1	Manual, retractable Projector Screen				Conference Rm	E2-450	Face Off
12	T30	1	Table—12’-0”Wx48”D				Conference Rm	E2-140	Air Ball—Oval, purple p-lam top, black edge, 3 blkT-bases, powered
13	CD4	1	Credenza—67.5”Wx20”D	Knoll	Propeller		Conference Rm	E2-140	Air Ball—Cherry stain, aluminum pulls/legs, 4-doors
14	C22	12	Chair				Conference Rm	E2-140	Air Ball—Teal w/ purple pattern, black arms and black 5-star base
15	C23	3	Chair				Conference Rm	E2-140	Air Ball—Teal w/ purple pattern, black arms and legs
16	WB3	1	Whiteboard				Conference Rm	E2-450	Air Ball—Wall mounted, 96”Wx48”H
17	~	1	Manual, retractable Projector Screen				Conference Rm	E2-140	Air Ball
18	T31	1	Table—14’-0”Wx54”D				Conference Rm	E2-620	Bell Lap—Boat shape, 2-piece wood top, 3-column bases, powered
19	CD5	1	Credenza—98.5”Wx20”D	Knoll	Propeller		Conference Rm	E2-620	Bell Lap—Cherry stain, aluminum pulls/legs, 4-B/F drawers, 2-doors
20	L5	1	Table Lamp	Arteluce			Conference Rm	E2-620	Bell Lap—Wood column, frosted base and elliptical shade
21	C24	12	Chair				Conference Rm	E2-620	Bell Lap—Fully upholstered, closed arm, grey fabric
22	WB3	1	Whiteboard				Conference Rm	E2-620	Bell Lap—Wall mounted, 96”Wx48”H
23	~	1	Overhead Projector	3M	9000AJB	1245418	Conference Rm	E2-620	Bell Lap—9100 Series, grey
24	~	1	Panja Display—11”	Panja	AXT-CA10	95030S2210686	Conference Rm	E2-620	Bell Lap—Black
25	~	1	Electric, retractable Projector Screen				Conference Rm	E2-620	Bell Lap
26	~	1	Projector—Ceiling Mount	Philips	ProScreen 4750	WR00983A837A9774	Conference Rm	E2-620	Bell Lap
27	A60	1	Art				Conference Rm	E2-620	Bell Lap—36”Wx29”H, black frame
28	A61	1	Art				Conference Rm	E2-620	Bell Lap—29”Wx37.5”H, black frame
29	T32	1	Table—96”Wx48”D	Nienkamper	VOX		Conference Rm	E2-931	Double Play—Wood, 2-column bases
30	CD4	1	Credenza—67.5”Wx20”D	Knoll	Propeller		Conference Rm	E2-931	Double Play—Cherry stain, aluminum pulls/legs, 4-doors
31	C25	8	Chair				Conference Rm	E2-931	Double Play—Red/black fabric w/teal accent, black arms, 5-star base
32	WB3	1	Whiteboard				Conference Rm	E2-931	Double Play—Wall mounted, 96”Wx48”H
33	~	1	Manual, retractable Projector Screen				Conference Rm	E2-931	Double Play
34	~	~	Movable Walls/Doors/Sidelites	SMED			Private Office	E2-662	Inside office dimensions: 11’-2.5”x12’-5”
35	~	~	Movable Walls/Doors/Sidelites	SMED			Private Office	E2-661	Inside office dimensions: 9’-8.5”x12’-5”
36	~	~	Movable Walls/Doors/Sidelites	SMED			Private Office	E2-763	Inside office dimensions: 11’-10.5”x12’-5”
37	~	~	Movable Walls/Doors/Sidelites	SMED			Private Office	E2-762	Inside office dimensions: 9’-9”x12’-5”
38	~	~	Movable Walls/Doors/Sidelites	SMED			Private Office	E2-761	Inside office dimensions: 9’-7.5”x12’-5”
39	D6	1	Desk w/ Right Return	Nienkamper			Open Area	E2-120	Cherry w/ waterfall pulls, 81”Wx38”D—85”Wx23”D
40	C1	1	Chair	Herman Miller	Aeron (Task)		Open Area	E2-120	Blue mesh fabric
41	CD9	1	Credenza	Nienkamper			Open Area	E2-120	Cherry w/ waterfall pulls, 2-doors, 2-hi Lateral Files
42	T59	1	Table—60”Wx30”D				Open Area	E2-120	Cherry top, 2-black, metal T-bases
43	C48	4	Chair				Open Area	E2-120	Black leather seat/back, black arm and 5-star base
44	C49	1	Side Chair				Open Area	E2-120	Red fabric seat/back, black metal arms/legs
45	A38	1	Art—see floorplan for locations				Main Hallway	Floor 2	28”Wx33.5”H, mahogany frame
46	A39	1	Art—see floorplan for locations				Main Hallway	Floor 2	41.5”Wx33.5”H, mahogany frame
47	A40	1	Art—see floorplan for locations				Main Hallway	Floor 2	28”Wx33.5”H, mahogany frame
48	A41	1	Art—see floorplan for locations				Main Hallway	Floor 2	32.5”Wx36.5”H, black frame
49	A42	1	Art—see floorplan for locations				Main Hallway	Floor 2	58”Wx34.5”H, black frame
50	A43	1	Art—see floorplan for locations				Main Hallway	Floor 2	33”Wx42.5”H, black frame
51	A44	1	Art—see floorplan for locations				Main Hallway	Floor 2	28.25”Wx33.25”H, maple frame
52	A45	1	Art—see floorplan for locations				Main Hallway	Floor 2	29.5”Wx47.5”H, black frame
53	A46	1	Art—see floorplan for locations				Main Hallway	Floor 2	40”Wx40”H, black frame
54	A47	1	Art—see floorplan for locations				Main Hallway	Floor 2	53”Wx38”H, black/gold frame

PHILIPS SILICON VALLEY CENTER—EAST BUILDING F/F/E INVENTORY									FLOOR 2

LI#	Code	Qty	Description	Mfr.	Model #	Serial #	Location Name	Loc #	Notes
55	A48	1	Art—see floorplan for locations				Main Hallway	Floor 2	40.5”Wx40”H, black frame
56	A49	1	Art—see floorplan for locations				Main Hallway	Floor 2	40.5”Wx40”H, black frame
57	A50	1	Art—see floorplan for locations				Main Hallway	Floor 2	31”Wx38.25”H, black frame
58	A51	1	Art—see floorplan for locations				Main Hallway	Floor 2	31”Wx38.25”H, black frame
59	A52	1	Art—see floorplan for locations				Main Hallway	Floor 2	44”Wx30”H, black frame
60	A53	1	Art—see floorplan for locations				Main Hallway	Floor 2	32”Wx40”H, gold frame
61	A54	1	Art—see floorplan for locations				Main Hallway	Floor 2	39”Wx33”H, black frame
62	A55	1	Art—see floorplan for locations				Main Hallway	Floor 2	31.5”Wx38”H, black frame
63	A56	1	Art—see floorplan for locations				Main Hallway	Floor 2	25”Wx37.25”H, maple frame
64	A57	1	Art—see floorplan for locations				Main Hallway	Floor 2	25”Wx37.25”H, maple frame
65	A58	1	Art—see floorplan for locations				Open Area	Floor 2	37.5”Wx48”H, maple frame
66	A59	1	Art—see floorplan for locations				Open Area	Floor 2	37.5”Wx33”H, black frame
67	A62	1	Art—see floorplan for locations				Open Area	Floor 2	41”Wx28”H, mahogany frame
68	A63	1	Art—see floorplan for locations				Open Area	Floor 2	20.5”Wx24.5”H, black frame
69	A64	1	Art—see floorplan for locations				Open Area	Floor 2	25.5”Wx33”H, gold frame
70	A65	1	Art—see floorplan for locations				Restrm (outside)	Floor 2	45.5”Wx35”H, black frame
71	A66	1	Art—see floorplan for locations				Women’s Rm	Floor 2	30”Wx38”H, silver frame
72	A67	1	Art—see floorplan for locations				Men’s Rm	Floor 2	21”Wx27”H, mahogany frame
73		86	Cubicles—8x10	Haworth	Premise		E2	Floor 2	Work Surfaces, book shelf, overhead bin, 2 pedestals, 2 chairs, whiteboard
74		24	Offices—furnished	KI			E2	Floor 2	Work Surfaces (3 pieces), book shelf, 1 two drawer lateral file, whiteboard, 2 chairs

PHILIPS SILICON VALLEY CENTER—EAST BUILDING F/F/E INVENTORY									FLOOR 3

LI#	Code	Qty	Description	Mfr.	Model #	Serial #	Location Name	Loc #	Notes
1	ST5	5	Barstool	Magis	Bombo		Coffee Bar	E3-550	Marine blue
2	C20	8	Chair	Vitra	vis-à-vis		Coffee Bar	E3-550	Black plastic perforated back, black fabric seat, chrome arms/legs
3	T28	2	Table—36”dia	WCI			Coffee Bar	E3-550	Terra cotta top, chrome reeded edge, black. pedestal base
4	~	1	Microwave Oven	GE	JE740GY002	HV900714B	Coffee Bar	E3-550
5	~	1	Commercial Coffee Maker	Bloomfield	8782 Gourmet 1000	N878299040814	Coffee Bar	E3-550
6	~	1	Commercial Coffee Maker	Bloomfield	8782 Gourmet 1000	N878299040807	Coffee Bar	E3-550
7	~	1	Refrigerator	Sub Zero	601R		Coffee Bar	E3-550	Stainless Steel
8	A68	1	Art				Coffee Bar	E3-550	25.5”Wx33”H, gold frame
9	T32	1	Table—96”Wx48”D	Nienkamper	VOX		Conference Rm	E3-551	Gould—Wood, 2-pedestal base
10	C28	6	Chair				Conference Rm	E3-551	Gould—Blue, geometric tone/tone seat/back, blk arms/5-star base
11	WB3	1	Whiteboard				Conference Rm	E3-551	Gould—Wall mounted, 96”Wx48”H
12	~	1	Manual, retractable Projector Screen				Conference Rm	E3-551	Gould
13	T32	1	Table—96”Wx48”D	Nienkamper	VOX		Conference Rm	E3-552	Hoff—Wood, 2-pedestal base
14	C28	6	Chair				Conference Rm	E3-552	Hoff—Blue, geometric tone/tone seat/back, blk arms/5-star base
15	WB3	1	Whiteboard				Conference Rm	E3-552	Hoff—Wall mounted, 96”Wx48”H
16	~	1	Manual, retractable Projector Screen				Conference Rm	E3-552	Hoff
17	T46	1	Table—10’-0”Wx52”D				Conference Rm	E3-563	Maple top w/ black center inlay, 2-pedestal base
18	C28	10	Chair				Conference Rm	E3-563	Blue, geometric tone/tone seat/back, blk arms/5-star base
19	~	1	Manual, retractable Projector Screen				Conference Rm	E3-563
20	T38	1	Table—72”Wx42”D				Conference Rm	E3-753	Wood, oval, 2-pedestal base
21	C30	6	Chair				Conference Rm	E3-753	Upholstered seat/back, light neutral fabric, black arms/5-star base
22	A70	1	Art				Conference Rm	E3-753	53.5”Wx41.4”H, mahogany frame
23	SH3	1	Open Shelf				Conference Rm	E3-753	5-hi, dark purple, 36”Wx12”D
24	WB4	1	Whiteboard				Conference Rm	E3-753	Wall mounted, 48”x48”
25	LF2	1	Lateral File	KI			Conference Rm	E3-753	2-hi, dark purple, 36”Wx18”D
26	WB5	1	Whiteboard	Quartet	Ovonics 3000		Conference Rm	E3-753	Wall mounted, 76”Wx57”H—Philips #N01143
27	T40	1	Table—10’-0”Wx48”D				Conference Rm	E3-931	Franklin—Wood, 2” black edge, 4-metal column bases, powered
28	C31	6	Chair				Conference Rm	E3-931	Franklin—Blk faux leather seat/back/arms, wood back
29	CD4	1	Credenza—67.5”Wx20”D	Knoll	Propeller		Conference Rm	E3-931	Franklin—Cherry stain, aluminum pulls/legs, 4-doors
30	WB3	1	Whiteboard				Conference Rm	E3-931	Franklin—Wall mounted, 96”Wx48”H
31	~	1	Manual, retractable Projector Screen				Conference Rm	E3-931	Franklin
32	T32	1	Table—96”Wx48”D	Nienkamper	VOX		Conference Rm	E3-520	Da Vinci—Wood, 2-pedestal base
33	C21	8	Chair	Herman Miller	Aeron (Conf)		Conference Rm	E3-520	Da Vinci—Adjustable conference chair
34	~	1	Manual, retractable Projector Screen				Conference Rm	E3-520	Da Vinci
35	WB3	1	Whiteboard				Conference Rm	E3-520	Da Vinci—Wall mounted, 96”Wx48”H
36	CD6	1	Credenza—98.5”Wx20”D	Knoll	Propeller		Conference Rm	E3-520	Da Vinci—Cherry stain, aluminum pulls/legs, 6-doors
37	L5	1	Table Lamp	Arteluce			Conference Rm	E3-520	Da Vinci—Wood column, frosted base and elliptical shade
38	T41	1	Table—16’-0”Wx8’-0”D	Nienkamper	VOX		Conference Rm	E3-420	Cray—Wood, oval, 4-piece top w/ 3-pedestal base
39	C21	15	Chair	Herman Miller	Aeron (Conf)		Conference Rm	E3-420	Cray—Adjustable conference chair
40	L5	1	Table Lamp	Arteluce			Conference Rm	E3-420	Cray—Wood column, frosted base and elliptical shade
41	~	1	Panja Display—11”	Panja	AXT-CA10	95030H1410744	Conference Rm	E3-420	Cray—Black
42	~	1	Projector—Ceiling Mount	Philips			Conference Rm	E3-420	Cray—Black
43	~	1	Electric, retractable Projector Screen				Conference Rm	E3-420	Cray
44	~	1	Control System	AMX	Axcent3		Conference Rm	E3-420	Cray—Black, Integrated Axcess Controller
45	~	1	Volume Control	AMX	AXB-VOL3		Conference Rm	E3-420	Cray—Black
46	~	1	Power Sensor	AMX	VSS2		Conference Rm	E3-420	Cray—Black, Video Sync Sensor
47	~	1	Power Supply	AMX	PS4-2		Conference Rm	E3-420	Cray—Black
48	~	1	Amplifier	TOA	A-912MK2		Conference Rm	E3-420	Cray—Black, 900 Series II
49	T32	1	Table—96”Wx48”D	Nienkamper	VOX		Conference Rm	E3-421	Bell—Wood, 2-pedestal base
50	C24	8	Chair				Conference Rm	E3-421	Bell—Fully upholstered, grey fabric
51	CD6	1	Credenza—98.5”Wx20”D	Knoll	Propeller		Conference Rm	E3-421	Bell—Cherry stain, aluminum pulls/legs, 6-doors
52	L5	1	Table Lamp	Arteluce			Conference Rm	E3-421	Bell—Wood column, frosted base and elliptical shade
53	WB3	1	Whiteboard				Conference Rm	E3-421	Bell—Wall mounted, 96”Wx48”H
54	~	1	Manual, retractable Projector Screen				Conference Rm	E3-421	Bell

PHILIPS SILICON VALLEY CENTER—EAST BUILDING F/F/E INVENTORY									FLOOR 3

LI#	Code	Qty	Description	Mfr.	Model #	Serial #	Location Name	Loc #	Notes
55	C33	5	Chair				Conference Rm	E3-235	Stacking, black fabric seat/back, black arms/legs
56	T43	1	Table—12’-0”Wx48”D				Conference Rm	E3-140	Adler—Birdseye maple top, 2 black triangle bases
57	C34	10	Chair				Conference Rm	E3-140	Adler—Grey fabric w/ circle pattern, black arms and 5-star base
58	C35	4	Side Chair				Conference Rm	E3-140	Adler—Grey fabric w/ circle pattern, black arms and 5-star base
59	WB3	3	Whiteboard				Conference Rm	E3-140	Adler—Wall mounted, 96”Wx48”H
60	~	1	Manual, retractable Projector Screen				Conference Rm	E3-140	Adler
61	CD4	1	Credenza—67.5”Wx20”D	Knoll	Propeller		Conference Rm	E3-140	Adler—Cherry stain, aluminum pulls/legs, 4-doors
62	A73	1	Art				Open Area Conf	E3-120	48”Wx32.5”H, mahogany frame
63	A75	1	Art—see floorplan for locations				Main Hallway	Floor 3	38”Wx31”H, gold frame
64	A76	1	Art—see floorplan for locations				Main Hallway	Floor 3	29”Wx40.5”H, mahogany frame
65	A78	1	Art—see floorplan for locations				Main Hallway	Floor 3	38”Wx28”H, gold frame
66	A79	1	Art—see floorplan for locations				Main Hallway	Floor 3	33.5”Wx39.5”H, light wood frame
67	A80	1	Art—see floorplan for locations				Main Hallway	Floor 3	45”Wx39”D, black frame
68	A81	1	Art—see floorplan for locations				Main Hallway	Floor 3	38.5”Wx28.5”H, maple frame
69	A82	1	Art—see floorplan for locations				Women’s Rm	Floor 3	35”Wx30”H, walnut frame
70	A83	1	Art—see floorplan for locations				Men’s Rm	Floor 3	26”Wx30”H, gold frame
71	A84	1	Art—see floorplan for locations				Restrm (outside)	Floor 3	32”Wx41”H, gold frame
72	C59	6	Chair				Outdoor Patio	E3-610
73	T84	1	Table				Outdoor Patio	E3-610
74	C60	2	Chair				Outdoor Patio	E3-610
75		114	Cubicles—8x10	Haworth	Premise		E3	Floor 3	Work Surfaces, book shelf, overhead bin, 2 pedestals, 2 chairs, whiteboard
76		20	Offices—furnished	KI			E3	Floor 3	Work Surfaces (3 pieces), book shelf, 1 two drawer lateral file, whiteboard, 2 chairs

PHILIPS SILICON VALLEY CENTER—EAST BUILDING F/F/E INVENTORY									FLOOR 4

LI#	Code	Qty	Description	Mfr.	Model #	Serial #	Location Name	Loc #	Notes
1	ST6	5	Barstool	Magis	Bombo		Coffee Bar	E4-550	Green
2	C20	8	Chair	Vitra	vis-à-vis		Coffee Bar	E4-550	Black plastic perforated back, black fabric seat, chrome arms/legs
3	T28	2	Table—36”dia	WCI			Coffee Bar	E4-550	Terra cotta top, chrome reeded edge, black. pedestal base
4	~	1	Microwave Oven	GE	JE740GY002	HV900714B	Coffee Bar	E4-550
5	~	1	Commercial Coffee Maker	Bloomfield	8782 Gourmet 1000	N878299040813	Coffee Bar	E4-550
6	~	1	Commercial Coffee Maker	Bloomfield	8782 Gourmet 1000	N878299040831	Coffee Bar	E4-550
7	~	1	Refrigerator	Sub Zero	601R		Coffee Bar	E4-550	Stainless Steel
8	T48	1	Table—60”Wx42”D				Conference Rm	E4-551	Ground Loop—2-piece maple top, 3 black pedestal bases
9	C28	5	Chair				Conference Rm	E4-551	Ground Loop—Blue, geometric tone/tone seat/back, blk arms/5-star base
10	C29	3	Chair				Conference Rm	E4-551	Ground Loop—Same as C28 w/ slightly different pattern on fabric
11	~	1	Manual, retractable Projector Screen				Conference Rm	E4-551	Ground Loop
12	WB3	1	Whiteboard				Conference Rm	E4-551	Ground Loop—Wall mounted, 96”Wx48”H
13	T51	1	Table—71”dia				Conference Rm	E4-552	Hard Drive—Black p-lam top, maple edge, black drum base, powered
14	C45	6	Chair	SMED	Live		Conference Rm	E4-552	Hard Drive—Black fabric, black urethane arm, black 5-star base
15	WB3	1	Whiteboard				Conference Rm	E4-552	Hard Drive—Wall mounted, 96”Wx48”H
16	~	1	Manual, retractable Projector Screen				Conference Rm	E4-552	Hard Drive
17	T47	1	Table—84”Wx42”D				Conference Rm	E4-563	Grey speckle p-lam top, black edge, 2 black pedestal base
18	C25	7	Chair				Conference Rm	E4-563	Red/black fabric w/teal accent, black arms, 5-star base
19	T45	2	Table—24”Wx24”Dx29”H				Conference Rm	E4-563	Grey speckle p-lam top, black edge, 4-column legs
20	WB3	1	Whiteboard				Conference Rm	E4-563	Wall mounted, 96”Wx48”H
21	WB4	1	Whiteboard				Conference Rm	E4-563	Wall mounted, 48”Wx48”H
22	~	1	Fabric Tackboard				Conference Rm	E4-563	Wall mounted, 36”Wx48”H, light blue fabric
23	~	1	Manual, retractable Projector Screen				Conference Rm	E4-563
24	T32	1	Table—96”Wx48”D	Nienkamper	VOX		Conference Rm	E4-931	File Transfer—Wood, 2-pedestal base
25	C21	8	Chair	Herman Miller	Aeron (Conf)		Conference Rm	E4-931	File Transfer—Adjustable conference chair
26	~	1	Manual, retractable Projector Screen				Conference Rm	E4-931	File Transfer
27	WB3	1	Whiteboard				Conference Rm	E4-931	File Transfer—Wall mounted, 96”Wx48”H
28	T54	1	Table—24”Wx24”Dx29.25”H	Haworth			Conference Rm	E4-931	File Transfer—Cherry wood, 4-cherry column legs
29	T32	1	Table—96”Wx48”D	Nienkamper	VOX		Conference Rm	E3-520	Data Path—Wood, 2-pedestal base
30	C28	8	Chair				Conference Rm	E3-520	Data Path—Blue, geometric tone/tone seat/back, blk arms/5-star base
31	CD6	1	Credenza—98.5”Wx20”D	Knoll	Propeller		Conference Rm	E3-520	Data Path—Cherry stain, aluminum pulls/legs, 6-doors
32	~	1	Manual, retractable Projector Screen				Conference Rm	E4-520	Data Path
33	WB3	1	Whiteboard				Conference Rm	E4-520	Data Path—Wall mounted, 96”Wx48”H
34	T41	1	Table—16’-0”Wx8’-0”D	Nienkamper	VOX		Conference Rm	E4-420	Cyber Space—Wood, oval, 4-piece top w/ 3-pedestal base
35	C21	16	Chair	Herman Miller	Aeron (Conf)		Conference Rm	E4-420	Cyber Space—Adjustable conference chair
36	~	1	Projector—Ceiling Mount	Philips	ProScreen 4750	WR03991783790822	Conference Rm	E4-420	Cyber Space—Black
37	~	1	Electric, retractable Projector Screen				Conference Rm	E4-420	Cyber Space—Black, Integrated Axcess Controller
38		1	Control System	AMX			Conference Rm	E4-420	Cyber Space
39		1	Volume Control	AMX			Conference Rm	E4-420	Cyber Space—Black, Video Sync Sensor
40		1	Power Sensor	AMX			Conference Rm	E4-420	Cyber Space—Black
41		1	Power Supply	AMX			Conference Rm	E4-420	Cyber Space—Black, 900 Series II
42		1	Amplifier	TOA			Conference Rm	E4-420	Cyber Space
43		1	VCR—Magnavox	Philps			Conference Rm	E4-420	Cyber Space
44	~	1	Panja Display—11”	Panja	AXT-CA10	95030H1410750	Conference Rm	E4-420	Cyber Space—Black
45	T32	1	Table—96”Wx48”D	Nienkamper	VOX		Conference Rm	E4-421	Baud Way—Wood, 2-pedestal base
46	C39	8	Chair				Conference Rm	E4-421	Baud Way—All black seat/ back, loop arms, 5-star base
47	CD6	1	Credenza—98.5”Wx20”D	Knoll	Propeller		Conference Rm	E4-421	Baud Way—Cherry stain, aluminum pulls/legs, 6-doors
48	~	1	Manual, retractable Projector Screen				Conference Rm	E4-421	Baud Way
49	WB3	1	Whiteboard				Conference Rm	E4-421	Baud Way—Wall mounted, 96”Wx48”H
50	LF2	1	Lateral File	KI			Conference Rm	E4-231	2-hi, dark purple, 36”Wx18”D
51	SH3	1	Open Shelf	KI			Conference Rm	E4-231	5-hi, dark purple, 36”Wx12”D
52	WB8	1	Whiteboard				Conference Rm	E4-231	Wall mounted, 72”Wx48”H
53	T56	1	Table—144”Wx42”D				Conference Rm	E4-140	Ascii Ave—2-piece top, oak p-lam, boat shaped, 3-black pedestal bases
54	C21	9	Chair	Herman Miller	Aeron (Conf)		Conference Rm	E4-140	Ascii Ave—Adjustable conference chair

PHILIPS SILICON VALLEY CENTER—EAST BUILDING F/F/E INVENTORY									FLOOR 4

LI#	Code	Qty	Description	Mfr.	Model #	Serial #	Location Name	Loc #	Notes
55	~	1	Manual, retractable Projector Screen				Conference Rm	E4-140	Ascii Ave
56	CD4	1	Credenza—67.5”Wx20”D	Knoll	Propeller		Conference Rm	E4-140	Ascii Ave—Cherry stain, aluminum pulls/legs, 4-doors
57	WB3	1	Whiteboard				Conference Rm	E4-140	Ascii Ave—Wall mounted, 96”Wx48”H
58	A81	1	Art				Conference Rm	E4-140	Ascii Ave—28”Wx22”H, black frame
59	~	~	Movable Walls/Doors/Sidelites	SMED			Private Office	E4-251	Inside office dimensions: 10’-5.5”x15’-4”
60	~	~	Movable Walls/Doors/Sidelites	SMED			Private Office	E4-250	Inside office dimensions: 10’-5.5”x15’-4”
61	~	~	Movable Walls/Doors/Sidelites	SMED			Private Office	E4-351	Inside office dimensions: 10’-5”x15’-4”
62	~	~	Movable Walls/Doors/Sidelites	SMED			Private Office	E4-350	Inside office dimensions: 10’-5.5”x15’-4”
63	A82	1	Art—see floorplan for locations				Main Hallway	Floor 4	41”x41”, mahogany frame
64	A83	1	Art—see floorplan for locations				Main Hallway	Floor 4	29.5Wx48”H, black frame
65	A84	1	Art—see floorplan for locations				Main Hallway	Floor 4	32”Wx41”H, mahogany frame
66	A85	1	Art—see floorplan for locations				Main Hallway	Floor 4	32”Wx41”H, mahogany frame
67	A86	1	Art—see floorplan for locations				Main Hallway	Floor 4	33”Wx33”H, mahogany frame
68	A87	1	Art—see floorplan for locations				Main Hallway	Floor 4	33”Wx33”H, mahogany frame
69	A75	1	Art—see floorplan for locations				Open Area (out)	E4-760	31”Wx38”H, black frame
70	A76	1	Art—see floorplan for locations				Open Area (out)	E4-625	54”Wx32”H, mahogany frame
71	A77	1	Art—see floorplan for locations				Open Area (out)	E4-331	27”Wx35.5”H, black frame
72	A78	1	Art—see floorplan for locations				Open Area (out)	E4-323	44”Wx37”H, mahogany frame
73	A79	1	Art—see floorplan for locations				Open Area (out)	E4-245	30”Wx35.5”H, bronze frame
74	A80	1	Art—see floorplan for locations				Women’s Rm	Floor 4	25”Wx31.5”H, gold frame
75	C59	6	Chair				Outdoor Patio	E4-610
76	T84	1	Table				Outdoor Patio	E4-610
77	C60	2	Chair				Outdoor Patio	E4-610
78		101	Cubicles—8x10	Haworth	Premise		E4	Floor 4	Work Surfaces, book shelf, overhead bin, 2 pedestals, 2 chairs, whiteboard
79		24	Offices—furnished	KI			E4	Floor 4	Work Surfaces (3 pieces), book shelf, 1 two drawer lateral file, whiteboard, 2 chairs

PHILIPS SILICON VALLEY CENTER—WEST BUILDING F/F/E INVENTORY									FLOOR 1

LI#	Code	Qty	Description	Mfr.	Model #	Serial #	Location Name	Loc #	Notes
1	T1	1	Coffee Table—36”dia. x 17”H				Reception (Main)	W1-441	Maple top, (3) black legs
2	S1	1	Sofa—concave w/ 12”dia glass table	Montis	Baku		Reception (Main)	W1-441	(3) piece, black seat, blue back, sand pillows-2 lg, 4 sm
3	S2	1	Sofa—concave	Montis	Baku		Reception (Main)	W1-441	(2) piece, black seat, red back, sand pillows-2 lg
4	S3	1	Sofa—concave w/ 12”dia glass table	Montis	Baku		Reception (Main)	W1-441	(2) piece, blue seat, red back, yellow pillows-2 lg
5	L1	1	Floor Lamp				Reception (Main)	W1-441	Silver, thin, tube base, white cylinder shade
6	~	1	Telephone	Lucent	8405D05A-003	97SP62350753	Reception (Main)	W1-441
7	A1	1	Art—see floorplan for location				Reception (Main)	W1-441	Overhead view of campus
8	D1	1	Reception Desk				Reception (Main)	W1-440	Wood w/ aluminum details, glass transaction top
9	CD1	1	Credenza—67.5”Wx20”Dx28.5”H	Knoll	Propeller		Reception (Main)	W1-440	Cherry stain, aluminum pulls/legs, 2-B/F drawers, 2-doors
10	~	1	Flat Screen Monitor—15”	Philips	15L510 0Q11	16155159	Reception (Main)	W1-440	Putty, Brilliance 151AX
11	~	1	CPU—OptiPlex GX1	Dell	DCS	8U7CP	Reception (Main)	W1-440	Putty
12	~	1	Smart Label Printer	Seiko	SLP-220	B906647339	Reception (Main)	W1-440	Black
13	~	1	Smart Label Printer	Seiko	SLP-220	B907011539	Reception (Main)	W1-440	Black
14	~	1	Telephone	Lucent			Reception (Main)	W1-440	Black
15	~	1	Direct extension selector console	Lucent			Reception (Main)	W1-440	Black
16	~	1	Flat Screen Television—42”	Philips	42PW99-6217	81563057	Elevator Lobby	W1-443	Silver
17	~	1	Flat Screen Television—42”	Philips	42PW99-6217	81563105	Elevator Lobby	W1-443	Silver
18	~	1	Flat Television Receiver	Philips	42PW9962/17	AG 089833330142	Elevator Lobby	W1-443	Silver
19	~	1	Flat Television Receiver	Philips	42PW9962/17	AG 089842420088	Elevator Lobby	W1-443	Silver
20	T9	4	Table—30”dia. x 29”H	Limn/WCI			Coffee Bar	W1-446	Slatescape green top, black pedestal base
21	C5	6	Chair				Coffee Bar	W1-446	Jacobsen Chair—natural
22	C6	6	Chair				Coffee Bar	W1-446	Jacobsen Chair—black
23	ST1	4	Barstool				Coffee Bar	W1-446	Black seat, aluminum legs
24	T77	4	Table—71”Wx23.5”D				Conference Rm	W1-560	Cascades—Cherry p-lam top, black base/modesty panel
25	T78	2	Table—47.5”Wx23.5”D				Conference Rm	W1-560	Cascades—Cherry p-lam top, black base/modesty panel
26	T79	3	Table—47”Wx24”Wx20.5”D—trapezoid				Conference Rm	W1-560	Cascades—Cherry p-lam top, black base/modesty panel
27	T80	2	Table—47”Wx24”D—1/2 round				Conference Rm	W1-560	Cascades—Cherry p-lam top, black base/modesty panel
28	C33	13	Chair				Conference Rm	W2-563	Cascades—Stacking, black fabric seat/back, black arms/legs
29	C15	1	Chair				Conference Rm	W2-563	Cascades—Stacking, blue fabric seat/back, black arms/legs
30	~	1	Manual, retractable Projector Screen				Conference Rm	W1-560	Cascades
31	WB3	1	Whiteboard				Conference Rm	W1-560	Cascades—Wall mounted, 96”Wx48”H
32	T81	2	Table—42”x42” or 59”dia				Conference Rm	W1-420	Denalli—Green p-lam top w/ matte finish, black column base
33	T82	5	Table—42”x42” or 59”dia				Conference Rm	W1-420	Denalli—Green p-lam top w/ gloss finish, black column base
34	C24	22	Chair				Conference Rm	W1-420	Denalli—Fully upholstered, closed arm, grey fabric
35	CD3	1	Credenza—63.75Wx17.25D				Conference Rm	W1-420	Denalli—Maple, glass door fronts
36	A148	1	Art—see floorplan for location				Conference Rm	W1-420	Denalli—36”Wx30”H, black frame
37	A149	1	Art—see floorplan for location				Conference Rm	W1-420	Denalli—37”Wx32”H, black frame
38	A142	1	Art—see floorplan for location				Main Hallway	Floor 1	48”Wx36”H, black frame
39	A143	1	Art—see floorplan for location				Main Hallway	Floor 1	30”Wx30”H, black frame
40	A144	1	Art—see floorplan for location				Main Hallway	Floor 1	30”Wx30”H, black frame
41	A145	1	Art—see floorplan for location				Restrm (outside)	Floor 1	65”Wx41.5”H, black frame
42	A146	1	Art—see floorplan for location				Women’s Rm	Floor 1	28”Wx36”H, wood frame
43	A147	1	Art—see floorplan for location				Men’s Rm	Floor 1	26.5”Wx31”H, wood frame

PHILIPS SILICON VALLEY CENTER—WEST BUILDING F/F/E INVENTORY									FLOOR 2

LI#	Code	Qty	Description	Mfr.	Model #	Serial #	Location Name	Loc #	Notes
1	ST4	4	Barstool	Magis	Bombo		Coffee Bar	W2-550	Orange
2	C20	6	Chair	Vitra	vis-à-vis		Coffee Bar	W2-550	Black plastic perforated back, black fabric seat, chrome arms/legs
3	T28	2	Table—36”dia	WCI			Coffee Bar	W2-550	Terra cotta top, chrome reeded edge, black. pedestal base
4	~	1	Microwave Oven	GE	JE740GY 002	HV900722B	Coffee Bar	W2-550
5	~	1	Commercial Coffee Maker	Bloomfield	8782 Gourmet 1000	N878299040811	Coffee Bar	W2-550
6	~	1	Commercial Coffee Maker	Bloomfield	8782 Gourmet 1000	N878299040817	Coffee Bar	W2-550
7	~	1	Refrigerator	Sub Zero	601R		Coffee Bar	W2-550	Stainless Steel
8	T60	1	Table—10’x48”				Conference Rm	W2-563	Euphrates-Grey speckle p-lam, blk edge, boat shape, (2) stainless T-legs
9	C50	10	Chair				Conference Rm	W2-563	Euphrates-Green upholstered seat/back, black arms and 5-star base
10	WB3	1	Whiteboard				Conference Rm	W2-563	Euphrates-Wall mounted, 96”Wx48”H
11	~	1	Manual, retractable Projector Screen				Conference Rm	W2-563	Euphrates
12	T61	1	Table—8’x43”				Conference Rm	W2-931	Danube—Blue speckle p-lam, black edge, oval, black T-legs
13	C51	8	Chair				Conference Rm	W2-931	Danube—Black leather seat/back/arm pads, blk belt, chrome base
14	CD4	1	Credenza—67.5”Wx20”D	Knoll	Propeller		Conference Rm	W2-931	Danube—Cherry stain, aluminum pulls/legs, 4-doors
15	WB3	1	Whiteboard				Conference Rm	W2-931	Danube—Wall mounted, 96”Wx48”H
16	~	1	Manual, retractable Projector Screen				Conference Rm	W2-931	Danube
17	T31	1	Table—14’-0”Wx54”D				Conference Rm	W2-620	Blue Nile—Boat shape, 2-piece wood top, 3-column bases, powered
18	C21	11	Chair	Herman Miller	Aeron (Conf)		Conference Rm	W2-620	Blue Nile—Adjustable conference chair
19	CD6	1	Credenza—98.5”Wx20”D	Knoll	Propeller		Conference Rm	W2-620	Blue Nile—Cherry stain, aluminum pulls/legs, 6-doors
20	WB3	1	Whiteboard				Conference Rm	W2-620	Blue Nile—Wall mounted, 96”Wx48”H
21	~	1	Projector	Philips	ProScreen 4750	WR01984683790330	Conference Rm	W2-620	Blue Nile
22	~	1	Panja Display—11”	Panja	AXT-CA10	95030S2110399	Conference Rm	W2-620	Blue Nile
23	~	1	Control System	AMX	Axcent3		Conference Rm	W2-620	Blue Nile—Black, Integrated Axcess Controller
24	~	1	Volume Control	AMX	AXB-VOL3		Conference Rm	W2-620	Blue Nile—Black
25	~	1	Power Sensor	AMX	VSS2		Conference Rm	W2-620	Blue Nile—Black, Video Sync Sensor
26	~	1	Power Supply	AMX	PS4-2		Conference Rm	W2-620	Blue Nile—Black
27	~	1	Amplifier	TOA	A-912MK2		Conference Rm	W2-620	Blue Nile—Black, 900 Series II
28	T62	1	Table—12’x48”				Conference Rm	W2-140	Amazon—Oval, purple p-lam, black edge, (3) black T-legs
29	C53	4	Chair				Conference Rm	W2-140	Amazon—Stacking, blue ground w/ autumn leaves, black arms/legs
30	C36	10	Chair				Conference Rm	W2-140	Amazon—Blue ground w/ autumn leaves pattern, black arms/5-star base
31	WB3	1	Whiteboard				Conference Rm	W2-140	Amazon—Wall mounted, 96”Wx48”H
32	T63	1	Table—67”Wx36”Wx68”D				Conference Rm	W2-450	Feather—Mottled neutral p-lam top, maple edge, maple base
33	C54	4	Lounge Chair				Conference Rm	W2-450	Feather—Grey patterned fabric, fully upholstered, maple arms/sled base
34	WB3	1	Whiteboard				Conference Rm	W2-450	Feather—Wall mounted, 96”Wx48”H
35	~	1	Manual, retractable Projector Screen				Conference Rm	W2-450	Feather
36	A88	1	Art—see floorplan for locations				Main Hallway	Floor 2	51”Wx40”H, black frame
37	A89	1	Art—see floorplan for locations				Main Hallway	Floor 2	26.5”Wx33”H, silver frame
38	A90	1	Art—see floorplan for locations				Main Hallway	Floor 2	37.5”Wx56”H, black frame
39	A91	1	Art—see floorplan for locations				Main Hallway	Floor 2	28”Wx34”H, black frame
40	A92	1	Art—see floorplan for locations				Main Hallway	Floor 2	29.5”Wx26”H, black frame
41	A93	1	Art—see floorplan for locations				Main Hallway	Floor 2	29.5”Wx26”H, black frame
42	A94	1	Art—see floorplan for locations				Main Hallway	Floor 2	61”Wx20.5”H, black frame
43	A95	1	Art—see floorplan for locations				Main Hallway	Floor 2	61”Wx20.5”H, black frame
44	A96	1	Art—see floorplan for locations				Main Hallway	Floor 2	30.5”Wx41”H, black frame
45	A97	1	Art—see floorplan for locations				Main Hallway	Floor 2	38.5”Wx33”H, black frame
46	A98	1	Art—see floorplan for locations				Main Hallway	Floor 2	26”Wx35”H, maple frame
47	A99	1	Art—see floorplan for locations				Main Hallway	Floor 2	26”Wx35”H, maple frame
48	A100	1	Art—see floorplan for locations				Open Area	Floor 2	27.5”Wx35”H, black frame
49	A102	1	Art—see floorplan for locations				Open Area	Floor 2	32.5”Wx34.5”H, mahogany frame
50	A103	1	Art—see floorplan for locations				Open Area	Floor 2	25”Wx28”H, black frame
51	A104	1	Art—see floorplan for locations				Open Area	Floor 2	28”Wx33”H, gold frame
52	A105	1	Art—see floorplan for locations				Open Area	Floor 2	35”Wx25”H, black frame

PHILIPS SILICON VALLEY CENTER—WEST BUILDING F/F/E INVENTORY									FLOOR 2

LI#	Code	Qty	Description	Mfr.	Model #	Serial #	Location Name	Loc #	Notes
53	A106	1	Art—see floorplan for locations				Open Area	Floor 2	28.5”Wx33.5”H, maple frame
54	A107	1	Art—see floorplan for locations				Restrm (outside)	Floor 2	26”Wx29”H, black frame
55	A108	1	Art—see floorplan for locations				Women’s Rm	Floor 2	25”Wx24”H, maple frame
56	A109	1	Art—see floorplan for locations				Men’s Rm	Floor 2	black frame
57		94	Cubicles—8x10	Haworth	Premise		W2	Floor 2	Work Surfaces, book shelf, overhead bin, 2 pedestals, 2 chairs, whiteboard
58		20	Offices—furnished	KI			W2	Floor 2	Work Surfaces (3 pieces), book shelf, 1 two drawer lateral file, whiteboard, 2 chairs

PHILIPS SILICON VALLEY CENTER—WEST BUILDING F/F/E INVENTORY									FLOOR 3

LI#	Code	Qty	Description	Mfr.	Model #	Serial #	Location Name	Loc #	Notes
1	ST6	5	Barstool	Magis	Bombo		Coffee Bar	W3-550	Green
2	C20	6	Chair	Vitra	vis-à-vis		Coffee Bar	W3-550	Black plastic perforated back, black fabric seat, chrome arms/legs
3	T28	2	Table—36”dia	WCI			Coffee Bar	W3-550	Terra cotta top, chrome reeded edge, black. pedestal base
4	~	1	Microwave Oven	GE	JE740GY 002	HV900630B	Coffee Bar	W3-550
5	~	1	Commercial Coffee Maker	Bloomfield	8782 Gourmet 1000	N878299040820	Coffee Bar	W3-550
6	~	1	Commercial Coffee Maker	Bloomfield	8782 Gourmet 1000	N878299040822	Coffee Bar	W3-550
7	~	1	Refrigerator	Sub Zero	601R		Coffee Bar	W3-550	Stainless Steel
8	A110	1	Art—see floorplan for locations				Coffee Bar	W3-550	25.5”Wx33.5”H, silver frame
9	T32	1	Table—96”Wx48”D	Nienkamper	VOX		Conference Rm	W3-552	Ireland—Wood, 2-pedestal base
10	C50	8	Chair				Conference Rm	W3-552	Ireland—Green upholstered seat/back, black arms and 5-star base
11	CD4	1	Credenza—67.5”Wx20”D	Knoll	Propeller		Conference Rm	W3-552	Ireland—Cherry stain, aluminum pulls/legs, 4-doors
12	~	1	Manual, retractable Projector Screen				Conference Rm	W3-552	Ireland
13	WB3	1	Whiteboard				Conference Rm	W3-552	Ireland—Wall mounted, 96”Wx48”H
14	T32	1	Table—96”Wx48”D	Nienkamper	VOX		Conference Rm	W3-551	Hawaii—Wood, 2-pedestal base
15	C28	8	Chair				Conference Rm	W3-551	Hawaii—Blue, geometric tone/tone seat/back, blk arms/5-star base
16	CD4	1	Credenza—67.5”Wx20”D	Knoll	Propeller		Conference Rm	W3-551	Hawaii—Cherry stain, aluminum pulls/legs, 4-doors
17	~	1	Manual, retractable Projector Screen				Conference Rm	W3-551	Hawaii
18	WB3	1	Whiteboard				Conference Rm	W3-551	Hawaii—Wall mounted, 96”Wx48”H
19	C59	6	Chair				Conference Rm	W3-563	Galapagos
20		1	Table				Conference Rm	W3-563	Galapagos
21	CD10	1	Credenza—60”Wx18”D				Conference Rm	W3-563	Galapagos—Maple, curved top, black pulls, 4-doors
22	~	1	Manual, retractable Projector Screen				Conference Rm	W3-563	Galapagos
23	WB3	1	Whiteboard				Conference Rm	W3-563	Galapagos—Wall mounted, 96”Wx48”H
24	T66	1	Table—68”Wx38”D				Conference Rm	W3-751	Oval, grey speckle p-lam top w/ cherry edge, black T-legs
25	C25	6	Chair				Conference Rm	W3-751	Red/black fabric w/teal accent, black arms, 5-star base
26	T30	1	Corner Table—41”Wx26.5”Dx29”H	Haworth			Conference Rm	W3-751	Stained MDF top, (3) black legs on red casters
27	WB4	1	Whiteboard				Conference Rm	W3-751	Wall mounted, 48”x48”
28	T65	1	Table—9’ x 42”				Conference Rm	W3-931	Fiji—Grey mottled p-lam, maple edge, boat shaped, stainless T-base
29	C66	8	Chair				Conference Rm	W3-931	Fiji—Very light blue fabric w/ yellow circles/dots, black arms/base
30	T30	1	Corner Table—41”Wx26.5”Dx29”H	Haworth			Conference Rm	W3-931	Fiji—Stained MDF top, (3) black legs on red casters
31	CD4	1	Credenza—67.5”Wx20”D	Knoll	Propeller		Conference Rm	W3-931	Fiji—Cherry stain, aluminum pulls/legs, 4-doors
32	~	1	Manual, retractable Projector Screen				Conference Rm	W3-931	Fiji
33	WB3	1	Whiteboard				Conference Rm	W3-931	Fiji—Wall mounted, 96”Wx48”H
34	T32	1	Table—96”Wx48”D	Nienkamper	VOX		Conference Rm	W3-520	Diego Garcia—Wood, 2-pedestal base
35	C21	8	Chair	Herman Miller	Aeron (Conf)		Conference Rm	W3-520	Diego Garcia—Adjustable conference chair
36	CD6	1	Credenza—98.5”Wx20”D	Knoll	Propeller		Conference Rm	W3-520	Diego Garcia—Cherry stain, aluminum pulls/legs, 6-doors
37	WB3	1	Whiteboard				Conference Rm	W3-520	Diego Garcia—Wall mounted, 96”Wx48”H
38	~	1	Manual, retractable Projector Screen				Conference Rm	W3-520	Diego Garcia
39	T41	1	Table—16’-0”Wx8’-0”D	Nienkamper	VOX		Conference Rm	W3-420	Coney—Wood, oval, 4-piece top w/ 3-pedestal base
40	C21	16	Chair	Herman Miller	Aeron (Conf)		Conference Rm	W3-420	Coney—Adjustable conference chair
41	~	1	Panja Display—11”	Panja	AXT-CA10	95030S1410040	Conference Rm	W3-420	Coney—Black
42	~	1	Projector—Ceiling Mount	Philips	ProScreen 4750	WR01985183790433	Conference Rm	W3-420	Coney—Black
43	~	1	Electric, retractable Projector Screen				Conference Rm	W3-420	Coney
44	~	1	VCR—Magnavox	Philips			Conference Rm	W3-420	Coney
45	~	1	Control System	AMX	Axcent3		Conference Rm	W3-420	Coney—Black, Integrated Axcess Controller
46	~	1	Volume Control	AMX	AXB-VOL3		Conference Rm	W3-420	Coney—Black
47	~	1	Power Sensor	AMX	VSS2		Conference Rm	W3-420	Coney—Black, Video Sync Sensor
48	~	1	Power Supply	AMX	PS4-2		Conference Rm	W3-420	Coney—Black
49	~	1	Amplifier	TOA	A-912MK2		Conference Rm	W3-420	Coney—Black, 900 Series II
50	T32	1	Table—96”Wx48”D	Nienkamper	VOX		Conference Rm	W3-421	Bermuda—Wood, 2-pedestal base
51	C21	8	Chair	Herman Miller	Aeron (Conf)		Conference Rm	W3-421	Bermuda—Adjustable conference chair
52	CD6	1	Credenza—98.5”Wx20”D	Knoll	Propeller		Conference Rm	W3-421	Bermuda—Cherry stain, aluminum pulls/legs, 6-doors
53	WB3	1	Whiteboard				Conference Rm	W3-421	Bermuda—Wall mounted, 96”Wx48”H
54	~	1	Manual, retractable Projector Screen				Conference Rm	W3-421	Bermuda

PHILIPS SILICON VALLEY CENTER—WEST BUILDING F/F/E INVENTORY									FLOOR 3

LI#	Code	Qty	Description	Mfr.	Model #	Serial #	Location Name	Loc #	Notes
55	L5	1	Table Lamp	Arteluce			Conference Rm	W3-421	Bermuda—Wood column, frosted base and elliptical shade
56	T71	1	Table—12’ x 48”				Conference Rm	W3-140	Azores—Oval, soft yellow p-lam, black edge, black T-base
57	C67	10	Chair	United Chair			Conference Rm	W3-140	Azores—Red/blue/green pattern on neutral ground, blk arms/base
58	C68	4	Chair	KI	Versa		Conference Rm	W3-140	Azores—Stacking, large red, blue, green pattern on neutral ground
59	CD4	1	Credenza—67.5”Wx20”D	Knoll	Propeller		Conference Rm	W3-140	Azores—Cherry stain, aluminum pulls/legs, 4-doors
60	~	1	Manual, retractable Projector Screen				Conference Rm	W3-140	Azores
61	WB3	1	Whiteboard				Conference Rm	W3-140	Azores—Wall mounted, 96”Wx48”H
62	A111	1	Art—see floorplan for locations				Main Hallway	Floor 3	29”Wx40”H, black frame
63	A112	1	Art—see floorplan for locations				Main Hallway	Floor 3	40.5”Wx28.5”H, black frame
64	A113	1	Art—see floorplan for locations				Main Hallway	Floor 3	30”Wx38”H, maple frame
65	A114	1	Art—see floorplan for locations				Main Hallway	Floor 3	38”Wx43”H, silver frame
66	A118	1	Art—see floorplan for locations				Open Area	Floor 3	36”Wx43”H, black/gold frame
67	A119	1	Art—see floorplan for locations				Open Area	Floor 3	32”Wx38”H, silver frame
68	A120	1	Art—see floorplan for locations				Open Area	Floor 3	42”Wx42”H, black frame
69	A121	1	Art—see floorplan for locations				Open Area	Floor 3	45.5”Wx33.5”H, black frame
70	A122	1	Art—see floorplan for locations				Open Area	Floor 3	34.5”Wx42”H, black frame
71	A123	1	Art—see floorplan for locations				Open Area	Floor 3	32”Wx37.5”H, bronze frame
72	A124	1	Art—see floorplan for locations				Open Area	Floor 3	22”Wx29”H, copper frame
73	A125	1	Art—see floorplan for locations				Open Area	Floor 3	35”Wx26”H, black frame
74	A115	1	Art—see floorplan for locations				Restrm (outside)	Floor 3	36”Wx28”H, bronze frame
75	A116	1	Art—see floorplan for locations				Restrm (outside)	Floor 3	39”Wx30”H, black frame
76	A117	1	Art—see floorplan for locations				Women’s Rm	Floor 3	24.5”Wx33”H, mahogany frame
77	C59	6	Chair				Outdoor Patio	W3-610
78	T84	1	Table				Outdoor Patio	W3-610
79	C60	2	Chair				Outdoor Patio	W3-610
80		102	Cubicles—8x10	Haworth	Premise		W3	Floor 3	Work Surfaces, book shelf, overhead bin, 2 pedestals, 2 chairs, whiteboard
81		20	Offices—furnished	KI			W3	Floor 3	Work Surfaces (3 pieces), book shelf, 1 two drawer lateral file, whiteboard, 2 chairs

PHILIPS SILICON VALLEY CENTER—WEST BUILDING F/F/E INVENTORY									FLOOR 4

LI#	Code	Qty	Description	Mfr.	Model #	Serial #	Location Name	Loc #	Notes
1	ST5	5	Barstool	Magis	Bombo		Coffee Bar	W4-550	Marine blue
2	C20	6	Chair	Vitra	vis-à-vis		Coffee Bar	W4-550	Black plastic perforated back, black fabric seat, chrome arms/legs
3	T28	2	Table—36”dia	WCI			Coffee Bar	W4-550	Terra cotta top, chrome reeded edge, black. pedestal base
4	~	1	Microwave Oven	GE	JE740GY 002	HV900741B	Coffee Bar	W4-550
5	~	1	Commercial Coffee Maker	Bloomfield	8782 Gourmet 1000	N878299040808	Coffee Bar	W4-550
6	~	1	Commercial Coffee Maker	Bloomfield	8782 Gourmet 1000	N878299040806	Coffee Bar	W4-550
7	~	1	Refrigerator	Sub Zero	601R		Coffee Bar	W4-550	Stainless Steel
8	A126	1	Art—see floorplan for locations				Coffee Bar	W4-550	25.5”Wx33”H, silver frame
9	T32	1	Table—96”Wx48”D	Nienkamper	VOX		Conference Rm	W4-552	Istanbul—Wood, 2-pedestal base
10	C28	8	Chair				Conference Rm	W4-552	Istanbul—Blue, geometric tone/tone seat/back, blk arms/5-star base
11	~	1	Manual, retractable Projector Screen				Conference Rm	W4-552	Istanbul
12	WB3	1	Whiteboard				Conference Rm	W4-552	Istanbul—Wall mounted, 96”Wx48”H
13	T32	1	Table—96”Wx48”D	Nienkamper	VOX		Conference Rm	W4-551	Hong Kong—Wood, 2-pedestal base
14	C28	8	Chair				Conference Rm	W4-551	Hong Kong—Blue, geometric tone/tone seat/back, blk arms/5-star base
15	CD4	1	Credenza—67.5”Wx20”D	Knoll	Propeller		Conference Rm	W4-551	Hong Kong—Cherry stain, aluminum pulls/legs, 4-doors
16	~	1	Manual, retractable Projector Screen				Conference Rm	W4-551	Hong Kong
17	WB3	1	Whiteboard				Conference Rm	W4-551	Hong Kong—Wall mounted, 96”Wx48”H
18	~	~	Movable Walls/Door/Windows	SMED			Conference Rm	W4-860	Inside room dimensions: 16’-9.5”x15’-1.25”
19	T73	1	Table—9’ x 42”				Conference Rm	W4-931	Florence—Oval, orange p-lam top, black edge, black T-base
20	C69	8	Chair				Conference Rm	W4-931	Florence—Iridescent w/ red, green, yellow, grey leaves, blk arms/base
21	CD4	1	Credenza—67.5”Wx20”D	Knoll	Propeller		Conference Rm	W4-931	Florence—Cherry stain, aluminum pulls/legs, 4-doors
22	~	1	Manual, retractable Projector Screen				Conference Rm	W4-931	Florence
23	WB3	1	Whiteboard				Conference Rm	W4-931	Florence—Wall mounted, 96”Wx48”H
24	T32	1	Table—96”Wx48”D	Nienkamper	VOX		Conference Rm	W4-520	Dusseldorf—Wood, 2-pedestal base
25	C21	8	Chair	Herman Miller	Aeron (Conf)		Conference Rm	W4-520	Dusseldorf—Adjustable conference chair
26	CD6	1	Credenza—98.5”Wx20”D	Knoll	Propeller		Conference Rm	W4-520	Dusseldorf—Cherry stain, aluminum pulls/legs, 6-doors
27	WB3	1	Whiteboard				Conference Rm	W4-520	Dusseldorf—Wall mounted, 96”Wx48”H
28	~	1	Manual, retractable Projector Screen				Conference Rm	W4-520	Dusseldorf
29	T41	1	Table—16’-0”Wx8’-0”D	Nienkamper	VOX		Conference Rm	W4-420	Chicago—Wood, oval, 4-piece top w/ 3-pedestal base
30	C21	15	Chair	Herman Miller	Aeron (Conf)		Conference Rm	W4-420	Chicago—Adjustable conference chair
31	L5	1	Table Lamp	Arteluce			Conference Rm	W4-420	Chicago—Wood column, frosted base and elliptical shade
32	~	1	Panja Display—11”	Panja	AXT-CA10	###-##-####	Conference Rm	W4-420	Chicago—Black
33	~	1	Projector—Ceiling Mount	Philips	Proscreen 4750	WR01985183790428	Conference Rm	W4-420	Chicago—Black
34	~	1	Electric, retractable Projector Screen				Conference Rm	W4-420	Chicago
35	~	1	Control System	AMX	Axcent3		Conference Rm	W4-420	Chicago—Black, Integrated Axcess Controller
36	~	1	Volume Control	AMX	AXB-VOL3		Conference Rm	W4-420	Chicago—Black
37	~	1	Power Sensor	AMX	VSS2		Conference Rm	W4-420	Chicago—Black, Video Sync Sensor
38	~	1	Power Supply	AMX	PS4-2		Conference Rm	W4-420	Chicago—Black
39	~	1	Amplifier	TOA	A-912MK2		Conference Rm	W4-420	Chicago—Black, 900 Series II
40	~	1	VCR—Magnavox	Philips	VRZ464AT01	75162453	Conference Rm	W4-420	Chicago
41	~	1	DVD/VCD/CD Player—Magnavox	Philips			Conference Rm	W4-420	Chicago
42	~	1	Crosspoint Series Switcher	Extron			Conference Rm	W4-420	Chicago
43	~	1	Computer to Video Scan Converter	Extron	VCS200		Conference Rm	W4-420	Chicago
44	T32	1	Table—96”Wx48”D	Nienkamper	VOX		Conference Rm	W4-421	Brussels—Wood, 2-pedestal base
45	C21	8	Chair	Herman Miller	Aeron (Conf)		Conference Rm	W4-421	Brussels—Adjustable conference chair
46	CD6	1	Credenza—98.5”Wx20”D	Knoll	Propeller		Conference Rm	W4-421	Brussels—Cherry stain, aluminum pulls/legs, 6-doors
47	WB3	1	Whiteboard				Conference Rm	W4-421	Brussels—Wall mounted, 96”Wx48”H
48	~	1	Manual, retractable Projector Screen				Conference Rm	W4-421	Brussels
49	T71	1	Table—12’ x 48”				Conference Rm	W4-140	Amsterdam-Oval, soft yellow p-lam, black edge, black T-base
50	C70	10	Chair	United Chair			Conference Rm	W4-140	Amsterdam-Neutral ground w/ red/green/yellow leaves, blk arms/base
51	C71	4	Chair	KI	Versa		Conference Rm	W4-140	Amsterdam-Stacking, neutral w/ red/green/yellow leaves, blk arms/legs
52	CD4	1	Credenza—67.5”Wx20”D	Knoll	Propeller		Conference Rm	W4-140	Amsterdam-Cherry stain, aluminum pulls/legs, 4-doors
53	~	1	Manual, retractable Projector Screen				Conference Rm	W4-140	Amsterdam
54	WB3	1	Whiteboard				Conference Rm	W4-140	Amsterdam-Wall mounted, 96”Wx48”H

PHILIPS SILICON VALLEY CENTER—WEST BUILDING F/F/E INVENTORY									FLOOR 4

LI#	Code	Qty	Description	Mfr.	Model #	Serial #	Location Name	Loc #	Notes
55	T32	1	Table—96”Wx48”D	Nienkamper	VOX		Conference Rm	W4-452	Katmandu—Wood, 2-pedestal base
56	C72	11	Chair				Conference Rm	W4-452	Katmandu—Yellow fabric w/black accent, black arms, black 5-star base
57	~	1	Manual, retractable Projector Screen				Conference Rm	W4-452	Katmandu
58	WB3	1	Whiteboard				Conference Rm	W4-452	Katmandu—Wall mounted, 96”Wx48”H
59	WB3	1	Whiteboard				Open Area (out)	W4-131	Wall mounted, 96”Wx48”H
60	A127	1	Art—see floorplan for locations				Main Hallway	Floor 4	25.5”Wx31.5”H, grey frame
61	A128	1	Art—see floorplan for locations				Main Hallway	Floor 4	40.5”Wx55.5”H, black frame
62	A129	1	Art—see floorplan for locations				Main Hallway	Floor 4	37”Wx54.5”H, black frame
63	A130	1	Art—see floorplan for locations				Main Hallway	Floor 4	24.5”Wx29”H, bronze frame
64	A131	1	Art—see floorplan for locations				Main Hallway	Floor 4	54”Wx36”H, gold frame
65	A136	1	Art—see floorplan for locations				Open Area	Floor 4	46.5”Wx46.5”H, black frame
66	A137	1	Art—see floorplan for locations				Open Area	Floor 4	24”Wx29”H, black frame
67	A138	1	Art—see floorplan for locations				Open Area	Floor 4	51”Wx36.5”H, silver frame
68	A139	1	Art—see floorplan for locations				Open Area	Floor 4	54”Wx33”H, black frame
69	A140	1	Art—see floorplan for locations				Open Area	Floor 4	30.5”Wx26”H, black frame
70	A141	1	Art—see floorplan for locations				Open Area	Floor 4	34”Wx34”H, black frame
71	A132	1	Art—see floorplan for locations				Restrm (outside)	Floor 4	32.5”Wx30”H, wood frame
72	A133	1	Art—see floorplan for locations				Restrm (outside)	Floor 4	32.5”Wx30”H, wood frame
73	A134	1	Art—see floorplan for locations				Women’s Rm	Floor 4	29”Wx35.5”H, wood frame
74	A135	1	Art—see floorplan for locations				Men’s Rm	Floor 4	32”Wx28”H, gold frame
75	C59	6	Chair				Outdoor Patio	W4-610
76	T84	1	Table				Outdoor Patio	W4-610
77	C60	2	Chair				Outdoor Patio	W4-610
78		101	Cubicles—Haworth Premise	Haworth	Premise			W4	Work Surfaces, 2 peds, 1 book shelf, 1 overhead cabinet, whiteboard, 2 chairs
79		24	Offices (Inventory)	KI				W4	3 piece KI Tables, 1 book shelf, 1 lateral file drawer, 2 chairs, 1 whiteboard

PHILIPS SVC—F/F/E INVENTORY						CAPITAL EQUIPMENT

LI#	Qty	Description	Mfr.	Model #	Serial #	Location
1	1	Generator	Onan	DFCB-3369413	D9908944273	East Parking Garage
2	1	Engine /Generator		NTA-855-G2	453834	East Parking Garage
3	1	Waste Compactor	JV Mfg.		5479-5	East Parking Garage
4	1	Electric Forklift	Nissan	WCN-30-TH	F-40-79559	Warehouse
5	1	Compressor	Kaeser	SK19	6927197	West Roof
6	1	Boiler	Ajax	WNG3000-W	54648	West Roof
7	1	Boiler	Ajax	WNG3000-W	54649	East Roof
8	1	A/C Unit ACI-4	Trane	SXHGC9040M86EEAD6001EGKLRTY	J9AH72772	West Roof
9	1	A/C Unit AC-2	Trane	SXHGC9040M86EEAD6001EGKLRTY	J9AH72774	West Roof
10	1	A/C Unit AC-1	Trane	SXHGC9040M86EEAD6001EGKLRTY	J9AH72777	West Roof
11	1	A/C Unit AC-3	Trane	SXHGC9040M86EEAD6001EGKLRTY	J9AH72773	West Roof
12	1	A/C Unit AC2-1	Trane	SXHGC9040M86EEAD6001EGKLRTY	J9AH72770	East Roof
13	1	A/C Unit AC2-2	Trane	SXHGC9040M86EEAD6001EGKLRTY	J9AH72771	East Roof
14	1	A/C Unit AC2-3	Trane	SXHGC9040M86EEAD6001EGKLRTY	J9AH72775	East Roof
15	1	A/C Unit AC2-4	Trane	SXHGC9040M86EEAD6001EGKLRTY	J9AH72776	East Roof
16	1	Cooler CU2-1	Liebert		99030285	West Roof
17	1	Cooler CRU2-1	Liebert			East Server Room
18	3	Exterior Telephone	Trigon	Miniguard II		1 ea. front doors, 1 west back door
19	1	Exterior Telephone	Lucent	60F5		Shipping/Receiving